    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1996
                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          RENAISSANCE COSMETICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          2844                         06-1396287
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                            ------------------------

                            955 MASSACHUSETTS AVENUE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 497-5584
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             JOHN R. JACKSON, ESQ.
                            955 MASSACHUSETTS AVENUE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 497-5584
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                             PAUL D. GINSBERG, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM
                                                     PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO      OFFERING PRICE      OFFERING       REGISTRATION
TO BE REGISTERED                     BE REGISTERED     PER SHARE(1)       PRICE(1)           FEE
-------------------------------------------------------------------------------------------------------
14.0% Senior Redeemable Preferred
  Stock, Series C................. 115,000 shares(2)      $1,000        $115 million       $39,655
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The maximum number of shares of Series C Preferred Stock that may be issued pursuant to this Registration Statement. This Registration Statement also relates to an indeterminate number of shares of Series C Preferred Stock that may be issued as dividends payable on shares of Series C Preferred Stock pursuant to the terms thereof.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                             LOCATION IN PROSPECTUS
                           OF INFORMATION REQUIRED BY

                               PART I OF FORM S-4

ITEM NO.                    CAPTION                               LOCATION IN PROSPECTUS
--------                    -------                               ----------------------
Item 1    Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus....    Facing Page of Registration Statement;
                                                            Cross-Reference Sheet; Outside Front
                                                            and Inside Front Cover Page of
                                                            Prospectus
Item 2    Inside Front and Outside Back Cover Pages of
            Prospectus................................    Inside Front Cover Pages of Prospectus;
                                                            Available Information; Outside Back
                                                            Cover Page
Item 3    Risk Factors, Ratio of Earnings to Fixed
            Charges and Other Information.............    Prospectus Summary; Risk Factors;
                                                            Recent Developments; Capitalization;
                                                            Summary Selected Financial
                                                            Information; Unaudited Pro Forma
                                                            Financial Data
Item 4    Terms of the Transaction....................    Prospectus Summary; The Exchange Offer;
                                                            Plan of Distribution; Description of
                                                            Series C Preferred Stock; Certain
                                                            Federal Income Tax Considerations
Item 5    Pro Forma Financial Information.............    Unaudited Pro Forma Financial Data
Item 6    Material Contracts with the Company being
            Acquired..................................    Not Applicable
Item 7    Additional Information Required for
            Reoffering by Persons and Parties Deemed
            to be Underwriters........................    Plan of Distribution
Item 8    Interests of Named Experts and Counsel......    Legal Opinion; Experts
Item 9    Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities...............................    Not Applicable
Item 10   Incorporation with Respect to S-3
            Registrants...............................    Not Applicable
Item 11   Incorporation of Certain Information by
            Reference.................................    Not Applicable
Item 12   Information with Respect to S-2 or S-3
            Registrants...............................    Not Applicable
Item 13   Incorporation of Certain Information by
            Reference.................................    Not Applicable

ITEM NO.                    CAPTION                               LOCATION IN PROSPECTUS
--------                    -------                               ----------------------
Item 14   Information with Respect to Registrants
            Other than S-3 or S-2 Registrants.........    Prospectus Summary; Risk Factors;
                                                            Recent Developments; Use of Proceeds;
                                                            Capitalization; Summary Selected
                                                            Financial Information; Unaudited Pro
                                                            Forma Financial Data; Management's
                                                            Discussion and Analysis of Financial
                                                            Condition and Results of Operations;
                                                            Business
Item 15   Information with Respect to S-3 Companies...    Not Applicable
Item 16   Information with Respect to S-2 or
            S-3 Companies.............................    Not Applicable
Item 17   Information with Respect to Companies Other
            than S-2 or S-3 Companies.................    Not Applicable
Item 18   Information if Proxies, Consents or
            Authorizations are to Be Solicited........    Not Applicable
Item 19   Information if Proxies, Consents or
            Authorizations are Not to Be Solicited, or
            in an Exchange Offer......................    Prospectus Summary; Management;
                                                            Security Ownership of Certain
                                                            Beneficial Owners and Management;
                                                            Certain Relationships and Related
                                                            Transactions; The Exchange Offer;
                                                            Description of Series C Preferred
                                                            Stock; Description of Outstanding
                                                            Capital Stock; Certain Federal Income
                                                            Tax Considerations

     INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY OR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1996

PROSPECTUS

                  OFFER TO EXCHANGE ALL OUTSTANDING SHARES OF
               14.0% SENIOR REDEEMABLE PREFERRED STOCK, SERIES B
                                 FOR SHARES OF
               14.0% SENIOR REDEEMABLE PREFERRED STOCK, SERIES C
                                       OF

                          RENAISSANCE COSMETICS, INC.
                            ------------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1996, UNLESS EXTENDED
                            ------------------------

     Renaissance Cosmetics, Inc., a Delaware corporation ("RCI" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange shares of its 14.0% Senior Redeemable Preferred Stock, Series C, par value $0.01 per share (the "Series C Preferred Stock"), for any and all of the outstanding shares of 14.0% Senior Redeemable Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred Stock"), of the Company. The terms of the Series C Preferred Stock are substantially identical to the terms of the Series B Preferred Stock, except that the shares of Series C Preferred Stock will have been registered under the Securities Act of 1933, as amended (the "Securities Act") and will not contain terms restricting the transfer of such shares.

     The Company will accept for exchange any and all shares of Series B Preferred Stock that are validly tendered on or prior to 5:00 p.m., New York
City time, on the date the Exchange Offer expires, which will be               ,
1996, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of shares of Series B Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of shares of Series B Preferred Stock being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "Exchange Offer." The Company has agreed to pay the expenses of the Exchange Offer.

     Holders of shares of Series B Preferred Stock whose shares of Series B Preferred Stock are not tendered and accepted in the Exchange Offer will continue to hold such shares of Series B Preferred Stock. Following consummation of the Exchange Offer, the holders of shares of Series B Preferred Stock will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the shares of Series B Preferred Stock held by them.

                                                  (cover continued on next page)
                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN
          RISKS ASSOCIATED WITH AN INVESTMENT IN THE
                      SERIES C PREFERRED STOCK.

     The Company will not receive any proceeds from this Exchange Offer and no underwriter is being utilized in connection with the Exchange Offer.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1996.

     The Series B Preferred Stock was issued and sold on August 15, 1996, September 16, 1996 and September 27, 1996 in transactions not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Series B Preferred Stock may not be offered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Shares of Series C Preferred Stock are being offered hereby in order to satisfy the obligations of the Company under the registration rights agreement relating to the Series B Preferred Stock (the "Registration Rights Agreement"). See "The Exchange
Offer -- Purpose of the Exchange Offer." Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes shares of Series C Preferred Stock to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such shares of Series C Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such shares of Series C Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such shares of Series C Preferred Stock. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives shares of Series C Preferred Stock for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such shares of Series C Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of shares of Series C Preferred Stock received in exchange for shares of Series B Preferred Stock where such shares of Series B Preferred Stock were acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 90 days following the consummation of the Exchange Offer, the Company has agreed to use its best efforts to make this Prospectus available to broker-dealers who have identified themselves as such for use in connection with resales by such broker-dealers of shares of Series C Preferred Stock received in exchange for shares of Series B Preferred Stock acquired by such broker-dealers for their own accounts as a result of market-making or other trading activities. See "Plan of Distribution."

     Dividends on the Series C Preferred Stock, at the rate of 14.0% per annum, are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a "Dividend Payment Date"), commencing on (the "First Dividend Payment Date"). Holders of Series B Preferred Stock whose shares of Series B Preferred Stock are accepted for exchange will be deemed to have waived the right to receive any payment in respect of any unpaid dividends on the Series B Preferred Stock that have accumulated or accrued to the date of the issuance of the Series C Preferred Stock. Consequently, holders who exchange their shares of Series B Preferred Stock for Series C Preferred Stock will receive the same dividends on the Series C Preferred Stock that holders of the Series B Preferred Stock who do not accept the Exchange Offer will receive on the Series B Preferred Stock. Dividends on the Series C Preferred Stock may be paid in cash or by issuing fully paid and nonassessable shares of Series C Preferred Stock as described herein.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES B PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     There can be no assurance that an active public or private market for the Series C Preferred Stock will develop. Whether or not a market for the Series C Preferred Stock should develop, the shares of Series C Preferred Stock could trade at a discount from their aggregate liquidation preference. The Company does not intend to list the Series C Preferred Stock on a national securities exchange or to apply for quotation of the Series C Preferred Stock through the National Association of Securities Dealers Automated Quotation System. To the extent shares of Series B Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series B Preferred Stock could be adversely affected.

     The Company has been advised by CIBC Wood Gundy Securities Corp. (the "Initial Purchaser") that it intends to make a market in the Series C Preferred Stock; however, it is under no obligation to do so and any market making activities with respect to the Series C Preferred Stock may be discontinued at any time.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661; and copies of such material may be obtained from the Public Reference Section of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus all documents and reports filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: RENAISSANCE COSMETICS, INC., 955 MASSACHUSETTS AVENUE, CAMBRIDGE, MASSACHUSETTS 02139; ATTENTION: JOHN R. JACKSON (TELEPHONE NUMBER: (617) 497-5584).

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements under the captions Prospectus Summary, Recent Developments, Use of Proceeds, Management Discussion and Analysis of Financial Condition and Results of Operations, Business and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business and acquisition strategy; the ability of the Company to obtain financing; changes in the retail industry; changes in consumer preferences; competition; availability of key personnel; foreign currency exchange rates; industry capacity; and changes in, or the failure to comply with, government regulations (especially environmental laws and regulations). See "Risk Factors." As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.

     LaJoie(R), PRO(10)(R), PRO(10) Nail Lacquer(R), Chantilly(R), White Chantilly(R), Tabu(R), DREAMS BY TABU(TM), Lutece(R), Rafinee(R), Press & Go(R), Petite Press & Go(R), Sport Press & Go(R), Quik Fit(R), Sculpture Quik(R), Sculpture Quik II(R), UltraGel(TM), Nail Fetish(TM), Wrap Quik(R), Quikfile(R), Quikshine(R), Filepro(R), Demi-Jour(R), Monsieur Musk(R), French Garden Flowers(R), English Waterlilys(R), Parfums Parquet's French Vanilla(R), Ambush(R), Canoe(R), Canoe-Sport(R), Herbissimo(R), Nat Robbins(R), Lip Lacquer(R), Ever Sheer(R), Color Intense 24(R), and Stay Put(TM), are trademarks and brands owned by or licensed to the Company. All other trademarks or service marks referred to in this Prospectus are the property of their respective owners and are not the property of the Company.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. References contained in this Prospectus to Fiscal 1994 and Fiscal 1995 mean the fiscal years ended March 31, 1995 and March 31, 1996, respectively. Unless otherwise indicated, all industry and market share data set forth in this Prospectus are based upon information supplied by Information Resources, Inc., an independent market research firm which compiles actual sales data scanned through mass-market retailers' store registers throughout the United States by its InfoScan service.

                                  THE COMPANY

     RCI, together with its wholly-owned subsidiaries, is a leading manufacturer and marketer of mass-market fragrances, artificial fingernails, lipsticks, eye makeup, nail polish products and related accessories sold by more than 1,000 retailers in approximately 25,000 locations in the United States, and in 42 foreign countries worldwide. The Company sells its products principally through the domestic mass-market (or self-select) distribution channel which includes chain drug stores (such as Walgreen and Revco), mass merchandisers (such as Wal-Mart and Kmart) and supermarkets and combination supermarket/drug stores (such as Kroger and Albertson's). During Fiscal 1995 and the three months ended June 30, 1996, RCI generated net sales of $131.3 million and $30.7 million, respectively, and EBITDA of $16.5 million and $2.9 million, respectively.(1)

     Through its wholly-owned Dana Perfumes Corporation subsidiary, the Company sells women's and men's fragrances designed to appeal to a broad range of consumers within the mass-market, including several "classic" brands such as Chantilly and Tabu, each of which have enjoyed widespread sales and consumer loyalty for more than 50 years. As of December 31, 1995, the Company's fragrance brands represented two of the top ten and five of the top 50 brands in the women's fragrance category sold through the chain drug store channel, which represents approximately 50% of the drug store and mass merchandiser segment. The Company's fragrance and related products are marketed under established brand names including Chantilly, White Chantilly, Tabu, DREAMS BY TABU, Ambush, Parfums Parquet's French Vanilla, Raffinee, Lutece, Canoe, Herbissimo and Monsieur Musk.

     Through its wholly-owned Cosmar Corporation subsidiary ("Cosmar"), the Company is the largest domestic manufacturer and marketer of artificial fingernails and related fingernail care accessories sold through the chain drug store, mass merchandiser, supermarket and supermarket/drugstore distribution channels. Cosmar is the leading domestic manufacturer of products in four of the top seven artificial nail care segments, and its leading market share in the United States of 30+% in the mass-market channel is almost twice the share of its nearest competitor. In 1995, the Company successfully entered the $300+ million nail polish/treatment category with the introduction of its line of PRO(10) nail lacquers. In just one year after its introduction, PRO(10) ranked as the ninth best-selling nail lacquer brand in the United States. The Company's artificial fingernails and related products are marketed under the brand names LaJoie, Press & Go, Sculpture Quik, Quik Fit, PRO(10), UltraGel and Nail Fetish.

     Effective with the acquisition of Great American Cosmetics, Inc. ("GAC") on August 21, 1996, the Company's Cosmar subsidiary has assumed responsibility to manage the products available under the Nat Robbins brand name. Nat Robbins has become a leading brand of high quality, mid-priced professionally positioned lip, eye and nail cosmetic products sold in the mass market distribution channel. The Company will continue to market multiple Nat Robbins color cosmetics items including lipliner pencils, lipsticks, eyeliner pencils, eye shadow, mascara, nail enamel and assorted accessories. In addition to the Nat Robbins brand

---------------

(1) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or cash flow and is not a measure of performance under generally accepted accounting principles but provides additional information for evaluating the Company.

name, which appears on all packaging, products are also marketed under the brand names Lip Lacquer, Stay Put and Color Intense 24.

     The Company's principal executive offices are located at 955 Massachusetts Avenue, Cambridge, Massachusetts 02139, and its telephone number is (617) 497-5584.

                               THE EXCHANGE OFFER

Securities Offered...............    115,000 shares of 14.0% Senior Redeemable
                                     Preferred Stock, Series C. The terms of the
                                     Series C Preferred Stock are substantially identical to the terms of the Series B
                                     Preferred Stock except that the Series C
                                     Preferred Stock will have been registered under the Securities Act and will not contain terms restricting the transfer of such stock. See "Description of Series C
                                     Preferred Stock."

The Exchange Offer...............    Shares of Series C Preferred Stock are
                                     being offered in exchange for any and all of the outstanding shares of Series B
                                     Preferred Stock (on a share for share
                                     basis). As of the date hereof, 115,000
                                     shares of Series B Preferred Stock with an aggregate liquidation preference of $115 million are issued and outstanding. The
                                     Company has agreed to make the Exchange
                                     Offer in order to satisfy its obligations under the Registration Rights Agreement.
                                     For a description of the procedures for
                                     tendering, see "Exchange
                                     Offer -- Procedures for Tendering Series B
                                     Preferred Stock."

Expiration Date; Withdrawal......    The Exchange Offer will expire at 5:00
                                     p.m., New York City time, on             ,
                                     1996, or such later date and time to which it may be extended in the sole discretion of the Company (the "Expiration Date").
                                     Shares of Series B Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any shares of Series B
                                     Preferred Stock not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange
                                     Offer. See "Exchange Offer -- Expiration
                                     Date; Extensions; Termination; Amendments" and "Exchange Offer -- Withdrawal Rights."

Conditions to Exchange Offer.....    The Exchange Offer is subject to certain
                                     conditions. See "Exchange Offer -- Certain
                                     Conditions to the Exchange Offer." The
                                     Exchange Offer is not conditioned upon any minimum number of shares of Series B
                                     Preferred Stock being tendered for
                                     exchange.

Certain Federal Income Tax
Considerations...................    The exchange of the Series B Preferred
                                     Stock for the Series C Preferred Stock
                                     should not be a taxable event to the holder for federal income tax purposes, and the holder should not recognize any taxable gain or loss as a result of such exchange.
                                     See "Certain Federal Income Tax
                                     Considerations."

Untendered Series B Preferred
Stock............................    Upon consummation of the Exchange Offer,
                                     the holders of Series B Preferred Stock, if any, will have no further registration or other rights under the Registration Rights

                                     Agreement, except as provided herein.
                                     Holders of shares of Series B Preferred
                                     Stock who do not tender their shares of
                                     Series B Preferred Stock in the Exchange
                                     Offer or whose shares of Series B Preferred
                                     Stock are not accepted for exchange will continue to hold such shares of Series B Preferred Stock and will be entitled to all the rights and preferences thereof and will be subject to all the limitations applicable thereto, except for any such rights or limitations which, by their terms, terminate or cease to be effective as a result of this Exchange Offer. All untendered and tendered but unaccepted shares of Series B Preferred Stock will continue to be subject to the restrictions on transfer provided therein. To the extent that shares of Series B Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series B Preferred Stock could be adversely affected.

                     TERMS OF THE SERIES C PREFERRED STOCK

The terms of the Series C Preferred Stock are substantially identical to the terms of the Series B Preferred Stock.

Dividends........................    Holders of the Series C Preferred Stock are
                                     entitled, when, as and if declared by the Board of Directors out of funds legally available therefor, to receive dividends on each outstanding share of Series C
                                     Preferred Stock, at the rate of 14.0% per annum. Dividends on the Series C Preferred
                                     Stock are payable quarterly in arrears on February 15, May 15, August 15 and November
                                     15 of each year, commencing on the First
                                     Dividend Payment Date. Dividends on the
                                     Series C Preferred Stock will be cumulative
                                     (whether or not earned or declared) from the later of (a) the last Dividend Payment
                                     Date on which dividends were paid on the Series B Preferred Stock surrendered in exchange therefor or (b) if no dividends have been paid on the Series B Preferred
                                     Stock, from the date of issuance of the
                                     Series B Preferred Stock. Dividends which are not declared and paid when due will compound quarterly at the dividend rate.

                                     Dividends may, at the option of the
                                     Company, be paid on any Dividend Payment
                                     Date in cash or by issuing fully paid and nonassessable shares of Series C Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends through August 31, 2002, and in cash thereafter; provided that in the event that the Company's existing Senior Notes (as defined herein) are redeemed, dividends shall be paid in cash on the first Dividend Payment Date following the earlier of one year from the date of such redemption or August 31, 2002. If the Company does not pay cash dividends after August 15, 1999 or at any time that it is required to do so, the per annum dividend rate will be increased by 0.25% during each quarter ended on each Dividend Payment Date on which such non-cash payment occurs, unless such non-cash payment has occurred during more than four quarters, in which case the per annum dividend rate will be increased by 0.5% in each additional quarter in which such non-cash payment occurs, with a maximum rate of 17% per annum.

Liquidation Preference...........    $1,000 per share.

Board Representation.............    Holders of Series C Preferred Stock (acting
                                     together with the holders of the Series B
                                     Preferred Stock, as a single class) will have the right to nominate three candidates for consideration for the Company's Board of Directors. The Company shall use all reasonable commercial efforts to cause the election of one of such nominees selected by the Company.

Voting...........................    Holders of the Series C Preferred Stock
                                     have no general voting rights except as
                                     provided by law.

Optional Redemption..............    The Series C Preferred Stock may be
                                     redeemed at the option of the Company, in whole or in part, at any time on or after September 1, 1999, initially at 108% of the liquidation preference, declining ratably to 100% of the liquidation preference on or after September 1, 2003, in each case plus accrued and unpaid dividends thereon. In addition, at any time prior to September 1, 1999, the Company may redeem (pursuant to one or more redemptions) up to 35% of the aggregate liquidation preference of the
                                     Series C Preferred Stock (and the Series B
                                     Preferred Stock, taken together) with net proceeds received by the Company from one or more public offerings of equity securities of the Company at a redemption price equal to 110% of the liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of redemption. The Company's ability to effect an optional redemption is subject to the legal availability at the Company of funds therefor.

Mandatory Redemption.............    The Company is required to redeem all
                                     outstanding shares of Series C Preferred
                                     Stock on August 31, 2006, at a redemption price equal to the liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon. The Company's obligation to redeem the Series C Preferred
                                     Stock is subject to the legal availability at the Company of funds therefor.

Change of Control................    Upon a Change of Control (as defined
                                     herein), the Company shall, only if and
                                     only to the extent permitted by the Senior
                                     Notes, the Existing Credit Facility (as
                                     defined herein), the New Credit Facility
                                     (as defined herein) and any other long term indebtedness then outstanding, offer to redeem the outstanding shares of Series C
                                     Preferred Stock at a redemption price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends thereon; provided that such offer will not result in the Series C Preferred Stock being deemed to be Disqualified Stock (as defined herein) under the Indenture (as defined herein). If the Company does not for any reason make an offer to purchase the

                                     Series C Preferred Stock upon a Change of
                                     Control, the dividend rate will increase to a rate of 17.0% per annum. The Company's obligation to redeem the Series C Preferred Stock is subject to the legal availability of funds therefor.

Ranking..........................    The Series C Preferred Stock will rank
                                     senior to (a) all classes of Common Stock of the Company, (b) the Cumulative
                                     Exchangeable Preferred Stock (as defined herein) and (c) each other class of capital stock issued by the Company after the Exchange Offer. The Series C Preferred
                                     Stock will rank pari passu with the Series
                                     B Preferred Stock.

Covenants........................    The Certificate of Designation (as defined
                                     herein) imposes certain restrictions on the ability of the Company to (i) declare and pay dividends or make any other distributions or payments with respect to the capital stock of the Company or its subsidiaries or purchase, redeem, acquire or retire any capital stock of the Company or any of its subsidiaries (other than certain enumerated exceptions) and (ii) exercise its option to exchange either in whole or in part, the Cumulative
                                     Exchangeable Preferred Stock for notes of the Company.

                                  RISK FACTORS

     Prospective investors in the Series C Preferred Stock should carefully consider the following in connection with an investment in the Series C Preferred Stock.

HIGH LEVEL OF INDEBTEDNESS AND LEVERAGE

     The Company is and will continue to be highly leveraged due to the substantial indebtedness it has incurred and intends to incur primarily to finance acquisitions and expand its operations. The Company had $126.4 million of total debt as of June 30, 1996 and approximately $119.4 million and $74.9 million, respectively, of pro forma debt as of June 30, 1996 after giving effect, in the first instance, to the Equity Financing (as defined herein) that was completed on August 15, 1996, September 16, 1996 and September 27, 1996 and the GAC Acquisition (as defined herein) that was completed on August 21, 1996 and, in the second instance, to the Equity Financing, the GAC Acquisition, the MEM Acquisition (as defined herein) and the New Credit Facility, respectively. Subject to the restrictions that may be in existence on its outstanding indebtedness, the Company expects to incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other corporate purposes.

     The Company experienced net losses applicable to common stockholders of $13.4 million and $6.2 million in the last two fiscal years, respectively, and $4.7 million and $1.9 million during the three months ended June 30, 1996 and June 30, 1995, respectively. Management believes, based upon current operations and internal growth at historical rates, that the Company's cash flow from operations and available borrowings under the New Credit Facility will be sufficient to meet its anticipated requirements for capital expenditures, working capital and future debt service requirements during the term of the Series C Preferred Stock. There can be no assurance, however, that the Company will continue to generate cash flows at levels sufficient to meet these requirements or be able to enter into the New Credit Facility with sufficient borrowing availability. See "Risk Factors -- New Credit Facility." The Company's ability to meet its immediate debt service obligations in the short term are dependent on its obtaining a New Credit Facility because its existing credit facility (the "Existing Credit Facility") with Nomura Holding America Inc. ("Nomura") matures on December 22, 1996 and in the long term will be dependent upon its future performance (including the performance of any acquired businesses) which, in turn, will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. If the Company is unable to generate sufficient cash flows to service its indebtedness, it may be forced to adopt an alternative strategy that may include actions such as slowing down or stopping the Company's acquisition program, reducing or delaying capital expenditures, selling assets, refinancing all or a portion of its existing indebtedness or obtaining additional financing. There can be no assurance that such actions would be possible or successful.

     The level of the Company's indebtedness could have important consequences to holders of the securities offered hereby including: (i) a substantial part of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes (including paying cash dividends on the Series C Preferred Stock); (ii) the Company's ability to obtain needed additional financing in the future may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture (or any replacement thereof) and the Existing Credit Facility (or any replacement thereof) could limit its ability to expand and make capital improvements and acquisitions; and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures, and limit its flexibility in reacting to changes in its industry and economic conditions generally. Certain of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

HOLDING COMPANY STRUCTURE

     The Company is a holding company and its assets consist primarily of investments in its subsidiaries. The Company's ability to pay dividends on the Series C Preferred Stock and redeem the Series C Preferred Stock is dependent primarily upon the earnings of its subsidiaries, and the distribution or other payment of such earnings to the Company. The Company's subsidiaries are and likely will remain subject to agreements, such as the Existing Credit Facility, that restrict their ability to pay dividends to the Company. The Company's rights and the rights of its stockholders and creditors, including holders of the Series C Preferred Stock, to participate in the distribution of assets of any person in which the Company owns an equity interest upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such person (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such person and of any holder of indebtedness of such person that is senior to that held by the Company). Accordingly, the rights of holders of the Series C Preferred Stock will be effectively subordinated to such claims.

RESTRICTIONS ON COMPANY'S ABILITY TO PAY DIVIDENDS

     Certain of the Company's debt instruments contain covenants that restrict the Company's ability to pay, or prevent the payment of, dividends on the Series C Preferred Stock. In addition, under Delaware law, dividends on capital stock may only be paid from "surplus" or if there is no surplus, from the corporation's net profits for the then current or the preceding fiscal year. The Company does not anticipate having net profits for the foreseeable future and its ability to pay dividends on the Series C Preferred Stock will require the availability of adequate "surplus," which is defined as the excess, if any, of the Company's net assets (total assets less total liabilities) over its capital (generally the par value of its issued capital stock). There can be no assurance that adequate surplus will be available to pay dividends on the Series C Preferred Stock.

DEPENDENCE ON SUCCESSFUL COMPLETION OF ACQUISITIONS

     The Company has signed a definitive purchase agreement, subject to financing, to acquire MEM (as defined herein). However, there can be no assurance that the Company will consummate the MEM Acquisition. Furthermore, there can be no assurance that the Company will find other suitable acquisitions. In addition, increased competition for acquisitions may increase purchase prices above levels considered appropriate by management, in which case the Company would be required to rely primarily on growth by existing business rather than by acquisitions. If the Company is unsuccessful in implementing its acquisition strategy, the Company's ability to compete with other manufacturers and marketers of fragrance/cosmetics products could be adversely affected, especially if the industry continues to move toward further consolidation. Furthermore, increasing leverage and debt service requirements, diversion of management time and attention and combining disparate company cultures and facilities could adversely affect the Company's operating results. The success of any completed acquisition, including the recently completed acquisition of GAC, will depend in part on the Company's ability to integrate effectively the acquired businesses into the Company. The process of integrating such acquired business may involve unforeseen difficulties and may utilize a substantial portion of the Company's financial and other resources. Since inception in 1994, the Company has acquired five companies and/or licenses in the fragrance and cosmetics industry for cash purchase prices aggregating approximately $119.6 million. No assurance can be given that the MEM Acquisition or other future acquisitions will be completed or, if completed, will be successful. See "Recent Developments -- Pending Acquisition of MEM Company, Inc."

     The size, timing and integration of possible future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. As a result, operating results for any quarter may not be indicative of results that may be achieved for any subsequent quarter or for a full fiscal year.

NEW CREDIT FACILITY

     The Company is in the process of securing a new credit facility (the "New Credit Facility") in order to refinance the Existing Credit Facility which matures in December 1996 and to provide capital for acquisitions and general corporate purposes. The Company is currently in discussions with several financial institutions. However, the Company has no binding commitment from any financial institution, and, accordingly, there can be no assurance that the Company will be able to obtain the New Credit Facility described herein, or any similar credit facility. The Company does not expect to consummate the MEM Acquisition until it obtains the New Credit Facility. If the Company is unable to obtain a credit facility, it may be required to postpone and/or change significant elements of its business strategy, including the MEM Acquisition. Failure to refinance the Existing Credit Facility would have a material adverse effect on the Company. See "Recent Developments -- New Credit Facility."

RESTRICTIVE DEBT COVENANTS

     The indenture under which the Company's outstanding 13.75% Senior Notes due 2001 were issued (the "Indenture") and the Existing Credit Facility contain (and the New Credit Facility will likely contain) a number of covenants that, among other things, limit the Company's ability to incur additional indebtedness, pay certain dividends, prepay indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The Indenture and Existing Credit Facility also contain (and the New Credit Facility likely will contain) provisions relating to a change of control of the Company. The Existing Credit Facility requires (and the New Credit Facility is expected to require) the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The ability of the Company to comply with such provisions may be affected by events beyond its control including events such as prevailing economic conditions, changes in consumer preferences and changes in the competitive environment, which could have the effect of impairing the Company's operating performance. A breach of any of these covenants would result in a default under the Existing Credit Facility or the New Credit Facility and a cross default under the Senior Notes. In the event of any such default and cross default, the lenders under the Existing Credit Facility or the New Credit Facility could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable and the holders of the Company's existing Senior Notes could likewise accelerate payment thereof. Acceleration of such indebtedness would have a material adverse effect on the Company.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company depends upon the efforts, abilities and expertise of its executive officers and other key employees, including in particular, Thomas V. Bonoma, Chairman, Chief Executive Officer and President of the Company. The loss of the services of Mr. Bonoma and/or certain other key individuals could have a material adverse effect on the Company's operations and could trigger a change of control under the Indenture requiring the Company to offer to repurchase all of the Senior Notes under the Indenture at 101% of the principal amount plus accrued and unpaid interest and an event of default under the Existing Credit Facility. Mr. Bonoma's current employment contract, as amended, expires on August 18, 2000. Mr. Bonoma's employment agreement will automatically terminate in the event of a change of control of the Company resulting in a sale of all or substantially all of the stock or assets of the Company in which the shareholders of the Company liquidate all or substantially all their equity interest in the Company. See "Management -- Bonoma Employment Agreement." The Company currently has key man life insurance on Mr. Bonoma. However, no assurance can be made that such insurance will be adequate.

CONTROL BY KIDD KAMM

     Kidd Kamm Equity Partners, L.P. ("KKEP"), an affiliate of Kidd, Kamm & Company ("Kidd Kamm"), owns approximately 73.4% of the Company's outstanding common stock and 39.4% of the Company's common stock on a fully diluted basis. As a result, KKEP will effectively be able to control the outcome of matters requiring a stockholder vote, including the election of directors, adopting or amending provisions of the Company's Certificate of Incorporation and bylaws, and approving certain mergers or other similar transactions, such as a sale of substantially all of the Company's assets. In addition, a change of control under the Company's existing Indenture would be triggered if, for among other reasons, KKEP and the Company's executive officers own less than 35% of the voting power of the Company, thereby requiring the Company to offer to repurchase the Senior Notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest. See "Description of Outstanding Indebtedness -- Indenture."

SUBSTANTIAL COMPETITION

     The markets for the Company's products are highly competitive and sensitive to changes in consumer preferences and demands. These markets are characterized by the frequent introduction of competitive products, typically accompanied by advertising and promotional campaigns and, in the overall cosmetics/fragrances market, by the potential entry of other manufacturers as new competitors. The Company competes against a number of companies, some of which have substantially greater resources than the Company and many of which sell their products through broader distribution channels than the Company.

DEPENDENCE ON LICENSE AGREEMENTS; LICENSE AND ROYALTY OBLIGATIONS

     Many of the Company's products incorporate other intellectual property rights, such as trademarks or brand names, that are proprietary to third parties. In each instance, the Company typically enters into a long term exclusive license agreement to manufacture, distribute and sell perfume, fragrance and cosmetic products covered by the trademark, use the trademark in conjunction with the products in all advertising and letter heads and other promotional material and use and exploit the know-how of the licensor in the manufacture of the products in a given territory.

     The Company's license agreements typically provide for the retention of ownership of the trade name, know-how or other intellectual property by the licensor and the payment of a royalty to the licensor. Such royalty payments generally are based on the net sales of the licensed product for the duration of the license and, depending on the revenues generated from the sale of the licensed product, may be substantial. In addition, such agreements often provide for a minimum level of royalties that may exceed the actual royalties generated from net sales of the licensed product. Certain licenses also provide for minimum net sales requirements.

     Most of these licenses have fixed terms and are automatically renewable for one or several additional terms. Some of these licenses may need to be renewed or renegotiated prior to their expirations in order for the Company to continue to sell the licensed product. The termination or non-renewal of a key license would materially adversely affect the Company's operating results and financial condition. The Company intends to continue to rely on third party licenses in connection with the development of its products. There can no assurance that the Company will be able to obtain additional licenses or renew existing licenses for trade names or trademarks on commercially reasonable terms. The inability of the Company to obtain such licenses on commercially reasonable terms could have a material adverse effect on the Company's operating results and financial condition.

     The Company has entered through its subsidiaries into three license agreements (the "Houbigant License Agreements") with Houbigant, Inc., a Delaware corporation ("Houbigant"), that has filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code (the "Bankruptcy Code"). Houbigant has been authorized and empowered by federal bankruptcy court orders to enter into each of the Houbigant License Agreements. Except for the Houbigant License Agreement covering Canada, the licenses provide, and the shareholders of Houbigant agreed, that in the event that Houbigant determines to file a subsequent voluntary petition under Chapter 11 of the Bankruptcy Code, the Company will be entitled to nominate a person to act as its representative on the board of directors of Houbigant and serve in meetings of the board of directors, including, without limitation, in connection with any consideration by the board of directors of Houbigant to authorize the rejection and disaffirmance of the Houbigant License Agreements pursuant to Section 365 of the Bankruptcy Code. The Company's representative may also be granted a veto right in certain circumstances. There can be no assurance that these rights will be adequate to protect the Company in the case of a new petition under Chapter 11 of the Bankruptcy Code. Further, should Houbigant or any other licensor go bankrupt, there is a risk that the affected license may be rejected in bankruptcy as an executory contract, which could have material adverse effect on the Company. The loss of any of the Houbigant License Agreements would have a material adverse effect on the Company. See "Business -- Intellectual Property and -- Legal and Environmental Matters."

CHANGES IN THE RETAIL INDUSTRY

     The retail industry has periodically experienced consolidation and other ownership changes. Major retailers in the United States and in foreign markets may in the future consolidate, undergo restructurings or realign their affiliations, which could decrease the number of stores that sell the Company's products or increase the ownership concentration within the retail industry. While such changes in the retail industry to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

SEASONALITY

     Sales of fragrances, which for Fiscal 1995 and for the three months ended June 30, 1996 represented 63.4% and 59.3%, respectively, of the Company's net sales, are highly seasonal at retail, with the majority of retail sales occurring during the calendar year-end holiday season. Accordingly, the Company expects that its operating results will vary significantly from quarter to quarter, particularly in the third and fourth quarters, when the majority of holiday products are shipped, and the first quarter, when a disproportionate amount of receivables are collected and trade credits are negotiated. In addition, although indications of interest are provided by retailers earlier in the year for product shipments for the December holiday season, committed orders are not placed until later in the year and, even when placed, such orders generally are cancelable at any time without penalty. Thus, the Company's working capital and liquidity, including its ability to pay cash dividends, may fluctuate during the year. In addition, lower than expected sales during the calendar year-end holiday season would have a material adverse effect upon the Company's results of operations. Sales of the Company's cosmetics products are relatively stable throughout the year.

FOREIGN OPERATIONS

     The Company has manufacturing facilities and operations in four foreign countries (including Canada) and sells its products in 42 foreign countries. Risks inherent in foreign operations include changes in social, political and economic conditions. Changes in currency exchange rates may affect the relative prices at which the Company and foreign competitors purchase and sell their products in the same market. The Company does not hedge its exposure to foreign currency exchange rate changes. The Company is also exposed to risks associated with changes in the laws and policies that govern foreign investments in countries where it has operations as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. While such changes in laws, regulations and conditions to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

EXCHANGE OFFER PROCEDURES

     Issuance of shares of the Series C Preferred Stock in exchange for shares of the Series B Preferred Stock pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such shares of the Series B Preferred Stock, a properly completed and duly executed Letter of Transmittal and all other required documents. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of shares of the Series B Preferred Stock tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Holders of shares of the Series B Preferred Stock desiring to tender such shares of the Series B Preferred Stock in exchange for shares of the Series C Preferred Stock should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of shares of the Series B Preferred Stock for exchange. Shares of the Series B Preferred Stock that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligations to provide for the registration under the Securities Act of such shares of the Series B Preferred Stock. In addition, any holder of the Series B Preferred Stock who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series C Preferred Stock may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that shares of the Series B Preferred Stock are tendered and accepted in the Exchange Offer the trading market for untendered and tendered but unaccepted shares of the Series B Preferred Stock could be adversely affected. See "Exchange Offer."

ABSENCE OF PUBLIC MARKET

     The Series C Preferred Stock is a new security for which there currently is no market. Although the Initial Purchaser has informed the Company that it currently intends to make a market in the Series C Preferred Stock, the Initial Purchaser is not obligated to do so and any market-making with respect to the Series C Preferred Stock may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Series C Preferred Stock or that an active public market for the Series C Preferred Stock will develop. The Company does not intend to apply for listing or quotation of the Series C Preferred Stock on any securities exchange or stock market.

                              RECENT DEVELOPMENTS

ACQUISITION OF GREAT AMERICAN COSMETICS, INC.

     On August 21, 1996, RCI, through its wholly-owned subsidiary Cosmar, completed its acquisition of all of the issued and outstanding capital stock of GAC (the "GAC Acquisition") pursuant to a Stock Purchase Agreement (the "GAC Acquisition Agreement"), dated June 27, 1996, with GAC and Messrs. Pallini and Carbone, the sole shareholders of GAC (the "Sellers").

     GAC outsources, markets, distributes, advertises, promotes and merchandises mid-priced, mass-markets lipsticks, eye make-up, nail polish products and related accessories sold under the Nat Robbins trademark.

     The purchase price for the GAC Acquisition was $15,250,000 in cash, approximately $14,209,000 of which was paid to the Sellers at closing, approximately $41,000 of which was retained by Cosmar to fund possible post-closing severance bonuses to certain GAC employees and the remaining $1.0 million of which was placed into escrow to secure the Sellers' post-closing obligation to indemnify Cosmar for breaches of the Sellers' representations, warranties and covenants contained in the GAC Acquisition Agreement. Concurrent with the closing, RCI repaid $796,000 of GAC indebtedness. Immediately prior to the closing, GAC repaid $184,000 of loans owed to its shareholders. In connection with the closing, the Company agreed to fund up to $141,000 (with up to $100,000 of its own funds and up to $41,000 of the purchase price held back from the Sellers for this purpose) of possible post-closing severance bonuses to certain GAC employees, if earned.

     In connection with the GAC Acquisition, Cosmar has retained Messrs. Pallini and Carbone as consultants to Cosmar and its affiliates. Mr. Pallini's consulting agreement is for a term of three (3) years with annual compensation of $200,000 per year, payable in thirty-six (36) equal monthly installments. Mr. Carbone's consulting agreement is for a term of one (1) year with annual compensation of $150,000, payable in twelve (12) equal monthly installments.

PENDING ACQUISITION OF MEM COMPANY, INC.

     On August 6, 1996, RCI, its newly-formed wholly owned subsidiary, Renaissance Acquisition, Inc. ("RAI"), and MEM Company, Inc., a New York corporation ("MEM"), entered into an Agreement and Plan of Merger (the "MEM Acquisition Agreement") pursuant to which RAI will be merged into MEM and each outstanding share of MEM common stock (the "MEM Stock"), other than dissenter's shares, will be converted into the right to receive $7.50 per share in cash (and each share subject to a stock option will be converted into the right to receive the difference between $7.50 per share and the per share exercise price of such option) (the "MEM Acquisition"). The aggregate consideration for the MEM Stock (including the purchase price for the outstanding MEM stock options that will be cashed out in the MEM Acquisition) is approximately $34.3 million, including repayment of MEM's indebtedness (which estimate is based on the balance of such indebtedness at June 30, 1996). Due to the seasonality of MEM's business, such amount of indebtedness could be materially higher depending on the date the MEM Acquisition is closed.

     MEM, a publicly-traded American Stock Exchange company, distributes a diversified line of fragrances and toiletries in the mass market distribution channel. MEM's products are marketed under the nationally advertised trademarks English Leather(R), British Sterling(R), Heaven Sent(R), LOVE's(R), Tinkerbell(R), Acqua di Selva(R), Timberline(R), Love's Frenzy(R) and Love's Clean & Natural product lines. Tom Fields, Ltd. ("Tom Fields"), a division of MEM, manufactures and markets a line of children's cosmetics and accessories principally under the trademark Tinkerbell(R). A subsidiary, Tom Fields (U.K.) Ltd., markets this line of children's products in the United Kingdom and elsewhere in Europe. The principal market for MEM's products is the United States. According to MEM's management, one national customer accounted for 13% of net sales in 1995 and 14% of net sales in 1994 and the loss of such customer would have a material adverse effect. MEM had net sales of approximately $44.8 million and a net loss of approximately $3.0 million for the year ended December 31, 1995. Net sales declined to $9.2 million during the six months ended June 30, 1996 from $11.0 million during the prior year's comparable period and the net loss for the period increased to $4.4 million from $3.2 million in the prior year's comparable period.

     The facilities and plant machinery and equipment owned by MEM and its subsidiaries are, in the opinion of its management, adequate for the conduct of its business, and are well maintained and in good condition. MEM's executive offices and main plant are located in a 206,000 square foot building located on
16.3 acres in Northvale, New Jersey and owned by MEM. The Tom Fields plant is located in a 53,000 square foot building in Northvale, New Jersey and is owned by a subsidiary of MEM. Manufacturing facilities in Canada are located in a 32,000 square foot plant in Boucherville, Quebec which is owned by MEM Company (Canada) Ltd. Tom Fields (U.K.) assembles products in leased facilities in Folkestone, Kent.

     The MEM Acquisition Agreement does not provide for indemnification of the Company for losses suffered as a result of breaches of representations, warranties, covenants and agreements, and no escrow has been set aside for such indemnification. The MEM Acquisition Agreement contains standard representations and warranties for a transaction of this type, all of which will terminate upon the effectiveness of the MEM Acquisition. Under the terms of the MEM Acquisition Agreement, at or prior to the closing, the Company is required to establish a stay bonus program for selected employees of MEM. Also, prior to the closing, MEM may establish its own stay bonus program, and, if the MEM Acquisition Agreement is terminated by MEM as a result of the Company's breach of its obligations thereunder or the MEM Acquisition does not close because the Company fails to obtain financing, the Company has agreed to reimburse MEM for such bonus program up to an aggregate amount of $500,000. The consummation of the MEM Acquisition will be subject to customary closing conditions, including the approval of the stockholders of MEM, the receipt of requisite regulatory and third party consents and approvals, the absence of an order, decree or injunction preventing the transaction, the receipt of a fairness opinion from MEM's independent investment banking firm, the accuracy of all representations and warranties, the performance of all covenants and agreements, the receipt of legal opinions, the absence of material adverse changes and the obtaining by the Company of financing to complete the MEM Acquisition on terms acceptable to it.

     The MEM Acquisition Agreement may be terminated by MEM if the MEM Acquisition is not completed by November 30, 1996 or at any time (i) if required by MEM's board of directors in the exercise of its fiduciary duties or (ii) if the Company has defaulted in the performance of the MEM Acquisition Agreement and such default remains uncured for 30 days after notice thereof.

     If the MEM Acquisition is not consummated because MEM terminates the MEM Acquisition Agreement as a result of exercising its fiduciary out at a time when the Company and RAI are in compliance with all of their representations, warranties, covenants and agreements contained therein and within twelve (12) months from the date of the MEM Acquisition Agreement, MEM consummates or enters into an agreement or other arrangement to consummate an acquisition transaction with any party other than RCI, MEM will be obligated to pay to the Company the sum of $1.0 million.

     If the MEM Acquisition is not consummated because the Company or RAI terminates the MEM Acquisition Agreement as a result of the failure to close the financing for the MEM Acquisition, the Company will be obligated to pay MEM the sum of $1.0 million.

     Also on August 6, 1996, the Company entered into a definitive employment agreement with Gay Mayer, the current Chairman, Chief Executive Officer and President of MEM, pursuant to which the Company will retain Mr. Mayer as an officer of the Company following the effective time of the MEM Acquisition. Mr. Mayer's employment agreement will be for a term of 30 months at an annual salary of $250,000, payable in equal semi-monthly payments. The Company has agreed to grant an option to Mr. Mayer to acquire 5,000 shares of the Company common stock upon the closing of the MEM Acquisition. The per share exercise price of the option will be equal to $104.00.

     The Company does not intend to effect the MEM Acquisition unless and until it obtains the New Credit Facility.

     An action (seeking class action certification) was filed on July 31, 1996 on behalf of the shareholders of MEM against MEM and four of its current and former directors, alleging that the compensation offered to the shareholders in the MEM Acquisition is inadequate and grossly unfair and that the defendants violated their fiduciary duties by not seeking additional potential purchasers for MEM. The action seeks, among other things, a court order requiring the defendants to seek other purchasers, or, if the MEM Acquisition is consummated, damages. MEM has advised the Company that MEM believes that this action is without merit and that it intends to vigorously defend such action.

     The foregoing summary of the material terms of the MEM Acquisition Agreement and related agreements is qualified in its entirety by reference to such agreements, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, see the historical financial statements of MEM appearing elsewhere in this Prospectus.

NEW CREDIT FACILITY

     The Company expects to enter into the New Credit Facility in order to refinance the Existing Credit Facility which matures in December 1996 and to provide capital for acquisitions and general corporate purposes. Although the Company has not received a commitment letter from any financial institution or entered into a binding agreement with respect to the New Credit Facility as of the date of this Prospectus, the Company has received proposals from and commenced discussions with prospective lenders. The Company is seeking to obtain a New Credit Facility with approximately $150.0 million in maximum available borrowing, including funds for future acquisitions. There can be no assurance that the Company will be successful in securing the New Credit Facility. See "Special Note Regarding Forward-Looking Information" and "Risk Factors -- New Credit Facility."

                                USE OF PROCEEDS

     No proceeds will be received by the Company from the Exchange Offer. The net proceeds of (i) the offering on August 15, 1996, September 16, 1996 and September 27, 1996 of the Series B Preferred Stock and warrants to purchase Common Stock of the Company (the "Series B Offering"), including accrued dividends of $0.4 million, (ii) the sale of Common Stock and the refund of a portion of the fee paid to CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC") in connection with CIBC's commitment to purchase $20.0 million of the Company's Senior Redeemable Exchangeable Preferred Stock, Series A (which CIBC purchased during May and June 1996 (the "Interim Preferred Facility")) which refund occurred concurrently with the Series B Offering (the "CIBC Financing") and
(iii) the sale of Common Stock in connection with the closing of a portion of the Series B Offering on September 27, 1996 (the "New Common Stock Sale," and together with the Series B Offering and the CIBC Financing, the "Equity Financing"), available to the Company, after deducting expenses incurred in connection with the Equity Financing, was approximately $119.1 million. Of such net proceeds, (i) approximately $20.4 million was used to repay the Interim Preferred Facility, including accrued dividends thereon, (ii) approximately $15.5 million was used to finance the GAC Acquisition (including repayment of debt), net of a non-refundable deposit of $0.6 million, and to pay fees and expenses related to the GAC Acquisition, (iii) approximately $34.3(1) million (of which $33.8 million was placed in a certificate of deposit) was set aside to consummate the MEM Acquisition (including the repayment of debt and the payment of fees and expenses related thereto), which acquisition is subject to, among other things, the satisfaction of the conditions to closing contained in the MEM Acquisition Agreement and the Company having entered into the New Credit Facility, (iv) approximately $7.0 million was used to repay indebtedness under the Existing Credit Facility and (v) the remaining net proceeds have been used or are available for general corporate purposes. See "Special Note Regarding Forward-Looking Information."

     The Company does not expect to consummate the MEM Acquisition until it has entered into the New Credit Facility. In the event that the New Credit Facility is secured, the Company intends to use borrowings thereunder to repay all indebtedness outstanding under the Existing Credit Facility and for general corporate purposes. In the event that the MEM Acquisition is not completed, the Company expects to use the excess net proceeds from the Equity Financing that would have been used to finance the MEM Acquisition to repay indebtedness under the Existing Credit Facility and to finance additional acquisitions that the Company expects to make in the future. See "Special Note Regarding Forward-Looking Information."

     Under the Existing Credit Facility, dated as of December 21, 1994, as amended, Nomura has provided to the Company a revolving credit facility in an aggregate principal amount of $40.0 million, and term loans in an aggregate principal amount of $30.0 million. Such loans (the "Nomura Notes") bear interest at variable rates equal to the bank base rate (8.25% at June 30, 1996) plus 4.5%. The weighted average interest rate on indebtedness under the Existing Credit Facility was 12.19% and 12.25%, respectively, for the year ended March 31, 1996 and the three months ended June 30, 1996. The outstanding principal under the Existing Credit Facility will mature and become payable in full on December 22, 1996, together with all interest accrued thereon to such date and all unpaid fees, expenses and other amounts payable under the Existing Credit Facility.

---------------

(1) Estimate based on outstanding indebtedness at June 30, 1996. The amount of indebtedness outstanding at MEM to be repaid with the proceeds described herein is expected to be higher (and could be materially higher) than the balance as of June 30, 1996 and will depend on the exact timing of the closing of the MEM Acquisition.

                                 CAPITALIZATION

     The following table sets forth the historical and pro forma capitalization of the Company as of June 30, 1996. The pro forma capitalization of the Company is adjusted to give effect to: (i) in the case of the second column, the Equity Financing and the use of proceeds therefrom as described under the caption "Use of Proceeds," and (ii) in the case of the third column, the Equity Financing and the New Credit Facility and the use of proceeds therefrom as described under the caption "Use of Proceeds," in each case assuming such transactions had occurred as of June 30, 1996. The pro forma capitalization is presented for information purposes only and is not necessarily indicative of the future capitalization of the Company.

                                                                       JUNE 30, 1996
                                                        --------------------------------------------
                                                        HISTORICAL     PRO FORMA(1)     PRO FORMA(2)
                                                        ----------     ------------     ------------
                                                                   (DOLLARS IN THOUSANDS)
Cash and Cash Equivalents.............................   $   7,573       $ 84,688         $  2,000
Existing Credit Facility..............................   $  59,000       $ 52,000         $     --
New Credit Facility...................................          --             --            7,452
Senior Notes(3).......................................      63,667         63,667           63,667
Subordinated Seller Notes(4)..........................       3,737          3,737            3,737
          Total Debt..................................     126,404        119,404           74,856
                                                          --------       --------         --------
Redeemable Preferred Stock (40,000 shares authorized;
  11,884 shares issued and outstanding)(5)............      12,049         12,049           12,049
Senior Exchangeable Redeemable Preferred
  Stock -- Series A (100,000 actual and -0- Pro Forma
  shares authorized; 20,000 actual and -0- Pro Forma
  shares issued and outstanding)......................      19,092             --               --
Senior Redeemable Preferred Stock -- Series B (-0-
  actual and 350,000 Pro Forma shares authorized; -0-
  actual and 115,000 Pro Forma shares issued and
  outstanding)(6).....................................          --         75,003           75,003
                                                          --------       --------         --------
          Total Preferred Stock.......................      31,141         87,052           87,052
                                                          --------       --------         --------
Common stockholders' Equity (3,000,000 actual and Pro
  Forma shares authorized; 721,168 actual and 825,086
  Pro Forma shares issued and outstanding)(7).........       1,025         42,642           42,642
                                                          --------       --------         --------
Total Capitalization..................................   $ 158,570       $249,098         $204,550
                                                          ========       ========         ========

---------------
(1) Reflects the closing of the Equity Financing and the use of proceeds therefrom as described under the caption "Use of Proceeds."

(2) Reflects the closing of the Equity Financing and assumes the closing of the New Credit Facility and the use of proceeds therefrom as described under the caption "Use of Proceeds."

(3) The $65.0 million of Senior Notes are shown net of original issue discount and a discount as a result of an allocation to the common stock warrants issued in connection therewith.

(4) The Subordinated Seller Notes, initially issued to the selling shareholders of Cosmar, accrue interest through August 1997 at a rate of 8% per annum and thereafter at a rate which increases each year up to a maximum of 11% per annum beginning in the sixth year after issuance. The Subordinated Seller Notes are due on August 15, 2002 and are shown at estimated fair market value net of unamortized discount of $1.3 million.

(5) Dividend payable in cash or in kind, at the Company's option, at 10.0% per annum until August 15, 1997. Dividend rate increases each year thereafter, subject to certain conditions and commencing on August 16, 1999, the dividend rate shall be 15%. Mandatory redemption on August 15, 2002. Exchangeable for Senior Notes, with certain limitations: (i) by RCI at any time and (ii) under certain circumstances, by the holders thereof on or after August 15, 1997. See "Description of Outstanding Capital Stock -- Cumulative Exchangeable Preferred Stock."

(6) Reflects proceeds of Series B Preferred Stock net of estimated transaction fees and expenses of $7,130,000 and allocation of value to Warrants as discussed in Note (7).

(7) Reflects allocation to Common Stockholders' Equity of a portion of the unit price attributable to the value of the Warrants (based on an assumed value of $96.23 per share of Common Stock) issued in connection with the Series B Offering. In addition, reflects the Common Stock issued in the CIBC Financing and the New Common Stock Sale, net of estimated transaction fees and expenses of $250,000.

                         SELECTED FINANCIAL INFORMATION

     The selected historical financial information of Cosmar (Predecessor) and the Company set forth below has been derived from and should be read in conjunction with the historical financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

     The selected unaudited pro forma financial information has been derived from the historical financial statements of the Company, GAC and MEM, which are included in this Prospectus, after giving effect (i), in column (A), to the Equity Financing and the use of proceeds therefrom to redeem the Interim Preferred Facility, to complete the GAC Acquisition and to repay indebtedness under the Existing Credit Facility, as described under the caption "Use of Proceeds" and (ii), in column (B), in addition to items referred to in clause
(i), to the New Credit Facility and the use of proceeds therefrom to repay all remaining indebtedness under the Existing Credit Facility and to complete the MEM Acquisition, as described under the caption "Use of Proceeds," in each case as if such transactions occurred at June 30, 1996, with respect to the pro forma balance sheet information, and at April 1, 1995, with respect to the pro forma statement of operations. MEM and GAC each have fiscal year ends (December 31) which differ from that of the Company (March 31).

     The selected unaudited pro forma financial data should not be considered indicative of the actual results that would have been achieved had such transactions been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period.

     The Selected Financial Information should be read in conjunction with the historical financial statements of the Company, GAC and MEM and the notes thereto and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Financial Data" included elsewhere in this Prospectus.

                         SELECTED FINANCIAL INFORMATION

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         COMPANY
                                                               ------------------------------------------------------------
                                                                                        HISTORICAL
                                                               ------------------------------------------------------------
                            THE COSMAR PREDECESSOR                PERIOD FROM
                   -----------------------------------------    APRIL 15, 1994
                                                JANUARY 1 TO    (INCEPTION) TO       YEAR ENDED        THREE MONTHS ENDED
                    YEAR ENDED DECEMBER 31,      AUGUST 17      MARCH 31, 1995     MARCH 31, 1996           JUNE 30,
                   --------------------------   ------------   -----------------   --------------     ---------------------
                    1991     1992      1993         1994             1995               1996            1995         1996
                   ------   -------   -------   ------------   -----------------   --------------     --------     --------
OPERATING DATA:
Net sales......... $9,500   $17,926   $25,844     $ 18,301          $57,714           $131,286        $ 26,635     $ 30,688
Operating
 income...........  1,378     3,899     5,063        3,326            2,744              8,450           2,872          682
Interest
 expense..........     14        37       132           61            8,694             19,458           4,434        5,201
Net income
 (loss)...........  1,357     3,768     4,801        3,364           (5,459)           (12,057)         (1,615)      (4,193)
Net income (loss)
 applicable to
 common
 stockholders.....  1,357     3,768     4,801        3,364           (6,174)           (13,390)         (1,905)      (4,681)
Net income (loss)
 per common
 share............     --        --        --           --          $ (8.50)          $ (18.62)       $  (2.65)    $  (6.49)
BALANCE SHEET DATA
 (END OF PERIOD):
Total assets...... $3,907   $ 7,216   $ 8,489           --          $162,253          $184,619        $170,721     $193,386
Long-term debt,
 excluding current
 maturities.......    146       181       294           --           97,032             67,323(1)      105,895       67,404(1)
Redeemable
 preferred
 stock............     --        --        --           --           10,365             11,698          10,655       12,049
Interim preferred
 stock............     --        --        --           --               --                 --              --       19,092
Senior redeemable
 preferred
 stock............     --        --        --           --               --                 --              --           --
Common
 stockholders'
 equity(2)........  2,973     4,278     5,390           --           20,189              6,452          18,459        1,025
Net intangible
 assets (goodwill
 and trademarks)..     --        --        --           --           82,499             76,895          81,744       76,088
Deficiency of
 earnings to
 combined fixed
 charges and
 preferred
 dividends........     --        --        --           --          $(6,209)          $(12,086)       $ (1,784)    $ (4,837)
SUPPLEMENTAL
 INFORMATION
 FOR THE COMPANY:
EBITDA(3).........     --        --        --           --          $ 5,576           $ 16,501        $  4,586     $  2,919
Depreciation and
 amortization.....     --        --        --           --            2,832              8,051           1,714        2,237
Capital
 expenditures.....     --        --        --           --              629              8,166           2,174          792
EBITDA/Interest
 expense..........     --        --        --           --             0.64x              0.85x           1.03x        0.56x

                                        COMPANY
                    -----------------------------------------------
                                       PRO FORMA
                    -----------------------------------------------

                         YEAR ENDED            THREE MONTHS ENDED
                       MARCH 31, 1996             JUNE 30, 1996
                    ---------------------     ---------------------
                       A            B            A            B
                    --------     --------     --------     --------
OPERATING DATA:
Net sales.........  $139,172     $183,997     $ 35,336     $ 39,595
Operating
 income...........     9,818        8,664        1,701         (911)
Interest
 expense..........    18,728       15,923        4,989        4,375
Net income
 (loss)...........   (10,568)      (8,898)      (3,163)      (5,118)
Net income (loss)
 applicable to
 common
 stockholders.....   (29,727)     (28,057)      (8,515)     (10,470)
Net income (loss)
 per common
 share............  $ (36.12)    $ (34.09)    $ (10.32)    $ (12.69)
BALANCE SHEET DATA
 (END OF PERIOD):
Total assets......                            $286,292     $249,139
Long-term debt,
 excluding current
 maturities.......                              67,404       74,856
Redeemable
 preferred
 stock............                              12,049       12,049
Interim preferred
 stock............        --           --           --           --
Senior redeemable
 preferred
 stock............        --           --       75,003       75,003
Common
 stockholders'
 equity(2)........                              42,642       42,642
Net intangible
 assets (goodwill
 and trademarks)..                              89,217       99,304
Deficiency of
 earnings to
 combined fixed
 charges and
 preferred
 dividends........  $(27,814)    $(26,144)    $ (8,409)    $(10,364)
SUPPLEMENTAL
 INFORMATION
 FOR THE COMPANY:
EBITDA(3).........  $ 18,427     $ 18,919     $  4,219     $  2,025
Depreciation and
 amortization.....     8,609       10,255        2,518        2,936
Capital
 expenditures.....     8,198        9,144          793          876
EBITDA/Interest
 expense..........      0.98x        1.19x         .85         0.46

---------------
(1) Excludes the Existing Credit Facility balance of $57,000 at March 31, 1996, and $59,000 at June 30, 1996 which is classified within current liabilities and long-term minimum royalty obligations of $4,686 at March 31, 1996 and $4,736 at June 30, 1996.

(2) No cash dividends have been paid since April 15, 1994 (Inception).

(3) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or cash flow and is not a measure of performance under generally accepted accounting principles but provides additional information for evaluating the Company.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial data have been derived from the historical financial statements of the Company, GAC and MEM included elsewhere in this Prospectus by the application of pro forma adjustments giving effect (i) in column (A) to the Equity Financing and the use of proceeds therefrom to redeem the Interim Preferred Facility, to complete the GAC Acquisition and to repay indebtedness under the Existing Credit Facility as described under the caption "Use of Proceeds" and (ii) in column (B), in addition to items referred to in clause (i), also to the New Credit Facility and the use of proceeds therefrom to repay all remaining indebtedness under the Existing Credit Facility and to complete the MEM Acquisition, as described under the caption "Use of Proceeds," in each case as if such transactions occurred at June 30, 1996, with respect to the unaudited pro forma balance sheet information, and as at April 1, 1995, with respect to the pro forma statement of operations. The adjustments are described in the accompanying notes. MEM and GAC each have fiscal year ends (December 31) which differ from that of the Company (March 31).

     The unaudited pro forma financial data should not be considered indicative of actual results that would have been achieved had such transactions been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period. The unaudited pro forma financial data should be read in conjunction with the historical financial statements of the Company, GAC and MEM and the notes thereto and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1996
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                  COMPANY         GAC(1)          (A)                       MEM(1)          (B)
                                 HISTORICAL     HISTORICAL     PRO FORMA         (A)      HISTORICAL     PRO FORMA         (B)
                               MARCH 31, 1996  DEC. 31, 1995  ADJUSTMENTS     PRO FORMA  DEC. 31, 1995  ADJUSTMENTS     PRO FORMA
                               --------------  -------------  -----------     ---------  -------------  -----------     ---------
NET SALES.....................    $131,286         $7,886             --      $139,172      $44,825            --       $183,997
COST OF GOODS SOLD............      51,169          4,538             --        55,707       25,618       $               81,325
                                  --------         ------        -------      --------      -------       -------       --------
GROSS PROFIT..................      80,117          3,348             --        83,465       19,207                      102,672
OPERATING EXPENSES:
Selling.......................      52,781            838             --        53,619       15,109                       68,728
General and administrative....      13,679            617             --        14,296        4,848            --         19,144
Amortization of intangible and
  other assets................       5,207            224       $    301(a)      5,732          478           (74)(d)      6,136
                                  --------         ------        -------      --------      -------       -------       --------
         Total operating
           expenses...........      71,667          1,679            301        73,647       20,435           (74)        94,008
                                  --------         ------        -------      --------      -------       -------       --------
OPERATING INCOME..............       8,450          1,669           (301)        9,818       (1,228)           74          8,664
INTEREST EXPENSE (INCOME):
Interest expense..............      19,458              8           (738)(b)    18,728        1,773        (4,578)(e)     15,923
Interest and other income.....        (255)            --                         (255)         (19)                        (274)
                                  --------         ------        -------      --------      -------       -------       --------
INCOME (LOSS) BEFORE INCOME
  TAXES.......................     (10,753)         1,661            437        (8,655)      (2,982)        4,652         (6,985)
INCOME TAX PROVISION
  (BENEFIT)...................       1,304            609             --         1,913           --            --          1,913
                                  --------         ------        -------      --------      -------       -------       --------
NET INCOME (LOSS).............     (12,057)         1,052            437       (10,568)      (2,982)        4,652         (8,898)
PREFERRED STOCK DIVIDENDS.....       1,333             --         17,826(c)     19,159           --            --         19,159
                                  --------         ------        -------      --------      -------       -------       --------
NET INCOME (LOSS) APPLICABLE
  TO COMMON STOCKHOLDERS).....    $(13,390)        $1,052       $(17,389)     $(29,727)     $(2,982)      $ 4,652       $(28,057)
                                  ========         ======       ========      ========      =======       =======       ========
NET INCOME (LOSS) PER COMMON
  SHARE.......................    $ (18.62)                                   $ (36.12)                                 $ (34.09)
                                  ========                                    ========                                  ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING.................     719,138                                     823,056(f)                                823,056(f)
                                  ========                                    ========                                  ========

---------------
(1) GAC and MEM each have fiscal year ends which end on December 31.

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

(a) Reflects the amortization of approximately $525 of excess purchase costs paid for the acquired assets and assumed liabilities of GAC, net of $224 of historical amortization. While the Company has yet to complete the final allocation of this excess to specific assets acquired and liabilities assumed or to make a final determination of the useful lives of the assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademarks and goodwill which will be amortized over 25 years.

(b) Reflects the elimination of $8 of GAC historical interest expense and the elimination of $730 of historical interest expense on the Existing Credit Facility.

(c) Reflects dividends on the Series B Preferred Stock assuming such shares had been issued on April 1, 1995. The dividends on the Series C Preferred Stock will be the same as the dividends on the Series B Preferred Stock.

(d) Reflects the amortization of approximately $404 of excess purchase costs paid for the stock of MEM acquired, net of $478 of historical amortization. While the Company has yet to complete the final allocation of this excess to the specific assets acquired and liabilities assumed or to make a final determination of the useful lives of the assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated to trademarks and goodwill which will be amortized over 25 years.

(e) Reflects the following adjustments:

    Elimination of remaining historical interest expense on Existing Credit
      Facility...............................................................    $(5,218)
    Interest expense on New Credit Facility (1)..............................        746
    Amortization of deferred financing fees..................................      1,667
    Elimination of MEM historical interest expense...........................     (1,773)
                                                                                 -------
      Interest expense adjustment............................................    $(4,578)
                                                                                 =======

---------------
     (1) Assuming no incremental seasonal borrowings, and an interest rate of 10%, on an average balance of $7,452.

(f) Includes 103,918 shares issued to purchasers in connection with the CIBC Financing and the New Common Stock Sale.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1996
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                         COMPANY          GAC                                    MEM
                                       HISTORICAL     HISTORICAL        (A)                  HISTORICAL        (B)
                                      QUARTER ENDED  QUARTER ENDED   PRO FORMA      (A)     QUARTER ENDED   PRO FORMA      (B)
                                      JUNE 30, 1996  JUNE 30, 1996  ADJUSTMENTS  PRO FORMA  JUNE 30, 1996  ADJUSTMENTS  PRO FORMA
                                      -------------  -------------  -----------  ---------  -------------  -----------  ---------
NET SALES............................    $30,688         $4,648       $    --     $35,336      $ 4,259                  $ 39,595
COST OF GOODS SOLD...................     11,506          2,686            --      14,192        2,919                    17,111
                                         -------         ------       -------     -------      -------        -----     --------
GROSS PROFIT.........................     19,182          1,962            --      21,144        1,340           --       22,484
OPERATING EXPENSES:
  Selling............................     11,332            533            --      11,865        2,246                    14,111
  General and administrative.........      5,800            279                     6,079        1,605                     7,684
  Amortization of intangible and
    other assets.....................      1,368             56            75 (a)   1,499          119        $ (18)(d)    1,600
                                         -------         ------       -------     -------      -------        -----      -------
         Total operating expenses....     18,500            868            75      19,443        3,970          (18)      23,395
                                         -------         ------       -------     -------      -------        -----      -------
OPERATING INCOME.....................        682          1,094           (75)      1,701       (2,630)          18         (911)
INTEREST EXPENSE (INCOME)............                                                                                         --
Interest expense.....................      5,201             10          (222)(b)   4,989          347         (961)(e)    4,375
Interest and other income............       (170)           (61)                     (231)         (43)                     (274)
                                         -------         ------       -------     -------      -------        -----     --------
INCOME (LOSS) BEFORE INCOME TAXES....     (4,349)         1,145           147      (3,057)      (2,934)         979       (5,012)
INCOME TAX PROVISION (BENEFIT).......       (156)           262                       106                                    106
                                         -------         ------       -------     -------      -------        -----     --------
NET INCOME (LOSS)....................     (4,193)           883           147      (3,163)      (2,934)         979       (5,118)
PREFERRED STOCK DIVIDENDS............        488                        4,864 (c)   5,352                                  5,352
                                         -------         ------       -------     -------      -------        -----     --------
NET INCOME (LOSS) APPLICABLE TO
  COMMON STOCKHOLDERS................    $(4,681)        $  883       $(4,717)    $(8,515)     $(2,934)       $ 979     $(10,470)
                                         =======         ======       =======     =======      =======        =====     ========
NET INCOME (LOSS) PER COMMON SHARE...    $ (6.49)                                 $(10.32)                              $ (12.69)
                                         =======                                  =======                               ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................    721,168                                  825,086 (f)                            825,086 (f)
                                         =======                                  =======                               ========

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

(a) Reflects the amortization of approximately $131 of excess purchase costs paid for the acquired assets and assumed liabilities of GAC, net of $56 of historical amortization. While the Company has yet to complete the final allocation of this excess to specific assets acquired and liabilities assumed or to make a final determination of the useful lives of the assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademarks and goodwill which will be amortized over 25 years.

(b) Reflects the elimination of $10 of GAC historical interest expense and elimination of historical interest expense of $212 on the Existing Credit Facility.

(c) Reflects dividends on the Series B Preferred Stock assuming such shares had been issued on Aptil 1, 1995. The dividends on the Series C Preferred Stock will be the same as the dividends on the Series B Preferred Stock.

(d) Reflects the amortization of approximately $101 of excess purchase costs paid for the stock of MEM acquired, net of $119 of historical amortization. While the Company has yet to complete the final allocation of this excess to the specific assets acquired and liabilities assumed or to make a final determination of the useful lives of the assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated to trademarks and goodwill which will be amortized over 25 years.

(e) Reflects the following adjustments:

    Elimination of remaining interest on Existing Credit Facility............     (1,579)
    Interest expense on New Credit Facility (1)..............................        186
    Amortization of deferred financing fees..................................        779
    Elimination of MEM historical interest expense...........................       (347)
                                                                                 -------
      Interest expense adjustment............................................    $  (961)
                                                                                 =======

---------------

     (1) Assuming no incremental seasonal borrowings, an interest rate of 10% for 90 days on an average balance of $7,452.

(f) Includes 103,918 shares issued to purchasers in connection with the CIBC Financing and the New Common Stock Sale.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                          COMPANY       GAC                                    MEM
                                         HISTORICAL  HISTORICAL     (A)                     HISTORICAL      (B)
                                          JUNE 30,   JUNE 30,    PRO FORMA          (A)      JUNE 30,    PRO FORMA         (B)
                                            1996       1996     ADJUSTMENTS      PRO FORMA     1996     ADJUSTMENTS     PRO FORMA
                                         ----------  ---------  -----------      ---------  ----------  -----------     ---------
CURRENT ASSETS:
  Cash and cash equivalents.............  $  7,573    $ 1,020     $76,095(a)     $ 84,688    $    161    $ (82,849)(h)  $  2,000
  Marketable securities.................        78         --          --              78          --           --            78
  Accounts receivable-net...............    28,790      1,608          --          30,398       5,046           --        35,444
  Inventories...........................    32,583      2,687          --          35,270      19,421           --        54,691
  Prepaid expenses and other current
    assets..............................    13,735          9      (1,100)(q)      12,644       1,450           --        14,094
                                           -------      -----     -------         -------      ------      -------       -------
         Total current assets...........    82,759      5,324      74,995         163,078      26,078      (82,849)(i)   106,307
PROPERTY, PLANT AND
  EQUIPMENT-Net.........................    14,458         50          --          14,508       4,784           --        19,292
DEFERRED FINANCING COSTS-Net............     7,907         --          --           7,907          --        4,000(n)     11,907
OTHER ASSETS-Net........................    12,174          8        (600)(r)      11,582         747           --        12,329
INTANGIBLE ASSETS-Net...................    76,088      1,158      11,971(b)       89,217       9,860          227(i)     99,304
                                           -------      -----     -------         -------      ------      -------       -------
         TOTAL ASSETS...................  $193,386    $ 6,540     $86,366        $286,292    $ 41,469    $ (78,622)     $249,139
                                           =======      =====     =======         =======      ======      =======       =======
CURRENT LIABILITIES:
  Current maturities of long-term
    debt................................  $     --    $   220     $  (220)(c)    $     --    $  1,554    $  (1,554)(j)  $     --
  Notes payable.........................    59,000                 (7,000)(k)      52,000      10,032      (62,032)(p)(j)     --
  Accounts payable......................    13,613        738          --          14,351       5,765           --        20,116
  Accrued expenses......................    13,627      1,640          --          15,267       1,630           --        16,897
  Other current liabilities.............     2,700         82         (82)(o)       2,700          --           --         2,700
                                           -------      -----     -------         -------      ------      -------       -------
         Total current liabilities......    88,940      2,680      (7,302)         84,318      18,981      (63,586)       39,713
LONG-TERM LIABILITIES:
  Long-term debt........................    67,404        592        (592)(c)      67,404       2,274       (2,274)(j)    67,404
  Other long-term liabilities...........        --                                     --          --           --            --
  New Credit Facility...................        --         --          --              --          --        7,452(l)      7,452
  Minimum royalty obligation............     4,735         --          --           4,735          --           --         4,735
  Deferred tax liability................       141         --          --             141          --           --           141
                                           -------      -----     -------         -------      ------      -------       -------
         Total long-term liabilities....    72,280        592        (592)         72,280       2,274        5,178        79,732
                                           -------      -----     -------         -------      ------      -------       -------
         TOTAL LIABILITIES..............  $161,220    $ 3,272     $(7,894)       $156,598    $ 21,255    $ (58,408)     $119,445
INTERIM PREFERRED FACILITY..............    19,092         --     (19,092)(s)          --          --           --            --
REDEEMABLE PREFERRED STOCK, SERIES B....        --         --      75,003(d)       75,003          --           --        75,003
REDEEMABLE PREFERRED STOCK..............    12,049         --          --          12,049          --           --        12,049
COMMON STOCKHOLDERS' EQUITY:
  Common stock..........................         7          2         327(e)          336         150         (150)(m)       336
  Note receivable from sale of common
    stock...............................      (518)        --          --            (518)         --           --          (518)
  Additional paid-in capital............    26,787         --      42,288(f)       69,075       3,090       (3,090)(m)    69,075
  Treasury stock, at cost...............      (210)        --          --            (210)     (4,598)       4,598(m)       (210)
  Retained earnings (deficit)...........   (24,245)     3,266      (4,266)(e)(g)  (25,245)     22,034      (22,034)(m)   (25,245)
  Cumulative translation adjustment.....      (796)        --          --            (796)       (462)         462(m)       (796)
                                           -------      -----     -------         -------      ------      -------       -------
         Total common stockholders'
           equity.......................     1,025      3,268      38,349          42,642      20,214      (20,214)       42,642
                                           -------      -----     -------         -------      ------      -------       -------
         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY.........  $193,386    $ 6,540     $86,366        $286,292    $ 41,469    $ (78,622)     $249,139
                                           =======      =====     =======         =======      ======      =======       =======

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

(a)  The adjustment to cash is as follows:

        Gross proceeds from the Equity Financing........................    $126,100
        Repayment of Interim Preferred Facility(1)......................     (20,092)
        Purchase Price of GAC including estimated expenses of $71, net
          of prepaid deposit of $600....................................     (14,721)
        Repayment of GAC debt(2)........................................        (812)
        Repayment of portion of Existing Credit Facility................      (7,000)
        Estimated transaction fees and expenses.........................      (7,380)
                                                                            --------
          Adjustment to cash............................................    $ 76,095
                                                                            ========

---------------
     (1) The amount actually required to redeem the Interim Preferred Facility was $20,440, including $440 of accrued dividends.

     (2) Repayment of debt of $812 is based upon debt outstanding at June 30, 1996. The actual debt repaid at closing was $796.

(b) Reflects the preliminary allocation of the excess of cost over net assets acquired of GAC as follows:

        Purchase price of GAC including estimated expenses of $71.......    $ 15,321
        Less: pro forma value of assets acquired........................      (2,192)
                                                                            --------
        Unallocated excess of purchase price over net assets acquired...      13,129
        Less: historical intangible assets of GAC.......................      (1,158)
                                                                            --------
                  Total.................................................    $ 11,971
                                                                            ========

     The Company has yet to complete its allocation of this excess to specific assets acquired and liabilities assumed or to make a final determination of the useful lives of assets acquired. Based on its preliminary estimate, the Company believes this excess will be allocated to goodwill and trademarks, which will be amortized over 25 years.

(c)  Reflects the repayment of GAC debt outstanding at June 30, 1996.

(d) Reflects the gross proceeds of the Series B Preferred Stock issued ($115,000), less estimated transaction fees and expenses of $7,130, less an allocation of proceeds to the warrants issued in the Series B Offering assuming a market value price of $96.23 per share of Common Stock based on 341,550 shares issuable for the 115,000 Warrants issued.

(e)  Reflects the elimination of historical GAC equity.

(f) Reflects the proceeds of the issuance of Common Stock, less estimated transaction fees of $250.

(g) Represents the write-off of a non-refundable fee on the Interim Preferred Facility of $1,000.

(h)  The adjustment to cash is as follows:

         Repayment of unpaid portion of Existing Credit Facility............    $ 52,000
         Purchase price of MEM including estimated expenses of $750.........      20,441
         Repayment of MEM debt(1)...........................................      13,860
         Transaction fees and expenses......................................       4,000
                                                                                --------
         Total use of cash..................................................      90,301
         Less: drawdown on New Credit Facility(2)...........................      (7,452)
                                                                                --------
              Use of existing cash..........................................    $ 82,849
                                                                                ========

---------------
     (1) Reflects a total debt balance of $13,860 at June 30, 1996. The actual debt to be repaid at closing is expected to be higher (and could be materially higher), which will require additional drawdowns on the New Credit Facility.

     (2) Because of seasonal working capital needs, the actual drawdown at closing is likely to be significantly higher.

(i) Reflects the preliminary allocation of the excess of cost over net assets acquired of MEM as follows:

           Purchase price of MEM (including estimated expenses of $750).....    $ 20,441
           Less: pro forma value of net assets acquired.....................     (10,354)
                                                                                --------
           Unallocated excess of purchase price over net assets acquired....      10,087
           Less: historical intangible assets of MEM........................      (9,860)
                                                                                --------
                   Total....................................................    $    227
                                                                                ========

     The Company has yet to complete its allocation of this excess to specific assets acquired and liabilities assumed or to make a final determination of the useful lives of assets acquired. Based on its preliminary estimate, the Company believes this excess will be allocated to goodwill and trademarks, which will be amortized over 25 years.

(j) Reflects the repayment of MEM debt as of June 30, 1996. See Note (h)(1) above.

(k)  Reflects the repayment of a portion of the Existing Credit Facility.

(l)  Reflects the estimated initial drawdown on the New Credit Facility.

(m)  Reflects the elimination of historical MEM equity.

(n)  Reflects the estimated transaction fees relating to the New Credit
     Facility.

(o) Reflects amounts due to shareholders to be repaid by GAC in connection with the Acquisition.

(p) Reflects the repayment of the remaining portion of the Existing Credit Facility.

(q)  Reflects the refund of $1,100 fee relating to the Interim Preferred
     Facility.

(r) Reflects the application of the $600 prepaid deposit (included in other assets at June 30, 1996), toward the purchase of GAC.

(s)  Reflects the repayment and retirement of the Interim Preferred Facility.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion should be read in conjunction with the historical financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

     The results of operations of the Company for the periods discussed in this section may not be comparable as a result of the following acquisitions which are discussed in greater detail under the caption "Business:"

          1. The Houbigant Acquisition (July and August 1994), in which the Company entered into various license agreements pursuant to which it obtained certain exclusive rights to manufacture and distribute Chantilly, Lutece, Alyssa Ashley, Raffinee, Demi-Jour, Parfums Parquest French Vanilla, and all other mass market fragrances formerly marketed by Houbigant, Inc. (the "Houbigant Fragrances").

          2. The Cosmar Acquisition (August 1994), in which the Company acquired its artificial fingernail products and related fingernail care accessories.

          3. The Dana Acquisition (December 1994), in which the Company acquired a group of companies engaged in the manufacturing of Tabu, Ambush, Canoe, Canoe Sport and certain other mass-market fragrance and fragrance products.

          4. The ACB Acquisition (December 1994), in which the Company acquired the rights to manufacture and market the Houbigant Fragrances in Canada and which, when combined with the Houbigant Acquisition, gave the Company the worldwide rights to manufacture and market the Houbigant Fragrances.

OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 1996 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 1995

     Net Sales.  The Company's net sales were (in 000's, except %'s):

                                                   THREE MONTHS ENDED           THREE MONTHS ENDED
                                                     JUNE 30, 1996                JUNE 30, 1995
                                                ------------------------     ------------------------
    DIVISION                                    NET SALES     % OF TOTAL     NET SALES     % OF TOTAL
    --------                                    ---------     ----------     ---------     ----------
    Fragrance.................................   $10,963          35.7%       $12,275          46.1%
    Cosmetic..................................    11,751          38.3%        10,233          38.4%
    International.............................     7,974          26.0%         4,127          15.5%
                                                 -------         -----        -------         -----
                                                 $30,688         100.0%       $26,635         100.0%
                                                 =======         =====        =======         =====

     Total Company sales increased 15.2% or $4,053,000, from $26,635,000 to $30,688,000. Fragrance sales decreased 10.7% from $12,275,000 to $10,963,000 due in large part to lower than expected sales resulting from the basic Christmas build programs (program by which the Company increases sales of basic stock to retailers for the Christmas season in addition to sales of Christmas gift sets) in June 1996. Management attributes this decline to a corresponding significant increase (compared to last year) in commitments from retailers for the Company's Christmas gift sets which began shipping in August. Cosmetic sales increased by 14.8% from $10,233,000 to $11,751,000. Contributing to this increase are current year sales of new products such as UltraGel and Nail Fetish which were launched subsequent to last year's period, and continued strong sales of the Company's existing products. International sales increased 93.2% from $4,127,000 to $7,974,000 due to the inclusion of sales of Dana's Brazil division which was acquired during December 1995, and from a 5.1% increase in other International sales.

     Gross Profit.  The Company's gross profits were (in 000's, except %'s):

                                            THREE MONTHS ENDED                  THREE MONTHS ENDED
                                               JUNE 30, 1996                       JUNE 30, 1995
                                      -------------------------------     -------------------------------
    DIVISION                          GROSS PROFIT     % OF NET SALES     GROSS PROFIT     % OF NET SALES
    --------                          ------------     --------------     ------------     --------------
    Fragrance.......................    $  7,512            68.5%           $  8,393            68.4%
    Cosmetic........................       7,011            59.7%              6,464            63.2%
    International...................       4,659            58.4%              2,347            56.9%
                                          ------            ----              ------            ----
                                        $ 19,182            62.5%           $ 17,204            64.6%
                                          ======            ====              ======            ====

     Gross profit margin in the Fragrance businesses remained relatively stable at 68.5% compared with 68.4%. The decrease in gross profit margin in the Cosmetic business to 59.7% from 63.2% is the result of lower sales of higher-margin pro-Ten Nail Lacquer (launched during the first quarter of Fiscal
1995) and an increase in lower-margin promotional sales on the Company's base products done in conjunction with new product launches. The gross profit margin increase in the International division to 58.4% from 56.9% is attributable to higher sales and an increase in the proportion of direct international sales (versus exports) to total international sales.

     Selling Expense. The Company's selling expenses in the first quarters of Fiscal 1996 and Fiscal 1995 were $11,332,000 (36.9% of net sales) and $9,166,000
(34.4% of net sales), respectively. The increase in selling expenses as a percentage of sales is principally attributable to increased advertising and promotional spending relating to the Company's strategy of reinvigoration of existing brand equities and the introduction of complementary new products.

     General and Administrative Expense. General and administrative expenses in the first quarter of Fiscal 1996 and Fiscal 1995 were $5,800,000 (18.9% of net sales) and $3,977,000 (14.9% of net sales), respectively. The increase in general and administrative expenses is attributable to higher legal, audit and other professional fees and to the addition of key personnel by the Company to both its corporate and operating divisions in anticipation of future operating needs.

     Amortization of Intangibles and Other Assets. Amortization of intangible and other assets was $1,368,000 (4.5% of net sales) and $1,189,000 (4.5% of net sales) for the first quarter of Fiscal 1996 and Fiscal 1995, respectively.

     Operating Income. Operating income for the first quarters of Fiscal 1996 and 1995 was $682,000 (2.2% of net sales) and $2,872,000 (10.8% of net sales), respectively. Management believes an additional measurement: earnings before interest, income, taxes, depreciation and amortization ("EBITDA") is useful and meaningful to an understanding of the operating performance of the Company. However, EBITDA should not be considered by the reader as an alternative to net income (loss) as an indicator of the Company's operating performance or to cash flows as a measurement of liquidity. EBITDA is detailed in the table below:

                                                        THREE MONTHS ENDED   THREE MONTHS ENDED
                                                          JUNE 30, 1996        JUNE 30, 1995
                                                        ------------------   ------------------
                                                        (IN 000'S)
    Operating Income..................................       $    682             $  2,872
    Add Amortization..................................          1,368                1,189
    Add Depreciation..................................            869                  525
                                                           ----------           ----------
    EBITDA............................................       $  2,919             $  4,586
    EBITDA % of Net Sales.............................           9.5%                17.2%

     EBITDA declined $1,667,000 in the first quarter of Fiscal 1996 compared to the first quarter of Fiscal 1995 from $4,586,000 to $2,919,000 as a result of
(i) lower EBITDA at the Company's Dana division in Fiscal 1996 compared to Fiscal 1995 due primarily to lower than expected sales resulting from the basic Christmas build program, which management believes is due to a corresponding significant increase in commitments from retailers for the Company's Christmas gift sets which began shipping in August, and (ii) an increase in general and administrative expenses in Fiscal 1996 compared to Fiscal 1995 due to higher legal, audit and professional fees and from the addition of key personnel at the Company's corporate and operating divisions in anticipation of future operating needs.

     Interest Expense. The Company's total interest expense for the first quarters of Fiscal Years 1996 and 1995 was $5,201,000 and $4,434,000 respectively; while cash interest for the periods was $4,152,000 and $3,571,000, respectively. Interest expense consists of:

                                                          THREE MONTHS ENDED     THREE MONTHS ENDED
                                                            JUNE 30, 1996          JUNE 30, 1995
                                                          ------------------     ------------------
Cash Interest Paid or Accrued (in 000's)
  Interest on Senior Notes..............................        $2,234                 $2,234
  Interest on Sellers notes (Payable in 2002)...........           108                    100
  Interest on Existing Credit Facility..................         1,791                  1,228
  Other Interest........................................            19                      9
                                                               -------                -------
          Total Cash Interest Expenses..................        $4,152                 $3,571
NON-CASH INTEREST EXPENSES
  Accretion of Senior Notes and Seller Notes............        $   81                 $   62
  Amortization of Deferred Financing Costs..............           726                    546
  Accretion of Interest on Obligations for
     Minimum Royalty Payment............................           242                    255
                                                               -------                -------
     Total Non-Cash Interest Expenses...................        $1,049                 $  863
                                                               -------                -------
          Total Interest Expenses.......................        $5,201                 $4,434
                                                               =======                =======

     Income Tax (Benefit)/Expense

     Income tax (benefit)/expense were ($155,500) and $121,429 for the first quarter of fiscal 1996 and fiscal 1995, respectively. The effective tax rates differ from the United States federal income tax rate of 35% due to state and foreign income taxes and limitations on utilization of federal income tax benefits.

OPERATIONS FOR THE YEAR ENDED MARCH 31, 1996 AND THE PERIOD APRIL 15, 1994 (INCEPTION) THROUGH MARCH 31, 1995

     Net Sales. The Company's net sales (in 000's, except %'s) for the periods were:

                                                        FISCAL 1995
                                                   ---------------------          FISCAL 1994
                                                   NET                       ----------------------
    DIVISION                                       SALES      % OF TOTAL     NET SALES   % OF TOTAL
    --------                                       --------   ----------     ---------   ----------
    Fragrance....................................  $ 63,865       48.6%       $31,931        55.3%
    Cosmetic.....................................    44,511       33.9%        19,514        33.8%
    International................................    22,910       17.5%         6,269        10.9%
                                                   --------   ---------       --------   ---------
                                                   $131,286      100.0%       $57,714       100.0%
                                                   ========   =========       =======    =========

     Total Company sales increased by $73,572,000 (or 127.5%) to $131,286,000. Approximately $32,700,000 of this increase is attributable to internal growth through the implementation of focused sales and marketing programs. The remaining increase is a result of including a full year of operation in Fiscal 1995 compared to a partial year of operations for the prior fiscal year (depending on the particular timing of each acquisition).

     Gross Profit. The Company's gross profit (in 000's, except %'s) for the periods was:

                                                   FISAL 1995                        FISCAL 1994
                                          -----------------------------     -----------------------------
    DIVISION                              GROSS PROFIT   % OF NET SALES     GROSS PROFIT   % OF NET SALES
    --------                              ------------   --------------     ------------   --------------
    Fragrance...........................    $ 39,338          61.6%           $ 18,681          58.5%
    Cosmetic............................      28,501          64.0%             10,998          56.4%
    International.......................      12,278          53.6%              3,482          55.5%
                                            --------         ------           --------         ------
                                            $ 80,117          61.0%           $ 33,161          57.5%
                                            ========         ======           ========         ======

     Gross profit margin improvements in the Fragrance and Cosmetic businesses are the result of the consolidation of manufacturing operations in the Company's Mountaintop facility at the Fragrance Division and the introduction of new, higher-margin products like Pro 10 Nail Lacquer, along with cost containment efforts in the Cosmetic division. The gross profit margin decrease in the International Division is attributable to an increase in export sales and sales of fragrance products that typically carry a lower gross margin than direct international sales and sales of cosmetic products, respectively, resulting in a lower total International gross profit margin.

     Selling Expense. The Company's selling expenses for Fiscal 1995 and Fiscal 1994 were $52,781,000 (40.2% of Net Sales) and $18,246,000 (31.6% of Net Sales),
respectively. The increase in selling expenses as a percentage of sales is principally attributable to increased advertising and promotional spending relating to the Company's strategy of reinvigoration of existing brand equities and the introduction of complementary new products.

     General and Administrative Expense. The Company's general and administrative expenses for Fiscal 1995 and Fiscal 1994 were $13,679,000 (10.4% of Net Sales) and $10,127,000 (17.5% of Net Sales), respectively. The decline in general and administrative expenses as a percentage of sales is attributable to what management believes is a high fixed component for such expenses and management's ability to control the increase in such expenses as sales increased.

     Amortization of Intangibles and Other Assets. Amortization of intangible and other assets for Fiscal 1995 and Fiscal 1994 was $5,207,000 (4.0% of Net Sales) and $2,044,000 (3.5% of Net Sales), respectively. The increased amortization in Fiscal 1995 includes a full year of amortization resulting from acquisitions. Fiscal 1994 includes goodwill amortization only as of the effective date of the respective acquisitions. In addition, Fiscal 1995 includes a full year of amortization of the minimum royalty.

     Operating Income. Operating Income for Fiscal 1995 and Fiscal 1994 was $8,450,000 (6.4% of Net Sales) and $2,744,000 (4.8% of Net Sales), respectively. Management believes that EBITDA as an additional measurement, is useful and meaningful to an understanding of the operating performance of the Company. However, EBITDA should not be considered by the reader as an alternative to net income (loss) as an indicator of the Company's operating performance or to cash flows as a measurement of liquidity. EBITDA is detailed in the table below:

                                                                    FISCAL 1995     FISCAL 1994
                                                                    -----------     -----------
                                                                               000'S
    Operating Income..............................................    $ 8,450         $ 2,744
    Add Amortization..............................................      5,207           2,044
    Add Depreciation..............................................      2,844             788
                                                                      -------          ------
    EBITDA........................................................    $16,501         $ 5,576
    EBITDA % of Net Sales.........................................      12.6%            9.7%

     Interest Expense. The Company's total interest expense, for Fiscal 1995 and Fiscal 1994 was $19,458,000 and $8,694,000 respectively, while cash interest for the periods was $15,524,000 and $6,834,000, respectively. Interest expense for the periods consisted of:

                                                                    FISCAL 1995     FISCAL 1994
                                                                    -----------     -----------
    Cash Interest Paid or Accrued (in 000's)
    Interest on Senior Notes......................................    $ 8,943         $ 5,577
    Interest on Sellers Notes (Payable in 2002)...................        420             247
    Interest on Existing Credit Facility..........................      5,948             971
    Other Interest................................................        213              39
                                                                      -------          ------
              Total Cash Interest Expense.........................    $15,524         $ 6,834
    Non-Cash Interest Expenses
    Accretion of Senior Notes and Seller Notes....................    $   290         $   154
    Amortization of Deferred Financing Costs......................      2,623             993
    Accretion of Interest on Obligations for Minimum Royalty
      Payment.....................................................      1,021             713
                                                                      -------          ------
              Total Non-Cash Interest Expenses....................    $ 3,934         $ 1,860
                                                                      -------          ------
              Total Interest Expenses.............................    $19,458         $ 8,694
                                                                      =======          ======

     Income Tax Expense/(Benefit). Income tax expense/(benefit) for the periods were $1,304,000 (1.0% of net sales) and ($35,000) respectively. The effective tax rates differ from the United States federal income tax rate of 34% due to state and foreign income taxes and limitations on utilization of federal income tax benefits.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash used by the Company in operating activities for the three months ended June 30, 1996 was $13,305,755, consisting primarily of a net loss of $4,193,058, less the impact of non-cash items impacting net loss of $3,336,043, an increase in operating assets of inventories and prepaid expenses and other assets of $2,346,723 and $7,744,857, respectively, and a decrease in accounts payable and accrued expenses of $5,849,519 and $1,529,876, respectively, less the impact of decrease in accounts receivable of $5,767,689.

     Net cash used in investing activities was $696,649, consisting primarily of capital expenditures. Net cash provided by financing activities was $20,143,645, consisting primarily of net proceeds from the Existing Credit Facility of $2,000,000 and the issuance of Series A Preferred Stock in the Interim Preferred Facility of $18,955,000. The net increase in cash and cash equivalents was $6,141,241. As of June 30, 1996, the Company had outstanding institutional indebtedness of $126.4 million including $59.0 million under its Existing Credit Facility, $29.0 million of which is related to the revolving credit portion. On September 8, 1995, the revolving credit portion of the Company's facility was amended to increase the Company's availability to $30.0 million from $20.0 million and on June 14, 1996, it was amended to increase the availability to $40.0 million. Due to the nature of the fragrance/cosmetics industry, both the Company's need for working capital and its income stream are seasonal. The most significant liquidity requirements occur prior to the sales surge in connection with the production of inventory and shipment to customers in advance of the year-end holiday sales season and other events such as new launches. GAC's working capital needs and income stream are less seasonal than the Company's fragrance business.

     Net cash used by the Company in operating activities for the year ended March 31, 1996 was $24,176,395, consisting primarily of the net loss of $12,056,831, less the impact on non-cash items impacting net loss of $12,019,092; increase in operating assets of accounts receivable, inventory, and prepaid expenses and other current assets of $16,635,634, $7,560,525, and $2,977,456, respectively; decrease in accrued expenses of $3,288,380, less the impact of increase in accounts payable of $6,284,133.

     Net cash used in investing activities for the year ended March 31, 1996 was $6,140,629, consisting primarily of capital expenditures. Net cash provided by financing activities was $24,747,663, consisting primarily of net proceeds from the Existing Credit Facility. The net decrease in cash and cash equivalents was $5,569,361.

     The Existing Credit Facility matures in December 1996. The Company is currently pursuing several financing alternatives, including both equity and debt financing to replace the Existing Credit Facility and provide funds for new acquisitions. The Company is currently in discussions with several financial institutions and believes that it will be able to obtain such financing. However, the Company has no binding commitment from any financial institution, and accordingly, there can be no assurance that such additional financing alternatives will be available to the Company. If the Company is unable to obtain the financing, it may be required to postpone and/or change significant elements of its business strategy, including the MEM Acquisition. In addition, although management believes that the Company has made significant progress in improving sales and operating efficiency, there can be no assurance that the Company's future performance will not be adversely affected by economic, financial, and business factors not subject to its control.

     Pursuant to the Series B Offering which closed on August 15, 1996, September 16, 1996 and September 27, 1996, the Company sold 115,000 units consisting of $115 million aggregate liquidation preference Series B Preferred Stock and Warrants to purchase approximately 23% of its outstanding common stock on a fully-diluted basis as of the date of such issuance. The Company used the net proceeds from this sale, together with approximately $10 million of proceeds it received from sales of its Common Stock concurrent with these issuances, to redeem the Interim Preferred Facility, to finance the Company's previously announced acquisitions, to repay indebtedness and for general corporate purposes.

     Dividends on the Series B Preferred Stock are payable at the rate of 14% per year in cash or by issuance of additional shares of Series B Preferred Stock, at the Company's option, through August 31, 2002, and in cash thereafter; providing that dividends shall be paid in cash on the first dividend date following the earlier of one year from the redemption of the Company's existing Senior Notes or August 31, 2002.

     As of August 8, 1996 and September 27, 1996, Nomura waived certain provisions of the Existing Credit Facility in order to permit the Company to retain $112.1 million of the $119.1 million of Net Cash Proceeds (as defined in the Existing Credit Facility) from the Equity Financing, of which $20.4 million has been used to redeem the Interim Preferred Facility fee, $15.5 million of which has been used to consummate the GAC Acquisition, and the remainder of which has been or will be used for general corporate purposes. The Company also purchased a certificate of deposit for $33.8 million and granted Nomura a first priority perfected lien on such certificate of deposit.

                                    BUSINESS

GENERAL

     The Company, together with its wholly-owned subsidiaries, is a leading manufacturer and marketer of mass-market fragrances, artificial fingernails, lipsticks, eye make-up, nail polish products and related accessories sold by more than 1,000 retailers in approximately 25,000 locations in the United States, and in 42 foreign countries worldwide. The Company sells its products principally through the domestic mass-market (or self-select) distribution channel which includes chain drug stores (such as Walgreen and Revco), mass merchandisers (such as Wal-Mart and Kmart) and supermarkets and combination supermarket/drug stores (such as Kroger and Albertson's). During Fiscal 1995 and the three months ended June 30, 1996, the Company generated net sales of $131.3 million and $30.7 million, respectively, and EBITDA of $16.5 million and $2.9 million, respectively.(1)

     Through its wholly-owned Dana Perfumes Corporation subsidiary, the Company sells women's and men's fragrances designed to appeal to a broad range of consumers within the mass-market, including several "classic" brands such as Chantilly and Tabu, each of which have enjoyed widespread sales and consumer loyalty for more than 50 years. As of December 31, 1995, the Company's fragrance brands represented two of the top ten and five of the top 50 brands in the women's fragrance category sold through the chain drug store channel, which represents approximately 50% of the drug store and mass merchandiser segment. The Company's fragrance and related products are marketed under established brand names including Chantilly, White Chantilly, Tabu, DREAMS BY TABU, Ambush, Parfums Parquet's French Vanilla, Raffinee, Lutece, Canoe, Herbissimo and Monsieur Musk.

     Through Cosmar, the Company is the largest domestic manufacturer and marketer of artificial fingernails and related fingernail care accessories sold through the chain drug store, mass merchandiser, supermarket and supermarket/drugstore distribution channels. Cosmar is the leading domestic manufacturer of products in four of the top seven artificial nail care segments, and its leading market share in the United States of 30+% in the mass-market channel is almost twice the share of its nearest competitor. In 1995, the Company successfully entered the $300+ million nail polish/treatment category with the introduction of its line of PRO(10) nail lacquers. In just one year after its introduction, PRO(10) ranked as the ninth best-selling nail lacquer brand in the United States. The Company's artificial fingernails and related products are marketed under the brand names LaJoie, Press & Go, Sculpture Quik, Quik Fit, PRO(10), UltraGel and Nail Fetish.

     Effective with the acquisition of GAC on August 21, 1996, the Company's Cosmar subsidiary has assumed responsibility to manage the products available under the Nat Robbins brand name. Nat Robbins has become a leading brand of high quality, mid-priced professionally positioned lip, eye and nail cosmetic products sold in the mass market distribution channel. The Company will continue to market multiple Nat Robbins color cosmetics items including lipliner pencils, lipsticks, eyeliner pencils, eye shadow, mascara, nail enamel and assorted accessories. In addition to the Nat Robbins brand name, which appears on all packaging, products are also marketed under the brand names Lip Lacquer, Stay Put and Color Intense 24.

---------------

     (1) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or cash flow and is not a measure of performance under generally accepted accounting principles but provides additional information for evaluating the Company.

     The following table breaks down the Company's net sales for Fiscal 1995 and the three months ended June 30, 1996 between fragrances and cosmetics:

                                        NET SALES                                  % OF TOTAL
                            ----------------------------------         ----------------------------------
                                            THREE MONTHS ENDED                         THREE MONTHS ENDED
                            FISCAL 1995       JUNE 30, 1996            FISCAL 1995       JUNE 30, 1996
                            -----------     ------------------         -----------     ------------------
                                  (DOLLARS IN MILLIONS)
    Fragrances............    $  83.2               18.2                   63.4%               59.3%
    Cosmetics/Nail Care...       48.1               12.5                   36.6%               40.7%
                               ------              -----                 ------              ------
              Total.......    $ 131.3             $ 30.7                  100.0%              100.0%
                               ======              =====                 ======              ======

     The Company was formed in April 1994 by Kidd Kamm, together with Thomas V. Bonoma, Chairman, Chief Executive Officer, and President of the Company. Prior to forming the Company, Mr. Bonoma was chief executive officer of Benckiser America ("Benckiser"), a subsidiary of Joh. A. Benckiser, GmbH, a $3.0 billion privately-held German producer of packaged goods in the fragrance, cosmetics and cleaning products industries ("Benckiser, GmbH"). During Mr. Bonoma's tenure at Benckiser, he, along with his team of senior managers (eleven of which have since joined him at the Company), were directly responsible for building Benckiser's North and Latin American-based operations from inception in 1986 to worldwide sales in excess of $700 million by 1993. This increase was accomplished through both internal growth and the acquisition and integration of seven companies. Mr. Bonoma and his management team improved the sales and cash flow of these acquired companies by, among other things, reducing administrative overhead, rationalizing operations and developing cost-effective advertising and marketing programs to restore and expand such prominent fragrance brands such as Jovan, Coty and Stetson, and soap brands such as ElectraSol and Jet-Dry. At the time of Mr. Bonoma's departure from Benckiser in mid-1993, fragrances under his management represented six of the top 25 women's fragrances and ten of the top 25 men's fragrances in the United States.

     At inception, the Company's strategic plan was to build a substantial fragrance and cosmetics company within five years with annual sales in excess of $750 million by implementing Mr. Bonoma's previously successful growth strategy of acquiring and successfully integrating underperforming brands or companies and restoring and expanding brand equities through the initiation or expansion of focused marketing programs. In May 1994, KKEP invested $22.5 million in the common equity of the Company, which represents the largest investment ever made by Kidd Kamm or any of its principals. Management and certain other investors invested an additional $4.0 million cash in common equity of the Company.

     In July and August 1994, Cosmar through a subsidiary entered into long-term exclusive license agreements with Houbigant for the manufacturing, distribution, use and sale throughout the world but excluding Canada, of twelve of the mass-market fragrances formerly marketed by Houbigant. These fragrances included such well known brands as Chantilly, Parfums Parquet's French Vanilla, Lutece, and Raffinee. In December 1994, the Company acquired through a subsidiary the assets of ACB Mercantile, Inc. and related companies (collectively, "Houbigant ACB") through which the Company acquired certain rights to manufacture, distribute, use and sell the Houbigant fragrances in Canada for an aggregate consideration of $6.0 million, and entered into a new license agreement with Houbigant in August 1996, which superseded and restated its prior rights acquired from Houbigant ACB and which, when combined with the previous Houbigant license agreements, gave the Company the exclusive worldwide right to manufacture and market the Houbigant fragrances. In August 1994, the Company acquired certain exclusive western hemisphere rights to the fragrances marketed under the Alyssa Ashley and Robert Ashley names. In August 1994, the Company purchased the operations of Cosmar (the "Cosmar Acquisition"), the largest manufacturer and marketer in the United States of artificial fingernails and related fingernail care products, for an aggregate purchase price of $66.3 million. In December 1994, the Company acquired Les Parfums de Dana, Inc. and related companies (collectively, "Dana"), which manufacture mass-market fragrances and related products (the "Dana Fragrances") sold in the United States and in 20 other countries worldwide, for an aggregate cash purchase price of $21.9 million (the "Dana Acquisition"). The Dana Fragrances include such classic brands as Tabu, Canoe and Ambush. Through the GAC Acquisition in August 1996, the Company acquired the rights to the Nat Robbins trademark.

     The mass-market distribution channel in the United States, where the Company's products are sold, generated sales of approximately $4 billion in 1995 and is the largest and fastest growing segment of the estimated $7 billion domestic fragrance/cosmetics market. Management believes that this growth is attributable to a recent trend by consumers of seeking increased value per dollar spent. Mass-market retailers account for approximately 57% of total domestic fragrance and cosmetics sales, with department/specialty stores accounting for the remaining 43%. In recent years there has been a substantial consolidation within the mass-market distribution channel. As a result of such consolidation, large chains such as Wal-Mart and Revco have been driving smaller independent general merchandise stores and drug stores out of existence.

     Management believes that such consolidation has been driving a similar consolidation in the manufacturing sector of the fragrance/cosmetics industry because smaller companies typically lack the management skills, technical expertise, worldwide marketing capability and capital resources necessary to:

          (1) introduce new products into the market;

          (2) provide the financial reporting and management information systems necessary to satisfy stringent mass-market retailer service requirements;

          (3) develop, fund and utilize the sophisticated advertising and marketing programs required to compete in the mass-market;

          (4) provide sophisticated "category management" services (described herein) to retailers designed to maximize the profitability of their shelfspace; and

          (5) establish effective international distribution networks.

     Management believes that the Company is positioned to take advantage of both the retail and manufacturer consolidations previously mentioned due to its management team -- a team experienced in acquiring, integrating and reviving established but underperforming brand equities under a common overhead structure. The Company's substantial category management expertise, strong brand marketing skills, ability to reinvigorate established brands, focused brand "flanking" and streamlined information systems make it a desirable partner for retailers. Further, management believes that significant acquisition targets exist, and, as the fragrance/cosmetics industry consolidation accelerates, substantially fewer fringe players will be able to maintain a market presence as stand-alone entities.

     Fragrance and cosmetics products sold through the department/specialty store channel, in contrast to mass-market products, are generally characterized as "prestige" brands whose sales are primarily based upon perceived image and quality rather than on price. For example, fragrances sell at an average retail price point of approximately $35 per one-ounce size in department stores, which is substantially higher than the $14 average for fragrances sold in the mass-market. Consequently, product offerings in the department/specialty store channel tend to be much more sensitive to changes in fashion than those in the mass-market, resulting in more new product introductions, less brand stability and less consumer loyalty over time for "prestige" products vs. mass-market products. In contrast, products sold in the mass-market, where the Company operates, are characterized by: (i) lower prices; (ii) lower packaging costs;
(iii) more frequent purchases/uses; (iv) sales that are less affected by changing fashions; and (v) faster inventory turnover than "prestige" brands. Management believes that these characteristics enable the Company's mass-market products to achieve, on average, greater customer loyalty and less seasonal sales fluctuations than "prestige" products.

     The Company's management team intends to continue to capitalize on the opportunities in the mass-market segment of the fragrance/cosmetics industry, through both internal growth and acquisitions, and to maximize sales and EBITDA by implementing a strategy based on the following elements:

     - The Acquisition and Reinvigoration of Underperforming and/or Undermarketed Fragrance and Cosmetics Brands. The Company intends to continue to acquire, and then subsequently reinvigorate, successively larger sets of underperforming and/or undermarketed established brands by: (i) reestablishing trust and reliability with the buyers of the Company's retail accounts that may have been lacking under previous ownership; (ii) restoring the quality of acquired fragrances by using original formulations and applying advanced technology to improve its cosmetics products; (iii) redesigning the packaging and advertising of the acquired brand to modernize its image and refocus it towards its target market; and (iv) initiating or expanding a focused advertising and promotional program for each brand. Advertising and marketing support is particularly important in the mass-market due to minimal in-store support of products by sales personnel or manufacturer representatives. Management believes that the Company's marketing personnel possess the skills necessary to provide the broad-based consumer advertising necessary to support new product introductions and to motivate consumers to "pull" the Company's products off of the shelf.

     - Integration of Acquired Companies into Existing Company
       Infrastructure. Following its acquisition of brands or companies, the Company hopes to reduce the operating costs of the acquired brands/companies by: (i) eliminating redundant overhead; (ii) consolidating plants (where applicable); (iii) selling the acquired brands through the Company's existing sales force; and (iv) using common components (i.e., the same type of bottle for many brands) to reduce manufacturing costs.

     - Focused Flanking of Established Brand Equities. Rather than introduce completely new products into the mass-market, the Company has specialized in the launch of new products that leverage off the strong name recognition and brand equity ("trust") of the Company's portfolio of classic brands. These new products, known as "focused flankers," draw on the consumer recognition and heritage of the Company's existing brand equities while simultaneously enhancing and revitalizing the "mother" products being flanked. The Company's flanker introductions are strongly related to their "mothers" but are targeted toward a different consumer segment, enabling the Company to increase shelf space allocated to the expanded brand family. In 1995, the Company successfully completed the launches of two focused flanker products (White Chantilly as a flanker of the classic Chantilly brand and DREAMS BY TABU as a flanker of the classic Tabu brand), both of which successfully leveraged off the equity of the classic "mother" brands. Management believes that the reinvigoration of existing brands and the launch of focused flanker products typically generate more predictable sales and require less advertising and promotional expenditures than "cold" launches of completely new products.

     - Introduction of Complementary Products. Similar to its focused flanker approach to fragrances, the Company also introduces complementary new cosmetics products. For example, the Company enhanced its leadership position in the artificial nail care market in fiscal 1995 through the introduction of products targeting new segments of the market, including UltraGel (patented gel nails with built-in color targeted towards salon users) and Nail Fetish (a line of artificial nail care products targeting teenage consumers). In addition, in 1995 the Company successfully entered the $300+ million nail polish/treatment category with the launch of its PRO(10) line of nail lacquers. PRO(10) ranks as the ninth best-selling nail lacquer brand in the United States only one year following its introduction.

     - Use of Category Management Techniques to Increase RCI's Sales by Increasing its Allocation of Shelf Space and Enhancing Relationships with Retailers. Due to the consolidation in the mass-market retail industry, the allocation of retail shelf space has become increasingly more important. Since mass-market retailers depend upon the self-selection of products by consumers and employ only a minimal amount of in-store sales personnel, the allocation of existing retail shelf space is critical and is the most important means of gaining consumer exposure in the mass-market. To increase shelf space allocated to the Company's products and to build stronger retailer alliances, the Company spends in excess of $1.0 million annually to purchase consumer sales data derived from in-store checkout scanners and maintains a five person in-house staff dedicated to analyze such data. With these data, the Company has the ability to mathematically quantify sales results for its own products as well as all of its competitors' products in the categories in which it competes. Using the purchased data, the Company analyzes the sales dynamics of categories, manufacturers, brands and specific stock keeping units (SKUs) at the national, regional and account level, enabling the Company to recommend to its major retail customers an optimal mix of its own and competing products to boost category sales, profits and consumer satisfaction.

       The Company engages in account-specific category management by offering to be a retailer's "category captain," a role that most retailers fill by electing one manufacturer per category. The category captain assists the retailer in deciding which products it will sell within the shelf space dedicated to a specific category. In 1995 and 1996, the Company was designated category captain by many of it major accounts and, as a result, has successfully secured a greater allocation of shelf space for its existing and new products by recommending the selection of SKUs to retailers that maximize their total shelf space profitability for a given category.

       Management believes that retailers generally elect only one category captain, and because the Company has made a significant investment in data, systems and people for its category management program, the Company should maintain a significant competitive advantage in this area that will be difficult for its competitors to overcome should they choose to offer similar category management services in the future.

     - The Expansion of the Number of Retail Outlets and Alternative Distribution Channels that Sell the Company's Products. The Company continually seeks to expand its sales and distribution network, currently over 1,000 retailers with approximately 25,000 locations domestically, for its existing and acquired products. Due to management's long-standing relationships with retail buyers, extensive domestic retailer network, ability to reinvigorate brands and category management expertise, the Company has been able to significantly increase the sales of its acquired brands by integrating them into its existing distribution network. The Company is also continually exploring alternative channels of distribution through which to sell its products. In addition, the Company is expanding its worldwide "doors" through the expansion of the number of countries to which it sells its products. The Company currently sells its products in 42 foreign countries, which management is projecting to increase to over 50 countries during the 1996 fiscal year.

     During the current fiscal year ending March 31, 1997 (Fiscal 1996), the Company intends to continue to capitalize upon the success of its previous fragrance and cosmetics product launches, market share gains and close working relationships with mass-market retailers to launch additional focused flanker fragrance products and two new patented artificial nail care products. Management believes that the Company has the management talent and corporate infrastructure in place to implement its proven growth strategy and effectively manage future growth. The Company intends to continue to expand and diversify its product lines by acquiring companies in related areas of the fragrance/cosmetics industry in the United States and internationally including the lip, eye and other makeup segments. In accordance with its growth strategy, the Company has consummated the GAC Acquisition and entered into the MEM Acquisition Agreement. See "Special Note Regarding Forward-Looking Information" and see "Recent Developments" for additional information regarding the Acquisitions.

INDUSTRY OVERVIEW

     General. Based on management's estimates, the worldwide fragrance/cosmetics industry is approximately $15 billion in size and is growing at a rate of approximately 3%-5% per year due to the emergence of new markets and increased penetration in existing markets. The domestic portion of the fragrance/cosmetics industry represents approximately $7 billion in annual sales (47% of the world-wide market). The mass-market distribution channel of the domestic fragrance/cosmetics industry represents an estimated $4 billion in annual revenues, accounting for 57% of total domestic industry revenues, and is growing at the rate of approximately 2%-3% per year. The domestic mass-market fragrance/ cosmetics industry is divided into six major product categories: men's and women's fragrances (13% and 23%, respectively), face makeup (20%), nail care (16%), eye makeup (15%) and lip products (13%), and is comprised of three distinct channels: chain drug stores, mass merchandisers and supermarkets. The domestic mass-market distribution channel is growing at a faster rate than the domestic fragrance/cosmetics industry as a whole as it continues to take market share from the department/specialty store segment due to a shift in consumer preferences towards more value-oriented products.

     Management believes that the fragrance/cosmetics industry is highly fragmented, with over 500 companies each generating annual sales of less than $50 million. As the importance of the mass-market distribution channel continues to increase, the fragrance/cosmetics industry consolidation should accelerate because smaller private companies typically lack the management skills, technical expertise, worldwide marketing capabilities and capital resources necessary to: (i) introduce new products into the market; (ii) provide the financial reporting and management information systems necessary to satisfy stringent mass-market retailer service requirements; (iii) develop, fund and utilize the sophisticated advertising and marketing programs required to compete in the mass-market; (iv) provide sophisticated category management services to retailers designed to maximize the profitability of their shelf space; and (v) establish effective international distribution networks.

     Distribution. According to industry estimates, the fragrance/cosmetics industry relies on two primary channels of distribution: mass-market retailers, which account for approximately 57% of total industry sales, and department/specialty stores, which account for the remaining 43%. These two channels have materially different sales and marketing processes because of the contrasting economic, demographic, demand and usage characteristics of their consumers. In recent years, the mass-market, where the Company sells its products, has been expanding and capturing retail market share from the department/specialty store segment as consumers continue to place more emphasis on value.

     The mass-market distribution channel is characterized by value-oriented products with more emphasis placed on price than on image. Since mass-market retailers depend on self-selection of products by consumers and employ only a nominal amount of in-store sales support personnel, the allocation and placement of retail shelf space is critical and is one of the most important means of gaining consumer awareness in this channel. Accordingly, mass-market retailers are becoming more aware of the benefits of sophisticated category management systems, such as those utilized by the Company, to maximize the sales generated by their existing shelf space. Retailers are therefore reluctant to allow new products to displace proven high-volume products without the guarantee of extensive advertising support to generate consumer interest. As a result, introducing new products into the mass-market is more difficult and relatively more expensive than in the department/specialty store segment. Manufacturers of mass-market products must provide broad-based consumer advertising to support new product introductions and to get consumers to "pull" products off of the shelf. These characteristics of the mass-market limit the number of new product offerings, enabling proven products to retain existing shelf space and creating barriers to entry. As a result, the mass-market distribution channel for fragrances and cosmetics is generally characterized by greater brand stability and consumer loyalty than is the department/specialty store channel.

     In contrast to the mass-market, fragrance and cosmetics products sold through the department/specialty store channel are generally characterized as "prestige" brands which are primarily sold based upon perceived image and quality at substantially higher price points (average retail price point of $35 for fragrances) than those sold in the mass-market channel (average retail price point of $14 for fragrances). Consequently, product offerings in the department/specialty store channel tend to be much more sensitive to changes in fashion and popular trends than those sold in the mass-market. This fashion consciousness results in a greater number of product introductions in this channel than in the mass-market. The introduction of new products in department/specialty stores is facilitated, in part, by a greater level of personal customer service during the sales process through the use of sales personnel or in-store manufacturer representatives who "push" new products to consumers. In addition, department/specialty retailers generally reallocate their selling space and product mix several times per year to accommodate changing fashion trends, whereas mass-market retailers generally do so only once per year. As a result, manufacturers are able to introduce new products more easily and frequently in the department/specialty store distribution channel, as well as depend on in-store direct selling efforts rather than broad-based consumer advertising to attract consumers. While this reallocation results in greater flexibility to change product offerings to match current fashion trends, it also reduces brand stability and consumer loyalty over time.

     As the department store channel selling "prestige" fragrances has been consolidating, there has been increasing pressure to introduce certain fragrances which were historically sold in department stores into mass-market channels. Management believes, however, that increased penetration by department store fragrances into the mass-market is not a material competitive threat to those mass-market brands supported by strong management, marketing and advertising because: (i) a significant portion of prestige products sold in the mass-market have been diverted from their normal distribution channels, thus constituting an unsteady supply source; (ii) such prestige fragrances are often marketed toward different consumers than mass-market fragrances; and (iii) the "push" and promotional marketing support (i.e., gift with a purchase, high sales and display intensity) typically associated with prestige brands is not replicable in the self-select, mass-market channel. Certain prestige marketers have attempted to adopt mass-market methods of less intensive sales support, lower packaging quality and broader distribution. However, management believes that the resulting pressure for price discounts on these prestige product has threatened the perception of exclusivity associated with their up-market trademarks.

     Fragrance Market. The domestic fragrance market, which generated sales of approximately $4 billion in 1995, is growing at a rate of approximately 3%-5% per year. The domestic mass-market segment of the retail fragrance industry generated sales of $1.4 billion in 1995. The market for both men's and women's fragrances is highly fragmented, with the most popular brand in each segment commanding a share of less than 5% of the total market (although there are large competitors with significant aggregate market shares). The mass-market fragrance industry is recession resistant due to its low average price point ($14) and more frequent usage of the product which is evidenced by industry growth rates which have only varied between negative 5% to positive 5% over the last ten years. Fragrance products sold in the mass-market, where the Company operates, typically have the following characteristics in relation to prestige brands: (i) lower prices; (ii) lower packaging costs; (iii) more frequent purchase/use; (iv) sales that are less affected by changing fashions which results in fewer new product introductions; and (v) faster inventory turnover. Management believes that these characteristics enable the Company's products to achieve, on average, greater customer loyalty and more stable sales volume than prestige products.

     Prestige products are sold primarily based upon perceived image and quality at substantially higher price points than mass-market products. To survive in the mass-market, fragrance brands must generate a high level of repeat purchases. Management believes that "classic" fragrance products, which generally have more than 20 years of sales history and are characterized by extensive brand name recognition and customer loyalty, obtain such status based upon the performance of their scents. Management estimates that less than 1% of all fragrance brands introduced each year achieve such "classic" status. The Company currently markets seven of these classic brands.

     In addition to "prestige" fragrance products sold in the mass-market channel, the Company competes with alternative designer fragrances ("ADFs"), which are impostors of designer/prestige fragrances. ADFs began capturing market share from both designer/prestige fragrances and mass-market products in 1990. Since 1992, however, sales of ADFs and prestige fragrances in the mass-market have been declining as consumers have retreated to classic fragrances that offer greater value for their money. For example, in 1995, sales of ADFs declined by 16%, and sales of prestige fragrances sold in drugstores and mass merchandisers declined by 8%.

     Cosmetics/Nail Care Market. The domestic mass-market segment of the artificial nail category, which generated retail sales of approximately $160 million in 1995, is the fastest growing segment of the $670 million domestic retail nail care market. Management believes that the compound annual growth rate in the domestic mass-market segment of the artificial nail category exceeded 18% from 1984 to 1995. Management attributes the rapid growth in this market primarily to a greater acceptance of artificial nail products and a shift in consumer preferences from more expensive salon services to significantly less expensive self-application products such as those manufactured by the Company. Other factors causing the shift include improved product quality (e.g., a more natural appearance), simplified product application and a greater selection of products. The retail nail care market is divided into four major product categories: (i) nail polish/treatment (45%); (ii) artificial nail care (24%);
(iii) nail implements (20%); and (iv) nail polish removers (11%).

     Although the domestic mass-market artificial nail care market has many participants, the top three brands generate over 60% of total category sales. As the following table indicates, Cosmar brands dominate the artificial nail care products category as measured by total sales dollars:

              ARTIFICIAL NAIL CARE MARKET (DRUG/MASS MERCHANDISER)

                                                                          CONSOLIDATED MARKET SHARE
    BRAND                                             OWNER                52 WEEKS ENDED 3/24/96
    -----                                             -----               -------------------------
    Cosmar..............................    RCI                                      30.9%
    Nailene.............................    Pacific World Corp.                      17.7
    Jonel...............................    Barristo Ltd.                            13.9
    Kiss Professional...................    Dae Do                                    9.8
    Sally Hansen........................    Del Laboratories                          8.0
    Fing'rs.............................    Entrecap Corp.                            7.4
    IBD.................................    Intl. Beauty Distributors                 4.4
    Lee Fancy Fingers...................    Lee Pharmaceutical                        2.9
    All Other Brands....................    Various                                   5.0
                                                                                   -------
              Total Category                                                        100.0%
                                                                                   =======

---------------
Source: InfoScan, Total U.S. Drug + Mass Merchandisers, Company Fiscal Year
1995.

     Repeat purchases by consumers, who typically purchase 10 to 15 packages per year, as well as high inventory turnover have resulted in increased retail shelf space allocation and market stability for artificial nail products. It is expected that in the future there will be less opportunity for niche players in the artificial nail market, with more shelf space being allocated to the major players such as the Company that drive category sales.

     The domestic artificial nail market is expected to continue to grow as consumer penetration throughout the United States expands. The total domestic market for artificial nail and fingernail related products, including those sold in salons, has grown from approximately $1.4 billion in 1989 to $3.0 billion in 1995. Approximately 31% of all American women use artificial nail tips, with the majority of users under the age of 35, and 77% of all American women use nail glue. However, over 60% of artificial nail product users still have their nails done at salons at an average cost of approximately $30, representing a significant opportunity for considerable growth in the retail nail care market, where an average mass-market application costs approximately $10. Additional growth opportunities exist in the United States, as well as abroad, to attract the millions of potential new users that currently do not use artificial nail care products.

     Lipstick/Eye Make-up Market. The domestic lipstick and eye make-up market is highly competitive and dependent on strong brand recognition, consumer trust in product quality, product selections aligned with current fashion/color trends and distinct price brackets that meet particular consumer needs and demographics. Within the approximately $1.2 billion lipstick and eye make-up mass-market, there are higher priced brands, generally priced at $3.25 and higher per unit, followed by mid-priced brands at $2.00 to $3.75 per unit and lower-priced brands at $.99 to $1.79 per unit. The Company has focused on the mid-priced segment, through the acquisition of GAC. In general, the Company believes that the lipstick and eye make-up market have experienced strong growth over the past year because of enhancements in color cosmetics technology and formulations coupled with a renewed emphasis on fashion-conscious color selections. The most prevalent trends include longer lasting applications, such as "smudge-free" lipstick, healthier products, such as moisturizing and vitamin-added formulas and "hot" color ranges, such as browns and purples. In addition, manufacturers are now utilizing point-of-purchase displays or "wall units" that emphasize products, features and educate consumers on the use of cosmetics in an attempt to further stimulate category expansion.

PRODUCTS

     Fragrances: The Company manufactures and markets a wide variety of men's and women's fragrances, which include some of the oldest, most recognized "classic" brand names in the industry. Classic brands, which generally have more than 20 years of sales history, are typically characterized by extensive brand name recognition and strong consumer loyalty. The Company estimates that less than 1% of all fragrance brands introduced each year achieve such classic status. The Company currently manufactures seven of these classic brands. The Company markets its women's fragrance brands under such names as Chantilly, Tabu, White Chantilly, DREAMS BY TABU, Classic Gardenia, Lutece, Raffinee, and Ambush. The Company markets its men's fragrance brands under such names as Canoe, Monsieur Musk, Herbissimo and the soon-to-be-released Navigator from Canoe.

     The Company produces and markets men's and women's fragrances through its wholly-owned Dana subsidiary. Among the Company's most well-known brand names are Chantilly and Tabu. Introduced in 1941 and 1931, respectively, Chantilly and Tabu are two of the oldest "classic" fragrances in the United States. Chantilly is merchandised as a high-end mass-market product with price points ranging from $5 to $30. Both the Chantilly and Tabu brand families include a complete line of products including perfumes, colognes, bath gels, powders and lotions. The Chantilly family of products is marketed in packaging designed to appeal to women of all ages. Based upon Chantilly's and Tabu's longevity in the market and market share, the Company believes that the Chantilly and Tabu brands enjoy significant consumer loyalty and name recognition.

     Following the four acquisitions completed by the Company in 1994, management was able to regain the confidence of its retail customers by supporting its brands with increased advertising and promotional expenditures, reestablishing efficient production scheduling and shipping processes, maintaining adequate inventory levels and creating responsive order fulfillment practices. Under current management's leadership, the Chantilly and Tabu brands have risen to the 4th and 8th highest share of the domestic women's fragrance market, respectively. In addition to the Company's growth in its existing product lines, the Company also grew through the launch of new brands such as Classic Gardenia and the Fall 1995 launch of White Chantilly, a flanker product for the core Chantilly brand. In Fiscal 1995, White Chantilly generated $11.6 million in gross sales in addition to $16.4 million of Chantilly sales due to its significant product differentiation and marketing focus targeting more youthful consumers. White Chantilly was nominated for a 1995 FiFi (Fragrance Foundation) award as new product of the year.

     Within its current portfolio of classic and established brands, the Company focuses on reinvigorating its largest and most recognized brands. For its smaller brands, the Company applies various cost-reduction methods resulting in major production savings by utilizing less expensive common componentry and standard packaging. Additionally, the Company minimizes advertising and promotion costs by offering these products in the same packaging on a year-round basis. The Company passes along these cost-savings by offering value pricing to customers with primary advertising occurring only in-store, leaving the majority of advertising funds to be spent on its larger, more well known brands.

     In men's fragrances, the Company manufactures and markets Canoe, a classic men's fragrance introduced by Dana in the late 1950's. The Company recently successfully completed the relaunch of Canoe after completely repackaging the product and creating a new advertising campaign. In the Fall of 1996, the Company will be launching a new men's focused flanker product, Navigator from Canoe. Based on the number of pre-packs sold to date, initial trade response for the new launch has been extremely positive. The Company also sells the Herbissimo line for men, which was originally introduced in Spain but has since been introduced in the United States.

     The Company's Ambush line for women was introduced in 1962, and the Company intends to relaunch this classic fragrance in the Spring of 1997. The Company's Raffinee fragrance was introduced in 1982 as a department store fragrance and was marketed as a high-end fragrance within the mass-market segment beginning in 1994. In 1984, Lutece was launched as a follow-on to the Raffinee line, designed and created to address the upscale, glamour segment within the mass-market.

     The Company's other fragrance lines include Parfums Parquet's French Vanilla, English Waterlilys, French Garden Flowers and Demi-Jour. These fragrances are generally marketed in a variety of formats including sprays, pour-bottles, powders and lotions. The Company believes its fragrances have multi-ethnic and multi-generational appeal to buyers in the mass-market.

     Sales of fragrances are highly seasonal at retail, with over one-half of the mass-market fragrance industry's sales occurring during the calendar year-end holiday season from October to December. Thus, lower-than-expected sales during this period could have a material adverse effect upon the Company's operating results. However, the Company's fragrance division had the strongest 1995 holiday sales in the category, outpacing all other competitors and the category as a whole. The Company's year-end holiday season fragrance sales increased 14.1% in 1995 over the prior year while its nearest competitor's increased by only 4.1%. The Company maintained strong sales growth throughout the year in 1995 and increased its market share in the drugstore segment of the women's fragrance industry from 5.1% in the fourth quarter of 1994 to 8.4% as of May 1996. As demonstrated in the following table, two of the Company's products command the 4th and 8th highest market share of all domestic women's fragrances sold through chain drug-stores:

                     WOMEN'S FRAGRANCE MARKET (DRUG STORES)

                                                               CONSOLIDATED MARKET SHARE
BRAND                                   OWNER                   52 WEEKS ENDED 3/24/96
-----                                   -----                  -------------------------
Vanilla Fields.........    Coty, Inc.                                   4.1%
Jean Nate..............    Revlon, Inc.                                 3.2
Vanderbilt.............    Cosmair                                      2.9
Chantilly..............    RCI                                          2.8
E.T. White Diamond.....    Parfums International (Unilever)             2.5
Charlie................    Revlon, Inc.                                 2.3
Jovan Musk.............    Coty, Inc.                                   2.0
Tabu...................    RCI                                          2.0
Exclamation............    Coty, Inc.                                   2.0
Sunflower..............    Elizabeth Arden (Unilever)                   1.9

---------------
Source: InfoScan, Total Drug, Company Fiscal Year 1995.

     Cosmetics/Nail Care. Through its wholly-owned Cosmar subsidiary, the Company is the largest manufacturer and marketer of artificial fingernails and nail care products sold through the mass-market channel, with net sales for Fiscal 1995 of $48.1 million worldwide. The Company's nail products include full-length, artificial press-on or glue-on fingernails, artificial fingernail tips, fingernail sculpting kits, nail lacquer, natural fingernail cuticle treatments and strengtheners and related accessories. The Company markets its products under such brand names as LaJoie (Sculptures Quik, Press & Go and Quik
Fit) and PRO(10), UltraGel and Nail Fetish. The LaJoie line is an easy-to-use line of artificial fingernail products, acrylic applications and accessories targeted at the consumer who generally does not visit a professional fingernail salon. The PRO(10) line has established itself as a leading professional "salon-standard" fingernail care line sold through retailers. This line includes artificial fingernail tips, a selection of nail sculpturing applications and abrasives. These products are similar to those commonly used by professional nail technicians, but are designed, formulated, and packaged for retail purchase. This line of products also permits customers to maintain their natural nails with professional quality nail strengtheners, nail builders, finish coats and cuticle creams.

     The general nail sculpturing application in both of the LaJoie and PRO(10) lines includes products that permit customers to apply an overlay, or a coating, onto the natural fingernail, or the natural fingernail as extended by an artificial tip, in order to harden and smooth the fingernail surface. The LaJoie line offers both hard acrylic and more flexible gel overlays while the PRO(10) line offers a fuller range of acrylic, silk wrap and gel overlay products. Once the overlay has been applied, it is then typically filed and buffed until it is thin, smooth and natural looking. The overlay is then shaped and finished with nail polish. Certain of the

Company's products have patented designs that eliminate one or more of the above-mentioned steps (i.e., products sold under the Company's UltraGel brand name, which are complete gel nails with built-in color that eliminate the need for buffing and the application of nail polish). In addition, for extremely easy applications, the Company's Press & Go colored nails dominate the instant nail care segment (originally pioneered by Lee) with an 84% market share.

     Throughout Fiscal 1995, the Company continued to enhance growth in its nail care segment through increased marketing and improved packaging of existing brands and the introduction of new products. In February 1995, the Company entered the approximately $300+ million nail polish/treatment market with the introduction of a line of nail lacquer under the PRO(10) name. After only one year following its introduction, the PRO(10) nail lacquer is the ninth best selling nail enamel in the United States. Later in Fiscal 1995, the Company targeted new users and younger women with its Nail Fetish brand. In February 1996, the Company launched a revolutionary new line of products under the UltraGel brand name that offers a unique two-step gel nail process with built-in color. In addition, the Company will be launching two new patented products in the coming year. Management believes that these new product introductions will contribute to Cosmar's continued sales growth and market share gains. See "Special Note Regarding Forward-Looking Information."

     Cosmetics/Lipstick and Eye Make-up. Resulting from the acquisition of GAC, the Company is a leading marketer of high quality, mid-priced lip and eye cosmetic products sold through the mass-market channel, with net sales under the prior management of GAC of $7.9 million for the year ended December 31, 1995. The Company's lip and eye cosmetics include lipliner pencils, lipstick, lipgloss, eyeliner pencils, eye shadow, mascara and assorted accessories. While under the previous owners of GAC, the Nat Robbins brand successfully achieved a leading position among mid-priced cosmetics by offering high quality, consumer-friendly products "sold only by professionals." Prior to the introduction of the Nat Robbins line of products, the cosmetics category was characterized by extreme differences in quality and price between mass-market higher priced brands at $3.25-$7.00 per item vs. lower priced brands at $.99 to $1.79 per item, with few product offerings in between. Building on its professional image and quality, GAC has positioned Nat Robbins in the middle of the higher and lower price ranges for lip and eye cosmetics with selling prices for its products ranging from $2.00-$3.75. GAC believes that it has attracted loyal consumers who trust the name Nat Robbins and associate the brand with not only year-round color selections, but also with season-specific color selections. The Company expects to continue to add new formulations and colors to the Nat Robbins brand in an attempt to realize continued sales growth and market share gains. See "Special Note Regarding Forward-Looking Information."

INTERNATIONAL OPERATIONS

     The Company has manufacturing operations in Canada, Argentina, Brazil and Spain and currently sells its products in 42 countries throughout the world. In Fiscal 1995 and for the three month period ended June 30, 1996, net sales from the Company's products sold abroad was $22.9 million ($6.9 million of which are U.S. dollar-denominated export sales from the United States) and $8.0 million ($1.8 million of which are U.S. dollar -- denominated export sales from the United States), respectively, accounting for approximately 17.4% and 26.0%, respectively, of its total sales for Fiscal 1995 and for the three month period ended June 30, 1996.

     In December 1995, the Company exercised its option to acquire the Brazilian operations of Les Parfums de Dana for $0.1 million. Prior to the acquisition, the Company received management fees from the operations of the Brazilian subsidiary. Management believes that this operation alone should contribute approximately $18.0 million in sales in Fiscal 1996 which, when combined with other expected international growth, should generate increases in international sales of over 110% in Fiscal 1996 over Fiscal 1995. See "Special Note Regarding Forward-Looking Information."

     During the last eighteen months, the Company has restructured and significantly improved the operations of its four wholly-owned foreign subsidiaries. Information systems have been improved and performance measurements have been established. Additionally, further investments are planned that are expected to increase capacity, improve productivity and lead to higher volume growth. The Canadian subsidiary, acquired through the Houbigant ACB Acquisition, has been successfully restructured and, as a result, operating profit has increased approximately 300% over Fiscal 1994. In the Spanish and Argentinean subsidiaries acquired in the Dana Acquisition, management has been restructured successfully, which has resulted in improvements in sales and profits. The Brazilian subsidiary is being re-engineered and is expected to add substantially to the results of the Company's international operations.

     The Company remains committed to actively expanding its sales effort abroad. The Company will continue to capitalize on its strong brand equities to tap foreign markets and will consolidate selling efforts between its fragrance and cosmetics/nail care subsidiaries. Accordingly, the Company is seeking substantial growth in this arena and expects to eventually achieve foreign sales equal to 30% of total Company sales. See "Special Note Regarding Forward-Looking Information."

     The following table provides a breakdown of the Company's international sales between export sales and local foreign subsidiary sales:

                                                                                 FOR THE THREE MONTH
                                                   FOR THE FISCAL YEAR ENDED        PERIOD ENDED
                                                        MARCH 31, 1996              JUNE 30, 1996
                                                   -------------------------     -------------------
                                                                 (DOLLARS IN MILLIONS)
    Export Sales:
      Fragrance..................................            $ 3.3                       $ .9
      Cosmetics..................................              3.6                         .9
                                                             -----                       ----
              Total Export Sales.................              6.9                        1.8
    Local Foreign Subsidiary Sales:(1)
      Fragrance..................................              8.0                        4.7
      Cosmetics..................................              0.0                        0.0
                                                             -----                       ----
              Total Local Foreign Subsidiary.....              8.0                        4.7
    Canadian Sales:
      Fragrance..................................              8.0                        1.5
      Cosmetics..................................              0.0                        0.0
                                                             -----                       ----
              Total Canada Sales.................              8.0                        1.5
                                                             -----                       ----
              Total International................            $22.9                       $8.0
                                                             =====                       ====

---------------
(1) Includes Brazil, Spain and Argentina.

PRODUCT DEVELOPMENT AND NEW PRODUCT LAUNCHES

     The Company's management has demonstrated an ability to identify potential new products and product lines for development. New product concepts are evaluated to determine whether or not they can be successfully launched in conjunction with existing Company product promotion, packaging and strategic objectives. In developing new products, the Company has also sought to build on its growing brand values, expanding customer base, increasing allocation of retail shelf space and point-of-sale consumer access. The Company believes its existing fragrance and cosmetics/nail care businesses will provide a basis for product extensions into additional segments of the mass-market, including lip, eye and face makeup.

     The Company's product development activity is primarily conducted in-house and utilizes feedback from consumer focus groups, tests in fingernail care salons for nail care products, and consumer questionnaires. The cycle of market research, product conceptualization, product design and development, consumer testing and package design typically requires approximately six months for the Company. The Company believes that the average cycle for the industry is between 12 to 18 months. The Company has invested $548,000 and $526,000 in Fiscal 1994 and Fiscal 1995, respectively, on new product development.

     Since inception, management believes that it has successfully reestablished trust and a reputation for reliability with the buyers of the Company's retail accounts resulting from the Company's reinvigoration of previously underperforming fragrances acquired in 1994 and the successful launch of focused flankers designed to both benefit from the brand name recognition of the Company's established brands and enhance and revitalize the "mother" product they flank. This retail acceptance is evidenced by the Company's receipt of several awards/honors including the Sears Roebuck & Company "Partner in Progress" award in 1995, the appointment to the "Sears Retail Advisory Council" for 1996, recognition as "Best Small Fragrance Vendor" in a Goldman, Sachs & Co. survey and being named the "Best Cosmetics Vendor of the Year" by Rite Aid Corporation. The success of management's strategy is evidenced by a steady increase in the number of pre-packaged in-store promotional display units ("pre-packs") containing either trial-size or full-size units of the Company's products (typically 18-27 units) sold to mass-market retailers in connection with the launch of the Company's fragrance products. Management believes that the allocation of retail shelf space for new products presents one of the greatest hurdles to a successful product launch. A large number of pre-packs sold during the pre-launch and launch phases, together with strong sell-through to consumers, facilitates future product launches and enables manufacturers to capture an ongoing allocation of shelf space for their new products following the launch period. Since the Company's inception in 1994, the number of pre-packs sold in connection with each successive RCI women's fragrance launch has increased substantially, demonstrating increasing retailer confidence in the Company's new product launches.

     In October 1994, the Company launched its Parfums Parquet's French Vanilla line. The product was created and designed to address the emerging demand for fragrances based on the scent of vanilla extract. In the Spring of 1995, the Company successfully introduced a new fragrance line, Classic Gardenia, which is targeted to women over 25 years of age and is positioned as a romantic fragrance. In August 1995, the Company launched White Chantilly as a flanker of its "classic" Chantilly brand. With a lighter scent and prestige-like packaging at a mass-market price, White Chantilly targets a younger audience than Chantilly. In February 1996, the Company launched DREAMS BY TABU, a lighter fragrance that capitalizes on the strong consumer recognition of its classic Tabu brand. The Company has devoted significant resources and marketing dollars to this new fragrance that is targeted at a younger market than Tabu. The Company sold $5.5 million of DREAMS BY TABU to retailers in the first two months after introduction, and sell-through at retail has exceeded management's expectations. During August 1996, the Company launched NAVIGATOR BY CANOE, a light, green men's fragrance, devoted to today's young man with control over his own direction. The Company will devote significant national advertising and in-store promotional activities in support of this launch.

     In March 1995, Cosmar introduced a new line of nail lacquer and other products for the natural nail care category under the PRO(10) brand name that has become one of the top ten brands in the $300+ million nail polish/treatment market. In February 1996, the Company introduced Nail Fetish, a line of artificial nails, nail art, files and glues targeted at teenage users. The Company also introduced UltraGel, the first major innovation in the nail care market in several years. This breakthrough nail product is the first all-in-one gel nail system with color built into the gel activator, making it possible for women to strengthen their nail tips and apply color in one quick, easy application. Sales of UltraGel began in February 1996 and have exceeded management's expectations in the first few months after introduction. As of July 1996, sales of these two products alone represented a 6.4% market share of the artificial nail category. The Company is planning to introduce two new patented nail care products in the coming year. These additions to the Company's existing product line will include artificial fingernail treatment applications, cuticle removers and treatments.

DISTRIBUTION

     The Company's products are sold principally through the domestic mass-market, or self-select, distribution channel, and through international subsidiaries and distributors. The mass-market distribution channel, with domestic sales of $4 billion in 1995, is the largest and fastest growing distribution channel in the estimated $7 billion domestic fragrance/cosmetics market. This channel includes chain drug stores (such as Revco and Walgreen), mass merchandisers and discount stores (such as Wal-Mart and Kmart) and supermarkets and combination supermarket/drug stores (such as Kroger and Albertson's). The Company's brands are sold domestically to over 1,000 retailers with approximately 25,000 locations. The Company also sells a limited amount of its artificial fingernail products to professional salon owners.

     The following table sets forth the Company's top ten mass-market customers in each category for the year ended March 31, 1996:

                                                                         FRAGRANCE      COSMETICS
                                                            TOTAL         PRODUCTS       PRODUCTS
                                                          ----------     ----------     ----------
    CUSTOMER                                              % OF SALES     % OF SALES     % OF SALES
    --------                                              ----------     ----------     ----------
    Customer A..........................................      8.9            8.0           10.8
    Customer B..........................................      7.7            6.4           10.2
    Customer C..........................................      4.8            3.2            7.9
    Customer D..........................................      4.3            3.3            6.3
    Customer E..........................................      4.0            2.3            7.6
    Customer F..........................................      3.3            3.1            3.7
    Customer G..........................................      3.3            4.9            0.0
    Customer H..........................................      2.9            2.0            4.9
    Customer I..........................................      2.3            1.6            3.7
    Customer J..........................................      1.8            0.0            5.3

     In addition to direct sales through distribution channels in U.S., Canada, Spain, Argentina and Brazil, the Company's products are sold in 42 foreign countries worldwide through distributors based in the United States and overseas. The Company has been rapidly expanding its U.S. dollar-denominated export sales and expects to be selling its products in over 60 countries within two years.

SALES AND MARKETING

     To induce consumers' trial and repeat purchases, the Company relies primarily on price, quality, effective product packaging and distinctive in-store displays that are generally provided to retailers free-of-charge. In addition to these proven advertising and promotion methods, the Company's management has instituted significant promotions for the Company's products through ongoing trade advertising for its artificial nail and fragrance products directed toward chain drug retailers, mass merchandisers and supermarket chains. The Company also advertises through many national women's magazines including Cosmopolitan, Glamour, Harper's Bazaar, Mademoiselle, People, Seventeen and Vogue and runs focused television advertising campaigns during new product launches or relaunches of existing brands. In its nail care business, RCI's national advertising campaigns represent a significant level of total category spending, which enhances the Company's trade relationships and leads to better shelf space allocation and increased distribution.

     The Company's fragrance and cosmetics/nail care products are sold primarily through an integrated in-house sales force comprised of a dedicated staff of 15 people, including 5 territory sales representatives, 6 regional managers, 2 key account managers and 2 vice presidents of sales. Additional sales are generated by a network of over 75 independent sales representatives, who are compensated solely on a commission basis. These sales representatives are supervised by the Company's internal sales personnel who specialize in understanding retailer needs in specific segments of the mass-market distribution channel.

     Domestically, the Company communicates directly with its nail care product consumers through its Consumer Assistance Hotline. The Company's toll-free number for consumer assistance is displayed on each nail care product package. Consumers are assisted on any questions that arise as they use the Company's products by a licensed, in-house nail technician and manicurist. The Company believes that its toll-free number has enhanced the Company's customer loyalty.

     The Company's fragrances are currently sold abroad in Europe, Asia, South America, Central America, the United Kingdom, Canada, Australia, New Zealand, the Middle East and Africa through licensees. The Company sells products directly in Brazil, Spain and Argentina where Dana has subsidiary operations. The Company's artificial fingernail products are currently sold abroad by local distributors in Europe, Canada, Mexico, Puerto Rico, Paraguay, Australia and China.

     Management believes that opportunities exist to cross-distribute the Company's fragrance and nail care product lines in Europe and Latin America, areas where the Company's products are either undermarketed or under-represented. The Company plans to pursue these opportunities in the fragrance market through the European and Latin American manufacturing facilities acquired in the Dana Acquisition.

     As of August 31, 1996 and August 31, 1995, the Company had an immaterial amount of backlog orders.

COMPETITION

     The fragrance and cosmetics business is characterized by vigorous competition throughout the world. Brand recognition, together with product quality, performance and price and the extent to which consumers are educated about specific product attributes have a marked influence on consumers' choices among competing products and brands. Advertising, promotion, merchandising, packaging and the timing of new and focused flanker product introductions also have a significant impact on buying decisions. Further, the structure and quality of the manufacturer's sales force affects product reception, in-store position, permanent display space and inventory levels in retail outlets. The Company competes in most of its product categories against a large number of companies, some of which have substantially greater resources than the Company. In addition to products sold in the mass-market and department/ specialty store distribution channels, the Company's products also compete with similar products sold door-to-door or through mail order or telemarketing by representatives of direct sales companies.

     In the fragrance market, the Company competes with numerous companies domestically and internationally, including more than 500 brands competing for market share in the mass-market chain drug store segment. The Company's principal competitors include Benckiser GmbH, Revlon, Inc., The Proctor & Gamble Company, Cosmair, Unilever N.V. and Estee Lauder, Inc.

     The domestic artificial nail market is dominated by Cosmar with its 30+% market share, making it almost twice the size of its nearest competitor. For the last three years, Cosmar has virtually driven the category's growth via new product launches and has realized significant shelf space gains as a result of such launches, category management expertise and strong in-store promotional support. Cosmar has made these gains against competitors such as Nailene (Pacific World Corp.), Jonel (a division of Barristo Ltd.), Kiss Professional Fingernail Products (Dae Do, a Korean manufacturer), Sally Hansen (Del Laboratories), Fing'rs (a division of Entrecap Corp.), Lee (Lee Pharmaceutical) and Kristy Wells in the mass-market distribution channel and several companies such as International Beauty Distributors and Orly that sell its professional salon products into the retail market.

     While its competitors operate under a single brand name, Cosmar has been able to target three distinct consumer markets -- teens, women wanting quick and easy product applications and women seeking "professional" products -- by successfully marketing three distinct brand lines: Nail Fetish, LaJoie and PRO(10), respectively. Management believes that this selling and marketing approach enables the Company to address a wider consumer base than any of its competitors and tailor its new product development and promotions to such a base to achieve greater support from its retail accounts. In addition, Cosmar's size allows it to advertise and promote its brands with greater resources than any of its smaller competitors via both trade and consumer advertising media, trade promotional spending and the creation and use of its proprietary category management database. Such advertising results in strong brand awareness among consumers relative to the competition and in the Company being designated by many of its retail accounts as their "category captain."

     The Company's principal competitors in the nail lacquer category include Revlon, Inc., Del Laboratories, L'Oreal S.A., Maybelline, Inc., Estee Lauder, Inc., Helene Curtis Industries, Inc., Unilever N.V., and The Proctor & Gamble Company.

     The Company believes that GAC's products occupy a leading position within the mid-priced lipstick/eye make-up segment because they offer superior quality consumer-friendly products. GAC's competitors include Lancetti Cosmetics, and Eco Beauty Inc., both makers of mid-priced lipstick/eye make-up products. GAC also competes with Revlon, Inc., L'Oreal S.A., Maybelline, The Proctor and Gamble Company and Pavion, Ltd.

     Management believes that the Company is well positioned to compete effectively in its markets and to continue to gain market share as a result of the established brand names and quality of its nail care products, the pricing of its products, the strength of the Company's relationships with mass-merchandisers, its retailer marketing programs, its category management services and its state-of-the-art information systems. See "Special Note Regarding Forward-Looking Information."

CATEGORY MANAGEMENT

     Management believes that RCI's use of category management is unsurpassed in the industry and represents a significant competitive advantage for the Company. Category management involves strategic partnering with retailers whereby manufacturers such as RCI utilize state-of-the-art mathematical modeling tools to understand the sales dynamics of categories, brands and specific SKUs so that retailers can offer the best mix of products to boost category sales, profits and customer satisfaction. Management believes that RCI is the category captain in almost all of its top fragrance and nail accounts. As category captain, RCI works with retailers to define optimum space allocation for their fragrance and nail care product categories. RCI has invested significant resources in category management with a staff of five people dedicated specifically to the process and annual expenditures of approximately $2.0 million for payroll and purchased data. The Company commits significant funds each year to Information Resources Inc. ("IRI") to track weekly sales data on all products it sells through mass-market channels. Management believes that RCI is one of the few companies in the industry to employ this degree of information utilization to analyze sales data. By utilizing the information available through IRI, the Company enhances its relationships with its retail accounts by supplying them with key selling information presented in a user-friendly manner for both the Company's and its competitors' products.

     Category management allows the Company to work with retailers to: (i) assist the retailers in determining the optimal product mix for each category;
(ii) recommend the SKUs in the entire category that the retailer should carry; and (iii) monitor the sales results, both for the Company's products and its competitors' products, on a weekly basis. These steps, when combined with the Company's dedicated category management staff, allow the Company to, whenever possible, replace less profitable competitors' products with its own brands, leading to better shelf space allocation and increased sales volume for the Company. In addition, the Company is able to penetrate different functional areas within retailers' accounts, thereby strengthening its relationship with retailers and contributing favorably to future sales and marketing efforts. The Company's category management program also enables the Company's marketing department to perform a variety of functions including: (i) real time understanding of relaunch marketing effectiveness; (ii) gauging new product success rates for the Company and competitor products; and (iii) amassing competitive intelligence about consumer buying patterns.

MANUFACTURING

     Fragrances. The Company's fragrance and related products sold in the United States and in selected export markets are manufactured in one facility in Mountaintop, Pennsylvania where the production of the Houbigant and Dana fragrances were successfully consolidated in 1995 to achieve economies of manufacturing scale and cost reduction. Additionally, four facilities abroad in Canada, Spain, Argentina and Brazil manufacture fragrances and related products for local markets and for export. The Spanish and Brazilian facilities are being upgraded to become regional production/export facilities.

     The Company's strategy for sourcing, producing and distributing its fragrance products consists of: (i) conducting operations in-house that add significant value to the Company's products and that can be executed economically based upon volume efficiencies; (ii) sourcing component materials and products from outside vendors when reliable, ongoing and multiple sources can be secured at competitive prices; and (iii) least-cost sourcing for local markets whereby international subsidiary facilities will become regional producers of products for export to their regional markets.

     Key supplies in the manufacturing and packaging of fragrances, including bottles, scents and packages, are all sourced from a network of reliable vendors which is consolidated following each acquisition to achieve purchasing economies of scale. Final assembly of finished products, warehousing and shipping of fragrance products to customers is performed at the Mountaintop and foreign subsidiary facilities.

     Cosmetics/Nail Care. The Company's strategy for sourcing, producing and distributing its cosmetics/nail care products consists of: (i) maintaining centralized coordination of these operations in the Company's Huntington Beach, California facilities; (ii) conducting operations in-house that add significant value to the Company's products and that can be executed economically based on volume efficiencies; and (iii) sourcing from outside vendors component materials and products when reliable, ongoing and multiple sources can be secured at competitive prices. The Company uses an injection molding process to manufacture all artificial nails and tips for the LaJoie product line at its state-of-the-art manufacturing facility in Sparks, Nevada. All glues, hardeners and other chemical compounds included in the Company's artificial nail kits are supplied to the Company by third-party contract manufacturers. Most of the raw materials and components sourced externally are readily available through standard industry sources and represent small percentages of unit manufacturing costs.

     Cosmetics/Lipstick and Eye Make-up. GAC outsources substantially all of its raw materials, manufacturing and distribution needs. By sourcing from industry-leading color cosmetic suppliers that also service large manufacturers such as Revlon and Estee Lauder, GAC believes it can purchase the latest technologically advanced components at reasonable prices.

     See "Facilities" for additional information regarding the Company's manufacturing facilities.

SUPPLIERS AND RAW MATERIAL

     The principal raw materials used by the Company in the manufacture of its nail care products are common polymers, waxes, pigments, dyes and other processing components, such as bottles and brushes, all of which are readily available. The principal raw materials for the Company's fragrance products are fragrance oils which are either purchased from third parties or manufactured by the Company from individual raw materials as well as bottles, caps, pumps and sprayers. The principal materials that GAC sources from industry-leading color cosmetics suppliers include waxes, pigments and silicone commonly used to manufacture lipstick and eye make-up products. While all raw materials are purchased from outside sources, the Company is not dependent upon a single supplier in any of its operations for any materials essential to its business that are not otherwise commercially available to the Company. Historically, the Company has been able to obtain an adequate supply of raw materials, and no shortage of such materials is currently anticipated.

MANAGEMENT INFORMATION SYSTEMS

     Since inception in April 1994, management has invested over $3.5 million in its MIS infrastructure ($.3 million in Fiscal 1994 and $3.2 million in Fiscal
1995), installing new corporate information systems, sales/marketing systems, personal computers and communication systems throughout the Company. The new MIS platform is based on an IBM AS/400 mini computer with personal computers on local and wide area networks. This platform allows the Company to: (i) connect more than 200 of its key employees via e-mail and Lotus Notes groupware programs; (ii) conduct electronic data interchange (EDI) with its top customers which enables customers to place orders electronically; (iii) enable sales force/accounts receivable managers to process and track orders and returns; (iv) provide sophisticated inventory management and distribution capabilities; and
(v) install corporate-wide measurement systems which yield accurate and timely information regarding sales, costs/profits, accounting functions, customer service and asset management.

     The Company also uses a sales order processing system ("SOP"), developed by JD Edwards, along with a sales order pick management system ("PKMS") developed by Manhattan Associates. The integration of these two systems allows the Company to closely manage each step of the selling process (i.e., from a sales order to the distribution and actual delivery of products).

     Management believes that its investment in state-of-the-art information systems has established a strong platform for both organic growth and growth through acquisitions. Such a platform provides the capacity base and capabilities of rapid integration of acquired companies into an established and effective information management structure, reducing costs and increasing the effectiveness of RCI's manufacturing and product distribution process.

EMPLOYEES

     At August 1, 1996, the Company employed 955 people, of whom 252 were general and administrative personnel and 61 were sales and marketing personnel. All of the Company's production employees at its Mountaintop, Pennsylvania manufacturing facility, as well as the plants located in Spain, Argentina and Brazil, are covered by a collective bargaining agreement. The Company considers its relations with its employees to be good. The following table provides information relating to the Company's employees:

                                                                        PRODUCTION
                                                                  ----------------------
    LOCATION                                    G&A     SALES     PERMANENT     SEASONAL     TOTAL
    --------                                    ---     -----     ---------     --------     -----
    RCI Corporate.............................  22        --          --            --         22
    Cosmar -- California......................  26         5          53            64        148
    Cosmar -- Nevada..........................  --        --          63           123        186
    Dana -- New York..........................  15        14          --            --         29
    Dana -- Pennsylvania......................  53        --         122           112        287
    Dana -- Brazil............................  77        12          58            --        147
    Dana -- Argentina.........................  17         4          10            --         31
    Dana -- Spain.............................  22        10           2             9         43
    Houbigant -- Canada.......................  15        15          22             4         56
    GAC.......................................   5         1           0             0          6
                                                ---       --         ---           ---        ---
              Total                             252       61         330           312        955


FACILITIES

     The Company's artificial fingernail business, Cosmar, occupies two facilities in Huntington Beach, California with an aggregate of approximately 42,000 square feet pursuant to lease agreements that expire in 1996, and a new assembly and distribution center located in a 95,000 square-foot leased facility in Garden Grove, California pursuant to an agreement of sublease that expires on December 31, 1997. The new facility houses management, sales and marketing, warehouse and production assembly operations. The Company does not intend to renew the leases of the Huntington facilities. The Company performs most of its manufacturing for its artificial fingernail business at its Sparks, Nevada facility which has approximately 44,000 square feet and is leased pursuant to an agreement that expires on December 31, 1996. The Company intends to renew the lease on the Sparks, Nevada facility and is in the process of negotiating a five year extension of the lease.

     The Company manufactures its fragrances at its 155,000 square-foot Mountaintop, Pennsylvania facility and at its facilities in Buenos Aires, Argentina, Sao Paulo, Brazil, Granollers, Spain and Chomedey (Laval), Canada. Each of these facilities contains production, warehouse and office facilities. The Company owns the facilities in Pennsylvania, Argentina, Brazil and Spain and leases the facility in Canada. In addition, the Company's subsidiary, Dana, also leases warehouse facilities in Ridgefield, New Jersey and a building in Ridgefield, New Jersey which the Company uses as its company store pursuant to a lease agreement that will expire in February 1997. The Company also leases or subleases facilities in New York City, Cambridge, Massachusetts and Greenwich, Connecticut at which it conducts executive and administrative activities. The Company currently utilizes its facilities fully.

     The following table provides information on each of the Company's operating facilities:

                                                                       APPROX.
                                              YEAR        LAST          SIZE        LEASED/
SUBSIDIARY              LOCATION             OPENED     EXPANSION     (SQ. FT.)     OWNED
-----------             --------             ------     ---------     ---------     ------
Dana            Mountaintop, PA              1963        1996           155,000     Owned
Dana            Chomedey (Laval), Canada     1994         --             43,087     Leased
Dana            Granollers, Spain            1971         --             67,500     Owned
Dana            Sao Paolo, Brazil            1954        1984            20,810     Owned
Dana            Buenos Aires, Argentina      1955         --             24,600     Owned
Dana            Ridgefield, NJ               1995         --             15,000     Leased
Cosmar          Huntington Beach, CA*        1991         --             22,133     Leased
Cosmar          Huntington Beach, CA*        1992         --             19,835     Leased
Cosmar          Sparks, NV*                  1987         --             43,859     Leased
Cosmar          Garden Grove, CA**           1996         --             95,320     Leased
                                                                        -------
                                                                        507,144
                                                                        =======

---------------
 * Cosmar assumed these leases in 1994.

** Sublease

INTELLECTUAL PROPERTY

     The Company believes that the trademarks relating to its brand and product names and patents are important to both its fragrance and artificial nail products businesses. In addition to "Cosmar," an unregistered brand name used in its artificial fingernail products business, the Company's principal product trademarks which it owns or licenses are "Chantilly," "White Chantilly," "Lutece," "Raffinee," "Tabu," "DREAMS BY TABU," "Ambush," "Parfums Parquet's French Vanilla," "Classic Gardenia," "Canoe," and "Herbissimo" with respect to its fragrance products, "Press & Go," "PRO(10)," "Sculpture Quik," "UltraGel," "Nail Fetish," "Quik Fit," and "LaJoie" with respect to its artificial fingernail products and "Nat Robbins," "Lip Lacquer," "Ever Sheer," "Color Intense" and "Stay Put" with respect to its lipstick and eye make-up products. The Company's application to register Lutece and LaJoie in the United States are currently pending. The Company's other principal trademarks are registered in the United States and several are registered in other countries.

     In July and August 1994, the Company entered into two long-term license agreements pursuant to which it obtained certain exclusive rights to manufacture, sell, use and distribute 12 mass-market fragrances formerly marketed by Houbigant, Inc., including "Chantilly", "Lutece", "Raffinee" and "Parfums Parquet's French Vanilla" (the "Houbigant Fragrances") worldwide (excluding Canada). The Company acquired similar rights for the Houbigant Fragrances in Canada in December 1994 through the purchase of the assets of Houbigant ACB and the execution of a new license agreement with Houbigant in August 1996, which superseded and restated its prior rights acquired from Houbigant ACB. Each of these licenses is with Houbigant, Inc. and has an initial term ending in 2001 with options for seven additional five-year terms, or a total extension of 35 years if all of the options are exercised. Since November 18, 1993, Houbigant, Inc. has been the subject of a proceeding under Chapter 11 of the United States Bankruptcy Code. Houbigant has been authorized and empowered to enter into each license by the federal bankruptcy court. In August 1994, the Company entered into an assumption and assignment agreement with Houbigant and Harby's Corporation NV under which it was granted exclusive western hemisphere rights to the fragrances that are marketed under the Alyssa Ashley and Robert Ashley names (including Alyssa Ashley, Alyssa Ashley Musk and French Garden Flowers) for a total term of 25 years if all options for additional terms are exercised. The assignment was authorized by the federal bankruptcy court.

     The Company has various pending applications and patent rights in connection with its cosmetics/nail care business including: (i) an artificial nail sizing ring which allows for manufacturing efficiencies and ease of measurement and application by women; (ii) a clam shell package design that displays artificial nails in a unique manner; (iii) an artificial nail tip design that enables the tips to fit more comfortably and adhere better to a woman's nail bed; and (iv) an artificial nail file/buffer that is more comfortable for a woman to use due to its unique cushion and plastic core. In addition, Cosmar is the exclusive licensee for two patented artificial nail sculpturing applications.

LEGAL AND ENVIRONMENTAL MATTERS

     Legal

     Atlantis Litigation. The Company is a defendant in a lawsuit filed in New York State Supreme Court in March 1995 by Atlantis International, Ltd. ("Atlantis") and Brian Appel. The complaint alleges defamation conspiracy, unfair competition, intentional interference with Atlantis's contractual and business relationships, prima facie tort and breach of warranty and seeks damages allegedly suffered in the amount of $6.0 million and punitive damages in the amount of $1.0 million. The Company has been given an indefinite extension of time to answer or move against the complaint but intends to vigorously defend this lawsuit and believes that it has substantial and meritorious defenses.

     ACB Litigation. In April 1995, the Company and Houbigant, Inc. secured a temporary restraining order barring the importation or sale in the United States of certain trademarked goods in an action (the "New York action") commenced in the United States District Court for the Southern District of New York against ACB Fragrances and Cosmetics, Inc., and ACB Mercantile Inc. (the "ACB Companies"), the principals of the ACB Companies, and V&B Distributors, Harold Schiff, A. Rosenblum Sales, Inc. and Bernard Rosenblum (the "Resellers"). The claims against the Resellers have been settled. In June 1995, the ACB Companies filed an answer asserting counterclaims for, inter alia, defamation, conspiracy, and cancellation of trademarks. In October 1995 and January 1996 the court granted the Company's motion to dismiss as to all counts of the ACB Companies' counterclaims against the Company and its affiliates except for three counts against the Company's Canadian affiliate, Houbigant (1995) Ltee ("PPI-Canada"), for breach of contract and tortious interference with business relations, and two counts against the Company and its affiliates for tortious interference.

     In May 1995, PPI-Canada filed suit in the Superior Court of the District of Montreal, Canada against the ACB Companies and the principals of the ACB Companies, seeking damages and/or restitution in the amount of approximately $8 million (Canadian) for breach of contract and fraud in connection with the Company's acquisition of substantially all of the assets of the ACB Companies in December 1994 (the "Canadian action").

     The parties to the New York action and the Canadian action have entered into a settlement agreement with respect to all the litigation. Under the settlement, ACB dismissed its remaining counterclaims against the Company and its affiliates and on August 21, 1996 a payment was made to the Company in the sum of $0.8 million. Also on August 21, 1996, the Company paid $2.7 million in connection with the purchase of certain inventory from Houbigant in 1994.

     The Company is involved from time to time in various legal proceedings arising from the ordinary course of business. The Company believes that the outcome of all pending legal proceedings in the aggregate will not have a material effect on the financial condition or results of operations of the Company.

     Environmental and Other Regulation

     Due to the nature of the Company's business, its operations are subject to a variety of environmental laws relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used to manufacture the Company's products. The Company believes that it has been operating its facilities in substantial compliance in all material respects with existing laws and regulations.

     Compliance with federal, state and local laws and regulations pertaining to the discharge of materials into the environment, or otherwise relating to the protection of the environment, is not anticipated to have a material effect upon the operations of the Company.

     The Company is subject to regulation by the United States Food and Drug Administration. The Company's advertising and sales practices are subject to the jurisdiction of the Federal Trade Commission. In addition, the Company is subject to numerous federal, state and local laws relating to marketing and to the content, labeling and packaging of its products.

                                   MANAGEMENT

     The following table sets forth certain information concerning the executive officers, directors and certain key employees of the Company:

              NAME                                   AGE                     POSITION
              ----                                   ---                     --------
Thomas V. Bonoma.................                    50      Chairman and Chief Executive Officer and
                                                             President, and Director
Norbert Becker...................                    48      Group Vice President, Administration
Ronald D. Bowen..................                    53      Group Vice President, International
Albert E. DeChellis..............                    46      Group Vice President and General Manager
Sean E. Greene...................                    56      Group Vice President, Sales
Eric R. Hamburg..................                    33      Director
John R. Jackson..................                    38      Vice President, General Counsel and
                                                             Secretary
Kurt L. Kamm.....................                    53      Director
Thomas T.S. Kaung................                    59      Group Vice President and Chief Financial
                                                             Officer
William J. Kidd..................                    55      Director
John H. Lynch....................                    43      Director
E. Mark Noonan...................                    44      Director
Marc L. Rovner...................                    44      General Manager, Cosmar
Terry M. Theodore................                    33      Director
Keith H. Wagner..................                    47      Group Vice President, Operations
Daniel D. Villanueva.............                    58      Director

     Thomas V. Bonoma, Chairman, Chief Executive Officer, President and a director, is responsible for the overall administration and direction of the Company. From 1987 to 1993, Mr. Bonoma was employed by Benckiser, GmbH, a $3 billion privately-held international manufacturer of fragrances, cosmetics and cleaning products, as the chief executive officer of its business in the United States, Canada and Latin America. In this capacity Mr. Bonoma directed the acquisition of seven businesses with aggregate annual gross revenues in excess of $800 million. Products under this management while at Benckiser, GmbH included Coty, Jovan and Quintessence brands in the fragrances and cosmetics business and Calgon Bubble Bath, Cling Free Fabric Softener, and Jet-Dry, in the cleaning products business. Since 1987, Mr. Bonoma has been a partner of BGI, a consulting firm. From 1979 to 1990, he was Professor of Business Administration at the Harvard Business School. Mr. Bonoma is a director of Griffin Corp., an agricultural chemicals company.

     Norbert Becker, Group Vice President, Administration, joined the Company in July, 1996. From April 1981 to 1996, Mr. Becker held a number of positions with Benckiser, GmbH in different countries. His last position was as President and Chief Executive Officer of Lancaster Group USA, the American subsidiary of Benckiser, GmbH, selling and marketing prestige fragrances in the United States. Previously, Mr. Becker was Chief Operating Officer of Lancaster Group USA and Executive Vice President for Finance and Administration for Lancaster Worldwide, a division of Benckiser, GmbH. Mr. Becker is a graduate of Frankfurt University, in Frankfurt, Germany.

     Ronald D. Bowen, Group Vice President, International, joined the Company in June 1994. From 1988 to 1994, Mr. Bowen served as Benckiser, GmbH's Vice President of Operations. In this capacity Mr. Bowen supervised all of Benckiser, GmbH's North American production activities, including manufacturing, logistics and distribution and was actively involved in acquiring and restructuring facilities and implementing production policies for certain businesses acquired by Benckiser, GmbH. Mr. Bowen worked closely with Mr. Bonoma on the acquisition and integration of Beecham Household Products (Calgon), Germaine Monteil (Revlon), Quintessence, Inc. and Coty, Inc. For seven years prior to joining Benckiser, GmbH, Mr. Bowen was employed by General Foods Corporation in manufacturing, logistics, marketing and MIS positions and as a Vice President of Calinova Group, a General Foods Corporation subsidiary. Mr. Bowen is a graduate of Harvard University's Program for Management Development and the United States Military Academy.

     Albert E. DeChellis, Group Vice President, General Manager, joined the Company in June 1994. From 1992 to 1994, Mr. DeChellis was the President and Chief Operating Officer of Benckiser, GmbH Consumer Products. Previously, Mr. DeChellis was Benckiser, GmbH's Vice President of Sales. Mr. DeChellis was integrally involved with Mr. Bonoma in the acquisition and restructuring of several companies while at Benckiser, GmbH. Mr. DeChellis helped orchestrate the acquisition and restructuring of Calgon, Inc., Quintessence, Inc. and Coty, Inc., and was directly responsible for the restructuring of the sales organizations for each of those acquired companies. Prior to 1987, Mr. DeChellis was employed by Ecolab in various sales capacities for almost 15 years, where he held positions such as District Manager, Assistant Vice President of Regional Sales and Vice President of Eastern Area Sales. Mr. DeChellis is a graduate of Kent State University.

     Sean E. Greene, Group Vice President, Sales, joined the Company in June 1994. From 1991 to 1994, Mr. Greene served as Vice President of Sales of Quintessence, Inc., which was acquired by Benckiser, GmbH in 1991. In 1994, Mr. Greene became Senior Vice President of Sales for Coty, Inc., another Benckiser, GmbH subsidiary. Prior to joining Benckiser, GmbH, Mr. Greene was Senior Vice President of the Fine Fragrance Division of Faberge, Inc. and a Vice President of Mary Quant Cosmetics, an international cosmetics and fragrance company. Mr. Greene is a graduate of Belvedere College in Dublin, Ireland.

     Eric R. Hamburg, Director, was elected as a director in October 1994. He is currently a partner at Kidd, Kamm & Company, which he joined in 1993 after serving as a senior manager with Andersen Consulting from 1985 to 1993. While at Andersen Consulting, Mr. Hamburg led the design and implementation of numerous business turnarounds and profit improvement initiatives in a wide variety of industries. He has extensive experience in just-in-time manufacturing, distribution, management information systems and plant startups. Mr. Hamburg holds a B.S. degree in Operations Research and Industrial Engineering from Cornell University.

     John R. Jackson, Vice President and General Counsel and Secretary, joined the Company in June 1995. From 1994 to 1995, Mr. Jackson was the Vice President of Acquisitions and General Counsel and Secretary for Brothers Gourmet Coffees, Inc. From 1983 to 1988, he was engaged in the practice of law at the Denver office of Kirkland and Ellis. From 1988 to 1994, Mr. Jackson was engaged in the practice of law at the Denver, Colorado office of the firm of Ballard Spahr Andrews & Ingersoll, where he became a partner in 1990. While engaged in private practice, Mr. Jackson focused on merger and acquisition transactions and private and public financing. Mr. Jackson taught Business Planning as an adjunct professor of law at the University of Denver Law School. He holds a B.A. degree from Davidson College and a J.D. degree from Vanderbilt Law School.

     Kurt L. Kamm, Director, was elected as a director in October 1994. Mr. Kamm graduated from Brown University in 1964 and received an LL.B. degree from the Columbia University School of Law in 1967. He is a member of the New York Bar and practiced law with the firm of Baker & McKenzie for approximately one year following his graduation from law school. From 1968 to 1971, Mr. Kamm was employed by the investment banking firm, Glore Forgan, Wm. R. Staats & Co. From 1971 to 1974, he was a member of Cumberland Associates, a private investment firm specializing in venture capital and hedge fund management where he became a partner in 1973. From 1974 to 1979, Mr. Kamm was associated with American European Associates, a private investment group now known as AEA Investors. In 1979, he joined Lineberger Kidd Kamm & Company. He helped to establish Kidd, Kamm & Company in 1987 and has continued there to present. Mr. Kamm is a director of Wright Medical Technology, Inc., a manufacturer and marketer of orthopaedic implant devices.

     Thomas T.S. Kaung, Group Vice President and Chief Financial Officer, joined the Company in July 1995. From 1991 to 1995, Mr. Kaung was President of River International, Inc., a consulting firm. From 1990 to 1991 he was the Executive Vice President and Chief Financial Officer for Zale Corporation, which operates a large national chain of fine jewelry stores. Prior thereto, he spent 12 years at Cole National Corporation, a leading specialty retailer, where he served as Executive Vice President, Administration and Chief Financial

Officer. In addition, Mr. Kaung rose to the position of Divisional Vice President for Finance for the Dayton Hudson Corporation after ten years of service. Mr. Kaung holds a B.S. degree from Southwestern University and an M.S. degree from the University of Iowa.

     William J. Kidd, Director, was elected as a director in May 1994. Mr. Kidd graduated from Cornell University in 1963 and was awarded an MBA degree from its Graduate School of Business and Public Administration in 1964. Immediately thereafter, he was employed for approximately one year by the Securities and Exchange Commission. From 1966 to 1970, Mr. Kidd was employed by, and ultimately became an officer of, Morgan Guaranty Trust Company of New York. During his last year of employment there, Mr. Kidd was a senior operating officer of the bank's venture capital subsidiary. He left in 1970 to become an associate of Lineberger, Lowe & Company. In 1974, Mr. Kidd helped to form and became a principal of Lineberger, Kidd & Company which, in turn, became Lineberger Kidd Kamm & Company in 1979. In 1987, Mr. Kidd helped to establish Kidd, Kamm & Company and has continued there to the present. Mr. Kidd is a director of Wright Medical Technology, Inc., a manufacturer and marketer of orthopaedic implant devices.

     John H. Lynch, Director, was elected as a director in March 1995. Mr. Lynch has been the Vice Chairman and President since 1994 of Knoll Inc., a firm engaged in the manufacture of office furniture. He has been a partner since 1987 of BGI, a consulting firm. From 1982 to 1990, Mr. Lynch was employed by the Harvard Business School, as Assistant Dean and Director of the MBA program from 1982 to 1986 and as Associate Dean from 1988 to 1990. Mr. Lynch is a graduate of the University of New Hampshire, Harvard Business School and Georgetown University Law Center. Mr. Lynch has been elected to the board of directors pursuant to the right of Mr. Bonoma, under his employment agreement, to designate one additional director.

     E. Mark Noonan, Director, has been a Managing Director since 1990 of Triumph Capital Group, Inc., a firm engaged in investment banking and investment management. He served as a Managing Director of Drexel Burnham Lambert from 1984 to 1990. Mr. Noonan is a graduate of Harvard College and Harvard Business School. Mr. Noonan has been elected to the board of directors pursuant to the right of the holders of the Company's Cumulative Exchangeable Preferred Stock to elect one director under the Company's restated certificate of incorporation. In connection with the Equity Financing, Triumph Connecticut Limited Partnership, a partnership in which Mr. Noonan serves as a general partner of the general partner, received a finders fee of $575,000 from the Initial Purchaser.

     Marc L. Rovner, General Manager of Cosmar, joined the Company in June 1995. Mr. Rover's background spans 16 years of international sales and marketing experience with Fortune 500 companies -- International Paper, Unilever and Benckiser, GmbH. From 1992 to 1995, he served as U.K. General Manager at Benckiser, GmbH. From 1981 to 1992, Mr. Rovner served as Divisional Category Manager at Unilever, where he directed the launch of ten major detergent and personal care products, both in the United States and Japan. From 1978 to 1980, he served as Product Manager at International Paper, where he was responsible for the introduction of its first consumer products' ad campaign. Mr. Rovner holds a B.A. degree from the University of Pennsylvania and an M.A. degree from the University of Chicago.

     Terry M. Theodore, Director, was elected as a director in May 1994. Mr. Theodore, a partner at Kidd Kamm & Company, joined Kidd, Kamm & Company in 1989 after serving in the Financial Institutions Group of Bear, Stearns & Co. from 1988 to 1989. Prior to 1988, Mr. Theodore focused on the development and implementation of capital raising strategies for both financial and corporate acquirors at The First Boston Corporation. He holds a B.A. in Economics from the University of California in Los Angeles.

     Keith H. Wagner, Group Vice President, Operations, joined the Company in June 1994. From 1991 to 1993, Mr. Wagner served as Quintessence, Inc.'s Vice President of Operations and as Coty, Inc's Vice President of Packaging and Purchasing from 1993 to 1994. From 1983 to 1990, Mr. Wagner served in the additional capacity of director of manufacturing during the period of ownership by Beecham PLC. From 1979 to 1983, he served as director of engineering for Jovan, Inc. Mr. Wagner is a graduate of Loyola University and Bradley University.

     Daniel D. Villanueva, Director, was elected as a director in September 1996. Mr. Villanueva has been the Chairman and Managing Director since 1990 of Bastion Capital Corporation, a minority controlled private equity investment firm specializing in management-led buyouts of leading middle market companies and related transactions. He has served since April 1996 on the Board of Directors of Telemundo Group, Inc., a publicly traded Spanish-language television company. Mr. Villanueva previously served as a partner and director of the Univision Spanish language television group from 1988 to 1990. Mr. Villanueva received a B.A. degree from New Mexico State University in 1960. Mr. Villanueva has been elected to the board of directors as the designee selected by the holders of a majority of the shares of Series B Preferred Stock.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation for services rendered in all capacities earned by the Company's Chief Executive Officer and the four most highly compensated executive officers (collectively, the "Named Executive Officers") during the fiscal period from April 15, 1994 (Inception) to March 31, 1995 and the fiscal year ended March 31, 1996.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                             ANNUAL            SHARES
                                                          COMPENSATION       UNDERLYING
                                           FISCAL     --------------------    OPTIONS       ALL OTHER
       NAME AND PRINCIPAL POSITION         PERIOD      SALARY      BONUS      GRANTED      COMPENSATION
       ---------------------------         ------     --------   ---------  ------------   ------------
Thomas V. Bonoma.........................   1995      $400,000                     --             --
  Chairman, Chief Executive Officer and     1994       233,338          --     93,182             --(1)
     President
Sean E. Greene...........................   1995       250,000                     --             --
  Group Vice President, Sales               1994       145,836    $175,000      9,318         62,500(2)
Albert E. DeChellis......................   1995       225,000          --         --             --
  Group Vice President and General          1994       131,250     125,000      9,318         37,500(2)
     Manager
Thomas T.S. Kaung........................   1995(3)    177,385          --      9,318             --
  Group Vice President and Chief
     Financial Officer
Ronald D. Bowen..........................   1995       166,667          --         --             --
  Group Vice President, International       1994        93,333     125,000      9,318         40,000(2)

---------------

(1) Does not include $85,000 paid to a company controlled by Mr. Bonoma during May through July 1994 for consulting services.

(2) Represents amounts paid in respect of services rendered as a consultant prior to the individual's employment by the Company.

(3) Mr. Kaung joined the Company during the fiscal year ended March 31, 1996.

                       OPTION GRANTS IN FISCAL YEAR 1995

     The following table sets forth information with respect to grants of stock options during the fiscal period from April 1, 1995 to March 31, 1996 to the Named Executive Officers.

                                                 INDIVIDUAL GRANTS
                               -----------------------------------------------------
                               NUMBER
                                 OF     PERCENT OF              MARKET                    POTENTIAL REALIZABLE VALUE
                               SHARES     TOTAL                  PRICE                     AT ASSUMED ANNUAL RATES
                               UNDER-    OPTIONS     EXERCISE   ON DATE                   OF STOCK APPRECIATION FOR
                               LYING     GRANTED      PRICE       OF                           OPTION TERM (1)
                               OPTIONS      TO         PER       GRANT    EXPIRATION     ----------------------------
            NAME               GRANTED  EMPLOYEES     SHARE     ($/SH)       DATE        0%        5%          10%
            ----               ------   ----------   --------   -------   ----------     ---     -------     --------
Thomas V. Bonoma............     -0-
Sean E. Greene..............     -0-
Albert E. DeChellis.........     -0-
Thomas T.S. Kaung...........   9,318 (2)    29.7%     $37.17    $37.17      7/1/05        0%     $58,755     $148,897
Ronald D. Bowen.............     -0-

---------------------
(1) The 0%, 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(2) This option is not currently exercisable.

DIRECTORS

     Directors of the Company are elected annually and hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company. Under the Company's restated certificate of incorporation, the holders of the outstanding shares of the Company's cumulative exchangeable preferred stock have the right to elect one member of the Company's board of directors. Mr. Noonan has been elected to the board of directors pursuant to this right. In addition, pursuant to Mr. Bonoma's employment agreement with the Company, Mr. Bonoma has been elected a director and has the right to designate one additional director. Mr. Lynch has been elected to the board of directors pursuant to this right. Holders of the Series C Preferred Stock (acting together with the holders of the Series B Preferred Stock, as a single class) will have the right to nominate three candidates for consideration for the Company's Board of Directors. The Company shall use all reasonable commercial efforts to cause the election of one of such nominees selected by the Company (the "Series C Preferred Nominee"). Mr. Villanueva has been elected to the board of directors pursuant to this right. Pursuant to the Securities Purchase Agreement, dated as of September 27, 1996, between the Company and Bastion Capital Fund, L.P. ("Bastion"), the Company has agreed in the event that Bastion is not entitled to designate the Series C Preferred Nominee, the Company will include one person selected by Bastion in its nominations for the Company's Board of Directors and to use all reasonable commercial efforts to cause the election of such person to the Board, so long as Bastion owns 75% (in value) of (i) the shares of Common Stock purchased pursuant to the New Common Stock Sale and (ii) the Units purchased by Bastion pursuant to the Series B Offering (the "Minimum Share Amount"). In addition, pursuant to a Voting Agreement, dated as of September 27, 1996, Kidd, Kamm Equity Partners, L.P. ("KKEP") agreed that, in the event that Bastion is not entitled to designate the Series C Preferred Nominee, KKEP will vote its shares of Common Stock in favor of a nominee designated by Bastion for election to the Company's Board of Directors provided that Bastion has the Minimum Share Amount.

     Directors of the Company are not compensated for their services as directors. All non-employee directors of the Company are reimbursed for ordinary and necessary expenses incurred in attending board or committee meetings.

STOCK OPTION PLAN

     The Company's 1994 Stock Option Plan (the "Plan") was approved by the Company's Board of Directors and stockholders in January 1995. The Company has reserved 111,320 shares of its common stock, par value $0.01 per share (the "Common Stock"), under the Plan. Options granted under the Plan may include those qualified as incentive stock options and under
Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. All regular employees and all directors are eligible to participate in the Plan. Non-employees may receive only nonqualified options. There are currently outstanding options under the Plan with respect to 102,964 shares of Common Stock. These options generally become exercisable with respect to 25% of their shares in each of the four years 1995 through 1998, and expire in January 2005.

     The Plan is administered by a Stock Option Committee of the Board of Directors (the "Committee") consisting of Mr. Bonoma and Mr. Kidd. The Committee has wide latitude in determining the recipients of options and numerous other terms and conditions of the options.

     The exercise price for the shares purchased upon exercise of all options granted under the Plan is determined by the Committee. The exercise price of an incentive stock option must be at least equal to the fair market value of the Common Stock on the date such option is granted (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary).

     No option may have a term of more than ten years (five years for incentive stock options granted to 10% or greater stockholders). Options generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised within certain specified periods following termination of employment or ceasing to be a director by reason of death, disability or retirement of the optionee (other than termination of employment for cause or without the consent of the Company).

EMPLOYMENT AND NON-COMPETE AGREEMENTS

     The Company has entered into an employment agreement (the "Bonoma Employment Agreement"), dated as of August 6, 1996, with Thomas V. Bonoma, which agreement supersedes his prior employment agreement with the Company. Pursuant to the Bonoma Employment Agreement, Mr. Bonoma is employed as the chief executive officer of the Company and each of its present and future subsidiaries and is responsible for managing the day-to-day affairs of the Company and its subsidiaries.

     Mr. Bonoma will receive a base salary of $500,000 per year and will be eligible to receive an additional annual bonus of 100% of his annual base salary if certain objectives, to be established by the Board of Directors of the Company, are met. If Mr. Bonoma's employment is terminated without cause or if Mr. Bonoma terminates his employment for good reason, Mr. Bonoma will be entitled to the greater of his annual base salary for the remaining term of his employment or for one year, and to a bonus equal to the greater of 75% of his annual base salary for the remaining term of his employment or for one year.

     The Bonoma Employment Agreement will expire on August 18, 2000 and is automatically renewable for additional one-year periods unless Mr. Bonoma or the Company, upon 90 days notice, decides not to renew it. The Bonoma Employment Agreement will automatically terminate in the event of a change of control of the Company resulting in a sale of all or substantially all of the stock or assets of the Company in which the shareholders of the Company liquidate all or substantially all their equity interest in the Company.

     The Company and Mr. Gay A. Mayer entered into an employment agreement dated August 6, 1996, pursuant to which Mr. Mayer will be employed as Group Vice President of Market Development of the Company following the effective time of the MEM Acquisition. Mr. Mayer will receive an annual gross salary of $250,000 and will be eligible to participate in all bonus programs for executives of the Company, on the same terms and conditions as such executives. The Company also granted Mr. Mayer an option to purchase 5,000 shares of the Company under the Company's stock option plan at a per share exercise price of $104.00. Mr. Mayer's employment will terminate 30 months after consummation of the MEM Acquisition.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bonoma and Mr. Kidd functionally act as the Company's compensation committee. Mr. Bonoma's salary is established by his employment agreement with the Company. Mr. Bonoma and Mr. Kidd constitute the Stock Option Committee of the Board of Directors. Messrs. Kidd, Lynch and Noonan constitute the Audit Committee of the Board of Directors. There are no other committees of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1996, information with respect to the beneficial ownership of shares of the Company's Common Stock by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of such shares, (ii) each director of the Company, the Company's Chief Executive Officer and each of the other named executive officers in the Summary Compensation Table contained herein and (iii) directors and executive officers of the Company as a group.

NAME OF STOCKHOLDER                                                        NO. OF SHARES   PERCENT
-------------------                                                        -------------   -------
Kidd, Kamm Equity Partners, L.P..........................................     605,286        73.4%
  c/o Kidd, Kamm & Company
  Three Pickwick Plaza
  Greenwich, Connecticut 06830
William J. Kidd(1).......................................................     605,286        73.4%
  c/o Kidd, Kamm & Company
  Three Pickwick Plaza
  Greenwich, Connecticut 06830
Kurt L. Kamm (1).........................................................     605,286        73.4%
  c/o Kidd, Kamm & Company
  9454 Wilshire Boulevard
  Beverly Hills, California 90212
Terry M. Theodore(1).....................................................     605,286        73.4%
  c/o Kidd, Kamm & Company
  9454 Wilshire Boulevard
  Beverly Hills, California 90212
Eric R. Hamburg(1).......................................................     605,286        73.4%
  c/o Kidd, Kamm & Company
  Three Pickwick Plaza
  Greenwich, Connecticut 06830
Thomas V. Bonoma(2)......................................................      26,902         3.3%
Ronald D. Bowen..........................................................       3,632           *
Albert E. DeChellis......................................................       6,053           *
Sean E. Greene...........................................................       8,070         1.0%
Thomas T.S. Kaung........................................................       2,690           *
John H. Lynch............................................................       2,690           *
E. Mark Noonan(3)........................................................      59,825         6.8%
Triumph Connecticut Limited Partnership(3)...............................      59,825         6.8%
  60 State Street, 21st Floor
  Boston, Massachusetts 02109
Daniel D. Villanueva(4)..................................................      95,766        11.0%
  Bastion Capital Corporation
  Suite 2960
  1999 Avenue of the Stars
  Los Angeles, CA 90067
CIBC WG Argosy Merchant Fund 2, L.L.C.(5)................................      51,959         6.3%
  c/o CIBC Wood Gundy Securities Corp.
  425 Lexington Avenue, 3rd Floor
  New York, NY 10017
All directors and executive officers as a group (14 persons).............     810,914        87.3%

---------------
 *  Less than 1%.

(1) William J. Kidd, Kurt L. Kamm, Terry M. Theodore and Eric R. Hamburg are principals of Kidd, Kamm & Company, an entity affiliated with Kidd, Kamm Equity Partners, L.P., and for purposes of this report may be deemed to beneficially own the shares owned of record by Kidd, Kamm Equity Partners, L.P.

(2) Includes 26,902 shares held by a trust for the benefit of Thomas V. Bonoma but excludes 93,182 shares of common stock issuable to Mr. Bonoma under a stock option which is not currently exercisable.

(3) Represents shares issuable upon exercise of common stock purchase warrants acquired by Triumph-Connecticut Limited Partnership ("Triumph-Connecticut") in connection with the purchase by that entity of shares of the Company's Cumulative Exchangeable Preferred Stock. Does not include 175 shares issuable upon exercise of warrants held by Jeffrey Lane and Meri Lane (collectively, the "Lanes"), as trustees of a trust that is not affiliated with Triumph-Connecticut. Jeffrey Lane is affiliated with Triumph-Connecticut. Mr. Noonan is a Managing Director of Triumph Capital Group Inc., a general partner of Triumph-Connecticut Capital Advisors, Limited Partnership, the general partner of Triumph-Connecticut, and for purposes of this report Mr. Noonan may be considered to be the owner of these shares. As of June 30, 1996, Triumph-Connecticut and the Lanes also hold approximately 11,842,000 shares and approximately 41,600 shares, respectively, of the Cumulative Exchangeable Preferred Stock.

(4) Represents 51,959 shares of common stock acquired by Bastion in the New Common Stock Sale and includes 43,807 shares of common stock issuable upon exercise of common stock warrants acquired by Bastion in the Series B Offering. Mr. Villanueva is the Chairman and Managing Director of Bastion and for purposes of this report Mr. Villanueva may be considered to be the owner of such shares.

(5) The Initial Purchaser, an affiliate of CIBC WG Argosy Merchant Fund 2, L.L.C., may from time to time hold a position in the Units, including the Warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management Ownership and Compensation. In August 1994, Thomas V. Bonoma, together with other members of senior management, acquired 68,922 shares of the Common Stock of the Company in consideration of the payment of approximately $3 million. In addition, the Company has granted options to officers and other employees under the Plan referred to above under the caption "Stock Option Plan" and additional options may be granted under the Plan to directors, officers and other employees.

     On August 16, 1994 the Company has entered into a Management Agreement (the "Management Agreement") with Kidd Kamm. Pursuant to the Management Agreement, Kidd Kamm received a fee of $675,000 upon the closing of the Cosmar Acquisition and, subject to certain restrictions contained in the Indenture governing the Company's senior notes due August 2001, will receive an annual management fee of $675,000 subject to increases as determined by the board of directors of the Company, plus out-of-pocket expenses incurred for management, consulting and related services to be rendered to the Company. Such management fee was not paid during the fiscal year ended March 31, 1996 as a result of certain restrictions on such payments contained in the Indenture. Principals of Kidd Kamm organized KKEP which is the owner of 73.4% of the Company's currently outstanding Common Stock. Each of Messrs. Hamburg, Kamm, Kidd and Theodore are principals of Kidd Kamm.

     Stockholders Agreement. Management, Kidd Kamm and certain other equity holders have entered into a stockholders agreement, dated August 18, 1994 with the Company (the "Stockholders Agreement"), whereby each of such equity holders of the Company are restricted in the transfer of his shares of Common Stock of the Company for a period of eight years from that date unless such transfer is made in accordance with the Stockholders Agreement.

     Bastion Securities Purchase Agreement. On September 27, 1996, the Company entered into a Securities Purchase Agreement (the "Bastion Securities Purchase Agreement") with Bastion pursuant to which it sold 51,959 shares of Common Stock to Bastion for an aggregate purchase price of $5,000,000. Pursuant to the terms of the Bastion Securities Purchase Agreement, the Company has agreed to include one person selected by Bastion in its nominations for the Company's Board of Directors and to use all reasonable commercial efforts to cause the election of such person to the Board, so long as Bastion owns 75% (in value) of the shares of Common Stock purchased thereunder and of the Units purchased by Bastion pursuant to the Series B Offering. Bastion agreed that the Common Stock purchased thereunder shall be bound by the terms of the Stockholders Agreement.

     In addition, pursuant to a Voting Agreement, dated as of September 27, 1996, Kidd, Kamm Equity Partners, L.P. ("KKEP") agreed that, in the event that Bastion is not entitled to designate the Series C Preferred Nominee, KKEP will vote its shares of Common Stock in favor of a nominee designated by Bastion for election to the Company's Board of Directors provided that Bastion has the Minimum Share Amount.

     Brokerage Fee. Certain principals of Kidd Kamm, in their individual capacities, have an equity interest in W.E. Myers & Co., which received brokerage fees of $1.7 million in connection with the Company's initial acquisitions. The Company believes that the fees paid to W.E. Myers & Co. were fair, reasonable, and consistent with the terms of transactions the Company would otherwise have entered into with third party non-affiliated entities for comparable services.

                                 EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange shares of Series C Preferred Stock for any and all of the outstanding shares of Series B Preferred Stock (on a share for share basis) properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below.

PURPOSE OF THE EXCHANGE OFFER

     Pursuant to the Series B Offering which closed on August 15, 1996, September 16, 1996 and September 27, 1996, the Company issued 115,000 shares of the Series B Preferred Stock. The issuances of Series B Preferred Stock were not registered under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act.

     In connection with the issuance and sale of the Series B Preferred Stock, the Company entered into the Registration Rights Agreement, which requires the Company to (i) use its best efforts to cause to be filed with the Commission within 74 days after the date of the original issuance of the Series B Preferred Stock (August 15, 1996), a registration statement (the "Exchange Offer Registration Statement") relating to a registered Exchange Offer for the Series B Preferred Stock under the Securities Act and (ii) use its best efforts to have the Exchange Offer Registration Statement declared effective under the Securities Act within 149 days after the date of the original issuance of the Series B Preferred Stock. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of the Series B Preferred Stock who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Series B Preferred Stock for Series C Preferred Stock. The Company will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series B Preferred Stock. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Series B Preferred Stock (including the Initial Purchaser) to participate in the Exchange Offers, or if the Initial Purchaser has not sold all the securities bought subsequently to the Expiration Date and requests it, or if the Exchange Offer is commenced and not consummated within 209 days of issuance of the Series B Preferred Stock, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Series B Preferred Stock by such holders who satisfy certain conditions relating to, among other things, the provision of information in connection with the Shelf Registration Statement. In the event that (i) the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed within 74 days after the date of original issuance of the Series B Preferred Stock, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement is not declared effective within 149 days after the date of original issuance of the Series B Preferred Stock or (iii) the Exchange Offer Registration Statement ceases to be effective prior to the time that the Exchange Offer is consummated, or the Company has not exchanged the Series C Preferred Stock for all Series B Preferred Stock validly tendered under the Exchange Offer or a Shelf Registration Statement is not declared or ceases to be effective within 209 days following the date of the issuance of the Series B Preferred Stock (each, a "Registration Default"), the annual dividend rate borne by the Series B Preferred Stock will immediately increase by 0.5% per annum and the dividend rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured up to a maximum additional dividend rate of 2.0% per annum. Upon the Registration Default being cured the dividend rate borne by the Series B Preferred Stock will be reduced to the original dividend rate. The Exchange Offer is being made by the Company to satisfy its obligations under the Registration Rights Agreement.

     Based on no action letters issued by the staff of the Commission to third parties, the Company believes that the Series C Preferred Stock issued pursuant to the Exchange Offer in exchange for Series B Preferred Stock may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Series C Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such shares of Series C Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Series C Preferred Stock. Any holder of Series B Preferred Stock who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series C Preferred Stock could not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any shares of Series C Preferred Stock acquired by such holders will not be freely transferable except in compliance with the Securities Act. Each broker-dealer that receives shares of Series C Preferred Stock for its own account in exchange for shares of Series B Preferred Stock acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series C Preferred Stock. See "Plan of Distribution."

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer will expire at 5:00 P.M., New York City time, on
          , 1996, unless the Company, in its sole discretion, has extended the period of time (as described below) for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any shares of Series B Preferred Stock by giving oral notice (confirmed in writing) or written notice to the Exchange Agent (as defined herein) and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. During any such extension, all shares of Series B Preferred Stock previously tendered will remain subject to the Exchange Offer.

     In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any shares of Series B Preferred Stock not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Series B Preferred Stock as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING SERIES B PREFERRED STOCK

     The tender to the Company of shares of Series B Preferred Stock by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of shares of Series B Preferred Stock may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the shares of Series B Preferred Stock being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF SHARES OF SERIES B PREFERRED STOCK, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO SHARES OF SERIES B PREFERRED STOCK OR LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the shares of Series B Preferred Stock surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the shares of Series B Preferred Stock who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each an "Eligible Institution"). If shares of Series B Preferred Stock are registered in the name of a person other than a signer of the Letter of Transmittal, the shares of Series B Preferred Stock surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series B Preferred Stock at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of shares of Series B Preferred Stock by causing such book-entry transfer facility to transfer such shares of Series B Preferred Stock into the Exchange Agent's account with respect to the shares of Series B Preferred Stock in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of shares of Series B Preferred Stock may be effected through book-entry transfer in the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or shares of Series B Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address or facsimile number set forth below on or prior to the Expiration Date a letter, telegram or facsimile from an Eligible Institution setting forth the name and address of the tendering holder, the name in which the shares of Series B Preferred Stock are registered and, if possible, the certificate number or numbers of the certificate or certificates representing the shares of Series B Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the shares of Series B Preferred Stock in proper form for transfer (or a confirmation of book-entry transfer of such shares of Series B Preferred Stock into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless shares of Series B Preferred Stock being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the shares of Series B Preferred Stock (or a confirmation of book-entry transfer of such shares of Series B Preferred Stock into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of shares of Series C Preferred Stock in exchange for shares of Series B Preferred Stock tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered shares of Series B Preferred Stock.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of shares of Series B Preferred Stock tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any and all tenders of any particular shares of Series B Preferred Stock not properly tendered or reject any particular shares of Series B Preferred Stock the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or condition of the Exchange Offer as to any particular shares of Series B Preferred Stock either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender shares of Series B Preferred Stock in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Series B Preferred Stock for exchange must be cured within such time as the Company shall determine. Neither the Company nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of shares of Series B Preferred Stock for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal or any shares of Series B Preferred Stock or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder that is not a broker-dealer or is a broker-dealer but is not receiving shares of Series C Preferred Stock for its own account will represent to the Company that, among other things, the shares of Series C Preferred Stock acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, that such holder has no arrangement or understanding with any person to participate in the distribution of such shares of Series C Preferred Stock and that such holder is not an "affiliate" of the Company as defined in Rule 405 under the Securities Act or, if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Each broker-dealer that is receiving shares of Series C Preferred Stock for its own account in exchange for shares of Series B Preferred Stock that were acquired as a result of market-making or other trading activities will represent to the Company that it will deliver a prospectus in connection with any resale of such shares of Series C Preferred Stock.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any shares of Series B Preferred Stock that remain outstanding subsequent to Expiration Date, or, as set forth under "-- Certain Conditions to the Exchange Offer," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase shares of Series B Preferred Stock in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of shares of Series B Preferred Stock may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by letter, telegram or facsimile must be received by the Exchange Agent prior to the Expiration Date at its address or facsimile number set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the shares of Series B Preferred Stock to be withdrawn (the "Depositor"), (ii) identify the shares of Series B Preferred Stock to be withdrawn (including the certificate number or numbers of the certificate or certificates representing such shares of Series B Preferred Stock and number of shares of such Series B Preferred Stock), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such shares of Series B Preferred Stock were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Transfer Agent with respect to the shares of Series B Preferred Stock to register the transfer of such shares of Series B Preferred Stock into the name of the person withdrawing the tender and (iv) specify the name in which any such shares of Series B Preferred Stock are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any shares of Series B Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no shares of Series C Preferred Stock will be issued with respect thereto unless the shares of Series B Preferred Stock so withdrawn are validly retendered. Any shares of Series B Preferred Stock which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn shares of Series B Preferred Stock may be retendered by following one of the procedures described above under "-- Procedures for Tendering Series B Preferred Stock" at any time prior to the Expiration Date.

ACCEPTANCE OF SERIES B PREFERRED STOCK FOR EXCHANGE; DELIVERY OF SERIES C PREFERRED STOCK

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all shares of Series B Preferred Stock properly tendered and will issue the shares of Series C Preferred Stock promptly after acceptance of the Exchange Offer. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered shares of Series B Preferred Stock for exchange when the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of the shares of Series C Preferred Stock in exchange for shares of Series B Preferred Stock pursuant to the Exchange Offer will be made only after timely receipt by the Company of such shares of Series B Preferred Stock, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered shares of Series B Preferred Stock are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted shares of Series B Preferred Stock will be returned without expense to the tendering holder thereof as promptly as practicable after the rejection of such tender or the expiration or termination of the Exchange Offer.

UNTENDERED SERIES B PREFERRED STOCK

     Holders of shares of Series B Preferred Stock whose shares of Series B Preferred Stock are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such shares of Series B Preferred Stock and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of shares of Series B Preferred Stock will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the shares of Series B Preferred Stock held by them. To the extent that shares of Series B Preferred

Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series B Preferred Stock could be adversely affected.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or issue shares of Series C Preferred Stock in exchange for, any shares of Series B Preferred Stock, and may terminate or amend the Exchange Offer, if at any time before the acceptance of such shares of Series B Preferred Stock for exchange, any of the following events shall occur:

          (A) an injunction, order or decree shall have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (B) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the shares of Series C Preferred Stock issued pursuant to the Exchange Offer in exchange for the shares of Series B Preferred Stock to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Series C Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such shares of Series C Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of shares of Series C Preferred Stock.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any shares of Series B Preferred Stock and return any shares of Series B Preferred Stock that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all shares of Series B Preferred Stock tendered prior to the Expiration Date, subject to the rights of such holders of tendered shares of Series B Preferred Stock to withdraw their tendered shares of Series B Preferred Stock, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered shares of Series B Preferred Stock that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of shares of Series B Preferred Stock, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the shares of Series B Preferred Stock, if the Exchange Offer would otherwise expire during such period.

     In addition, the Company will not accept for exchange any Series B Preferred Stock tendered, and no Series C Preferred Stock will be issued in exchange for any such Series B Preferred Stock, if at any time any stop order shall be threatened by the Commission or in effect with respect to the Registration Statement.

     The Exchange Offer is not conditioned on any minimum number of shares of Series B Preferred Stock being tendered for exchange.

EXCHANGE AGENT

     The Firstar Trust Company ("Firstar") has been appointed as Exchange Agent for the Exchange Offer. Questions regarding Exchange Offer procedures and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

        By Mail:                                    By Hand or Overnight Delivery:
          Firstar Trust Company                       Firstar Trust Company
          Corporate Trust Services                    Corporate Trust Services
          615 E. Michigan Street, 4th Floor           615 E. Michigan Street, 4th Floor
          Milwaukee, WI 53201-2077                    Milwaukee, WI 53201-2077
          Attention: Suzanne P. Norman Barnes         Attention: Suzanne P. Norman Barnes

                                 By Facsimile:
                                 (414) 276-4226
                             Confirm by Telephone:
                                 (414) 287-3971

     Firstar is also the Transfer Agent for the Series B Preferred Stock and the Series C Preferred Stock.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Series B Preferred Stock in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of shares of Series B Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing shares of Series C Preferred Stock or shares of Series B Preferred Stock not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the shares of Series B Preferred Stock tendered, or if tendered shares of Series B Preferred Stock are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of shares of Series B Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. Expenses incurred in connection with the issuance of the Series C Preferred Stock will be amortized by the Company over the term of the Series C Preferred Stock under generally accepted accounting principles.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives shares of Series C Preferred Stock for its own account in exchange for shares of Series B Preferred Stock acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such shares of Series C Preferred Stock. For a period of 90 days after the Expiration Date, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such shares of Series C Preferred Stock. During such 90-day period, the Company will use its best efforts to make this Prospectus available to any broker-dealer for use in connection with such resale, provided that such broker-dealer indicates in the Letter of Transmittal that it is a broker-dealer.

     The Company will not receive any proceeds from any sale of shares of Series C Preferred Stock by broker-dealers. Shares of Series C Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the shares of Series C Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such shares of Series C Preferred Stock. Any broker-dealer that resells shares of Series C Preferred Stock that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such shares of Series C Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of shares of Series C Preferred Stock and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company will indemnify the holders of the Series C Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                    DESCRIPTION OF SERIES C PREFERRED STOCK

     The Series C Preferred Stock will be issued pursuant to a certificate of designation (the "Certificate of Designation"). The summary contained herein of certain provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation.

GENERAL

     Subject to limitations imposed by law or the Company's Certificate of Incorporation, the Board of Directors is empowered to determine with respect to the Company's preferred stock (a) the designation of such series, the number of shares to constitute such series; (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (c) the annual rate or amount of dividends, if any, payable on the shares of such series, the conditions and dates upon which such dividends shall be payable, and whether such dividends shall be cumulative or non-cumulative; (d) whether the shares of such series shall be subject to redemption by the Company, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption; (e) the amount or amounts payable upon shares of such series, and rights of the holders of shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up, of the Company; (f) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the terms and conditions thereof, including the date or dates of conversion or exchange and the method, if any, of adjusting the same; (g) the conditions or restrictions, if any, upon the creation or indebtedness of the Company or upon the issuance of any additional stock including additional shares of such series or of any other series or of any other class; and (h) any other designations, preferences and relative, participating, optional and other special rights or qualifications, limitations or restrictions thereof. The Series C Preferred Stock when issued in exchange for the Series B Preferred Stock in accordance with the terms of the Exchange Offer will be fully paid and non-assessable, and the holders thereof will have no subscription or preemptive rights related thereto.

     The Board of Directors has adopted resolutions (i) authorizing the issuance of up to 350,000 shares of the Series C Preferred Stock, which consist of up to 115,000 shares of Series C Preferred Stock to be issued in the Exchange Offer plus additional shares of Series C Preferred Stock which may be used to pay dividends on the Series C Preferred Stock if the Company elects to pay dividends in additional shares of the Series C Preferred Stock, and (ii) authorizing the Company to file the Certificate of Designation and the Certificate of Increase with respect to the Series C Preferred Stock with the Secretary of State of the State of Delaware as required by Delaware law. The Certificate of Increase was filed on September 27, 1996, with the consent of holders of a majority of the outstanding shares of the Series B Preferred Stock and the Series C Preferred Stock, treated as a single series and class, to increase the number of authorized shares of Series C Preferred Stock from 325,000 shares to 350,000 shares.

     Ranking

     The Series C Preferred Stock, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, ranks senior to
(a) all classes of Common Stock of the Company, (b) the Cumulative Exchangeable Preferred Stock and (c) each other class of capital stock issued by the Company after the Exchange Offer. The Series C Preferred Stock will rank pari passu with the Series B Preferred Stock.

     Dividends

     Holders of Series C Preferred Stock are entitled, when, as and if declared by the Board of Directors out of funds legally available therefor, to receive dividends on each outstanding share of Series C Preferred Stock, at the rate of 14.0% per annum. Dividends on the Series C Preferred Stock are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on the later of (a) the last Dividend Payment Date on which dividends were paid on the Series B Preferred Stock surrendered in exchange therefor, or (b) if no dividends have been paid on the Series B Preferred Stock, from the date of issuance of the Series B Preferred Stock. Dividends on the Series C Preferred Stock will be cumulative (whether or not earned or declared) from the date of issuance of the Series C Preferred Stock. Dividends which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the dividend rate until payment is made.

     Dividends may, at the option of the Company, be paid on any Dividend Payment Date either in cash or by issuing fully paid and nonassessable shares of Series C Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends through August 31, 2002, and in cash thereafter; provided that in the event that the outstanding Senior Notes are redeemed, dividends shall be paid in cash at the earlier of one year from the date of such redemption or August 31, 2002. If the Company does not pay cash dividends after August 15, 1999 or at any other time that it is required to do so, the per annum dividend rate will be increased by 0.25% during each quarter ended on each Dividend Payment Date on which non-cash payment occurs, unless such non-cash payment has occurred during more than four quarters, in which case the per annum dividend rate will be increased by 0.5% in each additional quarter in which such non-cash payment occurs, with a maximum rate of 17.0% per annum.

     Optional Redemption

     The Series C Preferred Stock will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after September 1, 1999, subject to the legal availability of funds therefor, upon not less than 30 days nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of liquidation preference), plus accrued and unpaid dividends, if any, to the redemption date, if redeemed during the 12-month period set forth below:

    PERIOD                                                                 REDEMPTION PRICE
    ------                                                                 ----------------
    September 1, 1999 to and including August 31, 2000.................           108%
    September 1, 2000 to and including August 31, 2001.................           106%
    September 1, 2001 to and including August 31, 2002.................           104%
    September 1, 2002 to and including August 31, 2003.................           102%
    September 1, 2003 and thereafter...................................           100%

     In addition, at any time prior to September 1, 1999 the Company may redeem (pursuant to one or more redemptions) up to 35% of the aggregate liquidation preference of the Series C Preferred Stock (and the Series B Preferred Stock, taken together) with net proceeds received from one or more public offerings of equity securities of the Company at a redemption price equal to 110% of the liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of redemption. Any such redemption will be required to occur on or prior to 120 days after the receipt of such net proceeds.

     Mandatory Redemption

     The Company is obligated to redeem all shares of the Series C Preferred Stock outstanding on August 31, 2006 (the "Mandatory Redemption Date"), at a redemption price equal to the liquidation preference of the Series C Preferred Stock, payable in cash, plus accrued and unpaid dividends, which shall also be payable in cash (whether or not otherwise payable in cash), to the date of redemption. The Company's obligation to redeem the Series C Preferred Stock is subject to the legal availability at the Company of funds therefor.

     Change of Control

     Upon a Change of Control of the Company, the Company shall, only if and only to the extent permitted by the Senior Notes, the Existing Credit Facility, the New Credit Facility and any other long term indebtedness outstanding at such time, make an offer to purchase the outstanding shares of the Series C Preferred Stock at a purchase price equal to 101% of the liquidation preference of the Series C Preferred Stock, plus accrued and unpaid dividends, if any, to the purchase date; provided, that, such offer will not result in the Series C Preferred Stock being deemed to be Disqualified Stock under the Indenture. If the Company does not make an offer to purchase the Series C Preferred Stock upon a Change of Control, the dividend rate will be increased to an annual rate of 17% per annum. The Company's obligation to redeem the Series C Preferred Stock will be subject to the legal availability of funds therefor. A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any person other than KKEP, Thomas V. Bonoma, the heirs, executors, administrators testamentary, trustees, legatees or beneficiaries of KKEP or Thomas V. Bonoma, a trust the beneficiaries of which include only persons described above and their respective spouses and lineal descendants, the general partner and each limited partner of KKEP and any subsidiary of either KKEP or Thomas V. Bonoma or both of them jointly (collectively, the "Permitted Holders"), becomes the beneficial owner of 50% or more of the total voting power of the Company's Common Stock; (ii) prior to a public equity offering of Common Stock, Permitted Holders collectively dispose of more than 50% of the shares of the Common Stock owned by the Permitted Holders in the aggregate as of the date hereof (excluding dispositions made to any other Permitted Holders); (iii) any person other than a Permitted Holder becomes the beneficial owner of more than 35% of the total voting power of the Company's Common Stock and the Permitted Holders together with officers and employees of the Company beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or
(v) subsequent to a public equity offering of Common Stock during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the stockholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation or election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     Procedure for Redemption

     On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of the Series C Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest. The Company will send a written notice of redemption by first class mail, postage prepaid, to each holder of record of shares of the Series C Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of the Series C Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of the Series C Preferred Stock must be in compliance with the Certificate of Designation.

     In the event of partial redemptions of the Series C Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, except that the Company may redeem such shares held by any holder of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

     Liquidation Preference

     In the event of any liquidation, dissolution or winding-up of the Company, holders of the Series C Preferred Stock will be entitled to receive a preferential amount equal to $1,000 per share, plus all accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up of the Company (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any capital stock, including, without limitation, on any Common Stock other than the Series B Preferred Stock. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series C Preferred Stock are not paid in full, the holders of the Series C Preferred Stock and the Series B Preferred Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the liquidation preferences to which they are entitled, the holders of shares of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation for the Series C Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series C Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Series C Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Series C Preferred Stock will exceed its par value. Consequently, there will be no restriction upon any surplus of the Company solely because the liquidation preference of the Series C Preferred Stock will exceed the par value and there will be no remedies available to holders of the Series C Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation preference of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Series C Preferred Stock and its par value.

     Voting Rights

     Holders of the Series C Preferred Stock (acting together with the holders of the Series B Preferred Stock, as a single class) will have the right to nominate three candidates for directors on the Company's Board of Directors. The Company shall use all reasonably commercial efforts to cause the election of one of such nominees selected by the Company. Holders of the Series C Preferred Stock otherwise have no general voting rights except as provided by law.

     Under Delaware law, holders of Series C Preferred Stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

     Covenants

     The Certificate of Designation generally imposes certain restrictions on the ability of the Company to declare dividends or make distributions with respect to, or purchase, or redeem or exchange any capital stock of the Company other than the Series C Preferred Stock and the Series B Preferred Stock, except in or for capital stock (other than capital stock which matures or is mandatorily redeemable prior to the latest maturity date of the Senior Notes or the Series C Preferred Stock ("Disqualified Capital Stock")), unless dividends on the Series C Preferred Stock have been paid in cash for the most recent quarterly period and the payments made on capital stock shall not in the aggregate exceed 50% of consolidated net income less 100% of consolidated net loss of the Company from August 31, 1996 to the date of such payment. Such restrictions do not prohibit (i) the retirement of shares of capital stock in exchange for shares of capital stock (other than Disqualified Capital Stock) or out of the net proceeds of substantially concurrent sales of capital stock (other than Disqualified Capital Stock), (ii) the retirement of Disqualified Capital Stock by exchange of shares of Disqualified Capital Stock or out of net proceeds of substantially concurrent sales of Disqualified Capital

Stock, (iii) the payment of cash dividends on the Cumulative Exchangeable Preferred Stock if dividends have been paid in cash on the Series C Preferred Stock for the most recently ended quarterly period, or (iv) the payment of management or advisory fees to KKEP or to its affiliates in an amount that, when taken with all such previous amounts paid since April 15, 1994, does not exceed an average annual amount of $675,000.

     The Certificate of Designation prohibits the Company from exercising its option to exchange, either in whole or in part, the Cumulative Exchangeable Preferred Stock for notes without the prior consent of the holders of the majority in aggregate liquidation of the Series C Preferred Stock and the Series B Preferred Stock, voting as a single class.

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will be obligated to provide to the holders of the Series C Preferred Stock all annual and quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) and 15(d) had it been so subject and provide to all holders of Series C Preferred Stock, without costs to such holders, copies of such reports and documents.

     Transfer Agent and Registrar

     Firstar Trust Company is the transfer agent and registrar for the Series C Preferred Stock.

                    DESCRIPTION OF OUTSTANDING INDEBTEDNESS

     The following summary of the material terms of agreements governing certain of the outstanding long-term indebtedness of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

EXISTING CREDIT FACILITY

     The Company entered into the Existing Credit Facility pursuant to a Note Purchase Agreement, dated as of December 21, 1994, as amended, among the Company, Cosmar and Nomura under which Nomura has provided to Cosmar a revolving note purchase facility in an aggregate maximum principal amount of up to $40.0 million of Variable Rate Senior Secured Revolving Notes due 1996, and has purchased Variable Rate Senior Secured Term Notes due 1996 (collectively, the "Nomura Notes") in an aggregate principal amount of $30.0 million. Capitalized terms used in this section and not otherwise defined herein shall have the meaning set forth in the Existing Credit Facility.

     The Nomura Notes bear interest at variable rates equal to the bank base rate (8.25% at March 31, 1996) plus 4.5% since July 1, 1996. Interest is payable monthly in arrears. The Nomura Notes will mature and become payable in full on December 22, 1996 together with all interest accrued thereon to such date and all unpaid fees, expenses and other amounts payable under the Existing Credit Facility. The Existing Credit Facility is secured by substantially all of assets of the Company and its subsidiaries, including by a pledge of the capital stock of the Company's subsidiaries. Proceeds allocated for the purchase of MEM, including to refinance assumed indebtedness, as described in the caption "Use of Proceeds," are subject to a security interest of Nomura under the Existing Credit Facility.

     The Existing Credit Facility provides for mandatory prepayments of the Nomura Notes upon receipt of proceeds resulting from (i) the sale of capital stock of the Company, (ii) the incurrence by the Company or its subsidiaries of debt for borrowed money, (iii) the sale, lease, license, transfer or other disposition of any property of the Company or its subsidiaries, other than as permitted under the Existing Credit Facility or in the ordinary course of business, or (iv) in the event that the aggregate unpaid principal amount of the revolving credit facility exceeds the amount of the Revolver Borrowing Base then in effect or the aggregate unpaid principal amount of the Nomura Notes exceeds the amount of the Total Credit Base then in effect. Nomura has waived the prepayment requirement described under clause (i) above with respect to the proceeds of the Series B Offering. Cosmar has the option to prepay any part of the outstanding unpaid principal balance of the Nomura Notes at any time, without prepayment charge, premium or penalty.

     The Existing Credit Facility contains numerous affirmative and negative covenants that restrict the operations of the Company, including restrictions on, among other things, (i) the incurrence, assumption, guarantee or existence of certain indebtedness, (ii) the incurrence, assumption or existence of certain liens and other encumbrances, (iii) certain sale and leaseback transactions,
(iv) certain mergers or transfers, leases, licenses or other dispositions of assets, (v) sales with recourse, discounts or at less than face value, of the respective accounts or notes receivable of the Company or its subsidiaries, (vi) the engagement by the Company or its subsidiaries in businesses or activities other than those engaged in at the time of the execution of the Existing Credit Facility, (vii) certain payments and investments, (viii) certain issuances of capital stock, (ix) certain transactions with affiliates, (x) certain capital expenditures, and (xi) certain leases and contracts.

     The Company is also subject to certain financial covenants including (i) a minimum ratio of Consolidated Current Assets to Consolidated Current Liabilities, (ii) a minimum Consolidated Net Worth of (a) $18.0 million plus (b) 100% of the aggregate amount of the Consolidated Net Income of the Company for each fiscal quarter ending on or after March 31, 1995, with respect to which the Company's Consolidated Net Income was greater than zero, (iii) a maximum ratio of outstanding Debt of the Company and its subsidiaries to Consolidated Net Worth, (iv) a minimum Consolidated EBITDA, (v) a minimum Interest Expense Coverage Ratio, and (vi) a minimum Senior Interest Expense Coverage Ratio.

     Events of Default under the Existing Credit Facility include, among other things, (i) defaults in the due and punctual payment or prepayment of principal or interest on any Nomura Note; (ii) defaults in the performance or observance by the Company or Cosmar of any of the covenants, agreements or conditions of the Existing Credit Facility; (iii) defaults by the Company, Cosmar or any of their subsidiaries in the payment of any principal of or interest on any outstanding indebtedness aggregating $250,000 or more, including defaults in payments under the Senior Notes, or the occurrence of any event or the existence of any condition specified in such agreement or instrument if the effect of such event or condition is to permit the acceleration of the maturity of such debt or to permit the holders of such debt to cause such debt to become due prior to such debt's stated maturity; (iv) certain events of bankruptcy, insolvency or dissolution; (v) the entry against the Company, Cosmar or any of their subsidiaries of any final judgment or judgments for the payment of money in excess of $100,000 if such judgment or judgments are not discharged or stayed within 30 days from the entry thereof; (vi) the breach of any representation, warranty or material statement made by or on behalf of the Company, Cosmar, any of their subsidiaries or any officer of the Company, Cosmar or any of their subsidiaries in the Existing Credit Facility or any of the Related Documents, or in any financial statement, certificate or other instrument or document delivered pursuant to the Existing Credit Facility and Related Documents; (vii) the occurrence of certain material events relating to ERISA or other employee benefit plans related matters; (viii) the fact that a provision under the Existing Credit Facility, the Nomura Notes or the Related Documents not be, cease to be or be asserted by the Company, Cosmar or their subsidiaries not to be in full force and effect, valid, binding and enforceable; (ix) the fact that the Security Documents not give or cease to give the liens, the rights, powers and privileges purported to be created on the collateral by the Existing Credit Facility; (x) the fact that the debt and obligations created under the Existing Facility and Related Documents be deemed not to be "Senior Indebtedness", as defined under the Indenture, by a court or arbitrator, the Company, Cosmar or any of their subsidiaries; and (xi) the occurrence of a Change of Control.

     Upon the occurrence of an Event of Default described in (iv), the unpaid principal amount of all the Nomura Notes, together with the interest accrued thereon and all fees, costs and other expenses payable under the Existing Credit Facility and Related Documents will automatically become due and payable. Upon the occurrence of any other Event of Default, the holders of a majority in principal amount of the Nomura Notes may declare the unpaid principal amount immediately due and payable, together with the interest accrued thereon and all fees, costs and expenses and other amounts payable under the Existing Credit Facility and Related Documents.

INDENTURE

     In August 1994, the Company issued $65.0 million of 13.75% Senior Notes due 2001 and 2002 (the "Senior Notes") under the Indenture, dated as of August 18, 1994, between the Company, American Bank National Association as trustee (the "Trustee") and subsidiaries of the Company. Capitalized terms used in this section and not otherwise defined herein shall have the meaning set forth in the Indenture.

     The Senior Notes are irrevocably and unconditionally guaranteed, on a subordinated basis, as to principal and interest, jointly and severally by all present and future subsidiaries of the Company. Interest on the Senior Notes is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 1995.

     The Senior Notes are not entitled to any mandatory redemption or sinking fund payments and are not redeemable at the Company's option prior to August 15, 1998. Thereafter, the Senior Notes will be redeemable in whole or in part at the option of the Company, at redemption prices set forth in the Indenture plus accrued and unpaid interest thereon, if any, to the applicable date of redemption. Notwithstanding the foregoing, prior to August 15, 1998, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price equal to 112% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest thereon, if any, to the date of redemption with the net proceeds of an offering of common or preferred stock (other than Disqualified Stock) of the Company; provided, that (i) such offering of common or preferred stock of the Company results in net proceeds to the Company of at least $20 million, (ii) such redemption shall occur within 30 days of the date of the closing of such offering of common

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

or preferred stock of the Company and (iii) none of such proceeds are obtained, directly or indirectly, from a subsidiary of the Company.

     Upon a Change of Control, the Company will be required to offer to repurchase the Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest thereon to the date of repurchase. For purposes of the Indenture, a Change of Control will be deemed to have occurred upon (i) the sale, lease or transfer of all or substantially all of the Company's assets to any person or entity other than KKEP or Thomas Bonoma (collectively, the "Principals"), (ii) the liquidation or dissolution of the Company, (iii) the acquisition by any person or entity other than the Principals of a direct or indirect majority interest of the aggregate voting power of the voting stock of the Company by way of merger, consolidation or otherwise, (iv) the occurrence of any transaction the result of which is that Thomas Bonoma, Sean Greene, Ronald Bowen and Albert DeChellis (collectively, the "Executive Officers") and the Principals, beneficially own less, directly or indirectly, than 35% of the aggregate voting power of the voting stock of the Company or (v) the failure of at least three of the Executive Officers to be actively engaged in the day-to-day operations of the Company or its subsidiaries on a full time basis, unless both of Mr. Bonoma and Mr. Greene are so engaged. Except as described with respect to a Change of Control, the Indenture does not contain other provisions that permit the holders of Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar restructuring.

     The Indenture contains numerous affirmative and negative covenants that restrict the activities of the Company in many respects. Among other things, the Indenture provides that the Company may not and may not permit any of its subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Company's or its subsidiaries' capital stock (other than dividends payable in capital stock that is not Disqualified Stock);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, its subsidiaries or affiliates; (iii) purchase, redeem, defease or otherwise acquire or retire for value any portion of the Seller Note, or voluntarily purchase, redeem, defease or otherwise acquire or retire for value any other indebtedness that is pari passu with or subordinated to the Senior Notes; or (iv) make certain investments that are not expressly permitted under the Indenture, unless (a) no Event of Default has occurred or would occur as a consequence thereof; (b) immediately after such payment and after giving effect thereto on a pro forma basis, the Consolidated Net Worth of the Company would be at least $50 million and the Company would be permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio requirements of the Indenture; and (c) such payments, together with the aggregate of all such payments made after the date of the Indenture, do not exceed certain limits set forth in the Indenture. The Indenture further provides that, subject to certain exceptions, (i) the Company may not and may not permit any of its subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to any Indebtedness and that the Company may not issue any Disqualified Stock or permit any of its subsidiaries to issue any shares of Preferred Stock (as such term is defined in the Indenture), unless no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and certain Fixed Charge Coverage Ratio requirements are met. "Disqualified Stock" means (ii) Cumulative Exchangeable Preferred Stock and (iii) any other capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the final date of maturity of the Senior Notes.

     The Indenture restricts sales, leases, transfers or other dispositions of a significant subsidiary of the Company or assets or properties of the Company with an aggregate value of at least $5 million, other than sales of inventory and materials in the ordinary course of business, and sales of equity securities of any of the Company's subsidiaries for net proceeds in excess of $1 million unless the Company receives consideration at least equal to fair market value of the assets disposed of and at least 80% of the consideration received is in the form of cash. Proceeds from such sales must be used to, among others, reduce the outstanding principal amount of the Existing Credit Facility and make an offer to repurchase the Senior Notes if the amount of aggregate Excess Proceeds available for the repurchase of the Senior Notes exceeds $2 million. The Indenture limits the capacity of the Company and of its subsidiaries (i) to create, incur, assume or suffer to exist certain liens, (ii) to create or otherwise cause to exist or become effective encumbrances or restrictions on the ability of any subsidiary to make certain payments, or, (iii) enter into certain transactions with Affiliates.

     In addition, the Indenture provides that the Company shall not permit its Consolidated Net Worth as of the end of each of two consecutive fiscal quarters commencing December 31, 1994 to be less than the then applicable Minimum Consolidated Net Worth. Minimum Consolidated Net Worth means for each quarter ending (i) on or prior to December 31, 1994, $20 million; and (ii) after December 31, 1994, $20 million plus 50% of the Company's Adjusted Consolidated Net Income for the quarter ended March 31, 1995 and for each quarter thereafter for which internal financial information is available, in which the Company's Adjusted Consolidated Net Income for such quarter was greater than zero.

     The Company and its subsidiaries acting as guarantors under the Indenture may not consolidate or merge with or into, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of their properties or assets unless, among others (i) the Company, or the subsidiary as the case may be, is the surviving corporation, or the transferee or surviving corporation is a corporation organized or existing under the laws of the United States; (ii) the transferee or surviving corporation assumes all the obligations of the Company or subsidiary under the Indenture and the guarantors confirm their guarantees; and (iii) no Event of Default exists; (iv) the surviving corporation or transferee meets certain Consolidated Net Worth and Fixed Charge Coverage Ratio requirements.

     Events of Default under the Indenture include, among other things, (i) continuing defaults in the payment of interest on the Senior Notes during a period of five days; (ii) defaults in the payment of the principal (or premium, if any) of the Senior Notes when due and payable; (iii) continuing failure to comply with any of the Company's or subsidiaries agreements or covenants or provisions of the Indenture or the Senior Notes after the receipt of a notice of default; (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its subsidiaries if such default results from the failure to pay principal or interest or as a result of such default the maturity of such Indebtedness has been accelerated and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default has occurred, or the maturity of which has been so accelerated, exceeds $2 million in the aggregate; (v) the fact that a guarantee from a subsidiary ceases to be, or is asserted by such subsidiary not to be, in full force and effect and enforceable in accordance with its terms; (vi) failure to pay a final judgment or final judgments entered by a court against the Company or any of its subsidiaries aggregating in excess of $1 million, which judgments are not stayed or discharged within 60 days after their entry; and (vii) the occurrence of certain events of insolvency, bankruptcy, liquidation. Upon the occurrence of an Event of Default described in (vii) the unpaid principal of and any accrued interest on the Senior Notes will become immediately due and payable. Upon the occurrence of any of the other Events of Default, the Trustee or the holders of at least 25% in principal of the outstanding Senior Notes may declare the unpaid principal of and accrued interest on the Senior Notes to be due and payable.

     The Senior Notes were issued in units with warrants to purchase shares of Common Stock. The Senior Notes and warrants were detached in December 1994 prior to the filing of the Company's registration statement with respect to the Senior Notes. See "Description of Outstanding Capital Stock -- Initial Warrants."

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     The following summary of the outstanding capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the following documents: (i) the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and (ii) the Company's by-laws.

GENERAL

     Under the Company's Certificate of Incorporation, the Company is authorized to issue 4,000,000 shares of capital stock, of which 3,000,000 shares are common stock, par value $0.01 per share (the "Common Stock"), and 1,000,000 shares are preferred stock, par value $0.01 per share (the "Serial Preferred Stock"). As of September 30, 1996, 825,086 shares of Common Stock were issued and outstanding, 180,000 shares are reserved for issuance pursuant to the Initial Warrant Agreement (as defined below), 341,550 shares are reserved for issuance pursuant to the Series B Warrant Agreement (as defined below), 204,502 shares are reserved for issuance in connection with the Company's stock option plan and agreements and the Company has issued options to purchase 190,487 shares pursuant to such plan and agreements.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share of Common Stock on all matters voted on by stockholders of the Company. Subject to any preferential rights of any outstanding series of preferred stock designated by the Board of Directors, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of Serial Preferred Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The Common Stock has no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock.

SERIAL PREFERRED STOCK

     The Board of Directors has the authority to issue up to 1,000,000 shares of Serial Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, option or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without further vote or action by the shareholders. The issuance of Serial Preferred Stock by the Board of Directors could affect the rights of holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends, and in liquidation, over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The authority possessed by the Board of Directors to issue Serial Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly.

     Cumulative Exchangeable Preferred Stock

     40,000 shares have been designated in the Certificate of Incorporation as Cumulative Exchangeable Preferred Stock (the "Cumulative Exchangeable Preferred Stock" or "Redeemable Preferred Stock"). The Company originally issued 10,000 shares of Cumulative Exchangeable Preferred Stock with a par value of $0.01 per share. The outstanding liquidation preference of the Cumulative Exchangeable Preferred Stock at June 30, 1996 was $12.049 million. The Cumulative Exchangeable Preferred Stock was issued in units with warrants to purchase 50,000 shares of Common Stock. See "-- Warrants."

     Dividends on shares of Cumulative Exchangeable Preferred Stock are cumulative from the date of issue and are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 1994, at an initial dividend rate per share of 10% per annum. Dividends are payable in (i) cash, (ii) additional shares of Cumulative Exchangeable Preferred Stock or (iii) any combination thereof, at the option of the Company, up to and including the August 15, 1997 dividend, and in cash thereafter. Commencing on August 16, 1999, the dividend rate per share will be 15% per annum.

     At any time after August 15, 1997, and prior to August 16, 1999, if (i) the Cumulative Exchangeable Preferred Stock is not exchangeable into Senior Notes (as described below) because the Fixed Charge Coverage Ratio (as described in the Indenture) for the Company's most recently ended four full fiscal quarters for which internal financial information is available is less than 2.0:1, or
(ii) in the event that a cash dividend is not declared and paid when due and the Cumulative Exchangeable Preferred Stock is not then exchangeable into Senior Notes for any reason, then, in each case, the dividend rate thereafter shall be 12 1/2% per annum for the period from August 16, 1997 until August 15, 1998 and 13 1/4% per annum for the period from August 16, 1998 to August 15, 1999.

     The Company may at any time exchange all, but not less than all, of the then outstanding Cumulative Exchangeable Preferred Stock for Senior Notes (due 2001 and 2002) to be issued under the Indenture. On or after August 15, 1997, holders of Cumulative Exchangeable Preferred Stock may demand the exchange of any or all of their shares for Senior Notes if (i) the Connecticut-based employees of the Company have not increased to a minimum of 30 persons and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial information is available is greater than or equal to 2.0:1.

     The Cumulative Exchangeable Preferred Stock is redeemable at any time at the option of the Company, in whole or in part, at $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of redemption. The Company must redeem all outstanding Cumulative Exchangeable Preferred Stock on August 15, 2002.

     So long as the Cumulative Exchangeable Preferred Stock is outstanding, the holders of the Cumulative Exchangeable Preferred Stock, by the affirmative vote of the holders of at least a majority of all outstanding Cumulative Exchangeable Preferred Stock, voting separately as a class, will have the exclusive right to elect one director to the Board of Directors of the Company. The holders of Cumulative Exchangeable Preferred Stock will have no other voting rights with respect to their Cumulative Exchangeable Preferred Stock except as may be required by applicable law.

     The Company has agreed to make an offer to purchase shares of Cumulative Exchangeable Preferred Stock to the extent permitted by the Indenture, (i) upon the consummation of an Asset Sale Offer, with any Excess Proceeds from an Asset Sale that exceed the aggregate purchase price of the Senior Notes tendered pursuant to such Asset Sale Offer, or (ii) upon the consummation of a Change of Control Offer, in either case, at $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of such purchase. (All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.)

Series B Preferred Stock

     350,000 shares have been designated in the Certificate of Incorporation as Series B Preferred Stock. The Company issued 115,000 shares of Series B Preferred Stock with a par value of $0.01 per share on August 15, 1996, September 16, 1996 and September 27, 1996. The terms of the Series B Preferred Stock are substantially identical to the terms of the Series C Preferred Stock, except that the shares of Series B Preferred Stock have not been registered under the Securities Act and contain terms restricting the transfer of such shares.

WARRANTS

  Initial Warrants

     The Company issued warrants to purchase shares of Common Stock of the Company (the "Initial Warrants") under a Warrant Agreement, dated as of August 18, 1994, between the Company and American Bank National Association as warrant agent (the "Initial Warrant Agreement"), as part of the issuance of the Senior Notes and Cumulative Exchangeable Preferred Stock and has reserved 180,000 shares of Common Stock for issuance pursuant to the Initial Warrants. Each Initial Warrant, when exercised, will entitle the holder thereof to receive the number of shares of the Company's Common Stock set forth in such Initial Warrant at $0.01 per share. The number of shares of Common Stock into which an Initial Warrant is convertible (the "Warrant Shares") may be subject to adjustment in certain cases referred to below and detailed in the Initial Warrant Agreement. The Initial Warrants are exercisable at any time on or after their date of issuance and unless exercised, will automatically expire at 5:00 p.m. Eastern Standard Time on August 15, 2001. The Initial Warrants and the Warrant Shares have not been registered under the Securities Act and are subject to certain transfer restrictions.

     The holders of the Initial Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the Initial Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the affairs of the Company.

     If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then the number of shares of Common Stock issuable upon exercise of each Initial Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Initial Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that such holder would have owned immediately following such action if such Initial Warrant had been exercised immediately prior to such action.

     If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), securities (other than capital stock), or any rights or warrants to purchase securities (including but not limited to Common Stock) of the Company, the Company will make the same distribution to holders of the Initial Warrants as though, immediately prior to the record date with respect to such distribution, each such holder owned the number of shares of Common Stock such holder could have purchased upon the exercise of the Initial Warrants held by such holder.

     Subject to certain exceptions set forth in the Initial Warrant Agreement, if the Company issues (i) shares of Common Stock for a consideration per share less than the Current Market Price per share (as defined in the Initial Warrant Agreement), or (ii) any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities that is less than the Current Market Price per share on the date of issuance of such securities, the Company shall offer to sell to each holder of Initial Warrants, at the same price and on the same terms offered to all other prospective buyers (provided that the holders of Initial Warrants shall not be required to buy any other security in order to buy such Common Stock or convertible securities), a portion of such Common Stock or convertible securities that is equal to such holder's portion of the Common Stock then outstanding if immediately prior thereto all the Initial Warrants had been exercised. Each such holder may elect to buy all or any portion of the Common Stock or convertible securities offered or may decline to purchase any.

     Notwithstanding the foregoing, no adjustment or action need be made for (i) a change solely in the par value or no par value of the Common Stock, provided that the Company shall not increase the par value to exceed the exercise price of the Initial Warrants, (ii) the conversion or exchange (other than pursuant to a reclassification), in any case on a share-for-share basis, of Common Stock for non-voting common stock that has rights (other than voting rights) identical to the Common Stock, or of such non-voting stock for Common

Stock, (iii) shares of Common Stock (or options to purchase such shares) issued to employees of the Company or any of its Subsidiaries pursuant to certain stock option agreements (as described in the Initial Warrant Agreement) or (iv) the exercise of the Initial Warrants.

     In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Initial Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Initial Warrants been exercised immediately prior thereto.

     Except under certain circumstances including, without limitation, an underwriter's market cut-back and registration of shares to be offered pursuant to an employee benefit plan, an exchange offer or certain merger transactions, whenever the Company proposes to register any shares of its Common Stock under the Securities Act, the Company will notify each holder of the Initial Warrants or Warrant Shares of the proposed filing and if so requested by such holders, the Company will use its best efforts to register Warrant Shares under the Securities Act.

     The holders of Initial Warrants and Warrant Shares are entitled, with certain limitations, to demand registration rights with respect to the Warrant Shares at any time after 90 days following an initial public offering of the Common Stock, provided that the managing underwriter may require such period to be extended to up to 180 days following such initial public offering.

  Series B Warrants

     The Company issued warrants to purchase shares Common Stock of the Company (the "Series B Warrants") under a Warrant Agreement, dated as of August 15, 1996, between the Company and Firstar Trust Company as warrant agent, as amended (the "Series B Warrant Agreement"), as part of the issuance of the Series B Preferred Stock and has reserved 341,550 shares of Common Stock for issuance pursuant to the Series B Warrants. Each Series B Warrant, when exercised, will entitle the holder thereof to purchase 2.970 shares of Common Stock of the Company (each such share, a "Series B Warrant Share") at an exercise price equal to $0.01 per share (the "Exercise Price"). The number of Series B Warrant Shares may be adjusted from time to time upon the occurrence of certain events as provided in the Series B Warrant Agreement. The Series B Warrants are exercisable at any time on or after the date of issuance and, unless exercised, will automatically expire on August 31, 2006. The Series B Warrants are detachable from the Series B Preferred Stock and separately transferable, subject to compliance with applicable federal and state securities laws. The Series B Warrants and the Series B Warrant Shares have not been registered under the Securities Act and are subject to certain transfer restrictions.

     The holders of Series B Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the Series B Warrants will not be entitled to share in the assets of the Company in the event of dissolution, liquidation or the winding up of the affairs of the Company.

     The number of shares of Common Stock issuable upon the exercise of each Series B Warrant (the "Series B Exercise Rate") will be subject to adjustment from time to time in certain events including (i) the payment or distribution of a dividend on the Common Stock in shares of the Common Stock or other capital stock of the Company; (ii) subdivisions, combination or reclassification of the outstanding shares of Common Stock; (iii) the issuance of shares of Common Stock or distribution of any right, options or warrants to any person entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share less than the current market value; (iv) the distribution to all holders of its Common Stock of any evidences of indebtedness of the Company or of its subsidiaries; (v) distribution of any assets of the Company or any of its subsidiaries (other than cash dividends or other cash distributions or distributions from current or retained earnings and earned surplus); or (vi) distribution of any rights, options or warrants to acquire any of the foregoing referred to in clauses (iv) and (v).

     In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Series B Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holders would have been entitled as a result of such consolidation, merger or sale had the Series B Warrants been exercised immediately prior thereto.

     If, at any time prior to the Company's public offering of stock resulting in gross proceeds to the Company of at least $10 million (the "Drag-Along Termination Date"), holders of Common Stock and/or rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into Common Stock, whether at the time or upon the occurrence of some future event (collectively, "Common Stock Equivalents") determine to sell shares of Common Stock and/or Common Stock equivalents representing more than 50% of the shares of Common Stock outstanding and the shares of Common Stock into or for which rights, options, warrants or other securities outstanding are exercisable or convertible (other than the Series B Warrants) (collectively, the "Fully Diluted Shares"), the holders of a majority of such shares shall have the right to require holders of the Series B Warrants (including any Series B Warrant Shares) to sell their shares on a pro rata basis on the same terms.

     If, at any time, prior to the earlier of the Drag-Along Termination Date or August 31, 2002, any holder of Series B Warrants and/or Series B Warrant Shares transfer more than 5% of the Fully Diluted Shares, the holders of the Series B Warrants shall be entitled to sell the Series B Warrants and/or the Series B Warrant Shares on a pro rata basis and on the same terms.

     Five years following the date of issuance of the Series B Warrants, the holders of 25% of the Series B Warrants and/or Series B Warrant Shares will have the right, subject to the Company's right to purchase such shares at their fair market value, to demand registration of not less than 25% of the Series B Warrant Shares, such offering to be consummated by a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the holders of the Series B Warrants. The holders of the Series B Warrants also shall be entitled to piggyback registration rights if at any time after the Company's initial public offering of Common Stock, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company (other than certain enumerated exceptions) subject to cutback by underwriters.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of certain of the anticipated federal income tax consequences of an exchange of the Series B Preferred Stock for Series C Preferred Stock and of the purchase, ownership, and disposition of the Series C Preferred Stock and Warrants is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary, and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold Series C Preferred Stock or Warrants as part of a straddle or conversion transaction, or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the Series C Preferred Stock and Warrants as "capital assets" (generally, property held for investment) within the meaning of
Section 1221 of the Code. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF SERIES C PREFERRED STOCK AND WARRANTS.

TAXATION OF HOLDERS ON EXCHANGE

     Although the matter is not free from doubt, an exchange of shares of Series B Preferred Stock for shares of Series C Preferred Stock should not be a taxable event to holders of Series B Preferred Stock, and holders should not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the Series C Preferred Stock as it had in the Series B Preferred Stock immediately before the exchange. Further, the tax consequences of ownership and disposition of any shares of Series C Preferred Stock should be the same as the tax consequences of ownership and disposition of shares of the Series B Preferred Stock.

ALLOCATION OF PURCHASE PRICE

     The purchase of the Series B Preferred Stock with the Warrants was treated as the purchase of an investment unit for Federal income tax purposes. In order to determine the issue price for each security, the aggregate issue price of the Series B Preferred Stock and Warrants was allocated between each of the securities based on their relative fair market values on the date of issuance. The issue price of the Series C Preferred Stock should be the same as the issue price of the Series B Preferred Stock (adjusted to take into account any constructive distributions on the Series B Preferred Stock under Section 305 of the Code, as described below) immediately before the exchange.

DISTRIBUTIONS ON SERIES C PREFERRED STOCK AND EXCESS REDEMPTION PRICE

     The amount of any distribution with respect to the Series C Preferred Stock will be equal to the amount of cash or the fair market value of the shares of Series C Preferred Stock distributed. A stockholder's initial tax basis in any additional shares of Series C Preferred Stock distributed by the Company will be equal to the fair market value of such additional shares of Series C Preferred Stock on the date of distribution. A stockholder's holding period for such additional shares of Series C Preferred Stock will commence on the day following the date of distribution and will not include such stockholder's holding period for the shares of Series C Preferred Stock with respect to which the additional shares of Series C Preferred Stock were distributed. The amount of any distribution with respect to the Series C Preferred Stock, whether paid in cash or in additional shares of Series C Preferred Stock, will be a dividend, taxable as ordinary income to the recipient thereof, to the extent of the Company's current or accumulated earnings and profits ("earnings and profits") as determined under U.S. federal income tax principles. To the extent that the amount of such a distribution exceeds the current and accumulated earnings and profits of the Company, such excess will be treated as a nontaxable recovery of the holder's basis in the stock in respect of which the distribution is made (to the extent thereof), with any remaining excess treated as a gain from the sale or exchange of such stock.

     In addition, under Section 305 of the Code and the Treasury Regulations authorized thereunder, if the redemption price of preferred stock exceeds its issue price by more than a de minimis amount, such excess may under certain circumstances, be taxable as a constructive distribution to the holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions in excess of current and accumulated earnings and profits). A holder of such preferred stock is required to treat such excess as a constructive distribution received by the holder over the life of the preferred stock under a constant interest (economic yield) method that takes into account the compounding of yield. The excess of the liquidation preference over the issue price of the Series C Preferred Stock will be treated as a constructive distribution, as described above, by a holder on a constant yield basis over its term. In the case of the Series C Preferred Stock initially issued to the purchaser, the issue price will be determined as described above under "-- Allocation of Purchase Price." In the case of any additional shares of Preferred Stock distributed by the Company in lieu of a cash payment, the issue price generally will equal the fair market value of such shares of Series C Preferred Stock on the date of distribution, with the result that the amount of any redemption premium, and the tax consequences thereof, may need to be separately determined for each such distribution. Holders should consult their own tax advisers regarding the application of the redemption premium rules to their particular situation.

DIVIDENDS TO CORPORATE SHAREHOLDERS

     In general, an actual or constructive distribution that is treated as a dividend for federal income tax purposes and that is made to a corporate shareholder with respect to the Series C Preferred Stock will qualify for the 70% dividends-received deduction. Holders should note, however, that the Company does not currently have any accumulated earnings and profits and that there can be no assurance regarding the amount of current or accumulated earnings and profits of the Company in the future. As a result, there can be no assurance that the dividends-received deduction will apply to distributions on the Series C Preferred Stock.

     In addition, there are many exceptions and restrictions relating to the availability of such dividends-received deduction such as restrictions relating to (i) the holding period of stock the dividends on which are sought to be deducted, (ii) debt-financed portfolio stock, (iii) dividends treated as "extraordinary dividends" for purposes of Section 1059 of the Code, and (iv) taxpayers that pay alternative minimum tax. Corporate shareholders should consult their own tax advisers regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situation. Additionally, recently proposed legislation would reduce the applicable dividends-received deduction from 70% to 50% and could also affect the availability of such deduction to corporate shareholders that do not meet applicable holding period requirements. It is uncertain whether or in what form such legislation will be enacted into law. Corporate shareholders should consult their own tax advisers regarding the extent, if any, to which any such legislation may apply to their particular factual situation.

REDEMPTION, SALE, OR EXCHANGE OF PREFERRED STOCK

     Upon a sale or other disposition (other than a redemption) of the shares of Series C Preferred Stock, a holder will generally recognize capital gain or loss equal to the difference between the sum of the amount of cash and the fair market of any property received by the holder and such holder's adjusted tax basis in such shares. Such gain or loss will be long-term if the holding period for such shares is more than one year.

     A holder's initial tax basis in the Series C Preferred Stock will equal its tax basis in the Series B Preferred Stock, as described above under "Taxation of Holders on Exchange." Thereafter, such initial tax basis will be (i) increased by the amount (if any) of any constructive distributions the holder is treated as having received pursuant to the rules described above under "Distributions on Series C Preferred Stock and Excess Redemption Price" and (ii) decreased by the portion of any (actual or constructive) distribution that is treated as a tax-free recovery of basis as described above under "Distributions on Series C Preferred Stock and Excess Redemption Price."

     Upon a redemption of the shares of Series C Preferred Stock in a situation where the holder has no other interest in the Company, actually or constructively, following such redemption, the holder will generally recognize capital gain or loss (except to the extent of cash payments received on the exchange that are attributable to declared dividends which will be treated in the same manner as distributions described above). If the holder does continue to own an interest in the Company, actually or constructively, the redemption payment could be treated as a dividend subject to the rules described above.

BACKUP WITHHOLDING

     In general, a noncorporate holder of Series C Preferred Stock or Warrant will be subject to backup withholding at the rate of 31% with respect to reportable payments of dividends accrued with respect to, or the proceeds of a sale, exchange, or redemption of, Series C Preferred Stock or Warrants, if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities.

     THE UNITED STATES FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EX-

CHANGE OF SERIES B PREFERRED STOCK FOR SERIES C PREFERRED STOCK AND OF THE OWNERSHIP AND DISPOSITION OF THE SERIES C PREFERRED STOCK AND THE WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 LEGAL OPINION

     Certain legal matters in connection with the exchange of the Series B Preferred Stock for the Series C Preferred Stock will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

     The financial statements of the Company as of March 31, 1996 and 1995 and for the years then ended and of Cosmar Corporation and Affiliate for the period from January 1, 1994 to August 17, 1994, included in this Prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of the Cosmar Corporation and affiliate (the prior owners of the assets of the Company's Cosmar subsidiary) as of December 31, 1993 and for the year then ended included in this Prospectus have been audited by Windes & McClaughry Accountancy Corporation, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of GAC as of December 31, 1995 and for the year then ended included in this Prospectus have been audited by Deutsch, Marin & Company, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of MEM at December 31, 1995 and 1994 and for each of the three years in the periods ended December 31, 1995, 1994 and 1993 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

RENAISSANCE COSMETICS INC. AND SUBSIDIARIES:
Consolidated Balance Sheets -- June 30, 1996 (Unaudited) and March 31, 1996...........   F-2
Consolidated Statements of Operations -- Three Months Ended June 30, 1996 and 1995
  (Unaudited).........................................................................   F-3
Consolidated Statements of Cash Flows -- Three Months Ended June 30, 1996 and 1995
  (Unaudited).........................................................................   F-4
Notes to Consolidated Financial Statements (Unaudited)................................   F-5
Independent Auditors' Report..........................................................   F-8
Consolidated Balance Sheets -- March 31, 1996 and 1995................................   F-9
Consolidated Statements of Operations -- Year Ended March 31, 1996 and Period from
  April 15, 1994 (Inception) to March 31, 1995........................................  F-10
Consolidated Statements of Stockholders' Equity -- Year Ended March 31, 1996 and
  Period
  from April 15, 1994 (Inception) to March 31, 1995...................................  F-11
Consolidated Statements of Cash Flows -- Year Ended March 31, 1996 and
  Period from April 15, 1994 (Inception) to March 31, 1995............................  F-12
Notes to Consolidated Financial Statements............................................  F-13

COSMAR CORPORATION AND AFFILIATE (PREDECESSOR):
Independent Auditors' Report..........................................................  F-26
Combined Statement of Operations of Assets Acquired and Liabilities Assumed and
  Changes in Excess of Assets Acquired Over Liabilities Assumed -- Period from January
  1, 1994 to
  August 17, 1994.....................................................................  F-27
Combined Statement of Cash Flows of Assets Acquired and Liabilities Assumed -- Period
  from January 1, 1994 to August 17, 1994.............................................  F-28
Notes to the Combined Financial Statements............................................  F-29
Independent Auditors Report...........................................................  F-31
Combined Statement of Income -- For the Year Ended December 31, 1993..................  F-32
Combined Statement of Cash Flows -- For the Year Ended December 31, 1993..............  F-33
Notes to the Combined Financial Statements............................................  F-34

GREAT AMERICAN COSMETICS, INC.:
Balance Sheet -- June 30, 1996 (Unaudited)............................................  F-36
Statements of Income and Retained Earnings -- For the six months ended June 30, 1996 and 1995 (Unaudited)................................................................  F-37
Statements of Cash flows -- For the six months ended June 30, 1996 and 1995
  (Unaudited).........................................................................  F-38
Notes to Financial Statements.........................................................  F-39
Report of Independent Accountants.....................................................  F-40
Balance Sheet -- December 31, 1995....................................................  F-41
Statements of Income and Retained Earnings -- For the year ended December 31, 1995....  F-42
Statements of Cash Flows -- For the year ended December 31, 1995......................  F-43
Notes to Financial Statements.........................................................  F-44

MEM COMPANY INC. AND SUBSIDIARIES:
Consolidated Balance Sheet -- June 30, 1996 (Unaudited) and December 31, 1995.........  F-47
Consolidated Statements of Operations -- Six Months Ended June 30, 1996 and 1995
  (Unaudited).........................................................................  F-48
Consolidated Statements of Cash Flows -- Six Months Ended June 30, 1996 and 1995
  (Unaudited).........................................................................  F-49
Report of Independent Auditors........................................................  F-50
Consolidated Statements of Operations -- Years Ended December 31, 1995, 1994 and
  1993................................................................................  F-51
Consolidated Balance Sheets -- December 31, 1995 and 1994.............................  F-52
Consolidated Statements of Changes in Stockholders' Equity -- Years Ended December 31,
  1995, 1994 and 1993.................................................................  F-53
Consolidated Statements of Cash Flows -- Years Ended December 31, 1995, 1994 and
  1993................................................................................  F-54
Notes to Consolidated Financial Statements............................................  F-55

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30,       MARCH 31,
                                                                        1996           1996
                                                                    ------------   ------------
                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $  7,573,050   $  1,431,809
  Marketable securities...........................................        78,452        173,604
  Accounts receivable -- net......................................    28,789,720     34,557,409
  Inventories.....................................................    32,583,462     30,236,739
  Prepaid expenses and other current assets.......................    13,734,579      6,539,828
                                                                    ------------   ------------
     Total current assets.........................................    82,759,263     72,939,389
PROPERTY, PLANT AND EQUIPMENT -- Net..............................    14,457,830     14,535,363
DEFERRED FINANCING COSTS -- Net...................................     7,907,363      8,006,782
OTHER ASSETS -- Net...............................................    12,174,123     12,242,090
INTANGIBLE ASSETS -- Net..........................................    76,087,760     76,895,294
                                                                    ------------   ------------
TOTAL ASSETS......................................................  $193,386,339   $184,618,918
                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable...................................................  $ 59,000,000   $ 57,000,000
  Accounts payable................................................    13,613,349     19,462,868
  Accrued expenses................................................    13,627,251     15,157,127
  Other current liabilities.......................................     2,700,000      2,700,000
                                                                    ------------   ------------
     Total current liabilities....................................    88,940,600     94,319,995
                                                                    ------------   ------------
LONG-TERM LIABILITIES
  Long-term debt..................................................    67,403,749     67,322,944
  Minimum royalty obligation......................................     4,735,562      4,686,039
  Deferred tax liability..........................................       140,619        140,619
                                                                    ------------   ------------
     Total long-term liabilities..................................    72,279,930     72,149,602
                                                                    ------------   ------------
TOTAL LIABILITIES.................................................   161,220,530    166,469,597
                                                                    ------------   ------------
COMMITMENTS AND CONTINGENCIES
SENIOR EXCHANGEABLE REDEEMABLE PREFERRED STOCK -- SERIES A:
  Par value $.01 -- authorized, 100,000 shares; issued 20,000
     shares at June 30, 1996, net of issuance costs...............    19,091,667
REDEEMABLE PREFERRED STOCK:
  Par value $.01 -- authorized 40,000 shares; issued, 11,884
     shares at June 30, 1996; 11,594 shares at March 31, 1996.....    12,048,897     11,697,624
COMMON STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 -- authorized, 3,000,000 shares;
     issued 726,818 shares........................................         7,268          7,268
  Notes receivable from sale of common stock......................      (517,609)      (517,609)
  Additional paid-in capital......................................    26,786,732     26,786,732
  Treasury stock, at cost (5,650 shares)..........................      (210,000)      (210,000)
  Deficit.........................................................   (24,244,736)   (19,563,738)
  Cumulative translation adjustment...............................      (796,410)       (50,956)
                                                                    ------------   ------------
     Total common stockholders' equity............................     1,025,245      6,451,697
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................  $193,386,339   $184,618,918
                                                                    ============   ============

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,
                                                                   --------------------------
                                                                       1996           1995
                                                                   -----------    -----------
                                                                           (UNAUDITED)
NET SALES.......................................................   $30,687,893    $26,634,548
COST OF GOODS SOLD..............................................    11,506,087      9,430,183
                                                                   -----------    -----------
  Gross profit..................................................    19,181,806     17,204,365
                                                                   -----------    -----------
OPERATING EXPENSES:
  Selling.......................................................    11,332,298      9,165,946
  General and administrative....................................     5,799,903      3,977,056
  Amortization of intangible and other assets...................     1,367,545      1,189,026
                                                                   -----------    -----------
     Total operating expenses...................................    18,499,746     14,332,028
                                                                   -----------    -----------
OPERATING INCOME................................................       682,060      2,872,337
INTEREST EXPENSE (INCOME):
  Interest expense..............................................     5,200,987      4,434,301
  Interest income...............................................      (170,369)       (68,234)
                                                                   -----------    -----------
LOSS BEFORE INCOME TAXES........................................    (4,348,558)    (1,493,730)
INCOME TAX (BENEFIT)/PROVISION..................................      (155,500)       121,429
                                                                   -----------    -----------
NET LOSS........................................................    (4,193,058)    (1,615,159)
PREFERRED STOCK DIVIDENDS.......................................       487,940        289,785
                                                                   -----------    -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS......................   $(4,680,998)   $(1,904,944)
                                                                   ===========    ===========
NET LOSS PER COMMON SHARE.......................................   $     (6.49)   $     (2.65)
                                                                   ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING.............................       721,168        720,093
                                                                   ===========    ===========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       THREE MONTHS ENDED
                                                                            JUNE 30,
                                                                   --------------------------
                                                                      1996           1995
                                                                   -----------    -----------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.......................................................... $(4,193,058)   $(1,615,159)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation....................................................     869,334        524,365
  Amortization of intangible assets...............................     807,534        802,436
  Amortization of minimum royalty and other assets................     618,073        386,590
  Amortization of deferred financing costs........................     726,187        545,766
  Accrued interest on senior notes, subordinated seller notes and
     minimum royalty obligation...................................     314,915        317,454
Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable.............................................   5,767,689     (6,046,162)
  Inventories.....................................................  (2,346,723)    (5,558,562)
  Prepaid expenses and other assets...............................  (7,744,857)    (1,542,723)
  Accounts payable................................................  (5,849,519)    (1,858,075)
  Accrued expenses................................................  (1,529,876)     2,649,485
  Other...........................................................    (745,454)       127,149
                                                                   -----------    -----------
     Net cash used in operating activities........................ (13,305,755)   (11,267,436)
                                                                   ===========    ===========
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities.................................          --        (96,868)
Sale of marketable securities.....................................      95,152         14,950
Capital expenditures..............................................    (791,801)    (2,173,587)
                                                                   -----------    -----------
     Net cash used in investing activities........................    (696,649)    (2,255,505)
                                                                   ===========    ===========
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from notes payable.................................   2,000,000      8,800,000
  Payment of minimum royalty obligation...........................    (184,587)            --
  Net proceeds of issuance of redeemable preferred stock --
     Series A.....................................................  18,955,000             --
  Payment of deferred financing costs.............................    (626,768)            --
                                                                   -----------    -----------
     Net cash provided by financing activities....................  20,143,645      8,800,000
                                                                   -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............   6,141,241     (4,722,941)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....................   1,431,809      7,001,170
                                                                   -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......................... $ 7,573,050    $ 2,278,229
                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest..................................................... $ 1,806,534    $ 1,168,106
                                                                   ===========    ===========
     Income taxes................................................. $    26,657    $   458,151
                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING TRANSACTIONS:
  Accrued dividends and accretion on redeemable preferred
     stocks....................................................... $   487,940    $   289,785
                                                                   ===========    ===========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The consolidated financial statements of Renaissance Cosmetics, Inc. (the "Company") include the accounts of the Company and its wholly-owned subsidiaries, Cosmar Corporation, Houbigant Ltee, and Dana Perfumes Corporation ("Dana"). All significant intercompany activity has been eliminated. The results of operations for the three months ended June 30, 1996 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

     In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company have been made on a consistent basis. Certain information and footnote disclosures included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with management's discussion and analysis of financial condition and results of operation and the consolidated financial statements included in the Company's Annual Report on Form 10K for the year ended March 31, 1996 filed with the Securities and Exchange Commission. Certain reclassifications were made to the 1995 financial statements to conform to the current presentation.

2. INVENTORIES

     The components of inventories are as follows:

                                                                    1996          1995
                                                                 ----------    ----------
    Raw material and advertising supplies......................  $19,072,547   $16,956,874
    Work in process............................................    1,594,037     2,860,139
    Finished goods.............................................   11,916,878    10,419,726
                                                                 -----------   -----------
                                                                 $32,583,462   $30,236,739
                                                                 ===========   ===========

     The above components are shown net of excess and obsolete inventory reserves of $1,623,000 and $1,540,000 at June 30, 1996 and March 31, 1996,
respectively. At June 30, 1996 and March 31, 1996 approximately 62.8% and 60.7%, respectively, of the Company's inventories are stated at the lower of LIFO cost or market. The excess of current replacement cost over the stated LIFO value was $0 at June 30, 1996 and March 31, 1996, respectively.

3. NEW ACCOUNTING PRONOUNCEMENT

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which is effective for the Company beginning January 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees in Notes to Annual Financial Statements and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity, instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in its annual financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. SUBSEQUENT EVENTS

  a. Pending Acquisitions

     On August 21, 1996, RCI through its wholly-owned subsidiary Cosmar, completed its acquisition of all of the issued and outstanding capital stock of GAC pursuant to a Stock Purchase Agreement (the "GAC Acquisition Agreement"), dated June 27, 1996, with GAC and Messrs. Pallini and Carbone, the sole shareholders of GAC (the "Sellers").

     GAC outsources, markets, distributes, advertises, promotes and merchandises mid-priced, mass-marketed lipsticks, eye make-up, nail polish products and related accessories sold under the Nat Robbins trademark.

     The purchase price for the GAC Acquisition was $15,250,000 in cash, approximately $14,209,000 of which was paid to the Sellers at closing, approximately $41,000 of which was retained by Cosmar to fund possible post-closing severance bonuses to certain GAC employees and the remaining $1,000,000 of which was placed into escrow to secure the Sellers' post-closing obligation to indemnify Cosmar for breaches of the Sellers' representations, warranties and covenants contained in the GAC Acquisition Agreement. Concurrent with the closing, RCI repaid $796,000 of GAC indebtedness. Immediately prior to the closing, GAC repaid $184,000 of loans owed to its shareholders. In connection with the closing, the Company agreed to fund up to $141,000 (with up to $100,000 of its own funds and up to $41,000 of the purchase price held back from the Sellers for this purpose) of possible post-closing severance bonuses to certain GAC employees, if earned.

     In connection with the GAC Acquisition, Cosmar has retained Messrs. Pallini and Carbone as consultants to Cosmar and its affiliates. Mr. Pallini's consulting agreement is for a term of three (3) years with annual compensation of $200,000 per year, payable in thirty-six (36) equal monthly installments. Mr. Carbone's consulting agreement is for a term of one (1) year with annual compensation of $150,000, payable in twelve (12) equal monthly installments.

     On August 6, 1996, RCI, its newly-formed wholly owned subsidiary, Renaissance Acquisition, Inc. ("RAI"), and MEM Company, Inc., a New York corporation ("MEM"), entered into an Agreement and Plan of Merger (the "MEM Acquisition Agreement") pursuant to which RAI will be merged into MEM and each outstanding share of MEM common stock (the "MEM Stock"), other than dissenter's shares, will be converted into the right to receive $7.50 per share in cash (and each share subject to a stock option will be converted into the right to receive the difference between $7.50 per share and the per share exercise price of such option) (the "MEM Acquisition"). The aggregate consideration for the MEM Stock (including the purchase price for the outstanding MEM stock options that will be cashed out in the MEM Acquisition) is approximately $33.8 million, including repayment of MEM's indebtedness (which estimate is based on the balance of such indebtedness at June 30, 1996). Due to the seasonality of MEM's business, such amount of indebtedness could be materially higher depending on the date the MEM Acquisition is closed.

     Also on August 6, 1996, the Company entered into a definitive employment agreement with Gay Mayer, the current Chairman, Chief Executive Officer and President of MEM, pursuant to which the Company will retain Mr. Mayer as an officer of the Company following the effective time of the MEM Acquisition. Mr. Mayer's employment agreement will be for a term of 30 months at an annual salary of $250,000, payable in equal semi-monthly payments. The Company has agreed to grant an option to Mr. Mayer to acquire 5,000 shares of the Company common stock upon the closing of the MEM Acquisition. The per share exercise price of the option will be equal to $104.00.

     Additionally, an action (seeking class action certification) was filed on July 31, 1996 on behalf of the shareholders of MEM against MEM and four of its current and former directors, alleging that the compensation offered to the shareholders in the MEM Acquisition is inadequate and grossly unfair and that the defendants violated their fiduciary duties by not seeking additional potential purchasers for MEM. The action seeks, among other things, a court order requiring the defendants to seek other purchasers, or, if the

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

MEM Acquisition is consummated, damages. MEM has advised the Company that MEM believes that this action is without merit and that it intends to vigorously defend such action.

  b. Series B Preferred Stock Financing

     In August 1996, the Company entered into a securities purchase agreement with certain investors pursuant to which the Company will issue to those investors up to 115,000 Units, each of which consists of one share of the Company's 14.0% Senior Redeemable Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred Stock"), and 341,550 Warrants to purchase 2.970 shares of the Company's Common Stock. On August 14, 1996 85,000 units were sold, prior to the closing of the GAC Acquisition noted above. The remaining units were sold in September 1996.

     The net proceeds from the sale of the Units were to redeem the outstanding shares of the Company's Series A Preferred Stock, including accrued dividends thereon, to finance the GAC Acquisition to repay approximately $7.0 million of indebtedness under the Existing Credit Facility, approximately $33.8 million was placed in escrow for the MEM Acquisition, and the remaining net proceeds used for general corporate purposes.

  c. Litigation

     In April 1995, the Company and Houbigant, Inc. secured a temporary restraining order barring the importation or sale in the United States of certain trademarked goods in an action (the "New York action") commenced in the United States District Court for the Southern District of New York against ACB Fragrances and Cosmetics, Inc., and ACB Mercantile Inc. (the "ACB Companies"), the principals of the ACB Companies, and V&B Distributors, Harold Schiff, A. Rosenblum Sales, Inc. and Bernard Rosenblum (the "Resellers"). The claims against the Resellers have been settled. In June 1995, the ACB Companies filed an answer asserting counterclaims for, inter alia, defamation, conspiracy, and cancellation of trademarks. In October 1995 and January 1996 the court granted the Company's motion to dismiss as to all the counts of ACB Companies' counterclaims against the Company and its affiliates except for three counts against the Company's Canadian affiliate, Houbigant (1995) Ltee ("PPI-Canada"), for breach of contract and tortious interference with business relations, and two counts against the Company and its affiliates for tortious interference.

     In May 1995, PPI-Canada filed suit in the Superior Court of the District of Montreal, Canada against the ACB Companies and the principals of the ACB Companies, seeking damages and/or restitution in the amount of approximately $8 million (Canadian) for breach of contract and fraud in connection with the Company's acquisition of substantially all of the assets of the ACB Companies in December 1994 (the "Canadian action").

     The parties to the New York action and the Canadian action have entered into a settlement agreement with respect to all the litigation. Under the settlement, ACB dismissed its remaining counterclaims against the Company and its affiliates and on August 21, 1996, a payment was made to the Company in the sum of $0.8 million. Also on August 21, 1996, the Company paid $2.7 million in connection with the purchase of certain inventory from Houbigant in 1994.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Renaissance Cosmetics, Inc.:

     We have audited the accompanying consolidated balance sheets of Renaissance Cosmetics, Inc. and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended March 31, 1996 and for the period from April 15, 1994 (Inception) to March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Renaissance Cosmetics, Inc. and subsidiaries as of March 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
New York, New York
June 14, 1996

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                                                        1996           1995
                                                                    ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $  1,431,809   $  7,001,170
  Marketable securities...........................................       173,604        814,554
  Accounts receivable -- net......................................    34,557,409     15,557,859
  Inventories.....................................................    30,236,739     21,906,326
  Prepaid expenses and other current assets.......................     6,539,828      4,030,231
                                                                     -----------    -----------
     Total current assets.........................................    72,939,389     49,310,140
PROPERTY, PLANT AND EQUIPMENT -- Net..............................    14,535,363      8,508,123
DEFERRED FINANCING COSTS -- Net...................................     8,006,782      9,590,535
OTHER ASSETS -- Net...............................................    12,242,090     12,345,686
INTANGIBLE ASSETS -- Net..........................................    76,895,294     82,498,616
                                                                     -----------    -----------
TOTAL ASSETS......................................................  $184,618,918   $162,253,100
                                                                     ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable...................................................  $ 57,000,000   $         --
  Accounts payable................................................    19,462,868     12,699,355
  Accrued expenses................................................    15,157,127     13,008,982
  Other current liabilities.......................................     2,700,000      2,700,000
                                                                     -----------    -----------
     Total current liabilities....................................    94,319,995     28,408,337
                                                                     -----------    -----------
LONG-TERM LIABILITIES:
  Long-term debt..................................................    67,322,944     67,032,468
  Notes payable...................................................            --     30,000,000
  Minimum royalty obligation......................................     4,686,039      6,158,000
  Deferred tax liability..........................................       140,619        100,000
                                                                     -----------    -----------
     Total long-term liabilities..................................    72,149,602    103,290,468
                                                                     -----------    -----------
TOTAL LIABILITIES.................................................   166,469,597    131,698,805
                                                                     -----------    -----------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK:
  Par value $01 -- authorized, 40,000 shares, issued, 11,594
     shares at March 31, 1996; 10,503 shares at March 31, 1995....    11,697,624     10,364,802
COMMON STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 -- authorized 3,000,000 shares:
     issued 726,818 shares........................................         7,268          7,268
  Notes receivable from sale of common stock......................      (517,609)      (517,609)
  Additional paid-in capital......................................    26,786,732     26,786,732
  Treasury stock, at cost (1996 -- 5,650 shares; 1995 -- 6,725
     shares)......................................................      (210,000)      (250,000)
  Deficit.........................................................   (19,563,738)    (6,174,085)
  Cumulative translation adjustment...............................       (50,956)       337,187
                                                                     -----------    -----------
     Total common stockholders' equity............................     6,451,697     20,189,493
                                                                     -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................  $184,618,918   $162,253,100
                                                                     ===========    ===========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 PERIOD FROM
                                                                APRIL 15, 1994
                                                  YEAR ENDED     (INCEPTION)
                                                   MARCH 31,     TO MARCH 31,
                                                     1996            1995
                                                  -----------   --------------
NET SALES.......................................  $131,285,624    $57,714,409
COST OF GOODS SOLD..............................    51,169,043     24,552,991
                                                  ------------    -----------
GROSS PROFIT....................................    80,116,581     33,161,418
                                                  ------------    -----------
OPERATING EXPENSES:
  Selling.......................................    52,780,737     18,245,950
  General and administrative....................    13,679,180     10,127,482
  Amortization of intangible and other assets...     5,207,046      2,043,960
                                                  ------------    -----------
     Total operating expenses...................    71,666,963     30,417,392
                                                  ------------    -----------
OPERATING INCOME................................     8,449,618      2,744,026
INTEREST EXPENSE (INCOME):
  Interest expense..............................    19,458,278      8,693,822
  Interest income...............................      (255,500)      (455,431)
                                                  ------------    -----------
LOSS BEFORE INCOME TAXES........................   (10,753,160)    (5,494,365)
INCOME TAX PROVISION (BENEFIT)..................     1,303,671        (35,081)
                                                  ------------    -----------
NET LOSS........................................   (12,056,831)    (5,459,284)
PREFERRED STOCK DIVIDENDS.......................     1,332,822        714,801
                                                  ------------    -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS......  $(13,389,653)   $(6,174,085)
                                                  ============    ===========
NET LOSS PER COMMON SHARE.......................  $     (18.62)   $     (8.50)
                                                  ============    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING.............       719,138        726,374
                                                  ============    ===========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         NOTES
                                       RECEIVABLE     ADDITIONAL     TREASURY STOCK                    CUMULATIVE    TOTAL COMMON
                                      FROM SALE OF     PAID-IN     -------------------                 TRANSLATION   STOCKHOLDERS'
                   SHARES    AMOUNT   COMMON STOCK     CAPITAL     SHARES     AMOUNT       DEFICIT     ADJUSTMENT       EQUITY
                   -------   ------   ------------   -----------   ------   ----------  ------------   -----------   -------------
Issuance of common
  stock........... 726,818   $7,268     $(517,609)   $27,010,341      --    $      --   $         --    $      --     $26,500,000
Issuance of
  warrants in
  conjunction with
  senior notes and
  redeemable
  preferred
  stock...........      --      --             --      1,260,000       --          --             --           --       1,260,000
Accrued dividend,
  and accretion on
  redeemable
  preferred
  stock...........      --      --             --             --       --          --       (714,801)          --        (714,801)
Predecessor basis
  accounting
  adjustment......      --      --             --     (1,489,609)      --          --             --           --      (1,483,609)
Purchase of
  treasury
  stock...........      --      --             --             --    6,725    (250,000)            --           --        (250,000)
Cumulative
  translation
  adjustment......      --      --             --             --       --          --             --      337,187         337,187
Net loss..........      --      --             --             --       --          --     (5,459,284)          --      (5,459,284)
                   -------   ------     ---------    -----------   ------   ---------   ------------    ---------     -----------
BALANCE, MARCH 31,
  1995............ 726,818   7,268       (517,609)    26,786,732    6,725    (250,000)    (6,174,085)     337,187      20,189,493
Accrued dividends
  and accretion on
  redeemable
  preferred
  stock...........      --      --             --             --       --          --     (1,332,822)          --      (1,332,822)
Purchase of
  treasury
  stock...........      --      --             --             --    3,632    (135,000)            --           --        (135,000)
Sale of treasury
  stock...........      --      --             --             --   (4,707)    175,000             --           --         175,000
Cumulative
  translation
  adjustment......      --      --             --             --       --          --             --     (388,143)       (388,143)
Net loss..........      --      --             --             --       --          --    (12,056,831)          --     (12,056,831)
                   -------   ------     ---------    -----------   ------   ---------   ------------    ---------    ------------
BALANCE, MARCH 31,
  1996............ 726,818   $7,268     $(517,609)   $26,786,732    5,650   $(210,000)  $(19,563,738)  $ (50,956)    $  6,451,697
                   =======   ======     =========    ===========   ======   =========   ============   =========     ============

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  PERIOD FROM
                                                                                   APRIL 15,
                                                                                     1994
                                                                                  (INCEPTION)
                                                                   YEAR ENDED      TO MARCH
                                                                    MARCH 31,         31,
                                                                      1996           1995
                                                                   -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................ $(12,056,831)  $(5,459,284)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Deferred taxes..................................................      40,619        (96,927)
  Depreciation....................................................   2,843,535        787,733
  Amortization of intangible assets...............................   3,208,320      1,860,310
  Amortization of minimum royalty and other assets................   1,998,726        183,650
  Amortization of deferred financing costs........................   2,616,472        993,307
  Accrued interest on senior notes, subordinated seller notes and
     minimum royalty obligation...................................   1,311,420        866,802
  Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable............................................. (16,635,634)    (8,520,720)
  Inventories.....................................................  (7,560,525)    (6,802,298)
  Prepaid expenses and other current assets.......................  (2,977,456)    (1,026,695)
  Other assets....................................................     427,349       (477,344)
  Accounts payable................................................   6,284,133      2,135,227
  Accrued expenses................................................  (3,288,380)     5,605,116
  Other current liabilities.......................................          --     (1,881,420)
  Other...........................................................    (388,143)       304,605
                                                                   -----------    -----------
     Net cash used in operating activities........................ (24,176,395)   (11,527,938)
                                                                   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisitions of businesses, net of cash acquired................   1,384,120    (100,707,219)
  Sale of marketable securities...................................     640,950        134,863
  Capital expenditures............................................  (8,165,699)      (629,062)
                                                                   -----------    -----------
     Net cash used in investing activities........................  (6,140,629)   (101,201,418)
                                                                   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock........................................          --     26,500,000
  Issuance of senior notes........................................          --     63,378,900
  Net proceeds from notes payable.................................  27,000,000     30,000,000
  Payment of minimum royalty obligation...........................  (1,259,618)      (225,000)
  Issuance of redeemable preferred stock..........................          --      9,650,000
  Issuance of warrants............................................          --      1,260,000
  Payment of deferred financing costs.............................  (1,032,719)   (10,583,374)
  Purchase of treasury stock......................................    (135,000)      (250,000)
  Sale of treasury stock..........................................     175,000             --
                                                                   -----------    -----------
     Net cash provided by financing activities....................  24,747,663    119,730,526
                                                                   -----------    -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..............  (5,569,361)     7,001,170
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....................   7,001,170             --
                                                                   -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......................... $ 1,431,809    $ 7,001,170
                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest..................................................... $14,603,651    $51,111,171
                                                                   ===========    ===========
     Income taxes................................................. $   880,415    $    93,000
                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING TRANSACTIONS:
  Accrued dividends and accretion on redeemable preferred stock... $ 1,332,822    $   714,801
  Sale of common stock for notes.................................. $        --    $   517,609
  Issuance of seller notes........................................ $        --    $ 3,500,000
  Other current liability -- installment obligation for purchase
     of inventory and accounts receivable from Houbigant, Inc..... $        --    $ 2,700,000
  Other liability -- present value of minimum royalties........... $ 1,398,080    $ 6,623,283

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY

     The consolidated financial statements of Renaissance Cosmetics, Inc. (the "Company") include the accounts Of the Company for the period from April 15, 1994 (date of Inception), and its wholly-owned subsidiaries from their respective dates of acquisition, Cosmar Corporation from August 18, 1994, Parfums Parquet Incorporated ("Parfums Parquet") from July 1, 1994, Houbigant Ltee from December 13, 1994, Dana Perfumes Corporation ("Dana") from December 23, 1994 and Perfums Dana Do Brasil ("Dana Brazil") from December 31, 1995. All significant intercompany activity has been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business -- The Company manufactures and sells its fragrance and nail care products principally through the mass-market or self-select distribution channel which includes drug stores, mass merchandisers, discount stores, supermarkets and combination supermarket/drug stores, throughout the United States.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period The preparation of financial statements in conformity with generally accepted accounting principles also requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements Actual results could differ from those estimates.

     Cash Equivalents -- Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

     Marketable Securities -- The Company classifies its investments in debt and equity securities as available for sale, and accordingly, reflects unrealized holding gains and losses as a separate component of stockholders' equity.

     Inventories -- Inventories are stated at the lower of cost (on the first-in, first-out (FIFO) and last-in, first-out (UFO) methods) or market.

     Property, Plant and Equipment -- Property, plant and equipment additions are stated at cost and depreciation is computed using the straight-line and the declining-balance methods over the estimated useful lives of the assets, ranging from three to forty years. Amortization of leasehold improvements is computed using the straight-line and the declining-balance methods over the lesser of the estimated useful lives of the assets or the remaining life of the lease.

     Deferred Financing Costs -- Deferred financing costs represent direct costs relating to closing on the long-term debt and notes payable. These costs are being amortized over the life of the related debt.

     Foreign Currency Translation -- For the Company's international operations, assets and liabilities are translated at year-end exchange rates and income statement amounts are translated at average exchange rates prevailing during the year. Gains and losses resulting from translating foreign currency financial statements are recorded as a separate component of stockholders' equity. Transaction gains and losses are included in results of operations and were not material for any period presented.

     Intangible Assets -- Costs of acquisitions of net tangible assets acquired are stated at cost less accumulated amortization and include trademarks and goodwill. These costs are being amortized using the straight-line method over the periods benefited, ranging from 25 to 40 years. The Company assesses the recoverability of these costs on a regular basis by evaluating the carrying value of the intangible assets based upon projected net income and undiscounted future cash flows.

     Revenue Recognition -- Sales are recognized when goods are shipped. An accrual for customer returns is recorded based upon historical experience

     Income Taxes -- The Company uses an asset and liability approach to the computation of income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities based upon enacted tax rates in effect when such amounts are expected to be realized or settled. The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

     Loss Per Common Share -- Loss per common share is based on the weighted average number of common shares outstanding during the year. The dilutive effect of stock options and warrants were not considered since the effect would be antidilutive.

     Fair Value of Financial Instruments -- The carrying values of cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term maturities of those instruments. The fair values of the Company's long-term debt, notes payable and preferred stock are disclosed in the notes.

     Accounting Pronouncements -- In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement is effective for fiscal years beginning after December 15, 1995. The Company does not expect that the adoption of this statement will have a material affect on its consolidated financial condition or results of operations.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. This statement is effective for fiscal years beginning after December 15, 1995. The new standard defines a "fair value" method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

     Pursuant to this Standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions The new standard also requires increased footnote disclosures, regardless of the method chosen to measure and recognize compensation, for employee stock-based arrangements. The Company has not yet determined if it will elect to change to the fair value method, nor has it determined the effect the new Standard will have on net loss and loss per share should it elect to make such a change.

     Reclassifications -- Certain reclassifications were made to the 1995 financial statements to conform to the current year's presentation.

3. ACQUISITIONS

     The Company, Houbigant, Inc. ("Houbigant") and other parties entered into license and sublicense agreements (the "Agreements"), the first of which became effective as of July 1, 1994, whereby the Company has obtained certain exclusive rights to manufacture and sell on a worldwide basis (excluding Canada -- see below) certain fragrance products owned and licensed by Houbigant (the "Houbigant Fragrances"), for initial periods of five and seven years. The Company agreed to pay royalties generally at the rate of seven percent of net sales, with annual minimums aggregating $2,730,000 during the initial terms of the Agreements. Total minimum payments under the terms of the Agreements are $15,360,000, including the $5,000,000 prepayment. The Company has the option to renew the Agreements generally for up to seven successive five-year periods. During each renewal period, annual minimum royalties are adjusted based on increases in the Consumer Price index.

     Additionally, under the terms of the Agreements, the Company also agreed to pay $6,000,000, in installments, for the existing inventory, certain trade receivables and all product returns received subsequent to the closing date of the Agreements. As of March 31, 1996, $3,300,000 has been paid.

     On August 18, 1994, the Company purchased certain assets and assumed certain liabilities of Cosmar Corporation and its affiliate, Precision Molded Plastics, Inc. ("Cosmar") for $64,827,978. Consideration consisted of $61,327,978 in cash and sellers notes with a face value of $5,000,000 and an estimated market value of $3,500,000 based on an effective interest rate of 14.48%. Because the acquisition qualifies as a highly-leveraged transaction and certain shareholders of Cosmar have or had a continuing interest as shareholders of the Company, application of leveraged buyout accounting resulted in a predecessor basis adjustment to common stockholders' equity of $1,483,609.

     On December 13, 1994, the Company acquired substantially all of the assets of Houbigant Ltee for an aggregate purchase price of $5,800,000. Houbigant Ltee includes three companies engaged in the manufacture and sales of Houbigant Fragrances in Canada. There are no minimum royalties required to be paid in connection with these license rights.

     On December 23, 1994, Dana purchased the assets and business of a group of companies that manufactured and marketed internationally the Dana line of fragrance products, for an aggregate cash purchase price of $21,900,000. Such transaction was financed through term loan borrowings from a financial institution, with an aggregate value of $30,000,000.

     On December 31,1995, Dana exercised its option to purchase the assets and liabilities of Dana Brazil for $100,000.

     The above acquisitions were all accounted for by the purchase method of accounting for business combinations.

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions had occurred at the beginning of each period and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                                                                         PRO FORMA
                                                                ----------------------------
                                                                               PERIOD FROM
                                                                              APRIL 15, 1994
                                                                YEAR ENDED     (INCEPTION)
                                                                 MARCH 31,     TO MARCH 31,
                                                                   1996            1995
                                                                -----------   --------------
    Net sales.................................................  $140,741,000   $ 109,912,000
                                                                ============   =============
    Net loss..................................................  $(12,645,000)  $ (17,313,000)
                                                                ============   =============
    Net loss per common share.................................  $     (17.58)  $      (23.83)
                                                                ============   =============

4. MARKETABLE SECURITIES

     Marketable securities consist of the following:

                                                                        MARCH 31,
                                                                -------------------------
                                                                   1996          1995
                                                                -----------   -----------
    Mutual funds..............................................  $   173,604   $   772,554
    Bonds.....................................................           --        42,000
                                                                -----------   -----------
                                                                $   173,604   $   814,554
                                                                ===========   ===========

     At March 31, 1996 and 1995, fair value of marketable securities approximated cost.

5. INVENTORIES

     The components of inventories are as follows:

                                                                         MARCH 31,
                                                                 -------------------------
                                                                    1996          1995
                                                                 -----------   -----------
     Raw materials and advertising supplies....................  $16,956,874   $11,859,958
     Work in process...........................................    2,860,139     1,423,799
     Finished goods............................................   10,419,726     8,622,569
                                                                  ----------    ----------
                                                                 $30,236,739   $21,906,326
                                                                  ==========    ==========

     The above components are shown net of excess and obsolete inventory reserves of approximately $1,540,000 and $3,449,000 at March 31, 1996 and 1995, respectively. Al March 31, 1996 and 1995, 60.7% and 27.5%, respectively, of the Company's inventories are stated at the lower of LIFO cost or market. The excess of current replacement cost over the stated LIFO value was $-0- at March 31, 1996 and 1995.

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                                              MARCH 31,
                                                                       ------------------------
                                                                          1996          1995
                                                                       -----------   ----------
Land.................................................................  $   476,691   $  182,297
Buildings............................................................    4,896,008    5,570,042
Machinery and equipment..............................................    7,451,977    3,145,677
Computer equipment...................................................    4,880,815           --
Leasehold improvement................................................      461,140      397,840
                                                                        ----------    ---------
                                                                        18,166,631    9,295,856
Accumulated depreciation.............................................    3,631,268      787,733
                                                                        ----------    ---------
                                                                       $14,535,363   $8,508,123
                                                                        ==========    =========

7. INTANGIBLE ASSETS

     Intangible assets consist of the following

                                                                        MARCH 31,
                                                                -------------------------
                                                                   1996           1995
                                                                ----------     ----------
    Trademarks................................................  $42,144,000    $42,144,000
    Goodwill..................................................  39,819,924     42,214,926
                                                                -----------    -----------
                                                                81,963,924     84,358,926
    Accumulated amortization..................................   5,068,630      1,860,310
                                                                -----------    -----------
                                                                $76,895,294    $82,498,616
                                                                ===========    ===========

     Trademarks relate principally to Cosmar and Dana and are being amortized, on a straight-line basis, over their estimated useful lives, 25 and 40 years, respectively. Goodwill represents the excess of the cost of purchased businesses over the fair value of their net assets at date of acquisition and is being amortized by the straight-line method over a 25-year period. Upon completion of all the required valuations associated with the acquisitions, goodwill increased during the period from April 15, 1994 (Inception) to March 31, 1995 by approximately $5,000,000 from the Company's original estimate. Negative goodwill of approximately $2.3 million which was generated as a result of the acquisition of Dana Brazil, and is being amortized over a life of 5 years, is also included in goodwill above.

8. ACCRUED EXPENSES

     Accrued expenses consist of the following

                                                                        MARCH 31,
                                                                --------------------------
                                                                   1996           1995
                                                                -----------    -----------
    Current portion of minimum royalty obligation.............  $ 3,597,884     $  966,000
    Accrued interest payable..................................    2,380,384      1,675,176
    Acquired plant consolidation and restructuring costs......      244,000      1,842,000
    Accrued marketing and advertising expenses................    2,492,720      1,424,952
    Accrued financing and acquisition costs...................           --      1,955,000
    Other.....................................................    6,442,139      5,145,854
                                                                -----------    -----------
                                                                $15,157,127    $13,008,982
                                                                ===========    ===========

9. LONG-TERM DEBT

     Long-term debt consist of the following:

                                                                        MARCH 31,
                                                                -------------------------
                                                                   1996           1995
                                                                ----------     ----------
    Senior notes............................................    $63,623,473    $63,465,317
    Subordinated seller notes...............................      3,699,471      3,567,151
                                                                -----------    -----------
                                                                $67,322,944    $67,032,468
                                                                ===========    ===========

     The Senior notes are senior unsecured obligations of the Company with a principal amount of $65,000,000 at a stated interest rate of 13 3/4% with interest payable semi-annually beginning February 15, 1995 and due August 15, 2001. The notes were issued in units with warrants to purchase 130,000 shares of common stock. The notes were issued with an original discount of $711,100 and were further discounted as a result of an allocation of $910,000 to the common stock warrants. The effective interest rate on the Senior notes is 14.33%.

     The Senior notes and warrants were detached in December 1994 prior to the filing of the Company's registration statement with respect to the Senior notes. The warrants are exercisable at any time and expire on August 15, 2001. The exercise price of the warrants is $.01 per share.

     The Senior notes are fully and unconditionally guaranteed, on a subordinated basis, as to principal and interest, jointly and severally by all present and future subsidiaries of the Company.

     The Seller notes are subordinated promissory notes of the Company amounting to $5,000,000 and accruing interest at 8% initially and escalating to 11% over an eight-year period with a balloon payment of principal and accrued interest on August 15, 2002. Based on an estimate of their fair market value, these notes were recorded at a discount of $1,500,000, yielding an effective interest rate of 14.48%.

     The fair value of the Senior notes at March 31, 1996 and 1995 were $65,000,000 and $61,750,000, respectively. The fair value of the warrants at March 31, 1996 and 1995 were $2,925,000 and $1,950,000, respectively. Such fair values are estimated based on quoted market prices for such notes and warrants.

     The fair value of the subordinated seller notes is estimated based on rates currently available to the Company for debt with similar terms and remaining maturities. Such fair value was approximately $4,617,000 and $3,721,000 at March 31, 1996 and 1995, respectively.

10. NOTES PAYABLE

     On December 22, 1994, as amended, the Company and a financial institution entered into a note purchase agreement (the "Current Credit Facility"), which provides for revolving credit in an aggregate principal amount of $30,000,000, and term loans in an aggregate principal amount of $30,000,000. Such loans bear interest at the bank base rate (8.25% at March 31, 1996) plus 3% until June 30, 1995, 3.5% thereafter until December 31, 1995, 4% thereafter until June 30, 1996 and 4.5% thereafter. The weighted average interest rates on the notes payable were 12.19% and 11.66% for the year ended March 31, 1996 and for the period from December 23, 1994 to March 31, 1995, respectively. The Company paid a commitment fee of $500,000, a structuring fee of $500,000 and a funding fee of $600,000 which was equal to 2% of the aggregate unpaid principal of the term notes in excess of fees already paid. During fiscal 1996 the Company paid funding fees on the available portion of the original revolving credit of $20,000,000, aggregating $400,000. On September 8, 1995, the Company paid an additional commitment fee of $400,000. The Company paid a continuation fee of $100,000 on each of July 1, 1995 and January 2, 1996 and will be required to pay an additional continuation fee of $100,000 on July 1, 1996 unless the loans have been terminated.

     Borrowings under the revolving credit portion are subject to a borrowing base availability consisting of eligible inventory and receivables. As of March 31, 1996, $3,000,000 of the revolving credit portion of the Current Credit Facility was available to the Company for additional borrowings.

     The Current Credit Facility includes numerous affirmative and negative covenants applicable to the Company, including restrictions on indebtedness and payment of dividends, liens and capital expenditures, and compliance with net worth, operating earnings and various other financial ratios and covenants.

     Based on rates currently available to the Company for debt with similar terms and remaining maturities, fair value of the notes payable is estimated to be $29,638,000 at March 31, 1995. At March 31, 1996, carrying value of the notes payable approximated fair value.

     The Current Credit Facility matures in December 1996 and is collateralized by substantially all of the assets of the Company. The Company is currently pursuing several financing alternatives, including both equity and debt financing to replace the Current Credit Facility and to provide funds for new acquisitions. The Company is currently in discussions with several financial institutions and believes that it will be able to obtain such financing. However, the Company has no binding commitment from any financial institution, and accordingly, there can be no assurance that such additional financing alternatives will be available to the Company. If the Company is unable to obtain the financing, it may be required to postpone and/or change significant elements of its business strategy.

11. INCOME TAXES

     The Company records deferred tax liabilities and assets for estimated future tax consequences attributable to temporary differences. Such temporary differences exist when the tax basis differs from the financial reporting amount of assets or liabilities. A valuation allowance is recorded to reduce deferred tax assets to amounts which, in management's judgment, are more likely than not to be realized.

     The income tax expense is comprised of state tax in the amount of $311,467 and foreign taxes of $1,270,993, and a federal income tax benefit of $278,789 resulting from a carryback of a net operating loss. There is no Federal tax liability as a result of Federal tax operating losses in the amount of approximately $13,677,000. Such losses expire in accordance with provisions of applicable tax law and expire beginning in 2010 as follows:

            EXPIRATION DATE                                             AMOUNT
            ---------------                                           ----------
            2010....................................................  $3,646,000
            2011....................................................  10,031,000

     The income tax expense (benefit) is composed of the following:

                                                                                 PERIOD FROM
                                                                                APRIL 15, 1994
                                                                 YEAR ENDED      (INCEPTION)
                                                                 MARCH 31,       TO MARCH 31,
                                                                    1996             1995
                                                                 ----------     --------------
    Current:
      Federal..................................................  $ (278,789)      $ (200,000)
      State....................................................     411,467          251,605
      Foreign..................................................   1,111,025           10,241
                                                                 ----------       ----------
                                                                  1,243,703           61,846
                                                                 ----------       ----------
    Deferred:
      Federal..................................................          --         (175,000)
      State....................................................    (100,000)          78,073
      Foreign..................................................     159,968               --
                                                                 ----------       ----------
                                                                     59,968          (96,927)
                                                                 ----------       ----------
    Total income tax expense (benefit).........................  $1,303,671       $  (35,081)
                                                                 ==========       ==========

     The following reconciles the income tax expense (benefit) computed at the Federal statutory income tax rate to the benefit recorded in the statements of operations:

                                                                              PERIOD FROM
                                                                               APRIL 15,
                                                                                 1994
                                                                              (INCEPTION)
                                                                YEAR ENDED        TO
                                                                 MARCH 31,     MARCH 31,
                                                                   1996          1995
                                                                -----------   -----------
    Federal benefit at statutory rate.........................  $(3,656,074)  $(1,923,028)
    Limitation of utilization of tax benefits.................    5,164,532     1,528,300
    Benefit of carryback not previously recorded..............     (278,790)           --
    State income taxes........................................      311,467       329,678
    Foreign income............................................   (1,508,457)           --
    Foreign income taxes......................................    1,270,993        10,241
    Other.....................................................           --        19,728
                                                                -----------   -----------
                                                                $ 1,303,671   $   (35,081)
                                                                ===========   ===========

     The significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                          MARCH 31,
                                                                 -------------------------
                                                                    1996          1995
                                                                 -----------   -----------
    Current deferred income tax assets (liabilities):
      Allowance for sales returns.............................   $ 2,195,425   $ 1,297,280
      Inventory reserves......................................       697,305      (207,500)
      Other non-deductible reserves...........................     1,997,260       539,500
      Royalties...............................................       866,485            --
      Other, net..............................................        46,630            --
                                                                 -----------   -----------
                                                                   5,803,105     1,629,280
      Less valuation allowance................................    (5,803,105)   (1,629,280)
                                                                 -----------   -----------
                                                                 $        --   $        --
                                                                 ===========   ===========
    Non-current deferred income tax assets (liabilities):
      Depreciation............................................    (1,091,625)   (1,522,220)
      Amortization of intangible assets.......................    (1,058,915)     (654,455)
      Federal net operating loss carryforwards................     4,650,170     1,647,590
      State net operating loss carryforwards..................     1,276,565            --
      Foreign tax credit carryforwards........................       790,065            --
      Other -- net............................................            --       749,075
                                                                 -----------   -----------
                                                                   4,566,260       219,990
      Less valuation allowance................................    (4,566,260)     (219,990)
                                                                 -----------   -----------
                                                                 $        --   $        --
                                                                 ===========   ===========
    Deferred state tax liability..............................   $        --   $   100,000
                                                                 ===========   ===========
    Deferred foreign tax liability............................   $   140,619   $        --
                                                                 ===========   ===========

     Foreign pretax income (loss) was $4,446,593 and $(551,200) for the year ended March 31, 1996 and for the period from April 15, 1994 (inception) to March 31, 1995.

12. CAPITAL STOCK

     a. Serial Preferred Stock--The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series of which 40,000 shares have been designated as redeemable preferred stock.

     b. Stock Option Plan--The Company's sock option plan provides for nonqualified stock options for employees. All options have been granted at exercise prices at or above fair market value at the date of grant and vest over periods of up to ten years. At March 31, 1996, 4,762 shares were available for future grants under the plan.

     The following table summarizes the activity of options in the stock option plan:

                                                                        SHARES      PRICE
                                                                        -------     ------
    Options granted...................................................   75,181     $37.17
    Options canceled..................................................   (9,318)     37.17
                                                                        -------     ------
    Total options outstanding at March 31,1995........................   65,863      37.17
    Options granted...................................................   31,377      37.17
    Options canceled..................................................  (13,512)     37.17
                                                                        -------     ------
    Total options outstanding at March 31, 1996.......................   83,728      37.17
                                                                        =======     ======
    Total exercisable options at March 31, 1996.......................   14,832     $37.17
                                                                        =======     ======

     No compensation expense was recognized in 1996 or 1995 relating to such options.

13. REDEEMABLE PREFERRED STOCK

     The Company issued for $10,000,000, 10,000 shares of cumulative exchangeable preferred stock with a par value of $.01 per share. Such preferred stock has an initial dividend of 10% per annum. Commencing August 16, 1999 the dividend rate changes to 15% per annum. The preferred stock was issued in units with warrants to purchase 50,000 shares of common stock. Dividends are payable in cash, additional shares of redeemable preferred stock or any combination thereof, at the option of the Company, up to and including the August 15, 1997 dividend, and in cash thereafter. The proceeds from issuance of the preferred stock were reduced by an allocation of $350,000, to the common stock warrants. Such warrants are exercisable at any time and expire on August 15, 2001. These warrants have an exercise price of $.01 per share. The effective dividend rate on the preferred stock is approximately 12.01%.

     The redeemable preferred stock must be redeemed on August 15, 2002 for $10,000,000, plus all accumulated and unpaid dividends. The redeemable preferred stock is exchangeable for senior notes by the Company at any time and under certain circumstances by the holders of the preferred stock on or after August 15, 1997.

     Based on rates currently available to the Company for debt with similar terms, the fair value of the redeemable preferred stock is estimated to be $10,907,000 and $8,673,000 at March 31, 1996 and 1995, respectively. Based on quoted market prices at March 31, 1996 and 1995 of the warrants, the fair value is estimated to be $1,125,000 and $750,000, respectively.

14. COMMITMENTS AND CONTINGENCIES

     a. Leases -- The Company leases certain warehouses, office facilities, and automobiles, under operating lease agreements, certain of which are subject to escalation, expiring at various dates through 2001.

     Future minimum lease payments under noncancellable operating leases as of March 31, 1996 are as follows:

            YEAR ENDING MARCH 31,                                       AMOUNT
            ---------------------                                     ----------
            1997...................................................   $1,914,119
            1998...................................................    1,486,949
            1999...................................................    1,155,570
            2000...................................................      748,700
            2001...................................................      471,677
                                                                      ----------
                                                                      $5,770,015
                                                                      ==========

     Rent expense associated with operating leases for the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995 was $1,998,893 and $336,945, respectively.

     b. Royalties -- Future minimum royalty payments at March 31, 1996, which resulted from acquisitions of companies, together with the present value of minimum royalty payments, are as follows:

    YEAR ENDING MARCH 31,                                                         AMOUNT
    ---------------------                                                      -----------
    1997...................................................................    $ 3,597,884
    1998...................................................................      3,017,500
    1999...................................................................        550,000
    2000...................................................................        462,500
    2001...................................................................      2,572,500
    Thereafter.............................................................        562,500
                                                                               -----------
                                                                                10,762,884
    Amounts representing interest..........................................      2,478,961
                                                                               -----------
    Present value of minimum royalty payments..............................      8,283,923
    Current portion........................................................      3,597,884
                                                                               -----------
    Long-term portion......................................................    $ 4,686,039
                                                                               ===========

     Royalty expense totaled $1,930,785 and $1,489,465 for the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995, respectively.

     c. Other Employee Stock Options -- Mr. Thomas V. Bonoma has been granted stock options whereby he has the right to acquire a total of 93,182 shares of Common Stock of the Company. The earliest date on which these options can become exercisable generally is August 18, 1997, based on the value of the Company's equity reaching certain thresholds; however, the valuation date is accelerated prior to that date (and if the thresholds are reached the options become exercisable) upon a sale or merger of the Company or public offering of the Company's Common Stock. Notwithstanding whether the earnings of the Company meet any of the tests enunciated in the stock option agreement, Mr. Bonoma will be entitled to exercise these options commencing on August 18, 2000. The exercise price for each purchasable share under this stock option is $37.17237.

     The above sock options have been authorized by the Board of Directors and granted outside of the Company's stock option plan. No options have been exercised as of March 31, 1996.

15. LEGAL PROCEEDINGS

     a. In April 1995 the Company and Houbigant Inc. commenced an action against the ACB Companies (the former holders of Houbigant's Canadian licenses) and their agents (the "Resellers"), alleging that the ACB companies manufactured and sold Houbigant trademarked products in the US through the Resellers. This violated both Houbigant's and the Company's rights pursuant to the Agreements, as well as certain US federal laws. The claims against the Resellers were settled. The ACB Companies filed counterclaims, most of which were subsequently dismissed.

     Additionally, in May 1995, Houbigant Ltee filed an action against the ACB companies for approximately $8,000,000 (Canadian) for breach of contract and fraud. The ACB companies have not as yet asserted any counter claims. The parties to both of the above cases have agreed in principle to a settlement whereby the ACB companies will dismiss its remaining asserted and unasserted counterclaims, and will pay $850,000 to the Company in settlement of all the remaining claims.

     The Company does not believe that this litigation will have a material adverse effect on its financial condition or its results of operations.

     b. The Company is a defendant in a lawsuit where the plaintiff alleges defamation and interference with business relationships, and is seeking $7,000,000 in damages. The Company intends to vigorously defend this lawsuit and believes it has substantial and meritorious defenses. Management believes that the outcome of this litigation will not have a material effect on the results of operations or financial condition of the Company.

     c. The Company is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

16. RETIREMENT PROGRAMS

     In June 1995, the Company established a 401(k) Pension Plan (the "Company Plan") for all U.S. employees, with the exception of Dana union members for which the Company maintains a separate 401(k) plan. The prior plan covering Dana non-union members was merged into the Company Plan. Plans are available to all employees who have been employed continuously for at least one year. The participants contribution ceiling is 20% of their annual compensation, as defined, and a matching contribution is provided by the Company at 50% of the first 6% of the participants' salary for the non-union members and 12 1/2% of the first 6% of the participants' salary for the union plan. The participants become fully vested after four years of service. The contributions made by the Company during the year ended March 31, 1996 and the three months ended March 31, 1995 (for the Dana Plans) were $166,290 and $11,705, respectively. Certain of the administrative expenses are paid by the Company, the Plans' sponsor.

17. CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high quality financial institutions.

     Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion throughout the United States. The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The Company does, however, perform ongoing credit evaluations of its customers' financial condition.

     The Company sells a significant portion of its products through third-party drug store and discount retailers and as a result, maintains individually significant accounts receivable balances with major retailers. If the financial condition and operation of these retailers deteriorate below critical levels, the Company's operating results could be adversely affected. An allowance for doubtful accounts and sales returns is maintained at a level which management believes is sufficient to cover potential credit losses. The ten largest accounts receivable balances collectively represented 54% and 50% of total accounts receivable at March 31, 1996 and 1995, respectively. Sales to ten customers represented 50% and 46% of gross revenues during the year ended March 31, 1996 and the period April 15, 1994 (Inception) to March 31, 1995. No single customer accounted for greater than 10% of the Company's revenues for the year ended March 31, 1996 or for the period April 15, 1994 (inception) to March 31, 1995.

18. RELATED PARTIES

     Pursuant to a management agreement, the Company pays management fees to Kidd, Kamm & Company ("KK & Co."), a related party, subject to certain operating and financial ratios being met. During the year ended March 31, 1996 and the period April 15, 1994 (Inception) to March 31, 1995, the Company paid $-0- and $225,000, respectively, in management fees to KK & Co. Deferred financing costs include approximately $675,000 of financing fees paid to KK & Co.

     In December 1995, the holders of the subordinated sellers notes sold such notes to a third party who is a holder of a substantial portion of the Company's redeemable preferred stock (the "Holder"). In a related transaction, the Company signed an agreement with the Holder, whereby in exchange for $225,000, the Company agreed not to pursue any claims against the Holder relating to the acquisition of Cosmar. All other terms and provisions of the sellers' note remained the same.

19. INFORMATION CONCERNING FINANCIAL REPORTING FOR SEGMENTS AND OPERATIONS IN GEOGRAPHIC AREAS

     The Company is engaged in two main businesses, the manufacturing and marketing of fragrances and associated products and the manufacturing and marketing of artificial fingernail care products.

                                      FRAGRANCES     NAIL CARE       CORPORATE      CONSOLIDATED
                                      ----------     ----------     -----------     -----------
Year ended March 31, 1996:
Net sales (A).......................  $83,152,748    $48,132,876    $        --     $131,285,624
                                      =============  =============  =============   =============
Operating income (loss).............  $7,607,931     $9,159,638     $(8,317,951)    $ 8,449,618
Interest expense -- net.............   3,738,863     12,169,302       3,294,613      19,202,778
Income tax provision (benefit)......   1,328,163          3,593         (28,085)      1,303,671
                                      -------------  -------------  -------------   -------------
Net income (loss)...................  $2,540,905     $(3,013,257)   $(11,584,479)   $(12,056,831)
                                      =============  =============  =============   =============
Identifiable assets.................  $90,709,215    $83,074,198    $10,835,505     $184,618,918
                                      =============  =============  =============   =============
Depreciation and amortization.......  $4,534,781     $3,304,496     $   211,304     $ 8,050,581
                                      =============  =============  =============   =============
Capital expenditures................  $4,338,514     $1,942,510     $ 1,884,675     $ 8,165,699
                                      =============  =============  =============   =============
Period April 15, 1994 (Inception) to
  March 31, 1995:
Net sales (A).......................  $33,602,772    $24,111,637    $        --     $57,714,409
                                      =============  =============  =============   =============
Operating (loss)....................  $2,889,464     $4,387,301     $(4,532,739)    $ 2,744,026
Interest expense -- net.............     665,192        924,145       6,649,054       8,238,391
Income tax provision (benefit)......          --             --         (35,081)        (35,081)
                                      -------------  -------------  -------------   -------------
Net income (loss)...................  $2,224,272     $3,463,156     $(11,146,712)   $(5,459,284)
                                      =============  =============  =============   =============
Identifiable assets.................  $71,092,482    $74,730,544    $16,430,074     $162,253,100
                                      =============  =============  =============   =============
Depreciation and amortization.......  $  878,383     $1,953,310     $   993,307     $ 3,825,000
                                      =============  =============  =============   =============
Capital expenditures................  $   33,243     $  478,197     $   117,622     $   629,062
                                      =============  =============  =============   =============

---------------

(A) There were no material intersegment sales during the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995.

     Information related to the Company's operations in different geographic areas is shown below:

                                UNITED                      LATIN
                                STATES        CANADA       AMERICA       EUROPE      CONSOLIDATED
                              -----------    ---------    ---------    ----------    ------------
    Year ended March 31, 1996:
    Net sales (B)(C)........  $115,299,244   $8,026,473   $4,824,576   $3,135,331    $131,285,624
                              ===========    =========    =========    ==========     ===========
    Net income (loss).......  $(15,332,431)  $ 260,038    $1,435,796   $1,579,766    $(12,056,831)
                              ===========    =========    =========    ==========     ===========
    Identifiable assets.....  $156,951,317   $9,674,562   $7,107,409   $10,885,630   $184,618,918
                              ===========    =========    =========    ==========     ===========

                                UNITED                       LATIN
                                STATES          CANADA      AMERICA       EUROPE      CONSOLIDATED
                              -----------     ---------    ---------    ----------    ------------
    Period April 15, 1994 (Inception) to March 31, 1995:
    Net sales (B)(C)........  $ 56,152,467    $ 633,411    $  385,392    $  543,139    $ 57,714,409
                              ============    =========    ==========    ==========    ============
    Net income (loss).......  $ (5,145,843)   $(277,611)   $ (185,732)   $  149,902    $ (5,459,284)
                              ============    =========    ==========    ==========    ============
    Identifiable assets.....  $155,389,035    $ 609,403    $1,891,969    $4,362,693    $162,253,100
                              ============    =========    ==========    ==========    ============

(B) There were no material intercompany sales between geographic areas during the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995.

(C) The above mentioned revenues for the United States include export sales of $6,924,161 and $4,706,980 during the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995 respectively.

20. SUBSEQUENT EVENTS

     On May 29, 1996, the Company entered into a Securities Purchase Agreement with an investor, under which the Company can issue up to $20,000,000 of Senior Exchangeable Preferred stock, Series A. On May 30, 1996, the Company issued $10,000,000 of such preferred stock. The Preferred Stock has a dividend rate of 12% per annum, payable quarterly, in cash or additional preferred stock, at the option of the Company. If the Preferred Stock remains outstanding on or after August 31, 1998, it will be exchangeable, at the option of the Company into an equal amount of Senior Notes. Under certain circumstances the Holder of the Preferred Stock, may exercise an option to acquire Common Stock in exchange for a portion of the Preferred Stock held.

     On June 14, 1996, the financial institution with which the Company has its Current Credit Facility, has agreed to increase its revolving credit from the current $30,000,000 aggregate principal amount to $40,000,000, upon the issuance of $20,000,000 of Senior Exchangeable Preferred Stock, Series A.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Cosmar Corporation and Affiliate

     We have audited the accompanying combined statements of operations of assets acquired and liabilities assumed and changes in excess of assets acquired over liabilities assumed and of cash flows of the assets acquired and liabilities assumed of Cosmar Corporation and Affiliate (the "Company") for the period from January 1, 1994 to August 17, 1994. These combined financial statements are the responsibility of the Company's management. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the results of operations and cash flows of the assets acquired and liabilities assumed of Cosmar Corporation and Affiliate for the period from January 1, 1994 to August 17, 1994, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Long Beach, California
October 28, 1994

                        COSMAR CORPORATION AND AFFILIATE

                   COMBINED STATEMENT OF OPERATIONS OF ASSETS
                        ACQUIRED AND LIABILITIES ASSUMED
       AND CHANGES IN EXCESS OF ASSETS ACQUIRED OVER LIABILITIES ASSUMED
                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

NET SALES (Note 1).............................................................. $18,300,944
COST OF SALES...................................................................   7,394,576
                                                                                 -----------
GROSS PROFIT....................................................................  10,906,368
                                                                                 -----------
OPERATING EXPENSES:
  Selling and marketing.........................................................   3,876,975
  Shipping and warehousing......................................................     729,212
  General and administrative (Note 3)...........................................   2,272,700
  Research and development (Note 1).............................................     701,513
                                                                                 -----------
     Total operating expenses...................................................   7,580,400
                                                                                 -----------
OPERATING INCOME................................................................   3,325,968
                                                                                 -----------
OTHER INCOME (EXPENSE):
  Interest expense..............................................................     (60,500)
  Other income, net (Note 1)....................................................     185,988
                                                                                 -----------
     Total other income.........................................................     125,488
                                                                                 -----------
INCOME BEFORE PROVISION FOR INCOME TAXES........................................   3,451,456
PROVISION FOR INCOME TAKES (Note 1).............................................      87,297
                                                                                 -----------
NET INCOME...................................................................... $ 3,364,159
Distributions to shareholders...................................................  (2,151,871)
                                                                                 -----------
BALANCE, JANUARY 1, 1994 (Note 1)............................................... $ 3,296,371
BALANCE, AUGUST 17, 1994........................................................ $ 4,508,659
                                                                                 ===========

            See accompanying notes to combined financial statements

                        COSMAR CORPORATION AND AFFILIATE

                   COMBINED STATEMENT OF CASH FLOWS OF ASSETS
                        ACQUIRED AND LIABILITIES ASSUMED
                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................    $ 3,364,159
  Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for doubtful accounts and sales returns........................        105,719
     Depreciation.............................................................        337,784
     Changes in operating assets and liabilities:
       Accounts receivable....................................................      1,136,778
       Inventory..............................................................       (390,079)
       Prepaid expenses and other current assets..............................          8,181
       Other assets...........................................................          1,149
       Accounts payable.......................................................        941,241
       Accrued expenses.......................................................        478,584
       Deferred income........................................................        (43,750)
                                                                                  -----------
          Net cash provided by operating activities...........................      5,939,766
                                                                                  -----------
CASH FLOWS FROM INVESTING ACTIVITIES --
  Purchase of property and equipment..........................................       (247,682)
                                                                                  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of line of credit.................................................     (1,300,000)
  Repayment of notes payable..................................................       (466,059)
  Cash distributions..........................................................     (2,151,871)
                                                                                  -----------
          Net cash (used in) financing activities.............................     (3,917,930)
                                                                                  -----------
NET INCREASE IN CASH..........................................................      1,774,154
CASH, BEGINNING OF PERIOD.....................................................        140,426
                                                                                  -----------
CASH, END OF PERIOD, NOT ACQUIRED (Note 1)....................................    $ 1,914,580
                                                                                  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
     Interest.................................................................    $    60,500
                                                                                  ===========
     Income taxes.............................................................    $    67,231
                                                                                  ===========

            See accompanying notes to combined financial statements.

                        COSMAR CORPORATION AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General -- On August 18, 1994, CP Holding Company acquired substantially all of the assets and assumed substantially all of the liabilities of Cosmar Corporation and its Affiliate, Precision Molded Plastics ("PMP"), who are engaged in the manufacture and marketing of artificial nail care products and related accessories. The assets acquired and liabilities assumed comprised all of the operating assets and liabilities of Cosmar Corporation and PMP except for cash and certain other assets of $2,043,541 and certain legal claims asserted against Cosmar Corporation or PMP. Cos mar Corporation and PMP sell their products to chain drug stores and mass merchandisers principally located throughout the United States and Europe.

     Principles of Combination -- Cosmar Corporation and PMP are controlled by common shareholders. The combined financial statements include the accounts of Cosmar Corporation and PMP, collectively referred to as the "Company". All significant intercompany transactions have been eliminated.

     Revenue Recognition -- Revenue is recognized upon shipment of product to the customer, with appropriate allowance for estimated returns and other allowances. The Company also has a consulting and exclusive production agreement with a customer. The agreement provides for royalties to be received each calendar quarter in the amount of $65,625. Royalties received in advance are deferred and recognized as income in the month earned. Consulting income earned for the period from January 1, 1994 to August 17, 1994 was $175,000 which is included in other income in the accompanying combined statement of operations.

     Research and Development Costs -- Research and development costs related to the designing, development and testing of new products are charged to expense as incurred.

     Income Taxes -- The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code through August 17, 1994. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholders are liable for federal and state income taxes on the Company's taxable income. Under California state law the S Corporation are subject to a 1 1/2 percent franchise tax charged at the corporate level.

2. COMMITMENTS

     Operating Leases -- The Company leases certain warehouse and office facilities and automobiles under operating lease agreements certain of which are subject to escalations, expiring at various dates through 1996. Rent expense associated with operating leases for the period from January 1, 1994 to August 17, 1994 was $219,362.

     Future minimum lease payments under noncancellable operating leases as of August 17, 1994 are:

            1994...................................................    $  155,408
            1995...................................................       434,417
            1996...................................................       416,320
                                                                       ----------
                                                                       $1,006,145
                                                                       ==========

     Under the terms of a license agreement, the Company is obligated to pay to the licensers, royalties equal to a specified percentage of the sales of the Company's products subject to the license agreement. The Company is obligated to pay minimum royalties aggregating approximately $767,000 through 2004. Royalty expense recognized under this agreement totaled $116,000 for the period from January 1, 1994 to August 17, 1994.

                        COSMAR CORPORATION AND AFFILIATE

                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

3. RELATED PARTY TRANSACTIONS

     The Company paid consulting fees to a shareholder in the amount of $40,000 for the period ended August 17, 1994, which are included in general and administrative expenses in the accompanying statement of operations.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
COSMAR CORPORATION AND AFFILIATE

     We have audited the accompanying combined statements of income and cash flows of Cosmar Corporation and Affiliate for the year ended December 31, 1993. These combined statements of income and cash flows are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined statements of income and cash flows based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of income and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined statements of income and cash flows presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined statements of income and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Cosmar Corporation and Affiliate for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Windes & McClaughry

Long Beach, California
April 26, 1994

                        COSMAR CORPORATION AND AFFILIATE

                          COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993

SALES........................................................  $25,844,062
COST OF SALES................................................   10,852,670
                                                               -----------
GROSS PROFIT.................................................   14,991,392
                                                               -----------
OPERATING EXPENSE
  Shipping and warehouse.....................................    1,076,022
  Selling....................................................    5,198,714
  Administrative.............................................    3,085,282
  Research and development...................................      567,968
                                                               -----------
                                                                 9,927,986
                                                               -----------
INCOME FROM OPERATIONS.......................................    5,063,406
                                                               -----------
OTHER INCOME (EXPENSE)
  Interest (expense).........................................     (131,711)
  Other income...............................................        5,797
                                                               -----------
                                                                  (125,914)
                                                               -----------
INCOME BEFORE STATE FRANCHISE TAX............................    4,937,492
STATE FRANCHISE TAX..........................................      136,000
                                                               -----------
NET INCOME...................................................  $ 4,801,492
                                                               ===========

        The accompanying notes are an integral part of these statements.

                        COSMAR CORPORATION AND AFFILIATE

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..........................................    $ 4,801,492
  Adjustments to reconcile net income to net cash
     provided by operating activities
     Depreciation and amortization....................        476,766
     (Increase) decrease in:
       Accounts receivable............................        255,072
       Inventory......................................     (1,162,557)
       Prepaid expenses...............................       (118,587)
       Other assets...................................         (5,027)
     Increase (decrease) in:
       Accounts payable...............................        (44,851)
       Accrued expenses...............................        219,499
                                                          -----------
       Net Cash Provided By Operating Activities......      4,421,807
                                                          -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment..................      (877,025)
                                                          -----------
     Net Cash Used In Investing Activities............      (877,025)
                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in short-term borrowings.................       300,000
  Proceeds from notes payable.........................       238,000
  Repayment of notes payable..........................       (94,501)
  Repayment of due to shareholders....................      (457,175)
  Distributions to shareholders.......................    (3,689,099)
                                                          ----------
     Net Cash Used In Financing Activities............    (3,702,775)
                                                          ----------
NET CHANGE IN CASH....................................      (157,993)
CASH AT BEGINNING OF YEAR.............................       298,419
                                                          ----------
CASH AT END OF YEAR...................................    $  140,426
                                                          ==========

        The accompanying notes are an integral part of these statements.

                        COSMAR CORPORATION AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Cosmar Corporation and Affiliate (the Company) is presented to assist in understanding the Company's combined financial statements.

  Organization and Operation

     Cosmar Corporation and Precision Molded Plastics are incorporated under the laws of the State of California and are controlled by common shareholders. The Company's principal business activity is the manufacture and distribution of fingernail products. The company has a diversified customer base including national and international retailers.

  Principles of Combination

     The combined financial statements include the accounts of Cosmar Corporation and Precision Molded Plastics. All material intercompany accounts and transactions have been eliminated.

  Inventory

     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided by using the straight-line and accelerated methods over the estimated useful lives of three to 31 1/2 years.

     Expenditures for fixed asset additions and major improvements are capitalized, and expenditures for maintenance and repairs are expensed as incurred.

  Income Taxes

     Both Cosmar Corporation and Precision Molded Plastics shareholders elected to be taxed as S Corporations for federal and California tax purposes, and as such, the income is primarily taxed directly to the shareholders. There is a 2 1/2 percent California franchise tax charged at the corporate level and reflected in the provision for state franchise tax expense. Cash paid for taxes amounted to approximately $223,000 for 1993.

NOTE 2 -- COMMITMENTS

Operating Leases

     The Company leases certain warehouse, office facilities, automobile and office equipment under operating lease agreements expiring at various dates through 1996. Rent expense associated with operating leases for the year ended December 31, 1993 was $276,950.

     Noncancellable operating lease obligations as of December 31, 1993 are:

                                                       OPERATING
            YEAR ENDING DECEMBER 31,                     LEASES
            ------------------------                   ----------
            1994....................................   $  303,730
            1995....................................      360,225
            1996....................................      352,178
                                                       ----------
                                                       $1,016,133
                                                       ==========

                        COSMAR CORPORATION AND AFFILIATE

                               DECEMBER 31, 1993

NOTE 3 -- RELATED PARTY TRANSACTION

     The Company paid consulting fees to a shareholder in the amount of $60,000 for the year ended December 31, 1993.

NOTE 4 -- MAJOR CUSTOMERS

     During 1993, the Company had three major customers each representing approximately 10% of sales.

NOTE 5 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Noncash financing activities:

     The Company refinanced $300,000 of notes payable during the year ended December 31, 1993.

                         GREAT AMERICAN COSMETICS, INC.

                                 BALANCE SHEET
                              AS AT JUNE 30, 1996
                                  (UNAUDITED)

                                           ASSETS
Current Assets
  Cash.............................................................                $1,019,888
  Accounts receivable..............................................                 1,607,763
  Merchandise inventories -- submitted.............................                 2,686,789
  Prepaid expenses and other current assets........................                     9,437
                                                                                   ----------
     Total Current Assets..........................................                 5,323,877
Fixed Assets.......................................................                   131,503
  Accumulated depreciation.........................................                    81,141
                                                                                   ----------
                                                                                       50,362
Intangible assets, net of accumulated amortization of $817,679.....                 1,157,321
Deposits...........................................................                     8,139
                                                                                   ----------
Total Assets.......................................................                $6,539,699
                                                                                   ==========
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current installments of long-term debt...........................                $  220,440
  Accounts payable.................................................                   737,886
  Due to shareholders..............................................                    81,500
  Accrued expenses and taxes payable...............................                 1,640,621
                                                                                   ----------
     Total Current Liabilities.....................................                 2,680,447
Long-term debt.....................................................                   591,590
Commitments and contingencies......................................                        --
Shareholders' Equity
  Capital stock....................................................                     2,000
  Retained earnings................................................                 3,265,662
                                                                                   ----------
     Total Shareholders' Equity....................................                 3,267,662
                                                                                   ----------
Total Liabilities and Shareholders' Equity.........................                $6,539,699
                                                                                   ==========

                       See notes to financial statements.

                         GREAT AMERICAN COSMETICS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                       FOR THE SIX MONTHS ENDED JUNE 30,
                                  (UNAUDITED)

                                                                        1996          1995
                                                                      ---------     ---------
INCOME
  From Sales -- net...............................................    $7,029,488    $3,702,990
COST OF GOODS SOLD
  Inventories -- January 1,.......................................    2,201,359       789,786
  Purchases.......................................................    4,266,476     2,725,329
  Freight and duty................................................      258,559        94,821
  Other direct costs..............................................        9,180        24,240
                                                                      ----------    ----------
     TOTAL AVAILABLE FOR SALES....................................    6,735,574     3,634,176
  Inventories -- June 30,.........................................    2,686,789     1,537,086
                                                                      ----------    ----------
     Cost of Goods Sold...........................................    4,048,785     2,097,090
                                                                      ----------    ----------
GROSS MARGIN ON SALES.............................................    2,980,703     1,605,900
OPERATING EXPENSES
  Selling.........................................................      810,896       353,786
  General and administrative......................................      303,714       195,381
  Officers' salaries..............................................      128,546        65,910
  Taxes...........................................................       22,833        13,289
  Depreciation and amortization...................................      131,069       128,557
                                                                      ----------    ----------
     TOTAL OPERATING EXPENSES.....................................    1,397,058       756,923
                                                                      ----------    ----------
NET OPERATING INCOME FOR PERIOD BEFORE OTHER INCOME...............    1,583,645       848,977
  Gain on restructuring of debt...................................      409,000            --
  Interest income.................................................        3,959           451
                                                                      ----------    ----------
NET INCOME FOR PERIOD BEFORE PROVISION FOR INCOME TAXES...........    1,996,604       849,428
  Provision for income taxes......................................      601,400       322,000
                                                                      ----------    ----------
NET INCOME FOR PERIOD.............................................    1,395,204       527,428
Retained earnings -- January 1,...................................    1,870,458       818,859
                                                                      ----------    ----------
Retained earnings -- June 30,.....................................    $3,265,662    $1,346,287
                                                                      ==========    ==========

                       See notes to financial statements.

                         GREAT AMERICAN COSMETICS, INC.

                            STATEMENTS OF CASH FLOWS
                       FOR THE SIX MONTHS ENDED JUNE 30,
                                  (UNAUDITED)

                                                                        1996          1995
                                                                      ---------     ---------
Cash Flows from Operating Activities:
  Net income for period............................................. $1,395,204     $ 527,428
  Adjustments to reconcile net income to cash provided
     by operating activities:
     Depreciation and amortization..................................    131,069       128,557
     Gain on restructuring of debt..................................   (409,000)           --
     Changes in assets and liabilities:
       Accounts receivable..........................................   (736,565)     (631,207)
       Inventory....................................................   (485,430)     (747,300)
       Prepaid expenses.............................................     16,029          (722)
       Accounts payable.............................................    176,352       420,284
       Accrued expenses and taxes payable...........................  1,008,828       354,563
                                                                      ---------     ---------
          Net cash provided by operating activities.................  1,096,487        51,603
                                                                      ---------     ---------
Cash Flows from Investing Activities:
  Purchase of fixed assets..........................................    (25,127)      (12,406)
  Repayment of loans from shareholders..............................   (100,000)      (30,000)
                                                                      ---------     ---------
          Net cash (used in) investing activities...................   (125,127)      (42,406)
                                                                      ---------     ---------
Cash Flows from Financing Activities:
  Proceeds of notes payable.........................................  1,500,000       200,000
  Repayment of installment indebtedness............................. (1,762,375)     (134,190)
                                                                      ---------     ---------
          Net cash (used in) financing activities...................   (262,375)       65,810
                                                                      ---------     ---------
Net Changes in Cash Equivalents.....................................    708,985        75,007
Cash balance -- January 1,..........................................    310,903       130,081
                                                                      ---------     ---------
Cash balance -- June 30,............................................ $1,019,888     $ 205,088
                                                                      =========     =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest.......................................................  $  26,334     $   2,225
                                                                      =========     =========
     Income taxes...................................................  $  22,770     $   6,840
                                                                      =========     =========

                       See notes to financial statements.

                         GREAT AMERICAN COSMETICS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1996

NOTE 1: -- BASIS OF PRESENTATION

     In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of Great American Cosmetics, Inc. (the "Company") are presented on a consistent basis. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for any other interim period or for the entire year. Certain information and footnote disclosures have been condensed or omitted. The financial statements should be read in conjunction with the financial statements for the year ended December 31, 1995.

NOTE 2: -- INVENTORIES

     The components of inventories at June 30, 1996 are as follows:

Raw materials...................................................................  $  775,898
Finished goods..................................................................   1,910,891
                                                                                  ----------
                                                                                  $2,686,789
                                                                                  ==========

     The Company's inventories are stated at the lower of cost (FIFO) or market.

NOTE 3: -- SUBSEQUENT EVENTS

     On June 27, 1996, the Company and Messrs. Larry Pallini and Vincent Carbone, the sole shareholders of the Company entered into a stock purchase agreement with Cosmar Corporation, a wholly owned subsidiary of Renaissance Cosmetics, Inc. to sell all the issued and outstanding capital stock of the Company. The transaction closed on August 21, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Great American Cosmetics, Inc.
Port Washington, New York

     We have audited the accompanying Balance Sheet of Great American Cosmetics, Inc. as of December 31, 1995 and the related Statements of Income, Retained Earnings, and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     We did not observe the taking of the physical inventory at December 31, 1994, and 1995 since we were not engaged to audit the Company's records until after that date. We were able to satisfy ourselves by means of other procedures concerning inventory quantities.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Cosmetics, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Deutsch, Marin & Company

July 11, 1996

                         GREAT AMERICAN COSMETICS, INC.

                                 BALANCE SHEET
                            AS AT DECEMBER 31, 1995

                                           ASSETS
Current Assets
  Cash.............................................................      $  310,903
  Accounts receivable..............................................         871,198
  Merchandise inventories (Note 1).................................       2,201,359
  Prepaid expenses and other current assets........................          25,466
                                                                         ----------
     Total Current Assets..........................................       3,408,926
Fixed Assets (Note 1, 3)...........................................          44,637
Intangible assets, net of accumulated amortization of $706,012
  (Note 2).........................................................       1,268,988
Deposits...........................................................           8,139
                                                                         ----------
Total Assets.......................................................      $4,730,690
                                                                         ==========
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current installments of long-term debt (Note 4)..................      $  425,000
  Accounts payable.................................................         561,533
  Due to shareholders (Note 5).....................................         100,000
  Accrued expenses and taxes payable...............................         631,794
                                                                         ----------
     Total Current Liabilities.....................................       1,718,327
Long-term debt (Note 4)............................................       1,058,405
Due to shareholders (Note 5).......................................          81,500
Commitments and contingencies (Note 7).............................              --
Shareholders' Equity
  Common stock -- no par value;
     200 shares issued and outstanding.............................           2,000
  Retained earnings................................................       1,870,458
                                                                         ----------
       Total Shareholders' Equity..................................       1,872,458
                                                                         ----------
Total Liabilities and Shareholders' Equity.........................      $4,730,690
                                                                         ==========

   The accompanying letter and notes are an integral part of these statements

                         GREAT AMERICAN COSMETICS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

    Income
      From sales.............................................................  $7,885,916
    Cost of Goods Sold
      Inventories -- January 1, 1995.........................................     789,786
      Purchases..............................................................   5,557,433
      Freight and duty.......................................................     341,459
      Other direct costs.....................................................      50,735
                                                                               ----------
         Total available for sales...........................................   6,739,413
      Inventories -- December 31, 1995.......................................   2,201,359
                                                                               ----------
         Cost of Goods Sold..................................................   4,538,054
                                                                               ----------
    Gross Margin on Sales....................................................   3,347,862
    Operating Expenses
      Selling................................................................     837,947
      General and administrative.............................................     429,035
      Taxes..................................................................      28,018
      Officers' salaries.....................................................     134,850
      Depreciation and amortization..........................................     257,113
                                                                               ----------
         Total Operating Expenses............................................   1,686,963
                                                                               ==========
    Net Income for Year Before Provision for Income Taxes....................   1,660,899
      Provision for income taxes.............................................     609,300
                                                                               ----------
    Net Income for Year......................................................   1,051,599
    Retained earnings -- January 1, 1995.....................................     818,859
                                                                               ----------
    Retained earnings -- December 31, 1995...................................  $1,870,458
                                                                               ==========

   The accompanying letter and notes are an integral part of these statements

                         GREAT AMERICAN COSMETICS, INC.

                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash Flows from Operating Activities:
  Net income for year..............................................                 $1,051,599
  Adjustments to reconcile net income to cash provided by operating activities:
     Depreciation and amortization.................................                   257,113
     Changes in assets and liabilities:
       Accounts receivable.........................................                  (156,146)
       Inventories.................................................                (1,411,573)
       Prepaid expenses............................................                   (20,064)
       Deposits....................................................                      (389)
       Accounts payable............................................                   251,369
       Accrued expenses and taxes payable..........................                   448,011
                                                                                    ----------
          Net cash provided by operating activities................                   419,920
                                                                                    ----------
Cash Flows from Investing Activities:
  Repayment of shareholder loans...................................                   (80,000)
  Purchase of fixed assets.........................................                   (31,908)
                                                                                    ----------
          Net cash (used in) investing activities..................                  (111,908)
                                                                                    ----------
Cash Flows from Financing Activities:
  Proceeds of notes payable........................................                   150,000
  Repayment of installment indebtedness............................                  (277,190)
                                                                                    ----------
          Net cash (used in) financing activities..................                  (127,190)
                                                                                    ----------
Net Changes in Cash Equivalents....................................                   180,822
Cash balance -- January 1, 1995....................................                   130,081
                                                                                    ----------
Cash balance -- December 31, 1995..................................                 $ 310,903
                                                                                    ==========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the year for:
     Interest......................................................                 $   8,496
                                                                                    ==========
     Taxes.........................................................                 $  93,275
                                                                                    ==========

   The accompanying letter and notes are an integral part of these statements

                         GREAT AMERICAN COSMETICS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1: -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Company's Activities -- The Company is a New York corporation, organized in May, 1990, and formerly known as Unforgettable Cosmetics, Inc. The Company is a wholesaler of health, beauty aids and fragrances selling to predominantly chain drugstores, mass merchandisers and other wholesalers.

     Merchandise Inventories -- Inventories consist of finished goods, unpackaged product components (bulk), and displays, materials and supplies and are valued at the lower of cost or market, primarily on a first-in, first-out
(FIFO) cost basis. All obsolete or non-saleable merchandise has been valued at net realizable value.

     Fixed Assets and Depreciation -- Fixtures and equipment are stated at cost and are depreciated for both financial reporting and income tax purposes under the Modified Accelerated Cost Recovery System (MACRS). In accordance with this provision, equipment is being depreciated using the double declining balance method over a five/seven year period. These procedures differ from generally accepted accounting principles, which require depreciation to be provided over the estimated average useful lives of the assets. Any difference in the current year's provision for depreciation on these assets, based upon the usage of MACRS, rather than the estimated average useful lives, is not significant.

     Property sold or retired is eliminated from the asset and reserve accounts in the year of disposition. Any differences between the proceeds on disposition and undepreciated cost are reflected in other income.

     Expenditures for maintenance, repairs and minor renewals which do not naturally extend the life of assets are charged against earnings when incurred. Additions and major renewals are capitalized.

     Concentration of Credit Risk -- The Company's credit risks primarily consist of accounts receivable from various drug store chains. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2: -- ACQUISITION OF NAT ROBBINS LTD.

     On December 1, 1992, the Company acquired the operations and substantially all assets of Nat Robbins Ltd., a New York corporation in a business similar to their own.

     Assets included were as follows:

         Trademark................................................  $1,000,000
         Customer list.............................................    400,000
         Goodwill..................................................     75,000
         Equipment.................................................     25,000
                                                                    ----------
                                                                    $1,500,000
                                                                    ==========

     In addition, a four year non-competition agreement was entered into between the seller and the Company, at a cost of $500,000. With the exception of the noncompete covenant and equipment, each asset acquired is amortized over a fifteen year period in accordance with the Revenue Reconciliation Act of 1993.

                         GREAT AMERICAN COSMETICS, INC.

NOTE 3: -- FIXED ASSETS

     Fixed assets and depreciation are comprised as follows:

                                                             ACCUMULATED       BOOK
                                                  COST       DEPRECIATION      VALUE      DEPRECIATION
                                                --------     ------------     -------     ------------
Machinery and equipment.......................  $ 81,254       $ 38,915       $42,339       $ 13,304
Furniture and fixtures........................    10,975         10,975            --          9,753
Shelves and racks.............................    14,147         11,849         2,298         10,722
                                                --------       --------       -------       --------
Total.........................................  $106,376       $ 61,739       $44,637       $ 33,779
                                                ========       ========       =======       ========

NOTE 4: -- LONG-TERM DEBT

     Long-term debt is comprised as follows:

     Various installment notes for equipment and intangibles................  $1,333,405
     Notes payable -- Quality Supply Corp., with interest at 13%,
       due November 5, 1996.................................................     100,000
     Notes payable -- Christine Tsaktsirlis, with interest at 13%,
       due November 5, 1996.................................................      50,000
                                                                              ----------
                                                                               1,483,405
     Amounts due within one year............................................     425,000
                                                                              ----------
                                                                              $1,058,405
                                                                              ==========

     The various installment notes result from an agreement dated December 1, 1992 for the purchase of the name and sundry assets of Nat Robbins, Ltd. (Note
2). The total purchase price was $2,000,000, which included the assumption by the Company of certain liabilities of the seller in the amount of $328,000. The payments due under the note are calculated at 8% of the net sales of Nat Robbins products and are payable on a monthly basis. The seller has received a security interest in the acquired assets, which the seller assigned to Extebank. At the direction of the seller, the Company had been remitting any amounts due under the agreement equally to pay both the assumed liabilities and Extebank. At December 31, 1994, the assumed liabilities were paid in full.

     Management has been negotiating with a third party lender a refinancing of the Extebank indebtedness so as to achieve more favorable principal repayment terms. (See Note 8.)

     Management, based upon its 1995 sales of "Nat Robbins" products, has classified $275,000 of the obligation as a current maturity of long-term debt.

NOTE 5: -- RELATED PARTY TRANSACTIONS

     The shareholders of the Company have made various advances of working capital, when needed, to the Company. These advances are payable on demand, without collateral, and interest is charged at prevailing market rates.

     The shareholders have agreed not to withdraw portions of their respective loans to the company for the next twelve (12) month period. As such, these amounts have been classified as long-term.

                         GREAT AMERICAN COSMETICS, INC.

NOTE 6: -- INCOME TAXES

     The provision for income taxes consist of the following:

    Federal income tax, at applicable rates.................................    $453,400
    New York Sate franchise tax.............................................     155,900
                                                                                --------
      Total.................................................................    $609,300
                                                                                ========

     The Company is currently being audited by the Internal Revenue Service for years 1993 and 1994. Management does not feel that any adjustment will be material. The issues under review, if adjusted by the IRS, will merely result in a timing difference as to the deduction of certain costs.

NOTE 7: -- COMMITMENTS AND CONTINGENCIES

     In November of 1994, the Company moved to a new location where the minimum annual rental commitment in effect at December 31, 1995 is as follows:

    1996.....................................................................    $48,205
    1997.....................................................................     50,065
    1998.....................................................................     51,925
    1999.....................................................................     53,785
    2000.....................................................................      4,495

     The lease requires payment of real estate taxes, electric and other expenses. The Company also leases additional office space in Florida under a lease expiring February, 1997, which provides for the lessee to be responsible for all insurance, utilities and real estate taxes. Rent expense relating to these arrangements aggregated $58,511 for 1995.

NOTE 8: -- SUBSEQUENT EVENT

     Refinancing -- In April, 1996, the Company obtained a $600,000 loan from Chase Manhattan Bank, which funds were used for the purpose of repayment of the existing notes with Extebank. In accordance with an agreement with Extebank, the Company received a $350,000 discount on the early retirement of the debt. In addition, the Company entered into a revolving credit agreement with Chase that provides for advances up to a maximum of $900,000.

     Pending Sale -- The shareholders of the Company have entered into a stock purchase agreement dated June 27, 1996 with Cosmar Corporation (the Buyer). Pursuant to the agreement, the Buyer is acquiring from the shareholders all of the outstanding capital stock of Great American Cosmetics, Inc. The transaction contemplated under the agreement is scheduled to close by August 31, 1996.

                                 *  *  *  *  *

                       MEM COMPANY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                JUNE 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995

                                                                    6/30/96        12/31/95
                                                                  -----------     -----------
ASSETS:
Current assets:
Cash..........................................................    $   160,670     $   957,562
Accounts receivable, less allowance for doubtful accounts of
  $648,355 at 6/30/96 and $680,319 at 12/31/95................      5,045,762      13,381,468
Inventories, at lower of cost (first-in, first out) or market:
  Finished goods..............................................      7,448,374       6,021,947
  Raw materials and work in process...........................     11,972,955       8,582,573
Prepaid expenses..............................................      1,450,637         825,377
                                                                  ------------    ------------
Total current assets..........................................     26,078,398      29,768,927
Property, plant and equipment, at cost........................     19,269,804      19,106,128
Less accumulated depreciation.................................    (14,485,038)    (13,924,996)
                                                                  ------------    ------------
Net property, plant and equipment.............................      4,784,766       5,181,132
Other assets:
Advance royalty payments -- net...............................        496,170         567,450
Other assets..................................................        250,516         208,132
Intangibles -- net............................................      9,859,941      10,098,702
                                                                  ------------    ------------
Total assets..................................................    $41,469,791     $45,824,343
                                                                  ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable to financial institutions and banks.............    $10,032,496     $10,791,385
Accounts payable..............................................      5,764,558       3,523,504
Accrued expenses..............................................      1,629,645       1,928,989
Notes payable -- current portion..............................      1,553,990       1,553,990
                                                                  ------------    ------------
Total current liabilities.....................................     18,980,689      17,797,868
Long-term notes...............................................      2,274,005       3,369,813
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $.05 par value; 6,000,000 shares authorized,
  3,000,000 shares issued.....................................        150,000         150,000
Additional paid-in capital....................................      3,090,110       3,090,110
Retained earnings.............................................     22,034,385      26,460,779
Less: Common stock in treasury, at cost.......................     (4,597,430)     (4,597,430)
      Cumulative translation adjustment.......................       (461,968)       (446,797)
                                                                  ------------    ------------
Total stockholders' equity....................................     20,215,097      24,656,662
                                                                  ------------    ------------
Total liabilities and stockholders' equity....................    $41,469,791     $45,824,343
                                                                  ============    ============

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                 1996          1996          1995          1995
                                               QUARTER     YEAR TO DATE    QUARTER     YEAR TO DATE
                                              ----------   ------------   ----------   ------------
Net sales...................................  $4,258,979    $ 9,180,831   $4,703,688    $10,985,222
Costs and expenses:
Cost of sales...............................   2,919,048      5,663,400    2,733,824      6,202,368
Selling and shipping expense................   2,245,664      4,209,123    2,527,112      4,807,886
General and administrative expense..........   1,317,987      2,679,238    1,226,176      2,441,254
                                              ----------    -----------   ----------    -----------
  Total costs and expenses..................   6,482,699     12,551,761    6,487,112     13,451,508
                                              ----------    -----------   ----------    -----------
                                              (2,223,720)    (3,370,930)  (1,783,424)    (2,466,286)
Other income (expense):
Royalties, interest and other income........      43,035        132,080       72,405        177,170
Amortization of intangibles.................    (119,381)      (238,761)    (119,358)      (238,689)
Merger expenses.............................    (288,276)      (288,276)          --             --
Interest expense............................    (303,961)      (585,046)    (323,900)      (587,894)
Financing expense...........................     (42,293)       (75,461)     (47,898)       (80,295)
                                              ----------    -----------   ----------    -----------
Net (loss).................................. $(2,934,596)   $(4,426,394) $(2,202,175)   $(3,195,994)
                                              ----------    -----------  -----------    -----------
Net (loss) per share........................  $    (1.14)   $     (1.71) $      (.85)   $     (1.24)
                                              ----------    -----------  -----------    -----------
Average shares outstanding..................   2,583,184      2,583,184    2,580,184      2,580,184

     Net income (loss) per share was determined by dividing net income (loss) by the average number of shares outstanding during the respective period.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                       1996           1995
                                                                    ----------     ----------
Cash Flows from Operating Activities:
Net income (loss)...............................................   $(4,426,394)   $(3,195,994)
Depreciation and amortization...................................       869,947        844,071
Provision for losses on accounts receivable.....................       157,194        108,942
(Increase) decrease in accounts receivable......................     8,172,581      7,226,063
(Increase) decrease in inventory................................    (4,814,564)    (6,047,332)
(Increase) decrease in other current assets.....................      (624,633)      (204,000)
(Increase) decrease in other assets.............................       (42,384)       (13,838)
Increase (decrease) in accounts payable.........................     2,241,316        729,137
Increase (decrease) in accrued expenses.........................      (298,931)      (988,162)
                                                                    -----------    -----------
Net cash provided by (used in) operating activities.............     1,234,132     (1,541,113)
Cash Flows from Investing Activities:
Additions to plant and equipment................................      (163,592)      (496,887)
                                                                    -----------    -----------
Net cash (used in) investing activities.........................      (163,592)      (496,887)
Cash Flows from Financing Activities:
Short-term borrowings...........................................     5,656,747      8,611,394
(Repayments of) short-term borrowings...........................    (6,416,264)    (6,316,076)
(Payments of) long-term notes...................................    (1,095,809)    (1,089,159)
                                                                    -----------    -----------
Net cash (used in) provided by financing activities.............    (1,855,326)     1,206,159
Effect of exchange rate changes on cash.........................       (12,106)         1,304
                                                                    -----------    -----------
Net (decrease) in cash..........................................      (796,892)      (830,537)
Cash at the beginning of the year...............................       957,562      1,128,897
                                                                    -----------    -----------
Cash at the end of the period...................................    $  160,670     $  298,360
                                                                    ===========    ===========

     The information on pages F-47 to F-49 reflects all adjustments of a normal recurring nature which the Company considers necessary for a fair presentation of the results for those periods.

ITEM 1.  LEGAL PROCEEDINGS.

     On July 31, 1996, Tom Randall ("Randall"), on behalf of himself and all other shareholders of the Company (other than the defendants), filed a purported class action suit in Supreme Court, State of New York, against the Company and four of its current and former directors, Gay A. Mayer, Elizabeth C. Mayer, Bruce J. Klatsky and Paul Hallingby, Jr., seeking equitable relief and unspecified compensatory damages. The suit alleges, among other things, that the consideration proposed to be paid to public shareholders of the Company under the terms of the transactions contemplated by the agreement in principle with Renaissance Cosmetics, Inc. ("RCI") announced June 24, 1996 is inadequate and grossly unfair to the public shareholders of the Company and further that the individual defendants, in violation of their fiduciary obligations to maximize shareholder value, have not considered potential purchasers of the Company or its stock in a manner designed to obtain the highest possible price for the Company's public shareholders. Randall seeks, among other things, an order of the Court requiring defendant to seek other buyers of the Company and, in the event that the proposed transactions with RCI are consummated, Randall seeks to recover damages caused by the alleged breach of fiduciary duties owed by the individual defendants to the shareholders of the Company, together with fees and expenses.

                                 *  *  *  *  *

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
MEM Company, Inc.

     We have audited the accompanying consolidated balance sheets of MEM Company, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MEM Company, Inc. and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Hackensack, New Jersey
February 21, 1996

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               YEARS ENDED DECEMBER 31,
                                       -----------------------------------------
                                          1995           1994            1993
                                       -----------    -----------    -----------
Net sales............................  $44,825,314    $53,094,217    $38,453,774
Costs and expenses:
Cost of sales........................   25,618,098     28,541,205     22,622,236
Selling and shipping expense.........   15,108,538     19,612,873     13,281,251
General and administrative expense...    5,215,135      5,202,902      4,892,234
                                       -----------    -----------    -----------
  Total costs and expenses...........   45,941,771     53,356,980     40,795,721
                                       -----------    -----------    -----------
                                        (1,116,457)      (262,763)    (2,341,947)
Other income (expense):
Royalty income.......................      361,085        264,535        409,119
Interest income......................       18,726        226,226        247,245
Amortization of intangibles..........     (477,460)      (306,326)       (57,936)
Other income (expense)...............        5,124         11,816        (48,617)
Interest expense.....................   (1,602,038)    (1,112,403)      (489,363)
Financing expense....................     (170,957)      (149,362)      (288,407)
                                       -----------    -----------    -----------
Net (loss)...........................  $(2,981,977)   $(1,328,277)   $(2,569,906)
                                       ===========    ===========    ===========
Per share, based on weighted
  average shares outstanding.........  $     (1.16)   $      (.52)   $     (1.00)
                                       ===========    ===========    ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                       1995           1994
                                                                    ----------     ----------
                                           ASSETS
Current assets:
Cash.............................................................. $   957,562    $ 1,128,897
Accounts receivable, less allowance for doubtful accounts of
  $680,319 in 1995 and $661,654 in 1994...........................  13,381,468     12,843,943
Inventories, at lower of cost (first-in, first-out) or market:
  Finished goods..................................................   6,021,947      6,095,908
  Raw materials & work in process.................................   8,582,573      9,228,083
Prepaid expenses..................................................     825,377      1,163,589
                                                                   -----------    -----------
Total current assets..............................................  29,768,927     30,460,420
Property, plant & equipment, at cost:
Land..............................................................     341,752        340,829
Buildings & improvements..........................................   4,466,224      4,250,376
Machinery & equipment.............................................  11,812,562     11,174,123
Furniture & fixtures..............................................   2,485,590      2,347,180
                                                                   -----------    -----------
                                                                    19,106,128     18,112,508
Less accumulated depreciation..................................... (13,924,996)   (12,788,644)
                                                                   -----------    -----------
Net property, plant & equipment...................................   5,181,132      5,323,864
Other assets:
Advance royalty payments & license agreements -- net of
  accumulated amortization of $747,050 in 1995 and $604,490 in
  1994............................................................     567,450        710,010
Net cash value of life insurance and other assets.................     208,132        193,729
Intangible assets -- net of accumulated amortization of $1,240,107
  in 1995 and $761,765 in 1994....................................  10,098,702     10,572,940
                                                                   -----------    -----------
Total assets...................................................... $45,824,343    $47,260,963
                                                                   ===========    ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable..................................................... $10,791,385    $ 6,528,016
Accounts payable..................................................   3,523,504      4,488,160
Accrued expenses..................................................     853,001      1,004,720
Accrued advertising and promotion.................................   1,075,988      1,303,667
Notes payable-current portion.....................................   1,553,990      1,534,066
                                                                   -----------    -----------
Total current liabilities.........................................  17,797,868     14,858,629
Long-term notes:
 8%    -- payable to 1997.........................................     644,000      1,288,000
 8.19% -- payable to 1998.........................................     620,521        642,039
10.5%  -- payable to 1999.........................................   2,105,292      2,976,585
                                                                   -----------    -----------
Total long-term notes.............................................   3,369,813      4,906,624
Commitments and contingencies
Stockholders' equity:
Common stock, $.05 par value; shares authorized: 6,000,000;
  issued: 3,000,000...............................................     150,000        150,000
Additional paid-in capital........................................   3,090,110      3,090,110
Retained earnings.................................................  26,460,779     29,442,756
                                                                   -----------    -----------
                                                                    29,700,889     32,682,866
Less common stock in treasury, at cost (1995 -- 416,816 shares;
  1994 -- 419,816)................................................  (4,597,430)    (4,607,180)
Cumulative translation adjustment.................................    (446,797)      (579,976)
                                                                   -----------    -----------
Total stockholders' equity........................................  24,656,662     27,495,710
                                                                   -----------    -----------
Total liabilities and stockholders' equity........................ $45,824,343    $47,260,963
                                                                   ===========    ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                         ADDITIONAL
                               COMMON     PAID-IN      RETAINED     TREASURY     TRANSLATION
                               STOCK      CAPITAL      EARNINGS      STOCK       ADJUSTMENT      TOTAL
                              --------   ----------   -----------  -----------   -----------  -----------
Balance December 31, 1992...  $150,000   $3,090,110   $33,340,939  $(4,644,010)   $(348,135)  $31,588,904
Issuance of treasury
  shares....................        --           --            --        6,500           --         6,500
Translation adjustment......        --           --            --           --     (106,859)     (106,859)
Net income (loss)...........        --           --    (2,569,906)          --           --    (2,569,906)
                              --------   ----------   -----------  -----------    ---------   -----------
Balance December 31, 1993...   150,000    3,090,110    30,771,033   (4,637,510)    (454,994)   28,918,639
Issuance of treasury
  shares....................        --           --            --       30,330           --        30,330
Translation adjustment......        --           --            --           --     (124,982)     (124,982)
Net income (loss)...........        --           --    (1,328,277)          --           --    (1,328,277)
                              --------   ----------   -----------  -----------    ---------   -----------
Balance December 31, 1994...   150,000    3,090,110    29,442,756   (4,607,180)    (579,976)   27,495,710
Issuance of treasury
  shares....................        --           --            --        9,750           --         9,750
Translation adjustment......        --           --            --           --      133,179       133,179
Net income (loss)...........        --           --    (2,981,977)          --           --    (2,981,977)
                              --------   ----------   -----------  -----------    ---------   -----------
Balance December 31, 1995...  $150,000   $3,090,110   $26,460,779  $(4,597,430)   $(446,797)  $24,656,662
                              ========   ==========   ===========  ===========    =========   ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             YEARS ENDED DECEMBER 31,
                                                     -----------------------------------------
                                                        1995            1994           1993
                                                     -----------    -----------    ----------
Cash Flows from Operating Activities
Net income (loss)..................................  $(2,981,977)   $(1,328,277)   $(2,569,906)
Depreciation and amortization......................    1,719,514      1,640,308      1,451,331
Provision for losses on accounts receivable........      368,330        445,065        119,098
(Increase) decrease in accounts receivable.........     (901,284)    (4,762,020)     1,705,326
(Increase) decrease in inventory...................      748,628     (3,512,810)     2,079,755
(Increase) decrease in other current assets........      337,909         20,741        270,840
Increase (decrease) in accounts payable............     (964,631)     2,205,017       (377,412)
Increase (decrease) in other accrued expenses......     (383,047)       980,500       (315,929)
(Increase) decrease in other assets................      (14,403)       (15,253)       (27,941)
                                                     -----------    -----------    -----------
Net cash (used in) provided by operating
  activities.......................................   (2,070,961)    (4,326,729)     2,335,162
Cash Flows from Investing Activities
Additions to plant and equipment...................     (946,333)    (1,023,003)      (719,030)
Payment in lieu of future royalties................           --             --       (500,000)
Acquisition of intangibles.........................           --     (6,409,215)            --
Collection of note receivable......................           --      2,635,989        240,473
                                                     -----------    -----------    -----------
Net cash (used in) investing activities............     (946,333)    (4,796,229)      (978,557)
Cash Flows from Financing Activities
Short-term borrowings..............................   16,894,091     14,709,272      7,326,415
(Repayments of) short-term borrowings..............  (12,622,580)    (9,209,825)    (9,121,954)
Proceeds from long-term notes......................           --      7,050,000             --
(Payments of) long-term notes......................   (1,535,260)    (3,220,833)       (12,691)
Issuance of treasury stock.........................        9,750          8,250          6,500
                                                     -----------    -----------    -----------
Net cash provided by (used in) financing
  activities.......................................    2,746,001      9,336,864     (1,801,730)
Effect of exchange rate changes on cash............       99,958        (77,028)       (11,643)
                                                     -----------    -----------    -----------
Net increase (decrease) in cash....................     (171,335)       136,878       (456,768)
Cash at the beginning of the year..................    1,128,897        992,019      1,448,787
                                                     -----------    -----------    -----------
Cash at the end of the year........................  $   957,562    $ 1,128,897    $   992,019
                                                     ===========    ===========    ===========
Supplemental cash flow data: Interest paid.........  $ 1,581,743    $   995,727    $   530,488
                                                     ===========    ===========    ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1. ACCOUNTING POLICIES

     Nature of business: The Company's business consists of manufacturing, selling and distributing a diversified line of toiletries and accessories to retailers of all sizes. The Company operates in one industry segment. One national customer represented 13% of net sales in 1995 and 14% in 1994. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Financial information about geographic data is disclosed in Item 1(b) of the Company's 1995 Form 10-K.

     Consolidation: The consolidated financial statements include the accounts of the Company's subsidiaries. All material intercompany items have been eliminated. The assets and liabilities of foreign subsidiaries have been translated at the exchange rate at the balance sheet date. Revenues, expenses, gains and losses are translated at the average rate for the year, determined by averaging the rates at the end of each calendar quarter.

     Deferred financing costs: Deferred financing costs are included in prepaid expenses and are being amortized over the life of the loans.

     Intangible assets: Intangible assets arising from the excess of purchase price of subsidiaries acquired prior to 1971 over the fair value of the net assets acquired have not been amortized. Other intangible assets are being amortized on a straight-line basis over twenty to forty years. Impairments are recognized whenever events or changes in circumstances indicate that the carrying amount of intangible assets may not be recoverable and the future undiscounted cash flows attributable to the asset are less than its carrying value. In 1995, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121 and utilized its provisions in the evaluation of intangible and other long-lived assets. The adoption of SFAS No. 121 had no effect on the financial statements.

     Depreciation: For financial accounting purposes, depreciation is provided on the straight-line basis as follows: buildings and improvements -- 3 to 25 years; machinery and equipment -- 5 to 12 years; furniture and fixtures -- 4 to 10 years. For income tax purposes, the Company generally uses accelerated depreciation.

     Advance royalty payments and license agreements: License agreements and nonrefundable royalty payments in connection with a licensing agreement are being amortized as selling expense on a straight-line basis which averages seventeen years.

     Royalty income: Royalty income represents amounts earned by licensing the English Leather and Tinkerbell trademarks for use by various third parties.

     Revenue recognition: Revenues are recorded at the time of shipment of merchandise.

     Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from those estimates.

NOTE 2. BRITISH STERLING ASSET PURCHASE

     On May 20, 1994, the Company acquired certain assets relating to the British Sterling fragrance line of products from the Speidel Division of Textron, Inc. for $9,182,000, of which $8,145,000 was for intangibles, $1,029,000 for inventories and $8,000 for other assets. Other direct costs of the acquisition were $196,215. The purchase was financed by a term loan of $7,050,000 and a note for $1,932,000 payable to Textron. The balance of $396,215 was paid from the Company's working capital.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 3. CREDIT ARRANGEMENTS AND NOTES PAYABLE

     In March, 1993, the Company obtained a three year secured financing agreement with a financial institution which provided for a revolving line of credit of up to $15,000,000 based on eligible collateral, for working capital purposes. The agreement contains certain covenants generally associated with this type of financing including the pledging of substantially all assets as collateral, a prohibition on the payment of dividends and considers a material adverse change as a potential event of default. Interest on borrowings is at the Bank of America prime rate (8 1/2% at December 31, 1995) plus 2% and an unused line fee of 1/4% is payable at various levels of borrowing. Previous to June, 1995, the interest rate had been prime plus 2.5%.

     In connection with the acquisition described in Note 2 above, the agreement was amended in May, 1994 to provide for a five year term loan of $7,050,000, extend the maturity of the agreement by two years to April, 1998 and increase the total permitted borrowings at any time to $17,500,000 (including the outstanding term loan). During peak seasonal periods, this limit may be increased to $20,000,000. The term loan was reduced by $2,465,076 in October, 1994 from the collection of a note receivable held by the Company. Principal of the term loan is payable in equal monthly installments over five years, and interest is determined on the same basis as the revolving line of credit. The agreement was amended in June, 1995 to lower the interest rate and extend the maturity by one year to April, 1999.

     Under the terms of the acquisition, the seller received an unsecured note payable for $1,932,000 at 8% interest. This note is payable in three equal annual installments which began June 1, 1995.

     The Company's Canadian subsidiary has pledged its land and building as security for a 8.19% note payable which is payable in monthly principal installments of $3,233 until October, 1998 when the balance is due.

     The aggregate payments due on all long-term notes payable during each of the three years subsequent to December 31, 1996 are: 1997 -- $1,553,990;
1998 -- $1,452,931; 1999 -- $362,892.

     The Company's United Kingdom subsidiary has a line of credit of $932,000 for short term financing at various interest rates, of which $494,935 was outstanding at December 31, 1995. This line is secured by the subsidiary's accounts receivable and inventory.

     The weighted average interest rate on short-term borrowings outstanding at December 31, 1995 and 1994 was 10.4% and 11%, respectively.

NOTE 4. INCOME TAXES

     At December 31, 1995, the Company had loss carryforwards for U. S. tax purposes of approximately $9,609,000 of which $679,000 expires in 2006, $3,834,000 in 2007, $1,703,000 in 2008, $625,000 in 2009 and $2,768,000 in 2010.
The Company also had approximately $1,541,000 of foreign tax loss carryforwards as of December 31, 1995. Approximately $751,000 of these loss carryforwards will expire between 1998 and 2002 while the remaining $790,000 can be carried forward indefinitely. Under the provisions of SFAS No. 109, a valuation allowance is established if, based on the weight of available evidence, it is more likely than not that a portion of the deferred asset will not be realized. Consequently, at December 31, 1995, the Company has established a valuation allowance against a portion of the above loss carryforwards.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

     Income (loss) before income taxes is as follows:

                                                         1995           1994           1993
                                                      ----------     ----------     ----------
Domestic..........................................    $(2,892,596)   $(1,151,029)   $(1,974,147)
Foreign...........................................        (89,381)      (177,248)      (595,759)
                                                      -----------    -----------    -----------
                                                      $(2,981,977)   $(1,328,277)   $(2,569,906)
                                                      ===========    ===========    ===========

     The components of the net deferred tax asset and liability as of December 31, 1995 and 1994, were as follows:

                                                                       1995           1994
                                                                    ----------     ----------
Deferred tax liabilities:
  Property, plant and equipment.................................    $  419,000     $  443,000
                                                                    -----------    -----------
  Total deferred tax liability..................................    $  419,000     $  443,000
                                                                    ===========    ===========
Deferred tax assets:
  Net operating loss carryforwards..............................    $4,460,000     $3,360,000
  Valuation allowance for deferred tax assets...................    (4,041,000)    (2,917,000)
                                                                    -----------    -----------
Net deferred tax asset..........................................       419,000        443,000
                                                                    -----------    -----------
Net deferred tax liability......................................    $        0     $        0
                                                                    ===========    ===========

     The reconciliation of the (benefit) for federal income tax in the financial statements and the (benefit) computed at the statutory rates are as follows:

                                                            1995          1994          1993
                                                         ----------     ---------     ---------
(Benefit) at statutory rate..........................   $(1,013,872)    $(451,614)    $(873,768)
Limitation on utilization of domestic losses.........       937,583       347,150       632,110
Limitation on utilization of foreign losses..........        30,389        60,264       202,558
Other -- Net.........................................        45,900        44,200        39,100
                                                        -----------     ---------     ---------
                                                        $         0     $       0     $       0
                                                        ===========     =========     =========

NOTE 5. LEASES

     The Company rents warehouse and office space under a lease which expires in 2003. The Company is also responsible for the payment of insurance, taxes and maintenance of the property. The future minimum rental commitment for this lease is as follows: 1996 -- $62,000; 1997 -- $62,000; 1998 -- $62,000;
1999 -- $62,000; 2000 -- $62,000; thereafter -- $186,000. Rental expense amounted to $305,000 in 1995, $351,000 in 1994 and $342,000 in 1993.

NOTE 6. STOCK OPTIONS

     Under the 1987 Non-Qualified Stock Option Plan, 240,000 shares were authorized for issuance. No options have been granted under the Plan.

     Under the 1991 Stock Incentive Plan, 200,000 shares of common stock were authorized for issuance to key employees at an option price which is the fair market value on the date of the grant. Awards made under the Plan may be options or contingent options. Contingent options will become exercisable in whole or in part based upon an evaluation of the employee's performance during the year in which the option is granted.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

     Under the 1993 Non-Employee Stock Incentive Plan, 50,000 shares of common stock were authorized for issuance to non-employee members of the Board of Directors and certain individuals who provide consulting services to the Company at an option price which is the fair market value on the date of grant.

     Options issued under the Plans to date are exercisable in various installments, and are exercisable in full after two years from grant.

     Information with respect to options is as follows:

                                                                                    OPTION PRICE
                                                               NUMBER OF SHARES       PER SHARE
                                                               ----------------     -------------
Outstanding -- December 31, 1992...........................          43,375             $5.00
Granted....................................................          35,750         $4.13 -- $5.00
Exercised..................................................            (500)            $5.00
Cancelled..................................................          (7,000)            $5.00
                                                                    -------
Outstanding -- December 31, 1993...........................          71,625         $4.13 -- $5.00
Granted....................................................          20,700             $4.13
Cancelled..................................................         (10,000)        $4.13 -- $5.00
                                                                    -------
Outstanding -- December 31, 1994...........................          82,325         $4.13 -- $5.00
Granted....................................................          31,000         $3.50 -- $3.88
Cancelled..................................................          (4,000)        $3.50 -- $5.00
                                                                    -------
Outstanding -- December 31, 1995...........................         109,325         $3.50 -- $5.00
                                                                    =======

     Options on 74,275 shares were exercisable at December 31, 1995.

NOTE 7. POSTRETIREMENT BENEFITS

     The Company does not provide any postretirement health care, life insurance or other welfare benefit programs to current or former employees except that the Company maintains a defined benefit pension plan for employees who meet certain eligibility requirements. Benefits under the plan are based on salary and years of service. For the past three years, no contributions have been required.

                                                            1995          1994          1993
                                                          ---------     ---------     ---------
Service cost-benefits earned during the period........    $ 190,300     $ 182,915     $ 226,383
Interest cost on projected benefit obligation.........      291,383       291,992       308,755
Investment return on plan assets......................     (929,056)      204,838      (471,152)
Other.................................................      452,161      (710,709)      (31,352)
                                                          ---------     ---------     ---------
Net pension cost (benefit)............................    $   4,788     $ (30,964)    $  32,634
                                                          =========     =========     =========
Assumptions:
  Discount rate.......................................            8%            8%            8%
  Compensation increases..............................            5%            5%            5%
  Rate of return on assets............................            8%            8%            8%

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

     A reconciliation between the plan's funded status and the pension asset as recorded in the Company's balance sheet is presented below:

Plan's assets at fair value, primarily stocks and
  bonds...........................................    $ 5,115,894     $ 4,295,427     $ 5,121,274
Plan's projected benefit obligation...............     (3,676,167)     (3,699,488)     (3,898,265)
                                                      ------------    -----------     -----------
Funded status.....................................      1,439,727         595,939       1,223,009
Unrecognized net asset to be amortized over 13
  years...........................................       (565,624)       (676,531)       (787,438)
Unrecognized prior service cost...................         85,093          95,864         106,635
Unrecognized asset (gain) over expected return....       (947,985)            727        (557,171)
                                                      -----------     -----------     -----------
Prepaid (accrued) pension cost....................    $    11,211     $    15,999     $   (14,965)
                                                      ===========     ===========     ===========
Actuarial present value of accumulated benefit
  obligation:
  Vested..........................................    $ 2,557,886     $ 2,636,587     $ 2,532,562
  Not yet vested..................................        160,700         148,055         175,622
                                                      -----------     -----------     -----------
Accumulated benefit obligation....................    $ 2,718,586     $ 2,784,642     $ 2,708,184
                                                      ===========     ===========     ===========

NOTE 8. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Following is a schedule of key financial data by quarter for the years 1995 and 1994.

                                                                    AVERAGE SHARES
                NET SALES   GROSS PROFIT   NET INCOME   NET INCOME   OUTSTANDING
QUARTERS ENDED    (000)        (000)         (000)      PER SHARE       (000)
--------------  ---------   ------------   ----------   ----------  --------------
03/31/94......   $ 5,241     $ 2,159        $(1,087)      $(.42)        2,573
06/30/94......   $ 5,647     $ 1,870        $(2,129)      $(.83)        2,573
09/30/94......   $19,057     $ 9,797        $ 1,162       $ .45         2,575
12/31/94......   $23,149     $10,727        $   726       $ .28         2,576
03/31/95......   $ 6,282     $ 2,813        $  (994)      $(.39)        2,580
06/30/95......   $ 4,704     $ 1,970        $(2,202)      $(.85)        2,580
09/30/95......   $16,699     $ 7,804        $   554       $ .22         2,580
12/31/95......   $17,140     $ 6,620        $  (340)      $(.14)        2,581

     Since the Company's business is seasonal in nature, comparisons among quarters of the year are not necessarily indicative of a trend in the results of operations, but principally reflect this seasonality.

                               INDEX TO SCHEDULES

        Renaissance Cosmetics Inc.:
          Schedule II -- Valuation and Qualifying Accounts.....................  S-1
        Cosmar Corporation and Affiliate:
          Schedule II -- Valuation and Qualifying Accounts.....................  S-2

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

COLUMN A                     COLUMN B       COLUMN C      COLUMN D       COLUMN E      COLUMN F
                                                  ADDITIONS
                                           ------------------------
                                            CHARGED       CHARGED
                             BALANCE AT    TO PROFIT      TO OTHER                      BALANCE
                             BEGINNING      AND LOSS      ACCOUNTS      DEDUCTIONS      AT END
                             OF PERIOD     OR INCOME   (DESCRIBE)(1)   (DESCRIBE)(2)   OF PERIOD
                             ---------     ----------     ---------     ----------     ---------
Year ended March 31, 1996
Accounts receivable
  Allowances (A).........    $1,775,057    $21,207,837    $      --     $18,829,103    $4,153,791
                             ==========    ===========    ==========    ===========    ==========
Inventory reserves.......    $3,449,000    $     5,000    $      --     $ 1,914,000    $1,540,000
                             ==========    ===========    ==========    ===========    ==========
Period from April 15,
  1994 (inception) to
  March 31, 1995
Accounts Receivable
  Allowances (A).........    $      --     $6,478,386     $   49,086    $4,752,415     $1,775,057
                             ==========    ==========     ==========    ==========     ==========
Inventory reserves.......    $      --     $   23,000     $3,426,000(3) $       --     $3,449,000
                             ==========    ==========     ==========    ==========     ==========

---------------

(A) Represents allowance for sales returns, doubtful accounts and discounts

(1) Represents translation adjustments

(2) Represents writeoffs applied against reserve balances.

(3) Represents reserves created at dates of acquisition of companies.

                 COSMAR CORPORATION AND AFFILIATE (PREDECESSOR)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

COLUMN A                                 COLUMN B     COLUMN C       COLUMN D        COLUMN E     COLUMN F
--------                                ----------    ---------    -------------    ----------    ---------
                                                              ADDITIONS
                                                      --------------------------
                                                       CHARGED        CHARGED
                                        BALANCE AT    TO PROFIT      TO OTHER                      BALANCE
                                        BEGINNING     AND LOSS       ACCOUNTS       DEDUCTIONS     AT END
DESCRIPTION                             OF PERIOD     OR INCOME    (DESCRIBE)(1)    (DESCRIBE)    OF PERIOD
-----------                             ----------    ---------    -------------    ----------    ---------
Accounts receivable Allowances (A)....   $ 223,000    $ 672,913      $      --       $567,194     $ 328,719
                                          ========     ========       ========       ========      ========

---------------

(A)     Represents allowance for sales returns, doubtful accounts and discounts.

(1)      Represents writeoffs applied against reserve balances.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    4
Prospectus Summary....................    5
Risk Factors..........................   10
Recent Developments...................   16
Use of Proceeds.......................   19
Capitalization........................   20
Selected Financial Information........   21
Unaudited Pro Forma Financial Data....   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   31
Business..............................   37
Management............................   57
Security Ownership of Certain
  Beneficial Owners and Management....   63
Certain Relationships and Related
  Transactions........................   64
Exchange Offer........................   65
Plan of Distribution..................   72
Description of Series C Preferred
  Stock...............................   73
Description of Outstanding
  Indebtedness........................   78
Description of Outstanding Capital
  Stock...............................   82
Certain Federal Income Tax
  Considerations......................   86
Legal Opinion.........................   89
Experts...............................   89
Index to Financial Statements.........  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  RENAISSANCE
                                COSMETICS, INC.
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                                     , 1996

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

     Article VII of the registrant's restated certificate of incorporation provides that the registrant shall, to the fullest extent permitted by section 145 of the DGCL, indemnify any and all persons whom it shall have the power to indemnify under that section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section.

     Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

     Article VIII of the registrant's restated certificate of incorporation limits the personal liability of directors of the registrant to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Pursuant to section 11.8 of the Indenture, the holders of the Senior Notes have agreed to waive and release all liability of the directors, officers and controlling persons of the registrant which may arise in connection with any obligations of the registrant or any guarantors in connection with the Senior Notes or the Indenture.

     Pursuant to section 9 of the registration rights agreement relating to the Senior Notes, section 7 of the registration rights agreement relating to the Series B Preferred Stock, section 5 of the common stock registration rights agreement relating to the Series B Warrant Shares, section 5 of the common stock registration rights agreement relating to the shares of Common Stock purchased by CIBC, and section 5 of the common stock registration rights agreement relating to the shares of Common Stock purchased by Bastion under the New Common Stock Sale, the holders of such securities have agreed to indemnify the directors, officers and controlling persons of the registrant against certain liabilities, costs and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expenses arise from an omission or untrue statement contained in information provided to the registrant by the holders of such securities.

     The Company's Directors' and Officers' Liability and Reimbursement Insurance Policies are designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policies have aggregate coverage of $5.0 million. The Securities Purchase Agreements, dated as of May 29, 1996 and

August 8, 1996 respectively, between the Company and CIBC and the Initial Purchaser (collectively, the "Buyers"), contain provisions by which the Buyers agree to indemnify the Company and its affiliates (including its officers, directors, employees, agents and controlling persons) against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS:

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
 2.1 (6)       Stock Purchase Agreement among Cosmar Corporation, a Delaware corporation
               ("Cosmar Corporation"), Larry Pallini, Vincent Carbone and Great American
               Cosmetics, Inc., a New York corporation ("GAC"), entered into on June 27, 1996, providing for the acquisition by Cosmar Corporation of all of the capital stock of GAC.
 2.2 (6)       Agreement and Plan of Merger, among Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), Renaissance Acquisition, Inc., a New York
               corporation ("RAI") and MEM Company, Inc. a New York corporation ("MEM"), dated as of August 6, 1996.
 3.1 (1)       Restated certificate of incorporation of the Company filed with the Secretary of
               State of the State of Delaware on August 17, 1994.
 3.1.2 (8)     Certificate of Designation of Preferences and Rights of Senior Exchangeable
               Redeemable Preferred Stock, Series A, of the Company, filed with the Secretary of State of the State of Delaware on May 29, 1996.
 3.1.3 (7)     Certificate of Designation of Preferences and Rights of Senior Redeemable
               Preferred Stock, Series B, of the Company, filed with the Secretary of State of the State of Delaware on August 15, 1996.
 3.1.4 (10)    Certificate of Increase of Certificate of Designation of Preferences and Rights
               of Senior Redeemable Preferred Stock, Series B filed with the Secretary of State of the State of Delaware on September 27, 1996.
 3.2 (1)       By-laws of the Company.
 4.1 (7)       Certificate of Designation of Preferences and Rights of Senior Redeemable
               Preferred Stock, Series C, par value $.01 per share, of the Company filed with the Secretary of State of the State of Delaware on August 15, 1996.
 4.2 (10)      Certificate of Increase of Certificate of Designation of Preferences and Rights
               of Senior Redeemable Preferred Stock, Series C filed with the Secretary of State of the State of Delaware on September 27, 1996.
 4.3 (10)      Specimen certificate of share of Series C Preferred Stock.
 5.1 (10)      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, regarding the legality of the securities being registered.
10.2 (1)       License agreement (the "Houbigant U.S. License Agreement"), dated May   , 1994,
               between Houbigant Inc., a Delaware corporation ("Houbigant") and Parfums Parquet
               Incorporated (f.k.a. New Fragrance License Corp.) ("Parfums Parquet").
10.4 (2)       Amendment to the Houbigant U.S. License Agreement, dated May 12, 1994.
10.5 (2)       Amendment to the Houbigant U.S. License Agreement, dated June 1, 1994.
10.6 (1)       Amendment to the Houbigant U.S. License Agreement, dated June 24, 1994.
10.7 (1)       Three letter agreements relating to the Houbigant U.S. License Agreement, each dated July 1, 1994.
10.8 (1)       Letter of Agreement dated July 1, 1994, between Houbigant and Parfums Parquet relating to the Houbigant U.S. License Agreement.
10.9           Right of Last Refusal Agreement dated July 1, 1994 among Houbigant, Luigi
               Massironi, Michael Sherman and Parfums Parquet relating to the Houbigant U.S.
               License Agreement.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.10 (1)      Guaranty, dated July 1, 1994, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the Houbigant U.S. License Agreement.
10.11          Security Agreement -- Trademarks, dated July 1, 1994, among Houbigant, Parfums
               Parquet, Chemical Bank New Jersey N.A. and National Westminster Bank, U.S.A.
10.12          Assignment for Security, dated July 1, 1994, between Houbigant and Parfums
               Parquet.
10.13 (1)      Letter agreement, dated August 18, 1994, between Parfums Parquet and Houbigant, with respect to Assumption and Assignment Agreement.
10.14 (2)      Restated and Amended License Agreement (the "Harby's License Agreement"), dated
               August 16, 1994, between Harby's Corporation NV ("Harby's") and Houbigant.
10.15 (1)      Assumption and assignment agreement (the "Assumption and Assignment Agreement"), dated August 18, 1994, among Houbigant, Harby's and Parfums Parquet.
10.16 (1)      Amendment, dated September 19, 1994, to the Assumption and Assignment Agreement.
10.17 (1)      Letter Agreement, dated August 18, 1994, among Harby's, Houbigant and Parfums
               Parquet, regarding certain rights under the Harby's License Agreement.
10.18 (2)      License Agreement (the "Worldwide License Agreement"), dated August 10, 1994, by and between Houbigant, Houbigant GMBH and Parfums Parquet.
10.19 (2)      Amendment dated August 16, 1994 to the License Agreement dated August 10, 1994 between Houbigant, Houbigant GMBH and Parfums Parquet.
10.20 (2)      Amendment dated September 16, 1994 to the License Agreement dated August 10,
               1994, between Houbigant, Houbigant GMBH and Parfums Parquet Incorporated.
10.21          Letter Agreement, dated February 14, 1995, relating to the License Agreement dated August 10, 1994 between Houbigant and Parfums Parquet.
10.22          Right of Last Refusal Agreement, dated February 14, 1995, among Houbigant, Luigi
               Massironi, Michael Sherman and Parfums Parquet relating to the Worldwide License
               Agreement.
10.23          Guaranty, dated February 28, 1995, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the License Agreement dated August 10, 1994 between Houbigant, Houbigant GMBH and Parfums Parquet.
10.24          Security Agreement -- Trademarks, dated February 28, 1995, among Houbigant,
               Parfums Parquet, Chemical Bank New Jersey N.A. and National Westminster Bank,
               USA.
10.24.1        Assignment for Security Agreement, dated February 14, 1995, between Houbigant and Parfums Parquet.
10.25 (2)      Letter Agreement dated September 21, 1994 amending the Worldwide License
               Agreement, the Houbigant U.S. License Agreement and the Harby's License
               Agreement by and between Parfums Parquet Incorporated, Harby's, Houbigant, and
               Houbigant GMBH.
10.26 (2)      Purchase Agreement dated December 12, 1994 by and among Houbigant (1995) Limitee
               (formerly 3088766 Canada Limited), ACB Fragrances and Cosmetics, Inc., ACB
               Mercantile, Inc., Houbigant Limitee, Augustine Celaya, Giacomo Giuliano, and
               Gilles Pellerin.
10.26.1 (3)    Escrow Agreement, dated December 12, 1994, between ACB Fragrances and Cosmetics,
               Inc., ACB Mercantile, Inc., Houbigant Limitee, Augustine Celaya, Giacomo
               Giuliano, Gilles Pellerin, Houbigant (1995) Limited and Lavery de Billis.
10.27 (2)      Employment Agreement dated December 12, 1994, between Houbigant (1995) Limitee and Giacomo Giuliano.
10.28 (2)      Employment Agreement dated December 12, 1994, between Houbigant (1995) Limitee and Gilles Pellerin.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
10.29 (2)      Non-Competition Agreement dated December 12, 1994, between Houbigant (1995)
               Limitee and Augustine Celaya.
10.30 (10)     Amendment, Modification and Settlement Agreement, dated               , 1996,
               among Houbigant, Dana Perfumes Corp. (fka. Parfums Parquet) ("Dana") and
               Houbigant (1995) Limitee amending the Worldwide License Agreement and the
               Houbigant U.S. License Agreement and providing for the execution of a new license agreement for Canada.
10.31 (10)     License Agreement (the "Canadian License"), dated               , 1996, between
               Houbigant and Houbigant (1995) Limitee.
10.32 (10)     Letter Agreement, dated               , 1996, among Houbigant, Dana and
               Houbigant (1995) Limitee, amending the provisions for royalty payments under the
               Worldwide License Agreement, the Houbigant U.S. License Agreement and the
               Canadian License Agreement.
10.33 (10)     Amendment No. 1 to License Agreements, dated               , 1996, among
               Houbigant, Dana and Houbigant (1995) Limitee, amending the Worldwide License
               Agreement, the Houbigant U.S. License Agreement and the Canadian License
               Agreement.
10.34 (10)     Amendment No. 1 to Security Agreement -- Trademarks, dated               , 1996,
               among Houbigant, Parfums Parquet, Chemical Bank New Jersey N.A. and NatWest Bank
               NA.
10.35          License Agreement, dated August 18, 1994, between Cosmar Corporation and
               Renaissance Cosmetics, Inc.
10.36 (1)      Letter agreement, dated August 18, 1994, between the Company and Dr. Thomas V.
               Bonoma, granting Dr. Bonoma stock options.
10.37 (6)      Employment agreement, dated August 6, 1996, between the Company and Dr. Thomas
               V. Bonoma.
10.38 (1)      Stockholders agreement, dated August 18, 1994, among the Company and the stockholders listed in schedule 1 thereto.
10.40 (10)     Employee Stock Option Plans.
10.41          Management Services Agreement, dated August 16, 1994, between Kidd, Kamm &
               Company and Renaissance Cosmetics, Inc.
10.42 (1)      Industrial Warehouse lease between Princeland Development Company and Cosmar
               California, dated May 17, 1993, and an assignment of that lease, dated August
               18, 1994, by Cosmar California in favor of Cosmar Corporation.
10.43 (1)      Industrial building lease between Princeland Development Company and Cosmar
               California, dated July 15, 1991, and an assignment of that lease, dated August
               18, 1994, by Cosmar California in favor of Cosmar Corporation.
10.44 (1)      Industrial building lease between Sparks Industrial Joint Venture and Precision
               Molded Plastics, Inc., dated November 20, 1991, and a consent to assignment of that lease, dated June 7, 1994, executed by Precision Molded Plastics, Inc. and
               Sparks Industrial Joint Venture.
10.45 (1)      Office lease between Fortune Financial and Cosmar California, dated January 1,
               1992, and a consent to assignment of that lease, dated June 21, 1994, executed by Cosmar California and Fortune Financial.
10.46 (1)      Various subleases for office space at 635 Madison Avenue, New York, New York, between Saatchi & Saatchi Holdings (USA) as sublessor, and Dana Perfumes Corp., as sublessee.
10.47 (8)      Standard Industrial Lease (the "Lease") relating to property known as 11700
               Monarch Street, Garden Grove, California, between Bixby Western Properties as
               Lessor and A.H. Robins Company, Incorporated as Lessee (the "Lessee"), dated
               June 25, 1979.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.48 (8)      First Amendment to the Lease, between Trust Company of the West as Trustee for
               TCW Realty Fund IV as successor Lessor (the "Lessor") and the Lessee, dated
               November 10, 1989.
10.49 (8)      Second Amendment to the Lease, between the Lessor and the Lessee, dated as of
               January 1, 1993.
10.50 (8)      Sublease of the Lessee's rights under the Lease to Cosmar Corporation, dated as of March 1, 1996 (the "Sublease").
10.51 (8)      Consent of the Lessor to the Sublease, dated as of March 1, 1996.
10.52          Agreement of Lease between Groupe Gestion Luger as Lessor and Houbigant Ltee as
               Lessee (the "Lessee"), relating to the immovable property situated at 1593 to
               1645 Cunard Street, City of Chomedey (Laval), Province of Quebec, dated June 25,
               1979 and assignment of that lease, dated December 12, 1994, by the Lessee in favor of 3088766 Canada Limited.
10.53 (10)     Lease, between Bonanno Real Estate Group II, L.P. and Parfums Parquet, dated
               February   , 1995 relating to the property situated at 734 Grand Avenue, in the
               Borough of Ridgefield, New Jersey.
10.53.1        Standard Form Commercial Lease, between Sally A. Starr and Lisa A. Brown as
               Trustees of Massachusetts 955 Realty trust for the Benefit of 955 Massachusetts
               Avenue Associates (as lessor) and Renaissance Cosmetics, Inc. relating to the property located in Cambridge, Massachusetts.
10.53.2        Lease Agreement Between Ghent Limited Partnership (as lessor) and Renaissance
               Cosmetics, Inc. (as tenant) relating to the property situated in Greenwich,
               Connecticut.
10.54 (1)      Option Agreement between New Dana Acquisition Corp. and Trust Naniases, a
               Liechtenstein trust, dated November 3, 1994, for the purchase of all the issued and outstanding shares of capital stock of Perfumes Dana do Brasil, S.A.
10.54.1(2)     Management Services Agreement, dated December 22, 1994, between New Dana
               Acquisition Corp. and Perfumes Dana do Brazil, S.A.
10.55 (9)      Notice dated November 29, 1995 of exercise of option to purchase Parfums Dano do
               Brazil, S.A.
10.56 (1)      Agreement for the purchase of all the capital stock of Dana S.A., dated November
               3, 1994, between New Dana Acquisition Corp. and Fimasa S.A., a Panamanian
               corporation.
10.57 (1)      Agreement for the purchase of all the capital stock of Les Parfums de Dana,
               Inc., dated November 3, 1994, between New Dana Acquisition Corp. and Fidelia
               S.A., a Swiss corporation.
10.58 (1)      Agreement for the purchase of all of the capital stock of Marcafin S.A. et al., dated November 3, 1994, between New Dana Acquisition Corp. and Trust Naniases, a
               Liechtenstein trust.
10.59 (2)      Letter agreement, dated December 21, 1994, amending the Dana purchase agreements referred to in Exhibits 10.54 to 10.58.
10.60 (2)      Tie-in letter, dated November 3, 1994, from New Dana to each of the Dana subsidiaries.
10.62 (2)      Agreement for the purchase and sale of the assets of Cosmar Corporation and
               Precision Molded Plastics, Inc., dated as of May 19, 1994, by and among Cosmar
               California, Precision Molded Plastics, Inc., their respective shareholders, C.P.
               Cosmetics, Inc. and C.P. Holding Corp.
10.63 (1)      Employment Agreement, dated as of August 18, 1994, among Renaissance Cosmetics,
               Inc., Cosmar Corporation and Robert H. Schnell.
10.64          Letter Agreement, dated June 1, 1995, between Renaissance Cosmetics, Inc. and
               Aldran H. Lajoie.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
10.65 (1)      Employment Agreement, dated as of August 18, 1994, among Renaissance Cosmetics,
               Inc., Cosmar Corporation and Marc Schnell.
10.66 (10)     Non-Competition Agreement, dated as of August 18, 1994, among Renaissance
               Cosmetics, Inc., Cosmar Corporation and Jerry D. Kayne.
10.67 (10)     Non-Competition Agreement, dated as of August 18, 1994, among Renaissance
               Cosmetics, Inc., Cosmar Corporation and Fred Kayne.
10.68 (2)      Note Purchase Agreement ("Note Purchase Agreement") regarding Variable Rate
               Senior Secured Revolving Notes Due 1996 and Variable Rate Senior Secured Term
               Notes due 1996, dated as of December 21, 1994 by and among Cosmar Corporation,
               Renaissance Cosmetics, Inc., and Nomura Holding America Inc.
10.69 (5)      Amendment No. 1 and Waiver to Note Purchase Agreement, dated as of April 7,
               1995, among Nomura Holding America Inc., Cosmar Corporation and the Company.
10.70          Amendment No. 2 to Note Purchase Agreement, dated as of September 8, 1995, among
               Nomura Holding America Inc., Cosmar Corporation and the Company.
10.71          Amendment No. 3 and Consent to Note Purchase Agreement, dated as of January 8,
               1996, among Nomura Holding America Inc., Cosmar Corporation and the Company.
10.72          Amendment No. 4 and Waiver to Note Purchase Agreement and Amendment No. 2 to
               Security Documents, dated as of May 29, 1996, among Nomura Holding America Inc.,
               Cosmar Corporation and the Company.
10.73          Amendment No. 5 to Note Purchase Agreement, dated as of June 14, 1995, among
               Nomura Holding America Inc., Cosmar Corporation and the Company.
10.74          Waiver to Note Purchase Agreement, dated as of August 8, 1996, among Nomura
               Holding America Inc., Cosmar Corporation and the Company.
10.75 (2)      Variable Rate Senior Secured Revolving Note Due 1996 to Nomura Holding America
               Inc., by Cosmar Corporation.
10.76 (2)      Variable Rate Senior Secured Term Notes Due 1996 to Nomura Holding America Inc.,
               by Cosmar Corporation.
10.77 (2)      Guarantee, dated December 22, 1994, by Renaissance Cosmetics, Inc., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.78 (2)      Guarantee, dated December 22, 1994, by Dana Perfumes Corp., for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.79 (2)      Guarantee, dated December 22, 1994, by New Dana Acquisition Corp., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.80 (2)      Guarantee, dated December 22, 1994, by Les Parfums de Dana, Inc., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.81 (2)      Guarantee, dated December 22, 1994, by Roslyn Importers Inc., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
10.82 (2)      Guarantee, dated December 22, 1994, by Perfumes and Cosmetics Importers, Inc.,
               for and in consideration of the purchase by Nomura Holding America Inc. of the
               Notes issued and to be issued by Cosmar Corporation pursuant to the Note
               Purchase Agreement dated as of December 21, 1994.
10.83 (2)      Guarantee, dated December 22, 1994, by Parfums Dana Export Corp., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.86 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Cosmar Corporation, and Nomura Holding America Inc.
10.87 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Renaissance Cosmetics, Inc. and Nomura Holding America Inc.
10.88 (2)      Intellectual Property Security Agreement, dated December 22, 1994, by and among
               Cosmar Corporation, Renaissance Cosmetics, Inc., Parfums Parquet Incorporated,
               New Dana Acquisition Corp., Parfums Dana Export Corp., Perfumes and Cosmetics
               Importers, Inc. Les Parfums de Dana, Inc., Dana Perfumes Corp., Roslyn Importers
               Inc. and Nomura Holding America Inc.
10.89 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Les
               Parfums de Dana, Inc., and Nomura Holding America Inc.
10.90 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Dana Perfumes Corp., and Nomura Holding America Inc.
10.91 (2)      Pledge and Security Agreement, dated December 22, 1994, by and between Parfums
               Parquet Incorporated, and Nomura Holding America Inc.
10.92 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between New
               Dana Acquisition Corp., and Nomura Holding America Inc.
10.93 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Roslyn Importers Inc., and Nomura Holding America Inc.
10.94 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Parfums Dana Export Corp., and Nomura Holding America Inc.
10.95          Parent Cash Equivalent Pledge Agreement, dated as of August 15, 1996, among
               Nomura Holding America Inc., Renaissance Cosmetics, Inc. and The Chase Manhattan
               Bank.
10.96 (5)      Renaissance Cosmetics, Inc. 1994 Stock Option Plan.
10.97 (4)      Aircraft lease agreement dated February 13, 1995 between the Company and General
               Electric Capital Corporation.
10.98 (9)      Filing dated October 11, 1995 to reflect on the public stock records of Paris,
               France the purchase by the Company of the shares of RSH 149 S.A.R.L.
10.99 (8)      Securities Purchase Agreement between the Company and CIBC WG Argosy Merchant
               Fund 2, L.L.C. (the "Fund"), dated as of May 29, 1996. Amendment No. 1, dated as of June 21, 1996, to Securities Purchase Agreement, dated as of May 29, 1996, between Renaissance Cosmetics, Inc. and CIBC WG Argosy Merchant Fund 2, L.L.C.
10.100 (8)     Registration Rights Agreement between the Company and the Fund, dated as of May
               29, 1996.
10.101 (8)     Common Stock Registration Rights Agreement between the Company and the Fund, dated as of May 29, 1996.
10.102 (7)     Securities Purchase Agreement, dated as of August 8, 1996, between the Company and CIBC Wood Gundy Securities Corp.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
10.103 (7)     Registration Rights Agreement, dated as of August 15, 1996, between the Company and CIBC Wood Gundy Securities Corp.
10.104 (7)     Common Stock Registration Rights Agreement, dated as of August 15, 1996, between the Company and CIBC Wood Gundy Securities Corp.
10.105         Subscription Agreement, dated August 15, 1996, between the Company and CIBC WG
               Argosy Merchant Fund 2, L.L.C.
10.106         Warrant Agreement, dated as of August 18, 1994, between Renaissance Cosmetics,
               Inc. and American Bank National Association.
10.107 (7)     Warrant Agreement, dated as of August 15 1996, between the Company and Firstar
               Trust Company.
10.108 (1)     Indenture, dated as of August 18, 1994, among the Company, as Issuer, the guarantors identified therein (the "Guarantors"), and American Bank National
               Association, as Trustee.
10.109 (3)     Form of the Exchange Notes.
10.110 (3)     Form of the 2002 Notes.
10.111 (2)     First supplemental indenture, dated as of November 15, 1994, among the Company, as issuer, New Dana Acquisition Corp., as guarantor, and American Bank National
               Association, as Trustee.
10.112 (2)     Second supplemental indenture, dated as of December 15, 1994, among the Company, as issuer, Houbigant (1995) Limitee, as guarantor, and American Bank National
               Association as trustee.
10.113 (2)     Third supplemental indenture, dated as of December 23, 1994, among the Company, as issuer, certain subsidiaries of the Company, as guarantors, and American
               National Bank Association, as trustee.
10.114 (8)     Fourth supplemental indenture, dated as of February 27, 1996, among the Company, as issuer, SH 149 S.A.R.L., as guarantor, and American Bank National
               Association, as trustee.
10.115         Fifth supplemental indenture, dated as of August 21, 1996, among the Company, as the issuer, GAC, as guarantor, and American Bank National Association, as trustee.
10.116         Waiver, dated as of August 12, 1996.
10.117         Closing Escrow Agreement, dated as of June 21, 1996, by and among Cosmar
               Corporation, Larry Pallini, Vincent Carbone and the law firm of Todtman, Young,
               Tunick, Nachamie, Hendler & Spizz, P.C.
10.118         Pre-Closing Escrow Agreement, dated as of June 27, 1996, by and among Cosmar
               Corporation, Larry Pallini, Vincent Carbone and the law firm of Todtman, Young,
               Tunick, Nachamie, Hendler & Spizz, P.C.
10.119         Consulting Agreement, dated August 21, 1996, by and among Hilltop Sales, Inc.,
               Cosmar Corporation and Renaissance Cosmetics, Inc.
10.120         Consulting Agreement, dated August 21, 1996, by and among Pageant Group, Ltd.,
               Cosmar Corporation and Renaissance Cosmetics, Inc.
10.121 (6)     Employment Agreement, dated August 6, 1996, by and between Gay A. Mayer and
               Renaissance Cosmetics, Inc.
10.122 (6)     Stockholder Agreement, dated August 7, 1996, by and among Renaissance Cosmetics,
               Inc., RAI and the parties signatory thereto.
10.123         Letter Agreement, dated September 6, 1996, amending the Securities Purchase
               Agreement, dated as of August 8, 1996, between CIBC Wood Gundy Securities Corp.
               and Renaissance Cosmetics, Inc.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------                                -----------------------
10.124         First Amendment to the Warrant Agreement, dated as of September 27, 1996, between Renaissance Cosmetics, Inc. and Firstar Trust Company as warrant agent.
10.125         First Amendment to the Registration Rights Agreement, dated as of September 27,
               1996, between Renaissance Cosmetics, Inc. and CIBC Wood Gundy Securities Corp.
10.126         First Amendment to the Common Stock Registration Rights Agreement, dated as of
               September 27, 1996, between Renaissance Cosmetics, Inc. and CIBC Wood Gundy
               Securities Corp.
10.127 (10)    Securities Purchase Agreement, dated as of September 27, 1996, between
               Renaissance Cosmetics, Inc. and Bastion Capital Fund, L.P
10.128 (10)    Common Stock Registration Rights Agreement, dated as of September 27, 1996, between Renaissance Cosmetics, Inc. and Bastion Capital Fund, L.P.
10.129 (10)    Voting Agreement, dated as of September 27, 1996, between Kidd, Kamm Equity
               Partners, L.P. and Bastion Capital Fund, L.P.
12.1           Historical and Pro forma statement of ratio of earnings to fixed charges.
21.1           List of subsidiaries.
23.1 (10)      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (to be included as part of the Paul, Weiss, Rifkind, Wharton & Garrison legality opinion).
23.2           Report and consent of Deloitte & Touche, LLP.
23.3           Consent of Ernst & Young LLP.
23.4           Consent of Windes & McClaughry.
23.5           Consent of Deutsch, Marin & Company.
24.1           Power of Attorney (included on signature page).
99.1 (10)      Letter of Transmittal for the Exchange Offer.

---------------
(1) Filed with the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on December 12, 1994, and incorporated herein by reference thereto.

(2) Filed with Amendment No. 1 to the Company's Registration Statement on Form S-4 filed with the SEC on January 27, 1995, and incorporated herein by reference thereto.

(3) Filed with Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the SEC on February 9, 1995, and incorporated herein by reference thereto.

(4) Filed with the Company's Quarterly Report on Form 10-Q filed with the SEC on March 27, 1995, and incorporated herein by reference thereto.

(5) Filed with the Company's Annual Report on Form 10-K filed with the SEC on June 29, 1995, and incorporated herein by reference thereto.

(6) Filed with the Company's Quarterly Report on Form 10-Q filed with the SEC on August 14, 1996, and incorporated herein by reference thereto.

(7) Filed with the Company's Form 8-K filed with the SEC on August 8, 1996, and incorporated herein by reference thereto.

(8) Filed with the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 1996, and incorporated herein by reference thereto.

(9) Filed with the Company's Quarterly Report on Form 10-Q filed with the SEC on February 14, 1996, and incorporated herein by reference thereto.

(10) To be filed by Amendment.

     (B) FINANCIAL STATEMENT SCHEDULES:

     Schedule II -- Valuation and Qualifying Accounts (Renaissance Cosmetics
                    Inc. & Subsidiaries)

     Schedule II -- Valuation and Qualifying Accounts -- (Cosmar Corporation and
                    Affiliates)

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated amount offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 30, 1996.

                                          RENAISSANCE COSMETICS, INC.

                                          By /s/  THOMAS T.S. KAUNG
                                          --------------------------------------
                                             Name: Thomas T.S. Kaung
                                            Title: Group Vice President and
                                                 Chief Financial Officer

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of Renaissance Cosmetics, Inc. constitutes and appoints Thomas V. Bonoma and Thomas T. S. Kaung and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to enable the registrant to comply with the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                TITLE                          DATE
              ---------                                -----                          ----
/s/  THOMAS V. BONOMA                  Chairman, Chief Executive Officer and   September 30, 1996
-------------------------------------  President (principal executive
  (Thomas V. Bonoma)                   officer) and Director


/s/  THOMAS T.S. KAUNG                 Group Vice President and Chief          September 30, 1996
-------------------------------------  Financial Officer (principal financial
  (Thomas T.S. Kaung)                  officer and principal accounting
                                       officer)


/s/  ERIC R. HAMBURG                   Director                                September 30, 1996
-------------------------------------
  (Eric R. Hamburg)


                                       Director                                September   , 1996
-------------------------------------
  (Kurt L. Kamm)


                                       Director                                September   , 1996
-------------------------------------
  (William J. Kidd)


/s/  JOHN H. LYNCH                     Director                                September 30, 1996
-------------------------------------
  (John H. Lynch)

              SIGNATURE                                TITLE                          DATE
              ---------                                -----                          ----

/s/  E. MARK NOONAN                    Director                                September 30, 1996
-------------------------------------
  (E. Mark Noonan)


/s/  TERRY M. THEODORE                 Director                                September 30, 1996
-------------------------------------
  (Terry M. Theodore)


/s/  DANIEL D. VILLANUEVA              Director                                September 30, 1996
-------------------------------------
  (Daniel D. Villanueva)

                                 EXHIBIT INDEX

                                                                                       LOCATION OF
                                                                                       EXHIBIT IN
                                                                                       SEQUENTIAL
                                                                                        NUMBERING
EXHIBIT NO.                           DESCRIPTION OF DOCUMENT                            SYSTEM
-----------                           -----------------------                          -----------
 2.1 (6)       Stock Purchase Agreement among Cosmar Corporation, a Delaware corporation ("Cosmar Corporation"), Larry Pallini, Vincent Carbone and
               Great American Cosmetics, Inc., a New York corporation ("GAC"), entered into on June 27, 1996, providing for the acquisition by Cosmar
               Corporation of all of the capital stock of GAC. ......................
 2.2 (6)       Agreement and Plan of Merger, among Renaissance Cosmetics, Inc., a
               Delaware corporation (the "Company"), Renaissance Acquisition, Inc., a
               New York corporation ("RAI") and MEM Company, Inc. a New York corporation ("MEM"), dated as of August 6, 1996. .....................
 3.1 (1)       Restated certificate of incorporation of the Company filed with the
               Secretary of State of the State of Delaware on August 17, 1994. ......
 3.1.2 (8)     Certificate of Designation of Preferences and Rights of Senior
               Exchangeable Redeemable Preferred Stock, Series A, of the Company,
               filed with the Secretary of State of the State of Delaware on May 29,
               1996. ................................................................
 3.1.3 (7)     Certificate of Designation of Preferences and Rights of Senior
               Redeemable Preferred Stock, Series B, of the Company, filed with the
               Secretary of State of the State of Delaware on August 15, 1996. ......
 3.1.4 (10)    Certificate of Increase of Certificate of Designation of Preferences
               and Rights of Senior Redeemable Preferred Stock, Series B filed with the Secretary of State of the State of Delaware on September 27, 1996.
 3.2 (1)       By-laws of the Company. ..............................................
 4.1 (7)       Certificate of Designation of Preferences and Rights of Senior
               Redeemable Preferred Stock, Series C, par value $.01 per share, of the
               Company filed with the Secretary of State of the State of Delaware on
               August 15, 1996. .....................................................
 4.2 (10)      Certificate of Increase of Certificate of Designation of Preferences
               and Rights of Senior Redeemable Preferred Stock, Series C filed with the Secretary of State of the State of Delaware on September 27, 1996.
 4.3 (10)      Specimen certificate of share of Series C Preferred Stock. ...........
 5.1 (10)      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, regarding the legality of the securities being registered. .........................
10.2 (1)       License agreement (the "Houbigant U.S. License Agreement"), dated May
                 , 1994, between Houbigant Inc., a Delaware corporation ("Houbigant")
               and Parfums Parquet Incorporated (f.k.a. New Fragrance License Corp.)
               ("Parfums Parquet"). .................................................
10.4 (2)       Amendment to the Houbigant U.S. License Agreement, dated May 12,
               1994. ................................................................
10.5 (2)       Amendment to the Houbigant U.S. License Agreement, dated June 1,
               1994. ................................................................
10.6 (1)       Amendment to the Houbigant U.S. License Agreement, dated June 24,
               1994. ................................................................
10.7 (1)       Three letter agreements relating to the Houbigant U.S. License
               Agreement, each dated July 1, 1994. ..................................
10.8 (1)       Letter of Agreement dated July 1, 1994, between Houbigant and Parfums
               Parquet relating to the Houbigant U.S. License Agreement. ............

                                                                                       LOCATION OF
                                                                                       EXHIBIT IN
                                                                                       SEQUENTIAL
                                                                                        NUMBERING
EXHIBIT NO.                           DESCRIPTION OF DOCUMENT                            SYSTEM
-----------    ----------------------------------------------------------------------  -----------
10.9           Right of Last Refusal Agreement dated July 1, 1994 among Houbigant,
               Luigi Massironi, Michael Sherman and Parfums Parquet relating to the
               Houbigant U.S. License Agreement. ....................................
10.10 (1)      Guaranty, dated July 1, 1994, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the Houbigant U.S. License
               Agreement. ...........................................................
10.11          Security Agreement -- Trademarks, dated July 1, 1994, among Houbigant,
               Parfums Parquet, Chemical Bank New Jersey N.A. and National
               Westminster Bank, U.S.A. .............................................
10.12          Assignment for Security, dated July 1, 1994, between Houbigant and
               Parfums Parquet. .....................................................
10.13 (1)      Letter agreement, dated August 18, 1994, between Parfums Parquet and
               Houbigant, with respect to Assumption and Assignment Agreement. ......
10.14 (2)      Restated and Amended License Agreement (the "Harby's License
               Agreement"), dated August 16, 1994, between Harby's Corporation NV
               ("Harby's") and Houbigant. ...........................................
10.15 (1)      Assumption and assignment agreement (the "Assumption and Assignment
               Agreement"), dated August 18, 1994, among Houbigant, Harby's and
               Parfums Parquet. .....................................................
10.16 (1)      Amendment, dated September 19, 1994, to the Assumption and Assignment
               Agreement. ...........................................................
10.17 (1)      Letter Agreement, dated August 18, 1994, among Harby's, Houbigant and
               Parfums Parquet, regarding certain rights under the Harby's License
               Agreement. ...........................................................
10.18 (2)      License Agreement (the "Worldwide License Agreement"), dated August
               10, 1994, by and between Houbigant, Houbigant GMBH and Parfums
               Parquet. .............................................................
10.19 (2)      Amendment dated August 16, 1994 to the License Agreement dated August
               10, 1994 between Houbigant, Houbigant GMBH and Parfums Parquet. ......
10.20 (2)      Amendment dated September 16, 1994 to the License Agreement dated
               August 10, 1994, between Houbigant, Houbigant GMBH and Parfums Parquet
               Incorporated. ........................................................
10.21          Letter Agreement, dated February 14, 1995, relating to the License
               Agreement dated August 10, 1994 between Houbigant and Parfums
               Parquet. .............................................................
10.22          Right of Last Refusal Agreement, dated February 14, 1995, among
               Houbigant, Luigi Massironi, Michael Sherman and Parfums Parquet
               relating to the Worldwide License Agreement. .........................
10.23          Guaranty, dated February 28, 1995, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the License Agreement dated
               August 10, 1994 between Houbigant, Houbigant GMBH and Parfums
               Parquet. .............................................................
10.24          Security Agreement -- Trademarks, dated February 28, 1995, among
               Houbigant, Parfums Parquet, Chemical Bank New Jersey N.A. and National
               Westminster Bank, USA. ...............................................
10.24.1        Assignment for Security Agreement, dated February 14, 1995, between
               Houbigant and Parfums Parquet. .......................................

                                                                                       LOCATION OF
                                                                                       EXHIBIT IN
                                                                                       SEQUENTIAL
                                                                                        NUMBERING
EXHIBIT NO.                           DESCRIPTION OF DOCUMENT                            SYSTEM
-----------                           -----------------------                          -----------
10.25 (2)      Letter Agreement dated September 21, 1994 amending the Worldwide
               License Agreement, the Houbigant U.S. License Agreement and the
               Harby's License Agreement by and between Parfums Parquet Incorporated,
               Harby's, Houbigant, and Houbigant GMBH. ..............................
10.26 (2)      Purchase Agreement dated December 12, 1994 by and among Houbigant
               (1995) Limitee (formerly 3088766 Canada Limited), ACB Fragrances and
               Cosmetics, Inc., ACB Mercantile, Inc., Houbigant Limitee, Augustine
               Celaya, Giacomo Giuliano, and Gilles Pellerin. .......................
10.26.1 (3)    Escrow Agreement, dated December 12, 1994, between ACB Fragrances and
               Cosmetics, Inc., ACB Mercantile, Inc., Houbigant Limitee, Augustine
               Celaya, Giacomo Giuliano, Gilles Pellerin, Houbigant (1995) Limited
               and Lavery de Billis. ................................................
10.27 (2)      Employment Agreement dated December 12, 1994, between Houbigant (1995)
               Limitee and Giacomo Giuliano. ........................................
10.28 (2)      Employment Agreement dated December 12, 1994, between Houbigant (1995)
               Limitee and Gilles Pellerin. .........................................
10.29 (2)      Non-Competition Agreement dated December 12, 1994, between Houbigant
               (1995) Limitee and Augustine Celaya. .................................
10.30 (10)     Amendment, Modification and Settlement Agreement, dated
                 , 1996, among Houbigant, Dana Perfumes Corp. (fka. Parfums Parquet)
               ("Dana") and Houbigant (1995) Limitee amending the Worldwide License
               Agreement and the Houbigant U.S. License Agreement and providing for the execution of a new license agreement for Canada. .................
10.31 (10)     License Agreement (the "Canadian License"), dated               ,
               1996, between Houbigant and Houbigant (1995) Limitee. ................
10.32 (10)     Letter Agreement, dated               , 1996, among Houbigant, Dana
               and Houbigant (1995) Limitee, amending the provisions for royalty payments under the Worldwide License Agreement, the Houbigant U.S.
               License Agreement and the Canadian License Agreement. ................
10.33 (10)     Amendment No. 1 to License Agreements, dated               , 1996,
               among Houbigant, Dana and Houbigant (1995) Limitee, amending the
               Worldwide License Agreement, the Houbigant U.S. License Agreement and
               the Canadian License Agreement. ......................................
10.34 (10)     Amendment No. 1 to Security Agreement -- Trademarks, dated
                             , 1996, among Houbigant, Parfums Parquet, Chemical Bank
               New Jersey N.A. and NatWest Bank NA. .................................
10.35          License Agreement, dated August 18, 1994, between Cosmar Corporation and Renaissance Cosmetics, Inc. ......................................
10.36 (1)      Letter agreement, dated August 18, 1994, between the Company and Dr.
               Thomas V. Bonoma, granting Dr. Bonoma stock options. .................
10.37 (6)      Employment agreement, dated August 6, 1996, between the Company and
               Dr. Thomas V. Bonoma. ................................................
10.38 (1)      Stockholders agreement, dated August 18, 1994, among the Company and the stockholders listed in schedule 1 thereto. .......................
10.40 (10)     Employee Stock Option Plans...........................................

                                                                                       LOCATION OF
                                                                                       EXHIBIT IN
                                                                                       SEQUENTIAL
                                                                                        NUMBERING
EXHIBIT NO.                           DESCRIPTION OF DOCUMENT                            SYSTEM
-----------    ----------------------------------------------------------------------  -----------
10.41          Management Services Agreement, dated August 16, 1994, between Kidd,
               Kamm & Company and Renaissance Cosmetics, Inc. .......................
10.42 (1)      Industrial Warehouse lease between Princeland Development Company and
               Cosmar California, dated May 17, 1993, and an assignment of that lease, dated August 18, 1994, by Cosmar California in favor of Cosmar
               Corporation. .........................................................
10.43 (1)      Industrial building lease between Princeland Development Company and
               Cosmar California, dated July 15, 1991, and an assignment of that lease, dated August 18, 1994, by Cosmar California in favor of Cosmar
               Corporation. .........................................................
10.44 (1)      Industrial building lease between Sparks Industrial Joint Venture and
               Precision Molded Plastics, Inc., dated November 20, 1991, and a consent to assignment of that lease, dated June 7, 1994, executed by
               Precision Molded Plastics, Inc. and Sparks Industrial Joint
               Venture. .............................................................
10.45 (1)      Office lease between Fortune Financial and Cosmar California, dated
               January 1, 1992, and a consent to assignment of that lease, dated June
               21, 1994, executed by Cosmar California and Fortune Financial. .......
10.46 (1)      Various subleases for office space at 635 Madison Avenue, New York,
               New York, between Saatchi & Saatchi Holdings (USA) as sublessor, and
               Dana Perfumes Corp., as sublessee. ...................................
10.47 (8)      Standard Industrial Lease (the "Lease") relating to property known as
               11700 Monarch Street, Garden Grove, California, between Bixby Western
               Properties as Lessor and A.H. Robins Company, Incorporated as Lessee
               (the "Lessee"), dated June 25, 1979. .................................
10.48 (8)      First Amendment to the Lease, between Trust Company of the West as
               Trustee for TCW Realty Fund IV as successor Lessor (the "Lessor") and the Lessee, dated November 10, 1989. .................................
10.49 (8)      Second Amendment to the Lease, between the Lessor and the Lessee, dated as of January 1, 1993. .........................................
10.50 (8)      Sublease of the Lessee's rights under the Lease to Cosmar Corporation, dated as of March 1, 1996 (the "Sublease"). ..........................
10.51 (8)      Consent of the Lessor to the Sublease, dated as of March 1, 1996. ....
10.52          Agreement of Lease between Groupe Gestion Luger as Lessor and
               Houbigant Ltee as Lessee (the "Lessee"), relating to the immovable property situated at 1593 to 1645 Cunard Street, City of Chomedey
               (Laval), Province of Quebec, dated June 25, 1979 and assignment of that lease, dated December 12, 1994, by the Lessee in favor of 3088766
               Canada Limited. ......................................................
10.53 (10)     Lease, between Bonanno Real Estate Group II, L.P. and Parfums Parquet,
               dated February   , 1995 relating to the property situated at 734 Grand
               Avenue, in the Borough of Ridgefield, New Jersey. ....................
10.53.1        Standard Form Commercial Lease, between Sally A. Starr and Lisa A.
               Brown as Trustees of Massachusetts 955 Realty trust for the Benefit of
               955 Massachusetts Avenue Associates (as lessor) and Renaissance
               Cosmetics, Inc. relating to the property located in Cambridge,
               Massachusetts. .......................................................
10.53.2        Lease Agreement Between Ghent Limited Partnership (as lessor) and
               Renaissance Cosmetics, Inc. (as tenant) relating to the property situated in Greenwich, Connecticut. ..................................
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10.54 (1)      Option Agreement between New Dana Acquisition Corp. and Trust
               Naniases, a Liechtenstein trust, dated November 3, 1994, for the purchase of all the issued and outstanding shares of capital stock of
               Perfumes Dana do Brasil, S.A. ........................................

10.54.1(2)     Management Services Agreement, dated December 22, 1994, between New
               Dana Acquisition Corp. and Perfumes Dana do Brazil, S.A. .............

10.55 (9)      Notice dated November 29, 1995 of exercise of option to purchase
               Parfums Dano do Brazil, S.A. .........................................

10.56 (1)      Agreement for the purchase of all the capital stock of Dana S.A., dated November 3, 1994, between New Dana Acquisition Corp. and Fimasa
               S.A., a Panamanian corporation. ......................................

10.57 (1)      Agreement for the purchase of all the capital stock of Les Parfums de
               Dana, Inc., dated November 3, 1994, between New Dana Acquisition Corp.
               and Fidelia S.A., a Swiss corporation. ...............................

10.58 (1)      Agreement for the purchase of all of the capital stock of Marcafin
               S.A. et al., dated November 3, 1994, between New Dana Acquisition
               Corp. and Trust Naniases, a Liechtenstein trust. .....................

10.59 (2)      Letter agreement, dated December 21, 1994, amending the Dana purchase agreements referred to in Exhibits 10.54 to 10.58. ...................

10.60 (2)      Tie-in letter, dated November 3, 1994, from New Dana to each of the
               Dana subsidiaries. ...................................................

10.62 (2)      Agreement for the purchase and sale of the assets of Cosmar
               Corporation and Precision Molded Plastics, Inc., dated as of May 19,
               1994, by and among Cosmar California, Precision Molded Plastics, Inc., their respective shareholders, C.P. Cosmetics, Inc. and C.P. Holding
               Corp. ................................................................

10.63 (1)      Employment Agreement, dated as of August 18, 1994, among Renaissance
               Cosmetics, Inc., Cosmar Corporation and Robert H. Schnell. ...........

10.64          Letter Agreement, dated June 1, 1995, between Renaissance Cosmetics,
               Inc. and Aldran H. Lajoie. ...........................................

10.65 (1)      Employment Agreement, dated as of August 18, 1994, among Renaissance
               Cosmetics, Inc., Cosmar Corporation and Marc Schnell. ................

10.66 (10)     Non-Competition Agreement, dated as of August 18, 1994, among
               Renaissance Cosmetics, Inc., Cosmar Corporation and Jerry D.
               Kayne. ...............................................................

10.67 (10)     Non-Competition Agreement, dated as of August 18, 1994, among
               Renaissance Cosmetics, Inc., Cosmar Corporation and Fred Kayne. ......

10.68 (2)      Note Purchase Agreement ("Note Purchase Agreement") regarding Variable
               Rate Senior Secured Revolving Notes Due 1996 and Variable Rate Senior
               Secured Term Notes due 1996, dated as of December 21, 1994 by and among Cosmar Corporation, Renaissance Cosmetics, Inc., and Nomura
               Holding America Inc. .................................................

10.69 (5)      Amendment No. 1 and Waiver to Note Purchase Agreement, dated as of
               April 7, 1995, among Nomura Holding America Inc., Cosmar Corporation and the Company. .....................................................

10.70          Amendment No. 2 to Note Purchase Agreement, dated as of September 8,
               1995, among Nomura Holding America Inc., Cosmar Corporation and the
               Company. .............................................................
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10.71          Amendment No. 3 and Consent to Note Purchase Agreement, dated as of
               January 8, 1996, among Nomura Holding America Inc., Cosmar Corporation and the Company. .....................................................

10.72          Amendment No. 4 and Waiver to Note Purchase Agreement and Amendment
               No. 2 to Security Documents, dated as of May 29, 1996, among Nomura
               Holding America Inc., Cosmar Corporation and the Company. ............

10.73          Amendment No. 5 to Note Purchase Agreement, dated as of June 14, 1995, among Nomura Holding America Inc., Cosmar Corporation and the
               Company. .............................................................

10.74          Waiver to Note Purchase Agreement, dated as of August 8, 1996, among
               Nomura Holding America Inc., Cosmar Corporation and the Company. .....

10.75 (2)      Variable Rate Senior Secured Revolving Note Due 1996 to Nomura Holding
               America Inc., by Cosmar Corporation. .................................

10.76 (2)      Variable Rate Senior Secured Term Notes Due 1996 to Nomura Holding
               America Inc., by Cosmar Corporation. .................................

10.77 (2)      Guarantee, dated December 22, 1994, by Renaissance Cosmetics, Inc., for and in consideration of the purchase by Nomura Holding America
               Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21,
               1994. ................................................................

10.78 (2)      Guarantee, dated December 22, 1994, by Dana Perfumes Corp., for and in consideration of the purchase by Nomura Holding America Inc. of the
               Notes issued and to be issued by Cosmar Corporation pursuant to the
               Note Purchase Agreement dated as of December 21, 1994. ...............

10.79 (2)      Guarantee, dated December 22, 1994, by New Dana Acquisition Corp., for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994. ...........

10.80 (2)      Guarantee, dated December 22, 1994, by Les Parfums de Dana, Inc., for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994. ...........

10.81 (2)      Guarantee, dated December 22, 1994, by Roslyn Importers Inc., for and in consideration of the purchase by Nomura Holding America Inc. of the
               Notes issued and to be issued by Cosmar Corporation pursuant to the
               Note Purchase Agreement dated as of December 21, 1994. ...............

10.82 (2)      Guarantee, dated December 22, 1994, by Perfumes and Cosmetics
               Importers, Inc., for and in consideration of the purchase by Nomura
               Holding America Inc. of the Notes issued and to be issued by Cosmar
               Corporation pursuant to the Note Purchase Agreement dated as of
               December 21, 1994. ...................................................

10.83 (2)      Guarantee, dated December 22, 1994, by Parfums Dana Export Corp., for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994. ...........

10.86 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Cosmar Corporation, and Nomura Holding America Inc. ..........
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10.87 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Renaissance Cosmetics, Inc. and Nomura Holding America
               Inc. .................................................................

10.88 (2)      Intellectual Property Security Agreement, dated December 22, 1994, by and among Cosmar Corporation, Renaissance Cosmetics, Inc., Parfums
               Parquet Incorporated, New Dana Acquisition Corp., Parfums Dana Export
               Corp., Perfumes and Cosmetics Importers, Inc. Les Parfums de Dana,
               Inc., Dana Perfumes Corp., Roslyn Importers Inc. and Nomura Holding
               America Inc. .........................................................

10.89 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Les Parfums de Dana, Inc., and Nomura Holding America Inc. ...

10.90 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Dana Perfumes Corp., and Nomura Holding America Inc. .........

10.91 (2)      Pledge and Security Agreement, dated December 22, 1994, by and between
               Parfums Parquet Incorporated, and Nomura Holding America Inc. ........

10.92 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between New Dana Acquisition Corp., and Nomura Holding America
               Inc. .................................................................

10.93 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Roslyn Importers Inc., and Nomura Holding America Inc. .......

10.94 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Parfums Dana Export Corp., and Nomura Holding America Inc. ...

10.95          Parent Cash Equivalent Pledge Agreement, dated as of August 15, 1996, among Nomura Holding America Inc., Renaissance Cosmetics, Inc. and The
               Chase Manhattan Bank. ................................................

10.96 (5)      Renaissance Cosmetics, Inc. 1994 Stock Option Plan. ..................

10.97 (4)      Aircraft lease agreement dated February 13, 1995 between the Company and General Electric Capital Corporation. ............................

10.98 (9)      Filing dated October 11, 1995 to reflect on the public stock records of Paris, France the purchase by the Company of the shares of RSH 149
               S.A.R.L. .............................................................

10.99 (8)      Securities Purchase Agreement between the Company and CIBC WG Argosy
               Merchant Fund 2, L.L.C. (the "Fund"), dated as of May 29, 1996.
               Amendment No. 1, dated as of June 21, 1996, to Securities Purchase
               Agreement, dated as of May 29, 1996, between Renaissance Cosmetics,
               Inc. and CIBC WG Argosy Merchant Fund 2, L.L.C. ......................

10.100 (8)     Registration Rights Agreement between the Company and the Fund, dated as of May 29, 1996. ..................................................

10.101 (8)     Common Stock Registration Rights Agreement between the Company and the
               Fund, dated as of May 29, 1996. ......................................

10.102 (7)     Securities Purchase Agreement, dated as of August 8, 1996, between the
               Company and CIBC Wood Gundy Securities Corp. .........................

10.103 (7)     Registration Rights Agreement, dated as of August 15, 1996, between the Company and CIBC Wood Gundy Securities Corp. .....................

10.104 (7)     Common Stock Registration Rights Agreement, dated as of August 15,
               1996, between the Company and CIBC Wood Gundy Securities Corp. .......

10.105         Subscription Agreement, dated August 15, 1996, between the Company and
               CIBC WG Argosy Merchant Fund 2, L.L.C. ...............................
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10.106         Warrant Agreement, dated as of August 18, 1994, between Renaissance
               Cosmetics, Inc. and American Bank National Association. ..............

10.107 (7)     Warrant Agreement, dated as of August 15 1996, between the Company and
               Firstar Trust Company. ...............................................

10.108 (1)     Indenture, dated as of August 18, 1994, among the Company, as Issuer, the guarantors identified therein (the "Guarantors"), and American
               Bank National Association, as Trustee. ...............................

10.109 (3)     Form of the Exchange Notes. ..........................................

10.110 (3)     Form of the 2002 Notes. ..............................................

10.111 (2)     First supplemental indenture, dated as of November 15, 1994, among the
               Company, as issuer, New Dana Acquisition Corp., as guarantor, and
               American Bank National Association, as Trustee. ......................

10.112 (2)     Second supplemental indenture, dated as of December 15, 1994, among the Company, as issuer, Houbigant (1995) Limitee, as guarantor, and
               American Bank National Association as trustee. .......................

10.113 (2)     Third supplemental indenture, dated as of December 23, 1994, among the
               Company, as issuer, certain subsidiaries of the Company, as guarantors, and American National Bank Association, as trustee. ......

10.114 (8)     Fourth supplemental indenture, dated as of February 27, 1996, among the Company, as issuer, SH 149 S.A.R.L., as guarantor, and American
               Bank National Association, as trustee. ...............................

10.115         Fifth supplemental indenture, dated as of August 21, 1996, among the
               Company, as the issuer, GAC, as guarantor, and American Bank National
               Association, as trustee. .............................................

10.116         Waiver, dated as of August 12, 1996. .................................

10.117         Closing Escrow Agreement, dated as of June 21, 1996, by and among
               Cosmar Corporation, Larry Pallini, Vincent Carbone and the law firm of
               Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C. ..............

10.118         Pre-Closing Escrow Agreement, dated as of June 27, 1996, by and among
               Cosmar Corporation, Larry Pallini, Vincent Carbone and the law firm of
               Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C. ..............

10.119         Consulting Agreement, dated August 21, 1996, by and among Hilltop
               Sales, Inc., Cosmar Corporation and Renaissance Cosmetics, Inc. ......

10.120         Consulting Agreement, dated August 21, 1996, by and among Pageant
               Group, Ltd., Cosmar Corporation and Renaissance Cosmetics, Inc. ......

10.121 (6)     Employment Agreement, dated August 6, 1996, by and between Gay A.
               Mayer and Renaissance Cosmetics, Inc. ................................

10.122 (6)     Stockholder Agreement, dated August 7, 1996, by and among Renaissance
               Cosmetics, Inc., RAI and the parties signatory thereto. ..............

10.123         Letter Agreement, dated September 6, 1996, amending the Securities
               Purchase Agreement, dated as of August 8, 1996, between CIBC Wood
               Gundy Securities Corp. and Renaissance Cosmetics, Inc. ...............
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10.124         First Amendment to the Warrant Agreement, dated as of September 27,
               1996, between Renaissance Cosmetics, Inc. and Firstar Trust Company as
               warrant agent. .......................................................
10.125         First Amendment to the Registration Rights Agreement, dated as of
               September 27, 1996, between Renaissance Cosmetics, Inc. and CIBC Wood
               Gundy Securities Corp. ...............................................
10.126         First Amendment to the Common Stock Registration Rights Agreement,
               dated as of September 27, 1996, between Renaissance Cosmetics, Inc.
               and CIBC Wood Gundy Securities Corp. .................................
10.127 (10)    Securities Purchase Agreement, dated as of September 27, 1996, between
               Renaissance Cosmetics, Inc. and Bastion Capital Fund, L.P ............
10.128 (10)    Common Stock Registration Rights Agreement, dated as of September 27,
               1996, between Renaissance Cosmetics, Inc. and Bastion Capital Fund,
               L.P. .................................................................
10.129 (10)    Voting Agreement, dated as of September 27, 1996, between Kidd, Kamm
               Equity Partners, L.P. and Bastion Capital Fund, L.P. .................
12.1           Historical and Pro forma statement of ratio of earnings to fixed charges. .............................................................
21.1           List of subsidiaries. ................................................
23.1 (10)      Consent of Paul, Weiss, Rifkind, Wharton & Garrison (to be included as part of the Paul, Weiss, Rifkind, Wharton & Garrison legality opinion). ............................................................
23.2           Report and consent of Deloitte & Touche, LLP. ........................
23.3           Consent of Ernst & Young LLP. ........................................
23.4           Consent of Windes & McClaughry. ......................................
23.5           Consent of Deutsch, Marin & Company. .................................
24.1           Power of Attorney (included on signature page). ......................
99.1 (10)      Letter of Transmittal for the Exchange Offer. ........................

---------------
 (1) Filed with the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on December 12, 1994, and incorporated herein by reference thereto.
 (2) Filed with Amendment No. 1 to the Company's Registration Statement on Form S-4 filed with the SEC on January 27, 1995, and incorporated herein by reference thereto.
 (3) Filed with Amendment No. 2 to the Company's Registration Statement on Form S-4 filed with the SEC on February 9, 1995, and incorporated herein by reference thereto.
 (4) Filed with the Company's Quarterly Report on Form 10-Q filed with the SEC on March 27, 1995, and incorporated herein by reference thereto.
 (5) Filed with the Company's Annual Report on Form 10-K filed with the SEC on June 29, 1995, and incorporated herein by reference thereto.
 (6) Filed with the Company's Quarterly Report on Form 10-Q filed with the SEC on August 14, 1996, and incorporated herein by reference thereto.
 (7) Filed with the Company's Form 8-K filed with the SEC on August 8, 1996, and incorporated herein by reference thereto.
 (8) Filed with the Company's Annual Report on Form 10-K filed with the SEC for the [fiscal] year ended March 31, 1996, and incorporated herein by reference thereto.
 (9) Filed with the Company's Quarterly Report on Form 10-Q filed with the SEC on February 14, 1996, and incorporated herein by reference thereto.
(10) To be filed by Amendment.